   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          CITADEL BROADCASTING COMPANY
             (Exact name of Registrant as specified in its charter)

            NEVADA                            4832                          86-0703641
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                             CITADEL LICENSE, INC.
             (Exact name of Registrant as specified in its charter)

            NEVADA                            4832                          86-0837753
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                             ---------------------
                              140 South Ash Avenue
                                Tempe, AZ 85281
                                 (602) 731-5222

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Lawrence R. Wilson
                            Chief Executive Officer
                          Citadel Broadcasting Company
                              140 South Ash Avenue
                                Tempe, AZ 85281
                                 (602) 731-5222

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                           Bryan D. Rosenberger, Esq.
                      Eckert Seamans Cherin & Mellott, LLC
                          44th Floor, 600 Grant Street
                              Pittsburgh, PA 15219
                                 (412) 566-6000
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED             PROPOSED
                                                          AMOUNT               MAXIMUM              MAXIMUM
                                                           TO BE         OFFERING PRICE PER        AGGREGATE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED             NOTE(1)         OFFERING PRICE(1)
-----------------------------------------------------------------------------------------------------------------
9-1/4% Senior Subordinated Notes due 2008              $115,000,000             100%             $115,000,000
-----------------------------------------------------------------------------------------------------------------
Guarantee of 9-1/4% Senior Subordinated Notes due
  2008(2)                                                   --                   --                   --
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------  -------------------
--------------------------------------------------  -------------------

                                                         AMOUNT OF
                                                       REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          FEE
--------------------------------------------------  -------------------
9-1/4% Senior Subordinated Notes due 2008                 $31,970
-------------------------------------------------------------------------------------------
Guarantee of 9-1/4% Senior Subordinated Notes due
  2008(2)                                                   --
---------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantee.
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1998
PROSPECTUS
--------------------------------------------------------------------------------

CITADEL LOGO
                          CITADEL BROADCASTING COMPANY

                               OFFER TO EXCHANGE

                   9-1/4% SENIOR SUBORDINATED NOTES DUE 2008

                                      FOR

                   9-1/4% SENIOR SUBORDINATED NOTES DUE 2008, which have been registered under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------

Material Terms of the Exchange Offer:

        - Expires at 5:00 p.m., New York City time, on             ,
          1999, unless extended,

        - Not subject to any conditions other than that the Exchange Offer, or the making of an exchange by a holder of outstanding notes, does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission,

        - The terms of the notes to be issued are substantially identical to the outstanding notes, except the new notes do not have certain restrictions and registration rights and do not provide for additional interest in certain circumstances, and

        - Tenders of outstanding notes may be withdrawn any time prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer.

See "Description of the Notes" for more information about the notes being offered in the Exchange Offer.

CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     No public market exists for the outstanding notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system. We cannot assure you that an active market for the new notes will develop. See "Risk Factors--Absence of Public Market for the Notes." Moreover, to the extent that outstanding notes are tendered and accepted in the Exchange Offer, the trading market for untendered or unaccepted outstanding notes could be adversely affected.

                   This prospectus is dated             , 199

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   15
Use of Proceeds.............................................   21
Capitalization..............................................   22
Pro Forma Financial Information.............................   23
Selected Historical Financial Data..........................   35
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   37
Business....................................................   44
The Pending Transactions....................................   69
Management..................................................   72
Certain Transactions........................................   79
Principal Stockholders......................................   82
Description of Indebtedness.................................   84
The Exchange Offer..........................................   90
Description of the Notes....................................   99
Certain U.S. Federal Income Tax Consequences................  123
Plan of Distribution........................................  127
Legal Matters...............................................  127
Independent Auditors........................................  127
Available Information.......................................  128

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements, principally in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things:

        - general economic and business conditions, both nationally and in our markets,

        - our expectations and estimates concerning future financial performance, financing plans and the impact of competition,

        - our level of debt,

        - anticipated trends in our industry,

        - the impact of the Year 2000 problem,

        - existing and future governmental regulation, and

        - other risk factors set forth under "Risk Factors."

     The words "believes," "may," "will," "estimates," "continues," "anticipates," "intends," "expects" and similar words are intended to identify forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                              GENERAL INFORMATION

     Unless otherwise indicated in this prospectus:

        - We obtained all metropolitan statistical area ("MSA") rank information, information concerning the number of stations in a market, market revenue information and station group market share and rank information from Investing in Radio 1998 Market Report (3rd ed.) published by BIA Publications, Inc. ("BIA").

        - We give all audience share and primary demographic share and rank information for 1998 and obtained this information from the Spring 1998 Radio Market Report published by The Arbitron Company ("Arbitron").

        - We obtained information concerning the number of viable stations in a market from Duncan's Radio Market Guide (1997 ed.) compiled by Duncan's American Radio, Inc. This guide defines "viable stations" as stations which are active and viable competitors for advertising dollars in the market. If the total number of viable AM or viable FM stations within a market was not a whole number, we rounded that number up to the nearest whole number. We counted a viable AM/FM combination as one viable FM station.

     A radio station's designated market may be different from its community of license. If a radio station's call letters have changed during the time we have owned or operated the station, we describe the station by its call letters currently in use, unless otherwise indicated.

     "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), we believe that they are useful to an investor in evaluating our company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, you should not consider broadcast cash flow and EBITDA in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

                               PROSPECTUS SUMMARY

     In this prospectus, unless the context otherwise requires, the terms "we," "our," "us" and "Company" refer to Citadel Broadcasting Company and Citadel Broadcasting Company's subsidiary, Citadel License, Inc., and the term "Citadel Communications" refers to Citadel Communications Corporation, our parent. Unless the context otherwise requires, the term "operate," as used in connection with our radio station activities, includes providing programming and selling advertising pursuant to local marketing agreements ("LMAs") or selling advertising pursuant to joint sales agreements ("JSAs"). This summary contains a general discussion of our business, the offering and summary financial information. We encourage you to read this entire prospectus for a more complete understanding of our Company and the Exchange Offer.

                                  THE COMPANY

     We are a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. After we complete our pending transactions, we will own or operate 92 FM and 43 AM radio stations in 26 markets, including clusters of four or more stations in 19 markets. We also will have the right to construct one additional FM station. Our stations comprise the first or second ranked radio station group in terms of revenue share in 19 of our markets for which such information is available. After giving effect to the transactions described under the caption "Pro Forma Financial Information" as if all such transactions had occurred on January 1, 1997, we would have had net broadcasting revenue and broadcast cash flow of $161.4 million and $51.5 million, respectively, for the twelve months ended September 30, 1998.

     Our primary strategy is to secure and maintain a leadership position in the markets we serve and to expand into additional mid-sized markets where we believe we can obtain a leadership position. When we enter a market, we seek to acquire additional stations which, when integrated with our existing operations, allow us to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings. We have completed 31 station acquisitions in markets where we already owned stations and have entered into a JSA and an LMA for eight and one additional stations, respectively, in those markets. Primarily as a result of this strategy, in the six markets in which we have owned radio stations since 1994, we have increased our average revenue share and average broadcast cash flow margin from 37.3% and 19.9%, respectively, for the year ended December 31, 1995, to 52.1% and 34.2%, respectively, for the twelve months ended September 30, 1998.

     We believe that mid-sized markets represent attractive opportunities. As compared to the 50 largest markets in the United States, mid-sized markets are generally characterized by:

        - lower radio station purchase prices as a multiple of broadcast cash flow,

        - fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television, and

        - less direct format competition due to the smaller number of stations in any given market.

     We believe that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost savings. As a result, we seek to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

     Our portfolio of stations is diversified in terms of format, target demographics and geographic location. This diversity reduces our reliance upon the performance of any single station and helps insulate us from downturns in specific markets and changes in format preferences.

     Our principal executive offices are located at 140 South Ash Avenue, Tempe, Arizona, 85281, and our telephone number is (602) 731-5222.

                   PENDING TRANSACTIONS AND STATION PORTFOLIO

     Pending Transactions. We have entered into an agreement to purchase Citywide Communications, Inc. for $34.5 million. Citywide currently owns six FM and three AM radio stations in Baton Rouge and Lafayette, Louisiana. We have also entered into agreements to purchase a total of ten FM and six AM radio stations in Charleston, South Carolina, Binghamton, New York and Muncie and Kokomo, Indiana, five FM radio stations and one AM radio station in Saginaw/Bay City, Michigan and one FM radio station and one AM radio station and related real estate in Carlisle, Pennsylvania. The aggregate purchase price for these stations and related assets is approximately $116.5 million. We have also exercised an option to purchase for $1.2 million one FM radio station in Wilkes-Barre/Scranton, Pennsylvania which we have operated pursuant to an LMA since 1997.

     Station Portfolio. The following chart shows the radio stations we own or operate after giving effect to the pending transactions described above.



                                                  NUMBER OF STATIONS                         COMBINED
                                          -----------------------------------   COMBINED      MARKET
                                                 FM                 AM           MARKET      REVENUE
                                   MSA    ----------------   ----------------   AUDIENCE   ------------
                                   RANK   OWNED   OPERATED   OWNED   OPERATED   SHARE(1)   SHARE   RANK
                                   ----   -----   --------   -----   --------   --------   -----   ----
Providence, RI...................   31       4       --         2       --        23.7%    33.7%     1
Salt Lake City, UT...............   35       4       --         2       --        22.1     18.1      3
Wilkes-Barre/Scranton,                                1
  PA(2)(3).......................   63       6                  4        1        26.2     29.0      2
Allentown/Bethlehem, PA..........   66       2       --        --       --        22.5     26.5      2
Albuquerque, NM..................   70       5       --         3       --        36.8     55.9      1
Harrisburg/Carlisle, PA(3)(4)....   73       2       --         1       --         7.6     17.8      3
Baton Rouge, LA(3)...............   81       3       --         2       --        19.1     27.4      2
Little Rock, AR(5)...............   82       7       --         3       --        33.8     40.3      2
Spokane, WA(6)...................   86       2        2         2        2        44.9     43.9      1
Colorado Springs, CO(6)..........   93       3        2        --        2        43.3     60.9      1
Charleston, SC(3)................   96       5       --         3       --        40.1     47.8      1
Lafayette, LA(3).................   97       3       --         1       --        12.7     14.2      4
York, PA(4)......................  102       1       --         1       --         8.8     10.2      4
Modesto, CA......................  120       4       --         1       --        30.7     52.4      1
Saginaw/Bay City, MI(3)..........  123       5       --         1       --        39.5     41.7      1
Boise, ID........................  125       4       --         1       --        28.9     42.0      2
Reno, NV.........................  129       3        1         1       --        32.9     36.3      1
Eugene, OR.......................  143       2       --         1       --        16.0     28.6      1
Binghamton, NY(3)................  164       3       --         2       --        39.2     63.0      1
Johnstown, PA....................  168       2       --        --       --        11.6     19.5      3
Tri-Cities, WA...................  202       4       --         1       --        27.8     42.2      1
Medford, OR......................  204       4       --         2       --        31.2     40.8      2
State College, PA................  235       2       --         2       --        13.6     30.8      1
Billings, MT.....................  242       4       --         1       --        36.0     50.5      1
Muncie, IN(3)....................   NA       1       --         1       --          NA       NA     NA
Kokomo, IN(3)....................   NA       1       --        --       --          NA       NA     NA
                                           ---      ---       ---      ---
         TOTAL...................           86        6        38        5

---------------

NA--Information not available.

(1) Combined market audience share has been derived from Arbitron surveys of persons ages 25 to 54, listening Monday through Sunday, 6:00 a.m. to 12:00 midnight.

(2) Includes one station for which we provide programming and sell advertising under an LMA and one station for which we sell advertising under a JSA (each of which we have an option to acquire). We have exercised our option to purchase one other station we currently operate under an LMA.

(3) Completion of pending transactions in these markets is subject to certain conditions.

(4) Harrisburg/Carlisle and York are adjacent markets with numerous overlapping radio signals. Includes one FM radio station and one AM radio station in Harrisburg/Carlisle which we have entered into an agreement to acquire and which we are currently operating pursuant to an LMA pending their acquisition.

(5) Does not include one FM station that is not yet operational. Two of these stations serve the surrounding communities outside of Little Rock.

(6) Includes four stations in each of Colorado Springs and Spokane for which we sell advertising under a JSA.

                               OPERATING STRATEGY

     In order to maximize our radio stations' appeal to advertisers, and thus our revenue and cash flow, we have implemented the strategies described below. We intend to continue to expand our existing strategies and develop new methods to enhance revenue and reduce costs.

OWNERSHIP OF STRONG STATION GROUPS

     We seek to secure and maintain a leadership position in our markets by owning multiple stations in those markets. We believe multiple station ownership enables us to provide a number of benefits to potential advertisers, such as a larger collective inventory of advertising time and a broader range of demographic listener groups and programming formats. We also believe that multiple station ownership enhances our ability to:

        - achieve significant cost savings by consolidating our operations, management and facilities,

        - attract and retain talented local management, on-air personalities and sales personnel,

        - market the advantages of radio versus other advertising media, and

        - leverage our existing programming and sales resources to enhance the growth of underperforming stations.

AGGRESSIVE SALES AND MARKETING

     We seek to maximize our share of local advertising revenue through various sales and marketing initiatives including:

        - expanding the sales forces of many of the stations we acquire,

        - providing extensive training for our sales personnel,

        - utilizing sophisticated inventory management techniques that provide frequent price adjustments based on regional and local market conditions, and

        - strengthening our relationships with advertisers by holding on-site events designed to create customer traffic through the advertisers' business locations.

TARGETED PROGRAMMING

     To maintain or improve our position in each market, we conduct extensive market research and competitive analyses to identify significant and sustainable target audiences. We then tailor the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, we attempt to build strong franchises by:

        - creating distinct, highly visible profiles for our on-air personalities, particularly those broadcasting during morning "drive time," which traditionally has been between 6:00 a.m. and 10:00 a.m.,

        - formulating recognizable "brand names" for select stations such as the "Bull" and "Cat Country," and

        - actively participating in community events and charities.

DECENTRALIZED OPERATIONS

     We believe that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, we decentralize much of our operations to these levels. Each of our regional and local station groups is managed by a team of experienced broadcasters who understand radio format trends, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets, and a portion of their compensation is linked to whether they meet or surpass their operating targets.

                              ACQUISITION STRATEGY

     We focus our acquisition strategy on acquiring additional radio stations in both our existing markets and new markets in which we believe we can effectively apply our operating strategies. We anticipate that we will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, we believe that less competition exists, particularly from the larger radio operators, in mid-sized markets. Consequently, we expect there to be relatively more attractive acquisition opportunities for us in these markets. We cannot assure you, however, that we will be able to identify suitable and available acquisition opportunities or that we will be able to complete any further acquisitions.

     In evaluating acquisition opportunities in new markets, we assess our potential to build leading radio station groups in those markets over time. We believe that the creation of strong station groups in local markets is essential to our operating success, and generally, we will not consider entering a new market unless we anticipate that we can acquire multiple stations in that market. We also analyze a number of other important factors, including the number and quality of existing commercial radio signals, the nature of the competition in the market and the general economic conditions of the market.

     We believe that our acquisition strategy could result in a number of benefits for us, including:

        - diversified revenue and broadcast cash flow across a greater number of stations and markets,

        - improved broadcast cash flow margins through the consolidation of facilities and elimination of redundant expenses,

        - broadened range of advertising packages which we can offer to potential and existing advertisers,

        - improved leverage in various key vendor negotiations,

        - enhanced appeal to top management talent in the industry, and

        - increased overall scale which should facilitate our capital raising activities.

                              RECENT TRANSACTIONS

     As of January 1, 1997, Citadel Communications acquired Deschutes River Broadcasting, Inc. for approximately $26.0 million. Deschutes owned 18 radio stations in Montana, Oregon and Washington. On June 20, 1997 Deschutes was merged into the Company.

     On July 3, 1997, we purchased Tele-Media Broadcasting Company for approximately $115.8 million. Tele-Media owned or operated 16 FM and ten AM radio stations in Pennsylvania, Rhode Island and Illinois.

     In various other transactions consummated since January 1, 1997, we have acquired in eight markets an aggregate of 30 stations, the right to construct an additional station and certain related assets, including various Internet access service providers, for an aggregate purchase price of $131.1 million, and we have sold in three markets an aggregate of six stations for an aggregate sale price of $3.0 million.

     On July 3, 1997, we sold $101.0 million principal amount of our 10 1/4% Senior Subordinated Notes due 2007 and 1.0 million shares of our 13 1/4% Exchangeable Preferred Stock which, subject to certain conditions, are exchangeable, at our option, into our 13 1/4% Subordinated Exchange Debentures due 2009.

     On July 7, 1998, Citadel Communications completed an initial public offering of 6,880,796 shares of its common stock at $16.00 per share. Of such shares, Citadel Communications sold 6,250,000 shares and certain stockholders of Citadel Communications sold 630,796 shares. On July 14, 1998, Citadel Communications sold 1,032,119 additional shares when the underwriters exercised their overallotment option. Citadel Communications used the aggregate net proceeds, which were approximately $106.9 million, to repay a portion of the outstanding indebtedness under our credit facility. Citadel Communications did not receive any of the proceeds from the sale of shares by the selling stockholders.

     We sold and issued $115.0 million principal amount of the outstanding notes on November 19, 1998 in order to finance certain of our acquisitions, repay certain of our indebtedness and provide cash for working capital purposes.

                                  RISK FACTORS

     You should consider all of the information in this prospectus before tendering your outstanding notes in the Exchange Offer. The risks of an investment in Citadel Broadcasting Company include our substantial leverage, our history of net losses, competitive conditions and certain limitations on our acquisition strategy. See "Risk Factors" for a discussion of these and other risks involved in an investment in Citadel Broadcasting Company.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     On November 19, 1998, we completed the private offering of $115.0 million of our 9-1/4% Subordinated Notes due 2008. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this prospectus and to use our best efforts to consummate the Exchange Offer within 210 days of the issuance of the outstanding notes. You should read the discussion under the heading "Prospectus Summary--Summary Description of the New Notes" and "Description of the Notes" for further information regarding the registered notes.

     We believe that the new notes may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "Prospectus Summary--Summary of Ability to Resell the New Notes" and "The Exchange Offer--Resale of the New Notes" for further information regarding resale of the registered notes.

The Exchange Offer.................    We are offering to exchange an equal
                                       principal amount of our 9-1/4% Senior
                                       Subordinated Notes due 2008 which have
                                       been registered under the Securities Act for each such principal amount of our outstanding 9-1/4% Senior Subordinated
                                       Notes due 2008. In order to be exchanged, an outstanding note must be properly tendered and accepted. Subject to the satisfaction of the conditions to the Exchange Offer, we will exchange all outstanding notes that are properly tendered and not validly withdrawn.
                                       Outstanding notes may be tendered only in integral multiples of $1,000.

                                       As of this date there are $115.0 million principal amount of notes outstanding. The Exchange Offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

                                       We will issue registered notes as soon as practicable after the expiration of the Exchange Offer.

Registration Rights Agreement......    The Exchange Offer is intended to satisfy
                                       certain rights you may have under the
                                       registration rights agreement entered
                                       into in connection with the issuance of
                                       the outstanding notes. After the Exchange
                                       Offer is complete, holders of new notes
                                       will no longer be entitled to any
                                       exchange or registration rights with
                                       respect to the new notes.

Expiration Date....................    The Exchange Offer will expire at 5:00
                                       p.m., New York City time,           ,
                                       1999, unless we decide to extend the
                                       expiration date.

Accrued Interest on the New
Notes..............................    If you exchange your outstanding notes
                                       for new notes in the Exchange Offer, you will receive the same interest payment on the next interest payment date following the expiration date (expected to be May
                                       15, 1999) that you would have received
                                       had you not accepted the Exchange Offer.

Procedures for Tendering
Outstanding Notes..................    If you are a holder of an outstanding
                                       note and wish to tender your note for
                                       exchange pursuant to the Exchange

                                       Offer, you must transmit to The Bank of
                                       New York, as exchange agent, on or prior to the expiration date:

                                       - a properly completed and duly executed
                                         Letter of Transmittal, which
                                         accompanies this prospectus, or a
                                         facsimile of the Letter of Transmittal,
                                         including all other documents required
                                         by the Letter of Transmittal, to the
                                         exchange agent at the address set forth
                                         on the cover page of the Letter of
                                         Transmittal; and either:

                                       - a timely confirmation of book-entry
                                         transfer of your outstanding notes into
                                         the exchange agent's account at the
                                         Depository Trust Company pursuant to
                                         the procedure for book-entry transfers
                                         described in this prospectus under the
                                         heading "The Exchange
                                         Offer--Procedure for Tendering," must
                                         be received by the Exchange Agent on or
                                         prior to the expiration date or

                                       - certificates for such outstanding
                                         notes.

                                       Alternatively, if you wish to tender your outstanding notes and (1) your outstanding notes are not immediately available, (2) you cannot deliver your outstanding notes, the Letter of Transmittal or any other required documents to the exchange agent or (3) you cannot complete the procedures for book-entry transfer, prior to the expiration date of the Exchange Offer, you may effect a tender of your outstanding notes by following the guaranteed delivery procedures described under the heading "The Exchange
                                       Offer -- Guaranteed Delivery Procedures."

                                       By executing the Letter of Transmittal,
                                       each holder will represent to us that,
                                       among other things, (1) the notes to be
                                       issued in the Exchange Offer are being
                                       obtained in the ordinary course of
                                       business of the person receiving such new notes, whether or not such person is the holder, (2) neither the holder nor any such other person is participating, intends to participate or has any arrangement or understanding with any person to participate in a distribution of such new notes and (3) neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

Special Procedures for Beneficial
Owners.............................    If you are a beneficial owner, whose
                                       outstanding notes are registered in the
                                       name of a broker, dealer, commercial
                                       bank, trust company or other nominee, and who wishes to tender such outstanding notes in the Exchange Offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing the procedures described under "--Procedures for
                                       Tendering Outstanding Notes," either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.
                                       The
                                       transfer of registered ownership may take considerable time and may not be completed prior to the expiration date of the Exchange Offer. See "The Exchange
                                       Offer--Procedures for Tendering."

Withdrawal Rights..................    You may withdraw the tender of your notes
                                       at any time prior to the close of
                                       business, New York City time, on the
                                       expiration date of the Exchange Offer.

Certain U.S. Federal Income Tax
  Consequences.....................    The exchange of new notes for outstanding
                                       notes pursuant to the Exchange Offer will generally not be a taxable exchange for United States federal income tax purposes. We believe you will not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds....................    We will not receive any proceeds from the
                                       issuance of new notes pursuant to the
                                       Exchange Offer. We will pay all expenses incurred in connection with the Exchange
                                       Offer.

Exchange Agent.....................    The Bank of New York is serving as
                                       exchange agent in connection with the
                                       Exchange Offer. See "The Exchange
                                       Offer--Exchange Agent."

                   SUMMARY OF ABILITY TO RESELL THE NEW NOTES

     Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, except as discussed below, we believe that if you exchange your outstanding notes for registered notes, you may offer the new notes for resale and resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

        - you acquire the new notes in the ordinary course of business,

        - you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes,

        - you are not a broker-dealer who purchased your outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, and

        - you are not an "affiliate" of ours.

     If our belief is inaccurate and you transfer any new note issued to you in the Exchange Offer without delivering a prospectus meeting the requirement of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

     Holders who use the Exchange Offer to participate in a distribution of new notes received in exchange for outstanding notes (including broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making or other trading activities) cannot rely on the position of the staff of the SEC enunciated in the above-mentioned no-action letters. Such broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements. Failure to comply with such requirements may result in such holders incurring liabilities under the Securities Act for which we will not indemnify them.

     Each broker-dealer that is issued new notes in the Exchange Offer for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the new notes issued in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, for an offer to resell, resale or other transfer of the new notes issued to it in the Exchange Offer. We have agreed that, for a period of 120 days after the date of this prospectus, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding notes is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company. See "Plan of Distribution."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

General............................    The form and terms of the new notes will
                                       be the same as the form and terms of the outstanding notes except that (1) the new notes will bear a different CUSIP Number from the outstanding notes, (2) the new notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (3) holders of the new notes will not be entitled to any exchange or registration rights with respect to the new notes under the registration rights agreement entered into in connection with the private offering of the outstanding notes. The new notes will evidence the same debt as the outstanding notes, will be entitled to the benefits of the indenture governing the outstanding notes and will be treated as a single class thereunder with the outstanding notes.
                                       See "Description of the Notes."

Issuer.............................    Citadel Broadcasting Company, a
                                       subsidiary of Citadel Communications
                                       Corporation.

Notes Offered......................    $115,000,000 aggregate principal amount
                                       of 9-1/4% Senior Subordinated Notes due
                                       2008, which have been registered under
                                       the Securities Act.

Maturity...........................    November 15, 2008.

Interest...........................    We will pay interest on the notes on May
                                       15 and November 15 of each year,
                                       beginning May 15, 1999.

Subsidiary Guarantees..............    Citadel License, Inc., which is our only
                                       subsidiary, will fully and
                                       unconditionally guarantee the notes on a senior subordinated basis. Future subsidiaries may also be required to guarantee the notes.

Ranking............................    The notes will be subordinated to all our
                                       debt and the subsidiary guarantees will
                                       be subordinated to all debt of our
                                       subsidiary guarantors, except for any
                                       debt that expressly provides that it is
                                       not senior to other debt. The notes will rank pari passu with our outstanding
                                       10-1/4% Senior Subordinated Notes due
                                       2007.

                                       On a pro forma basis, after giving effect to the transactions described under the caption "Pro Forma Financial
                                       Information," on September 30, 1998, we
                                       would have had $278.8 million of debt,
                                       including $62.8 million of senior debt.

Optional Redemption................    We may redeem any of the notes on or
                                       after November 15, 2003 at the redemption prices set forth under "Description of the Notes--Optional Redemption."

                                       Prior to November 15, 2001, we may redeem notes with the net proceeds of one or more public equity offerings at 109.25% of their principal amount, plus accrued interest, so long as at least 75% of the aggregate principal amount of the issued notes remains outstanding after each such redemption.

Change of Control..................    Upon a Change of Control (as defined in
                                       the indenture governing the notes), we
                                       must make an offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. However, if we make such an offer, there can be no assurance that we will have available funds sufficient to pay the purchase price for all of the notes that might be tendered in acceptance of our offer.

Certain Covenants..................    The indenture governing the notes
                                       contains covenants that, among other
                                       things, will limit our ability and the
                                       ability of any of our subsidiaries that
                                       have been designated as a "restricted
                                       subsidiary" under the indenture to:

                                       - incur debt,

                                       - pay cash dividends, purchase our
                                         capital stock or make certain
                                         investments or other restricted
                                         payments,

                                       - swap or sell assets,

                                       - engage in transactions with affiliates,

                                       - in the case of any restricted
                                         subsidiary, agree to dividend and other
                                         payment restrictions,

                                       - issue or sell capital stock of any
                                         restricted subsidiary,

                                       - create liens on non-senior debt,

                                       - create subordinated debt that is senior
                                         to the notes, and

                                       - merge, consolidate or sell all or
                                         substantially all of our assets.

                                       These covenants are subject to important exceptions and qualifications described under "Description of the Notes."

For more complete information regarding the new notes, see "Description of the Notes."

                       SUMMARY HISTORICAL FINANCIAL DATA

     Our summary historical financial data presented below as of and for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997 are derived from our consolidated financial statements. These consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Our summary historical financial data presented below as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are derived from our unaudited consolidated financial statements. In our opinion, these unaudited consolidated financial statements contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with GAAP. Our consolidated financial statements as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 and the independent auditors' report thereon, as well as our unaudited consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998, are included in this prospectus beginning on page F-4. Our financial results are not comparable from year to year because we acquired and disposed of various radio stations. You should read the summary historical financial data below together with, and it is qualified by reference to, our Consolidated Financial Statements and related notes, "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                        NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                               -----------------------------------------------------   --------------------
                                 1993       1994       1995       1996       1997        1997        1998
                               --------   --------   --------   --------   ---------   ---------   --------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue..................  $ 21,376   $ 32,998   $ 34,112   $ 45,413   $  89,803   $  60,025   $ 98,821
Station operating expenses...    17,081     24,331     26,832     33,232      65,245      43,306     69,412
Depreciation and
  amortization...............     5,245      7,435      4,891      5,158      14,636       9,563     20,005
Corporate general and
  administrative.............       961      2,504      2,274      3,248       3,530       2,562      3,351
                               --------   --------   --------   --------   ---------   ---------   --------
Operating income (loss)......    (1,911)    (1,272)       115      3,775       6,392       4,594      6,053
Interest expense(1)..........     2,637      4,866      5,242      6,155      12,304       8,214     13,590
Other income, net............       149        657        781        414         451         401         94
                               --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before income
  taxes and extraordinary
  item.......................    (4,399)    (5,481)    (4,346)    (1,966)     (5,461)     (3,219)    (7,443)
Income tax benefit...........        --         --         --         --        (770)       (105)    (1,163)
                               --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before
  extraordinary item.........    (4,399)    (5,481)    (4,346)    (1,966)     (4,691)     (3,114)    (6,280)
Extraordinary loss(2)........        --         --         --     (1,769)         --          --         --
                               --------   --------   --------   --------   ---------   ---------   --------
Net income (loss)............  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $  (4,691)  $  (3,114)  $ (6,280)
Dividend requirement for
  exchangeable preferred
  stock......................        --         --         --         --       6,633       3,276     10,822
                               --------   --------   --------   --------   ---------   ---------   --------
Net loss applicable to common
  shares(3)..................  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $ (11,324)  $  (6,390)  $(17,102)
                               ========   ========   ========   ========   =========   =========   ========
Net loss per common
  share(4)...................  $   (110)  $   (137)  $   (109)  $    (93)  $    (283)  $    (160)  $   (428)
Shares used in per share
  calculation................    40,000     40,000     40,000     40,000      40,000      40,000     40,000
OTHER DATA:
Broadcast cash flow(5).......  $  4,295   $  8,667   $  7,280   $ 12,181   $  24,558   $  16,719   $ 29,409
EBITDA(5)....................     3,334      6,163      5,006      8,933      21,028      14,157     26,058
Net cash provided by (used
  in) operating activities...       361        324       (434)    (1,394)      5,543       4,137      3,946
Net cash provided by (used
  in) investing activities...   (10,818)   (14,037)     4,810    (61,168)   (211,622)   (133,350)   (39,350)
Net cash provided by (used
  in) financing activities...    10,070     14,393     (4,908)    63,145     212,176     154,324     35,127
Capital expenditures.........       679      2,857      1,691      2,038       2,070       1,478      1,747
Deficiency of earnings to
  fixed charges(6)...........     4,399      5,481      4,346      1,966      12,094       6,495     18,265

                                                         DECEMBER 31,
                                     ----------------------------------------------------    SEPTEMBER 30,
                                       1993       1994       1995       1996       1997           1998
                                     --------   --------   --------   --------   --------    --------------
                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..........  $    857   $  1,538   $  1,005   $  1,588   $  7,685       $  7,407
Working capital (deficiency).......     1,701      3,382      2,928     (4,195)    22,593         31,057
Intangible assets, net.............    17,454     20,080     15,093     51,802    268,690        290,405
Total assets.......................    36,120     46,397     37,372    102,244    344,172        373,353
Long-term debt (including current
  portion).........................    30,468     47,805     43,046     91,072    189,699        118,480
Exchangeable preferred stock.......        --         --         --         --    102,010        112,965
Shareholder's equity (deficit).....     3,492     (4,782)    (9,249)     5,999     16,132        105,204

---------------
(1) Includes debt issuance costs and debt discount amortization of $139,000, $287,000, $132,000, $163,000 and $441,000 for the years ended December 31,
    1993, 1994, 1995, 1996 and 1997, respectively, and $156,000 and $401,000 for the nine months ended September 30, 1997 and 1998, respectively.

(2) On October 9, 1996, we extinguished our long-term debt of $31.3 million, payable to a financial institution, and our note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

(3) We have never declared cash dividends on our common stock.

(4) Basic and diluted net loss per common share are the same for all periods presented due to our net losses.

(5) "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate general and administrative expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating our Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, you should not consider broadcast cash flow and EBITDA in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

(6) Fixed charges include interest expense on debt, amortization of financing costs, amortization of debt discount, 33% of rent expense, and dividend requirements with respect to our 13-1/4% Exchangeable Preferred Stock.

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following tables present our summary unaudited pro forma financial data as of and for the periods indicated. The summary pro forma operating data reflect adjustments to our summary historical operating data to give effect to the following transactions as if such transactions had occurred on January 1, 1997:

        - all radio station acquisitions and dispositions that we completed since January 1, 1997,

        - the offering of $101.0 million principal amount of our 10-1/4% Senior Subordinated Notes due 2007, the offering of 1.0 million shares of our 13-1/4% Exchangeable Preferred Stock and the use of the net proceeds from such offerings (the "1997 Offerings"),

        - the repayment of outstanding borrowings under our credit facility with the proceeds from Citadel Communications' initial public offering,

        - the pending acquisitions of stations and related assets in Baton Rouge and Lafayette, Saginaw/Bay City, Harrisburg/Carlisle and Charleston, Binghamton, Muncie and Kokomo (the "Pending Acquisitions"), and

        - the offering of $115.0 million principal amount of the outstanding 9-1/4% Senior Subordinated Notes due 2008 and the use of the net proceeds from such offering (the "Original Offering").

     The summary pro forma balance sheet data as of September 30, 1998 give effect to the Pending Acquisitions, the October 1998 sale of our stations in Quincy, Illinois (the "Quincy Sale"), the November 1998 acquisition of one AM radio station and the disposition of one AM radio station in Little Rock and the Original Offering, as if such transactions had occurred on that date.

     The summary pro forma financial data are not necessarily indicative of either future results of operations or the results that would have occurred if those transactions had been consummated on the indicated dates. You should read the following financial information together with our historical consolidated financial statements and related notes, "Pro Forma Financial Information," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                        SUMMARY PRO FORMA FINANCIAL DATA

                                                         THE COMPANY PRO FORMA AS ADJUSTED
                                            -----------------------------------------------------------
                                                             NINE MONTHS ENDED
                                             YEAR ENDED        SEPTEMBER 30,        TWELVE MONTHS ENDED
                                            DECEMBER 31,    --------------------       SEPTEMBER 30,
                                                1997          1997        1998             1998
                                            ------------    --------    --------    -------------------
                                                              (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net broadcasting revenue..................    $149,334      $110,171    $122,236         $161,399
Station operating expenses................     104,120        77,763      83,585          109,942
Depreciation and amortization.............      37,629        28,535      29,050           38,144
Corporate general and administrative......       4,796         3,428       3,951            5,319
                                              --------      --------    --------         --------
    Operating expenses....................     146,545       109,726     116,586          153,405
                                              --------      --------    --------         --------
Operating income..........................       2,789           445       5,650            7,994
Interest expense..........................      25,758        19,115      20,565           27,208
Other income, net.........................        (451)         (401)        (94)            (144)
                                              --------      --------    --------         --------
Income (loss) before income taxes.........     (22,518)      (18,269)    (14,821)         (19,070)
Income taxes (benefit)....................      (2,281)         (971)     (1,510)          (2,820)
Dividend requirement for exchangeable
  preferred stock.........................     (13,858)      (10,501)    (10,822)         (14,179)
                                              --------      --------    --------         --------
Income (loss) from continuing operations
  applicable to common shares.............    $(34,095)     $(27,799)   $(24,133)        $(30,429)
                                              ========      ========    ========         ========

                                                              PRO FORMA AS ADJUSTED
                                                               SEPTEMBER 30, 1998
                                                              ---------------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................        $  7,272
Working capital.............................................          32,241
Intangible assets, net......................................         436,387
Total assets................................................         538,875
Long-term debt (including current portion)..................         276,254
Exchangeable preferred stock................................         112,965
Shareholder's equity........................................         105,991

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to exchange outstanding notes for new notes. Any of the following risks could have a material adverse effect on our business, financial condition or results of operations or on the value of the notes.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     We are highly leveraged. As of September 30, 1998, on a pro forma basis after giving effect to the transactions described under the caption "Pro Forma Financial Information," we would have had outstanding total debt of $278.8 million (excluding the discount on our 10-1/4% notes), preferred stock with an aggregate liquidation preference of $113.0 million and shareholder's equity of $106.0 million.

     Our large amount of debt could significantly impact you for various reasons, including:

        - It limits our ability to obtain additional financing, if we need it, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes,

        - We need to dedicate a substantial portion of our operating cash flow to fund interest expense, thereby reducing funds available for operations, future business opportunities or other purposes,

        - It limits our ability to compete with competitors who are less leveraged than we are, and

        - It limits our ability to react to changing market conditions, changes in our industry and economic downturns.

     Our ability to pay interest on the notes and to satisfy our other debt obligations will depend upon our future operating performance. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments. If in the future we cannot generate sufficient cash flow from operations to make scheduled payments on the notes or to meet our other obligations, we will need to refinance our debt, obtain additional financing, delay planned acquisitions and capital expenditures or sell assets. We cannot assure you that our business will generate cash flow, or that we will be able to obtain funding sufficient to satisfy our debt service requirements.

HISTORY OF NET LOSSES

     We had net losses of $4.7 million for the year ended December 31, 1997 and $6.3 million for the nine months ended September 30, 1998. We would have had net losses from continuing operations on a pro forma basis of $20.2 million for the year ended December 31, 1997 and $13.3 million for the nine months ended September 30, 1998 after giving effect to the transactions described under the caption "Pro Forma Financial Information," as if they had occurred on January 1, 1997.

     The primary reasons for these losses are significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on our outstanding debt. If we acquire additional stations, these charges will probably increase. We expect to continue to experience net losses through at least 1999.

COMPETITIVE CONDITIONS

     The radio broadcasting industry is very competitive. Our radio stations compete with other radio stations in each market for audience share and advertising revenue. We also compete with other media such as television, newspapers, direct mail and outdoor advertising.

     The radio broadcasting industry is also facing competition from new media technologies that are being developed such as the following:

          - Audio programming by cable television systems, direct broadcasting satellite systems and other digital audio broadcasting formats,

          - Satellite-delivered Digital Audio Radio Service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs, and

          - In Band On Channel digital radio, which could provide multi-channel, multi-format digital radio services in the same band width currently occupied by traditional AM and FM radio services.

LIMITATIONS ON ACQUISITION STRATEGY

     We intend to grow by acquiring radio stations in mid-sized markets. We cannot predict whether we will be successful in pursuing our acquisition strategy because that strategy is subject to a number of risks, including:

          - Our acquisition strategy may not increase our broadcast cash flow or yield other anticipated benefits,

          - Because radio station acquisitions are subject to regulatory approval, we may encounter unanticipated delays in completing acquisitions,

          - We may have difficulty integrating the operations, systems and management of our acquired stations,

          - Our acquisition strategy may divert management's attention from other business concerns,

          - We may lose key employees of acquired stations,

          - We may be required to raise additional financing and our ability to do so is limited by the terms of our debt instruments, and

          - Competition for acquisition opportunities has increased and, as a result, prices for radio stations have risen and may continue to rise.

POTENTIAL DELAY IN COMPLETING PENDING TRANSACTIONS DUE TO ANTITRUST REVIEW

     The completion of certain of our pending transactions is, and future transactions we may consider will likely be, subject to the notification filing requirements, applicable waiting periods and possible review by the United States Department of Justice ("DOJ") or the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). DOJ or FTC review can cause delays in completing transactions and, in some cases, may result in attempts by the DOJ or FTC to enjoin such transactions or negotiate modifications to the proposed terms. Such delays, injunctions or modifications could adversely affect the terms of a proposed transaction or could require us to abandon an otherwise attractive opportunity.

     We received a civil investigative demand from the DOJ regarding our acquisition of KRST-FM in Albuquerque. We have provided all the information that the DOJ requested. If the DOJ were to proceed with an investigation and successfully challenge our acquisition of KRST-FM, we may be required to divest one or more stations in Albuquerque. The DOJ is proceeding with an investigation regarding our JSA relating to stations in Spokane, Washington, and Colorado Springs, Colorado. If the DOJ were to successfully challenge us in this matter, we may be required to terminate the Spokane/Colorado Springs JSA. Although we do not believe that our acquisition strategy as a whole will be negatively affected in any material way by antitrust review or by additional divestitures, we cannot assure you that this will be the case.

IMPORTANCE OF CERTAIN MARKETS

     A significant decline in net broadcasting revenue from our stations in certain of our markets could have a material adverse effect on our financial position and results of operations. For example, on a pro forma basis, after giving effect to the transactions described under the caption "Pro Forma Financial Information," our radio stations in Albuquerque, Providence, Salt Lake City and Modesto would have generated the following percentages of our total net broadcasting revenue and broadcast cash flow in 1997:

         MARKET              % OF NET BROADCASTING REVENUE     % OF BROADCAST CASH FLOW
         ------              ------------------------------    -------------------------
Albuquerque..............                  12.3%                          15.6%
Salt Lake City...........                   8.3                            6.4
Modesto..................                   5.6                            8.0
Providence...............                   4.6                            5.3

LICENSING AND OWNERSHIP ISSUES

     Licenses. The radio broadcasting industry is subject to extensive regulation by the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). FCC approval is required for issuance, renewal or transfer of radio broadcast station operating licenses. We cannot operate our radio stations without FCC licenses. The failure to renew our licenses on their expiration dates or the inclusion of conditions or qualifications in our licenses could have a negative impact on our business.

     A third party filed a petition with the FCC requesting denial of renewal of the licenses for four of our Salt Lake City stations. The complaint alleges that these stations failed to comply with FCC equal opportunity employment rules. The license renewals have been delayed due to the FCC's processing of that petition.

     Ownership. The Communications Act and the FCC rules impose specific limits on the number of stations an entity can own in a single market. Ownership rules will affect our acquisition strategy because they may prevent us from acquiring additional stations in a particular market. We may also be prevented from engaging in a swap transaction if the swap would cause the other company to violate these rules.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. The interests of our officers, directors and shareholders are generally attributable to us. Certain of our officers and directors may acquire attributable broadcast interests, which will limit the number of radio stations that we may acquire in any market in which such officers or directors hold or acquire attributable broadcast interests.

     In addition, the number of radio stations we may acquire in any market may vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals affiliated with us are attributable to those individuals under FCC rules. Moreover, under the FCC's cross-interest policy, the FCC in certain instances may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable economic interest in another media outlet in the same market. The FCC is considering proposals to change its rules so that certain cross-interests arising from non-voting stock ownership would be counted as attributable ownership interests. Certain interests of ABRY Broadcast Partners II, L.P. and its affiliates could be attributed to us if this rule is adopted, possibly precluding us from acquiring stations in markets where any of such entities already has attributable broadcast interests.

     The FCC has also been more aggressive in examining issues of market revenue share concentration when considering radio station acquisitions. The FCC has delayed its approval of several pending radio station purchases by various parties because of market concentration concerns. Moreover, in recent months the FCC has followed an informal policy of giving specific public notice of its intention to conduct additional ownership concentration analyses and soliciting public comment on the issue of concentration and its effect on competition and diversity in connection with certain applications for consent to radio station acquisitions.

SUBORDINATION OF NOTES; ASSET ENCUMBRANCES

     The notes will be subordinated to all of our senior debt and the guarantee by Citadel License will be subordinated to all of its senior debt. The notes will not be secured by any of our assets. Our obligations and the obligations of Citadel License under our credit facility will be secured by substantially all of our assets and its assets.

     If we become insolvent or are liquidated, or if payments under our credit facility are accelerated, our assets will be available to pay obligations under the notes and our 10 1/4% notes only after all payments have been made on our secured and other senior debt. Similarly, if Citadel License becomes insolvent or is liquidated, its assets will be available to pay obligations on the notes and the 10 1/4% notes only after all payments have been made on its secured and senior debt. We cannot assure you that sufficient assets will remain to make full payment on the notes and our 10 1/4% notes.

SUBSIDIARY GUARANTEES MAY BE UNENFORCEABLE DUE TO FRAUDULENT CONVEYANCE STATUTES

     All of our licenses are held by our subsidiary, Citadel License. For this reason, the ability of the note holders to enforce Citadel License's guarantee of the notes may be important to the amount they are able to recover on their investment in the notes.

     The subsidiary guarantee may be subject to review under federal or state fraudulent conveyance laws in the event of the bankruptcy or other financial difficulty of the subsidiary guarantor. Although laws differ among various jurisdictions, in general under fraudulent conveyance laws a court could subordinate or avoid the guarantee if it finds that:

          - the debt under such guarantee was incurred with actual intent to hinder, delay or defraud creditors or the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its guarantee and

          - the subsidiary guarantor was:

             - insolvent or rendered insolvent because of its guarantee,

             - engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

             - intended to incur, or believed that it would incur, debts beyond its ability to pay upon maturity.

     A court is likely to find that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability under the guarantee is greater than the direct benefit it received from the issuance of notes. By its terms, the guarantee will limit the liability of the subsidiary guarantor to the maximum amount that it can pay without the guarantee being deemed a fraudulent transfer. A court may not give effect to this limitation on liability. In this event, a court may find that the issuance of the guarantee rendered the subsidiary guarantor insolvent. If a court avoids the guarantee or holds it unenforceable, you will cease to have a claim against the subsidiary guarantor and will be solely a creditor of Citadel Broadcasting Company. If a court gives effect to this limit on liability, the amount that the subsidiary guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the notes in full.

RESTRICTIONS IMPOSED ON US BY OUR DEBT INSTRUMENTS

     Our credit facility and the agreements governing our other outstanding debt and our preferred stock contain certain covenants that restrict, among other things, our ability to incur additional debt, pay cash dividends, purchase our capital stock, make certain investments or other restricted payments, swap or sell assets, engage in transactions with affiliates, create liens on non-senior debt or merge, consolidate or sell all or substantially all of our assets.

     Our credit facility also requires us to get our banks' consent before we make acquisitions or capital expenditures. This restriction may make it more difficult to pursue our acquisition strategy. Our credit facility also requires us to maintain specific financial ratios and to satisfy certain financial condition tests. Events beyond our control could affect our ability to meet those financial ratios and condition tests, and we cannot assure you that we will meet them.

     A breach of any of the covenants contained in our credit facility could result in an event of default, which would allow our lenders to declare all amounts outstanding under the credit facility to be immediately due and payable. In addition, our lenders could proceed against the collateral granted to them to secure that indebtedness. If the amounts outstanding under the credit facility are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our other debt holders.

YEAR 2000

     We are in the process of assessing and remediating potential risks to our business related to the Year 2000 problem. Although we believe that, as a result of these efforts, our critical systems are or will be substantially Year 2000 ready, we cannot assure you that this will be the case. We believe that our greatest potential Year 2000 risk is that third parties with whom we deal will fail to be Year 2000 ready. For example, our business may be adversely affected if our programming suppliers or key advertisers experience significant disruptions in their businesses because of the Year 2000 problem. For more information concerning the Year 2000 problem and its potential impact on our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DIFFICULTY OF SATISFYING PAYMENT OBLIGATIONS UPON A CHANGE OF CONTROL

     If a Change of Control (as defined in the indenture governing the notes) occurs, we may be required to make an offer to purchase all of the notes then outstanding at a purchase price of 101% of their principal amount, plus accrued interest. A change of ownership or control also will result in an event of default under our credit facility. If a Change of Control occurs, we cannot assure you that we will have enough money to repay our bank lenders and to pay for the notes and 10 1/4% notes we may be required to buy. Our failure to make or consummate an offer to repurchase the notes or to pay the Change of Control purchase price when due would result in an Event of Default (as defined) under the indenture governing the notes, and would give the Trustee under such indenture the rights described under the heading "Description of the Notes--Events of Default."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     There has not been any public market for the outstanding notes. The new notes will constitute a new issue of securities with no established trading market. We do not intend to list the new notes on any securities exchange or to seek their admission to trading in any automated quotation system. The initial purchasers have advised us that they currently intend to make a market in the new notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, and may be limited during the Exchange Offer and at certain other times. Accordingly, we cannot assure you that an active public or other market will develop for the new notes or as to the liquidity of the trading market for the new notes. If a trading market does not develop or is not maintained, holders of the new notes may experience difficulty in reselling the new notes or may be unable to sell them at all. If a market develops, any such market may be discontinued at any time.

     If a public trading market develops for the new notes, future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the new notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

     We will issue the new notes in exchange for the outstanding notes pursuant to the Exchange Offer only after our timely receipt of such outstanding notes, properly completed and duly executed Letters of Transmittal and all other required documents. Therefore, holders of outstanding notes desiring to tender such outstanding notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

     Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof.

In addition, upon consummation of the Exchange Offer, certain registration rights under the registration rights agreement will terminate.

     If you tender in the Exchange Offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions.

     Each holder of the outstanding notes (other than certain specified holders) who wishes to exchange the outstanding notes for new notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (1) it is not an affiliate of the Company, (2) the new notes to be received by it are being acquired in the ordinary course of its business and (3) it is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of the new notes. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities ("Participating Broker-Dealer"), must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

     To the extent that outstanding notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered or tendered but unaccepted outstanding notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of our obligations under the registration rights agreement entered into in connection with the Original Offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the new notes in the Exchange Offer.

     The net proceeds of the Original Offering were approximately $111.0 million, after deducting the initial purchasers' discount and offering expenses. We used approximately $16.7 million of these net proceeds to repay outstanding indebtedness under the loan agreement with our senior lenders (the "Credit Facility") and approximately $5.1 million to fund the purchase price of one AM radio station in Little Rock, Arkansas. The balance of the net proceeds will be used for other pending acquisitions, working capital and general corporate purposes. Pending our use of these remaining funds, we have invested the net proceeds in short-term, investment grade, interest-bearing securities.

     The following table shows the use of proceeds of the Original Offering.

                                                                      AMOUNT
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Repayment of borrowings under the Credit Facility(1)........         $ 16,726
Saginaw/Bay City Acquisition................................           35,000
Baton Rouge/Lafayette Acquisition(2)........................           33,000
Little Rock Acquisition.....................................            5,100
Carlisle Acquisition........................................            4,500
Working capital and general corporate purposes..............           16,674
Initial purchasers' discount and expenses of the Offering...            4,000
                                                                     --------
          Total uses of proceeds............................         $115,000
                                                                     ========

---------------
(1) As of September 30, 1998, $18.7 million was outstanding under the Credit Facility. For the nine months ended September 30, 1998, the weighted average interest rate under the Credit Facility was approximately 8.44%. Subject to certain mandatory prepayments of amounts outstanding under the Credit Facility, the balance of any amounts outstanding would have been due on September 30, 2003. Amounts borrowed under the Credit Facility have been used for acquisitions and working capital purposes. Because of our application of the proceeds of the Original Offering, $140.0 million is currently available for borrowing under the Credit Facility.

(2) The $33.0 million is net of $1.0 million in positive working capital that the acquired company is required to have at closing of the acquisition. Does not include $1.5 million related to noncompetition agreements to be entered into in connection with the acquisition.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Company as of September 30, 1998 on an actual basis and as adjusted to give effect to the transactions described under the caption "Pro Forma Financial Information." This table should be read in conjunction with our Consolidated Financial Statements and related notes, "Pro Forma Financial Information" and other information included elsewhere in this prospectus.

                                                                SEPTEMBER 30, 1998
                                                              ----------------------
                                                                          PRO FORMA
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                              (DOLLARS IN THOUSANDS)
Long-term debt, including current portion:
  Credit Facility...........................................  $ 18,726    $ 60,000
  Other obligations.........................................     1,293       2,793
  10-1/4% Notes.............................................   101,000     101,000
  9-1/4% Notes..............................................        --     115,000
                                                              --------    --------
       Total long-term debt.................................   121,019     278,793
Exchangeable preferred stock................................   112,965     112,965
Shareholder's equity........................................   105,203     105,991
                                                              --------    --------
       Total capitalization.................................  $339,187    $497,749
                                                              ========    ========

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of the Company after giving effect to (1) all radio station acquisitions and dispositions completed after January 1, 1997 (including the Quincy Sale), the 1997 Offerings, the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and the Original Offering (collectively, the "Completed Transactions") and (2) the Pending Acquisitions. The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and should be read in conjunction with the financial statements and the notes thereto of
(1) the Company, (2) Tele-Media Broadcasting Company and its Partnership Interests, (3) Deschutes River Broadcasting, Inc., (4) Snider Corporation, (5) Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation,
(6) Maranatha Broadcasting Company, Inc.'s, Radio Broadcasting Division, (7) Pacific Northwest Broadcasting Corporation and Affiliates and (8) Wicks Radio Group (a division of the Wicks Broadcast Group Limited Partnership), which are included elsewhere in this prospectus.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. For pro forma purposes, the Company's consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 have been adjusted to give effect to the Completed Transactions and the Pending Acquisitions as if each occurred on January 1, 1997. The interest rate applied to borrowings under, and repayments of, the Credit Facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under the Credit Facility as of January 1, 1997. For pro forma purposes, the Company's consolidated balance sheet as of September 30, 1998 has been adjusted to give effect to the Quincy Sale, the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, the Original Offering and the Pending Acquisitions as if each had occurred on September 30, 1998.

     The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Completed Transactions and the Pending Acquisitions had been consummated on the dates indicated, nor is it indicative of future operating results or financial position if the aforementioned transactions are completed. The Company cannot predict whether the consummation of the Pending Acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                              THE COMPANY
                                                          ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                              ACTUAL         COMPLETED         COMPLETED        THE PENDING      PRO FORMA
                                            THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     ACQUISITIONS(2)   THE COMPANY
                                            -----------   ---------------   ---------------   ---------------   -----------
Net revenue...............................   $ 98,821         $  (310)         $ 98,511           $23,725        $122,236
Station operating expenses................     69,412          (1,401)           68,011            15,574          83,585
Depreciation and amortization.............     20,005             519            20,524             8,526          29,050
Corporate general and administrative......      3,351              --             3,351               600           3,951
                                             --------         -------          --------           -------        --------
  Operating expenses......................     92,768            (882)           91,886            24,700         116,586
                                             --------         -------          --------           -------        --------
Operating income (loss)...................      6,053             572             6,625              (975)          5,650
Interest expense..........................     13,590          (1,410)           12,180             8,385          20,565
Other (income) expense, net...............        (94)             --               (94)               --             (94)
                                             --------         -------          --------           -------        --------
Income (loss) before income taxes.........     (7,443)          1,982            (5,461)           (9,360)        (14,821)
Income taxes (benefit)....................     (1,163)             --            (1,163)             (347)         (1,510)
Dividend requirement for
  exchangeable preferred stock............    (10,822)             --           (10,822)               --         (10,822)
                                             --------         -------          --------           -------        --------
Income (loss) from continuing operations
  applicable to common shares.............   $(17,102)        $ 1,982          $(15,120)          $(9,013)       $(24,133)
                                             ========         =======          ========           =======        ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the disposition of WEST-AM in Allentown/Bethlehem, (b) the acquisitions of WEMR-AM, WEMR-FM, WSGD-FM, WDLS-FM and WCDL-FM in Wilkes-Barre/Scranton (the "Wilkes-Barre/Scranton Acquisitions"), (c) the acquisitions of KQFC-FM, KKGL-FM, KBOI-FM, KIZN-FM and KZMG-FM in Boise (the "Boise Acquisition"), (d) the Quincy Sale, (e) the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, (f) the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and (g) the consummation of the Original Offering as if each transaction had taken place on January 1, 1997 (does not reflect radio station acquisitions completed in 1997 or the 1997 Offerings). Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated many of the acquired stations under a JSA or LMA. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1997. Net revenue and station expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                                                 OTHER            REPAYMENT OF       THE ORIGINAL   THE COMPLETED
                                                            ACQUISITIONS(a)    CREDIT FACILITY(b)    OFFERING(c)    TRANSACTIONS
                                                           -----------------   -------------------   ------------   -------------
    Net revenue..........................................       $  (310)             $    --           $    --         $  (310)
    Station operating expenses...........................        (1,401)                  --                --          (1,401)
    Depreciation and amortization........................           519                   --                --             519
                                                                -------              -------           -------         -------
      Operating expenses.................................          (882)                  --                --            (882)
                                                                -------              -------           -------         -------
    Operating income.....................................           572                   --                --             572
    Interest expense.....................................           445               (4,487)            2,632          (1,410)
                                                                -------              -------           -------         -------
    Income before income taxes...........................           127                4,487            (2,632)          1,982
    Income taxes (benefit)...............................            --                   --                --              --
                                                                -------              -------           -------         -------
    Income from continuing operations....................       $   127              $ 4,487           $(2,632)        $ 1,982
                                                                =======              =======           =======         =======

---------------

   (a) Represents the net effect of the Boise Acquisition, the Wilkes-Barre/Scranton Acquisitions, the disposition of WEST-AM in Allentown/Bethlehem, the Quincy Sale and the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock.

   (b) Represents the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering.

   (c) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

(2) Represents the net effect of (a) the acquisition of KQXL-FM, WXOK-AM, WEMX-FM, WKJN-FM, WIBR-AM in Baton Rouge and KFXZ-FM, KRRQ-FM, KNEK-AM and KNEK-FM in Lafayette (the "Baton Rouge/Lafayette Acquisition"), (b) the acquisition of WKQZ-FM, WMJK-FM, WIOG-FM, WMJA-FM, WGER-FM and WSGW-AM in Saginaw/Bay City (the "Saginaw/Bay City Acquisition"), (c) the acquisition of WHYL-AM and WHYL-FM in Harrisburg/Carlisle (the "Carlisle Acquisition") and (d) the acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo (the "Charleston/ Binghamton/Muncie/Kokomo Acquisition") as if each transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                           CHARLESTON/
                                                                                           BINGHAMTON/
                                                                                             MUNCIE/
                                  BATON ROUGE/LAFAYETTE   SAGINAW/BAY CITY    CARLISLE       KOKOMO
                                       ACQUISITION          ACQUISITION      ACQUISITION   ACQUISITION   ADJUSTMENTS(a)
                                  ---------------------   ----------------   -----------   -----------   ---------------
  Net revenue...................         $ 4,947              $ 5,192          $  636        $12,950          $  --
  Station operating expenses....           3,447                3,384             414          8,669           (340)
  Depreciation and
    amortization................           2,380                1,898             223          4,025             --
  Corporate general and
    administrative..............              --                   --              --             --            600
                                         -------              -------          ------        -------          -----
    Operating expenses..........           5,827                5,282             637         12,694            260
  Operating income (loss).......            (880)                 (90)             (1)           256           (260)
  Interest expense..............           2,088                2,215             285          3,797             --
                                         -------              -------          ------        -------          -----
  Income (loss) before income
    taxes.......................          (2,968)              (2,305)           (286)        (3,541)          (260)
  Income taxes (benefit)........            (347)                  --              --             --             --
                                         -------              -------          ------        -------          -----
  Income (loss) from continuing
    operations..................         $(2,621)             $(2,305)         $ (286)       $(3,541)         $(260)
                                         =======              =======          ======        =======          =====


                                    PENDING
                                  ACQUISITIONS
                                  ------------
  Net revenue...................    $23,725
  Station operating expenses....     15,574
  Depreciation and
    amortization................      8,526
  Corporate general and
    administrative..............        600
                                    -------
    Operating expenses..........     24,700
  Operating income (loss).......       (975)
  Interest expense..............      8,385
                                    -------
  Income (loss) before income
    taxes.......................     (9,360)
  Income taxes (benefit)........       (347)
                                    -------
  Income (loss) from continuing
    operations..................    $(9,013)
                                    =======

---------------

   (a) Includes the elimination of $208,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $132,000 of station management expenses, and additional corporate overhead of $600,000 to reflect increase in costs to administer the additional stations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                    THE COMPANY
                                                                ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                                    ACTUAL         COMPLETED         COMPLETED        THE PENDING      PRO FORMA
                                                  THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     ACQUISITIONS(2)   THE COMPANY
                                                  -----------   ---------------   ---------------   ---------------   -----------
Net revenue.....................................    $60,025         $29,122          $ 89,147          $ 21,024        $110,171
Station operating expenses......................     43,306          19,598            62,904            14,859          77,763
Depreciation and amortization...................      9,563          10,446            20,009             8,526          28,535
Corporate general and administrative............      2,562            (334)            2,228             1,200           3,428
                                                    -------         -------          --------          --------        --------
  Operating expenses............................     55,431          29,710            85,141            24,585         109,726
                                                    -------         -------          --------          --------        --------
Operating income (loss).........................      4,594            (588)            4,006            (3,561)            445
Interest expense................................      8,214           2,516            10,730             8,385          19,115
Other (income) expense, net.....................       (401)             --              (401)               --            (401)
                                                    -------         -------          --------          --------        --------
Income (loss) before
  income taxes..................................     (3,219)         (3,104)           (6,323)          (11,946)        (18,269)
Income taxes (benefit)..........................       (105)           (519)             (624)             (347)           (971)
Dividend requirement for exchangeable preferred
  stock.........................................     (3,276)         (7,225)          (10,501)               --         (10,501)
                                                    -------         -------          --------          --------        --------
Income (loss) from continuing operations
  applicable to common shares...................    $(6,390)        $(9,810)         $(16,200)         $(11,599)       $(27,799)
                                                    =======         =======          ========          ========        ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Company's acquisition of Tele-Media Broadcasting Company (the "Tele-Media Acquisition"), (b) the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisitions of WXEX-FM and WHKK-FM in Providence, (f) the Company's 1997 acquisition of various stations in Little Rock (the "Little Rock Acquisitions"), (g) the acquisition of WLEV-FM in Allentown/Bethlehem, (h) the disposition of WEST-AM in Allentown/Bethlehem, (i) the Wilkes-Barre/Scranton Acquisitions, (j) the Boise Acquisition, (k) the Quincy Sale, (l) the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, (m) the consummation of the 1997 Offerings, (n) the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and (o) the consummation of the Original Offering as if each transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated many of the acquired stations under a JSA or LMA. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1997. Net revenue and station expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                               PRO FORMA
                                            ADJUSTMENTS FOR                                                      REPAYMENT OF
                               ACTUAL         TELE-MEDIA        LITTLE ROCK          OTHER          THE 1997      THE CREDIT
                            TELE-MEDIA(a)     ACQUISITION      ACQUISITIONS     TRANSACTIONS(f)    OFFERINGS     FACILITY(i)
                            -------------   ---------------   ---------------   ---------------   ------------   ------------
     Net revenue..........     $16,241          $    --           $5,293            $ 7,588         $    --        $    --
     Station operating
       expenses...........      12,679             (573)(b)        2,710              4,782              --             --
     Depreciation and
       amortization.......       2,208            2,278 (c)        2,037              3,923              --             --
     Corporate general and
       administrative.....         454             (788)(d)           --                 --              --             --
                               -------          -------           ------            -------         -------        -------
       Operating
         expenses.........      15,341              917            4,747              8,705              --             --
                               -------          -------           ------            -------         -------        -------
     Operating income
       (loss).............         900             (917)             546             (1,117)             --             --
     Interest expense.....      10,375             (708)(e)          591              3,654          (7,298)(g)     (6,730)
                               -------          -------           ------            -------         -------        -------
     Income (loss) before
       income taxes.......      (9,475)            (209)             (45)            (4,771)          7,298          6,730
     Income taxes
       (benefit)..........          --             (519)              --                 --              --             --
     Dividend requirement
       for exchangeable
       preferred stock....          --               --               --                 --          (7,225)(h)         --
                               -------          -------           ------            -------         -------        -------
     Income (loss) from
       continuing
       operations.........     $(9,475)         $   310           $  (45)           $(4,771)        $    73        $ 6,730
                               =======          =======           ======            =======         =======        =======


                            THE ORIGINAL   THE COMPLETED
                            OFFERING(j)    TRANSACTIONS
                            ------------   -------------
     Net revenue..........    $    --        $ 29,122
     Station operating
       expenses...........         --          19,598
     Depreciation and
       amortization.......         --          10,446
     Corporate general and
       administrative.....         --            (334)
                              -------        --------
       Operating
         expenses.........         --          29,710
                              -------        --------
     Operating income
       (loss).............         --            (588)
     Interest expense.....      2,632           2,516
                              -------        --------
     Income (loss) before
       income taxes.......     (2,632)         (3,104)
     Income taxes
       (benefit)..........         --            (519)
     Dividend requirement
       for exchangeable
       preferred stock....         --          (7,225)
                              -------        --------
     Income (loss) from
       continuing
       operations.........    $(2,632)       $ (9,810)
                              =======        ========

---------------

   (a) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under LMA/JSA agreements since August and December 1996. The operating results of Tele-Media are included in the Company's results of operations beginning July 4, 1997, the date of acquisition.

   (b) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $211,000 of LMA/JSA fees related to the Wilkes-Barre/Scranton stations and $247,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (c) Reflects increased depreciation and amortization resulting from the purchase price allocation.

   (d) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between the Company and Tele-Media. Had the 1997 Offerings and the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (e) Reflects the elimination of Tele-Media interest expense of $5.5 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

   (f) Gives effect to the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities, WXEX-FM and WHKK-FM in Providence, WLEV-FM in Allentown/Bethlehem, the Boise Acquisition, the Wilkes-Barre/Scranton Acquisitions, the disposition of WEST-AM in Allentown/Bethlehem, the Quincy Sale and the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock as if each transaction had taken place on January 1, 1997.

   (g) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the 10 1/4% Senior Subordinated Notes (the "1997 Notes") and recording of the amortization of deferred financing costs of $3.3 million related to the 1997 Notes.

   (h) Reflects the recording of the dividends related to the Exchangeable Preferred Stock as if the 1997 Offerings had taken place on January 1, 1997.

   (i) Reflects the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering.

   (j) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

(2) Represents the net effect of (a) the Baton Rouge/Lafayette Acquisition, (b) the Saginaw/Bay City Acquisition, (c) the Carlisle acquisition and (d) the Charleston/Binghamton/Muncie/Kokomo Acquisition as if each such transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                          CHARLESTON/BINGHAMTON/
                                 BATON ROUGE/LAFAYETTE   SAGINAW/BAY CITY    CARLISLE         MUNCIE/KOKOMO
                                      ACQUISITION          ACQUISITION      ACQUISITION        ACQUISITION         ADJUSTMENTS
                                 ---------------------   ----------------   -----------   ----------------------   -----------
   Net revenue.................         $ 4,368              $ 4,934          $  670             $11,052              $  --
   Station operating
     expenses..................           3,323                3,322             392               8,156               (334)(a)
   Depreciation and
     amortization..............           2,380                1,898             223               4,025                 --
   Corporate general and
     administrative............              --                   --              --                  --              1,200 (b)
                                        -------              -------          ------             -------              -----
     Operating expenses........           5,703                5,220             615              12,181                866
   Operating income (loss).....          (1,335)                (286)             55              (1,129)              (866)
   Interest expense............           2,088                2,215             285               3,797                 --
                                        -------              -------          ------             -------              -----
   Income (loss) before income
     taxes.....................          (3,423)              (2,501)           (230)             (4,926)              (866)
   Income taxes (benefit)......            (347)                  --              --                  --                 --
                                        -------              -------          ------             -------              -----
   Income (loss) from
     continuing operations.....         $(3,076)             $(2,501)         $ (230)            $(4,926)             $(866)
                                        =======              =======          ======             =======              =====


                                   PENDING
                                 ACQUISITIONS
                                 ------------
   Net revenue.................    $ 21,024
   Station operating
     expenses..................      14,859
   Depreciation and
     amortization..............       8,526
   Corporate general and
     administrative............       1,200
                                   --------
     Operating expenses........      24,585
   Operating income (loss).....      (3,561)
   Interest expense............       8,385
                                   --------
   Income (loss) before income
     taxes.....................     (11,946)
   Income taxes (benefit)......        (347)
                                   --------
   Income (loss) from
     continuing operations.....    $(11,599)
                                   ========

---------------

   (a) Includes the elimination of $202,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $132,000 of station management expenses.

   (b) Reflects increased corporate overhead to administer additional stations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                    THE COMPANY
                                                                ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                                    ACTUAL         COMPLETED         COMPLETED        THE PENDING      PRO FORMA
                                                  THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     ACQUISITIONS(2)   THE COMPANY
                                                  -----------   ---------------   ---------------   ---------------   -----------
Net revenue.....................................   $ 89,803        $ 29,950          $119,753          $ 29,581        $149,334
Station operating expenses......................     65,245          18,783            84,028            20,092         104,120
Depreciation and amortization...................     14,636          11,626            26,262            11,367          37,629
Corporate general and administrative............      3,530            (334)            3,196             1,600           4,796
                                                   --------        --------          --------          --------        --------
    Operating expenses..........................     83,411          30,075           113,486            33,059         146,545
                                                   --------        --------          --------          --------        --------
Operating income (loss).........................      6,392            (125)            6,267            (3,478)          2,789
Interest expense................................     12,304           2,274            14,578            11,180          25,758
Other (income) expense, net.....................       (451)             --              (451)               --            (451)
                                                   --------        --------          --------          --------        --------
Income (loss) before income taxes...............     (5,461)         (2,399)           (7,860)          (14,658)        (22,518)
Income taxes (benefit)..........................       (770)         (1,048)           (1,818)             (463)         (2,281)
Dividend requirement for exchangeable preferred
  stock.........................................     (6,633)         (7,225)          (13,858)               --         (13,858)
                                                   --------        --------          --------          --------        --------
Income (loss) from continuing operations
  applicable to common shares...................   $(11,324)       $ (8,576)         $(19,900)         $(14,195)       $(34,095)
                                                   ========        ========          ========          ========        ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Tele-Media Acquisition, (b) the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisitions of WXEX-FM and WHKK-FM in Providence, (f) Wilkes-Barre/Scranton Acquisitions, (g) the Little Rock Acquisitions, (h) the Boise Acquisition, (i) the acquisition of WLEV-FM in Allentown/Bethlehem, (j) the sale of WEST-AM in Allentown/Bethlehem, (k) the Quincy Sale, (l) the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, (m) the consummation of the 1997 Offerings, (n) repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and (o) the consummation of the Original Offering as if each transaction had taken place on January 1, 1997. Net revenue and station expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                            ADJUSTMENTS                                                        REPAYMENT
                                                FOR                                                             OF THE
                               ACTUAL       TELE-MEDIA    LITTLE ROCK         OTHER             THE 1997        CREDIT
                           TELE-MEDIA(a)    ACQUISITION   ACQUISITIONS   ACQUISITIONS(f)       OFFERINGS       FACILITY
                           --------------   -----------   ------------   ----------------   ----------------   ---------
    Net revenue..........     $16,241         $   --         $5,596          $ 8,113            $    --         $    --
    Station operating
     expenses............      12,679           (573)(b)      2,835            3,842                 --              --
    Depreciation and
     amortization........       2,208          2,278 (c)      2,358            4,782                 --              --
    Corporate general and
     administrative......         454           (788)(d)         --               --                 --              --
                              -------         ------         ------          -------            -------         -------
     Operating
       expenses..........      15,341            917          5,193            8,624                 --              --
                              -------         ------         ------          -------            -------         -------
    Operating income
     (loss)..............         900           (917)           403             (511)                --              --
    Interest expense.....      10,375           (708)(e)        591            4,779             (7,298)(g)      (8,974)(i)
                              -------         ------         ------          -------            -------         -------
    Income (loss) before
     income taxes........      (9,475)          (209)          (188)          (5,290)             7,298           8,974
    Income taxes
     (benefit)...........          --           (519)          (225)            (304)                --              --
    Dividend requirement
     for exchangeable
     preferred stock.....          --             --             --               --             (7,225)(h)          --
                              -------         ------         ------          -------            -------         -------
    Income (loss) from
     continuing
     operations..........     $(9,475)        $  310         $   37          $(4,986)           $    73         $ 8,974
                              =======         ======         ======          =======            =======         =======


                                              THE
                           THE ORIGINAL    COMPLETED
                           OFFERING(j)    TRANSACTIONS
                           ------------   ------------
    Net revenue..........    $    --        $29,950
    Station operating
     expenses............         --         18,783
    Depreciation and
     amortization........         --         11,626
    Corporate general and
     administrative......         --           (334)
                             -------        -------
     Operating
       expenses..........         --         30,075
                             -------        -------
    Operating income
     (loss)..............         --           (125)
    Interest expense.....      3,509          2,274
                             -------        -------
    Income (loss) before
     income taxes........     (3,509)        (2,399)
    Income taxes
     (benefit)...........         --         (1,048)
    Dividend requirement
     for exchangeable
     preferred stock.....         --         (7,225)
                             -------        -------
    Income (loss) from
     continuing
     operations..........    $(3,509)       $(8,576)
                             =======        =======

---------------

   (a) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under LMA/JSA agreements since August and December 1996. The operating results of Tele-Media are included in the Company's results of operations beginning July 3, 1997, the date of acquisition.

   (b) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising, the elimination of $211,000 of LMA/JSA fees related to the Wilkes-Barre/Scranton stations and the elimination of $247,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (c) Reflects increased depreciation and amortization resulting from the purchase price allocation.

   (d) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between the Company and Tele-Media. Had the 1997 Offerings and the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (e) Reflects the elimination of Tele-Media interest expense of $5.5 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

   (f) Gives effect to (i) the acquisitions of WLEV-FM in Allentown/Bethlehem; KBOI-AM, KQFC-FM and KKGL-FM in Boise; KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities; WXEX-FM and WHKK-FM in Providence; WEMR-AM/FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, KIZN-FM and KZMG-FM in Boise and KAAY-AM in Little Rock, (ii) the sale of WEST-AM in Allentown/Bethlehem and KRNN-AM in Little Rock and (iii) the Quincy Sale as if such transactions had taken place on January 1, 1997.

   (g) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the 1997 Notes and the amortization of deferred financings costs of $3.3 million related to the 1997 Notes.

   (h) Reflects the recording of the dividends on the Exchangeable Preferred Stock as if the 1997 Offerings had taken place on January 1, 1997.

   (i) Reflects the reduction of interest expense due to the pay down of the Credit Facility with the proceeds received from Citadel Communications' initial public offering.

   (j) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.
(2) Represents the net effect of (a) the Baton Rouge/Lafayette Acquisition, (b) the Saginaw/Bay City Acquisition, (c) the Carlisle Acquisition, and (d) the Charleston/Binghamton/Muncie/Kokomo Acquisition, as if each transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                               CHARLESTON/
                                                                                               BINGHAMTON/
                                     BATON ROUGE/LAFAYETTE   SAGINAW/BAY CITY    CARLISLE     MUNCIE/KOKOMO
                                          ACQUISITION          ACQUISITION      ACQUISITION    ACQUISITION    ADJUSTMENTS
                                     ---------------------   ----------------   -----------   -------------   -----------
    Net revenue....................         $ 6,064              $ 6,616          $  899         $16,002        $    --
    Station operating expenses.....           4,649                4,445             528          10,917           (447)(a)
    Depreciation and
      amortization.................           3,173                2,530             297           5,367             --
    Corporate general and
      administrative...............              --                   --              --              --          1,600 (b)
                                            -------              -------          ------         -------        -------
      Operating expenses...........           7,822                6,975             825          16,284          1,153
    Operating income (loss)........          (1,758)                (359)             74            (282)        (1,153)
    Interest expense...............           2,784                2,953             380           5,063             --
                                            -------              -------          ------         -------        -------
    Income (loss) before income
      taxes........................          (4,542)              (3,312)           (306)         (5,345)        (1,153)
    Income taxes (benefit).........            (463)                  --              --              --             --
                                            -------              -------          ------         -------        -------
    Income (loss) from continuing
      operations...................         $(4,079)             $(3,312)         $ (306)        $(5,345)       $(1,153)
                                            =======              =======          ======         =======        =======


                                       PENDING
                                     ACQUISITIONS
                                     ------------
    Net revenue....................    $ 29,581
    Station operating expenses.....      20,092
    Depreciation and
      amortization.................      11,367
    Corporate general and
      administrative...............       1,600
                                       --------
      Operating expenses...........      33,059
    Operating income (loss)........      (3,478)
    Interest expense...............      11,180
                                       --------
    Income (loss) before income
      taxes........................     (14,658)
    Income taxes (benefit).........        (463)
                                       --------
    Income (loss) from continuing
      operations...................    $(14,195)
                                       ========

---------------
   (a) Includes the elimination of $271,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $176,000 of station management expenses.

   (b) Reflects increased corporate overhead to administer additional stations.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                              ACQUISITION OF
                                                                KAAY-AM AND       ADJUSTMENTS     ADJUSTMENTS FOR
                               ACTUAL      ADJUSTMENTS FOR    DISPOSITION OF    FOR THE PENDING    THE ORIGINAL     PRO FORMA THE
                             THE COMPANY   THE QUINCY SALE        KRNN-AM       ACQUISITIONS(1)     OFFERING(2)        COMPANY
                             -----------   ----------------   ---------------   ---------------   ---------------   -------------
ASSETS
Cash and cash
  equivalents..............   $  7,407         $    --           $ (4,909)         $(17,000)         $ 21,774          $  7,272
Accounts and notes
  receivable, net..........     32,044             250                 80             1,000                --            33,374
Prepaid expenses...........      3,287              --                 --                --                --             3,287
                              --------         -------           --------          --------          --------          --------
Total current assets.......     42,738             250             (4,829)          (16,000)           21,774            43,933
Property and equipment,
  net......................     36,834            (375)               220            14,500                --            51,179
Intangible assets, net.....    290,405          (1,087)             4,620           142,449                --           436,387
Other assets...............      3,376              --                 --                --             4,000 (3)         7,376
                              --------         -------           --------          --------          --------          --------
                              $373,353         $(1,212)          $     11          $140,949          $ 25,774          $538,875
                              ========         =======           ========          ========          ========          ========
LIABILITIES AND
  SHAREHOLDER'S EQUITY
Accounts payable and
  accrued liabilities......   $ 11,399         $    --           $     11          $     --          $     --          $ 11,410
Current maturities of other
  long-term obligations....        282              --                 --                --                --               282
                              --------         -------           --------          --------          --------          --------
Total current
  liabilities..............     11,681              --                 11                --                --            11,692
                              --------         -------           --------          --------          --------          --------
Notes payable, less current
  maturities...............     18,726          (2,000)                --           132,500           (89,226)(4)        60,000
10-1/4% Notes..............     98,461              --                 --                --                --            98,461
9-1/4% Notes...............         --              --                 --                --           115,000           115,000
Other long-term
  obligations, less current
  maturities...............      1,011              --                 --             1,500                --             2,511
Deferred tax liability.....     25,306              --                 --             6,949                --            32,255
Exchangeable preferred
  stock....................    112,965              --                 --                --                --           112,965
Shareholder's equity:
  Common stock and
    additional paid-in
    capital................    137,648              --                 --                --                --           137,648
  Accumulated deficit......    (32,445)            788                 --                --                --           (31,657)
                              --------         -------           --------          --------          --------          --------
                              $373,353         $(1,212)          $     11          $140,949          $ 25,774          $538,875
                              ========         =======           ========          ========          ========          ========

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET

(1) Represents the net effect of (i) the Baton Rouge/Lafayette Acquisition, (ii) the Saginaw/Bay City Acquisition, (iii) the Carlisle Acquisition, and (iv) the Charleston/Binghamton/Muncie/Kokomo Acquisition.

(2) Represents the issuance of the outstanding notes and the application of the net proceeds from the Original Offering.

(3) Reflects the initial purchasers' discount and the expenses of the Original Offering.

(4) Reflects the repayment of borrowings under the Credit Facility.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of the Company presented below as of and for each of the years in the five-year period ended December 31, 1997 are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical financial data of the Company presented below as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, contain all necessary adjustments of a normal recurring nature to present the financial statements in conformity with GAAP. The consolidated financial statements of the Company as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 and the independent auditors' report thereon, as well as the unaudited consolidated financial statements of the Company as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998, are included elsewhere in this prospectus. The financial results of the Company are not comparable from year to year because the Company acquired and disposed of various radio stations. The selected historical financial data below should be read in conjunction with, and is qualified by reference to, the Company's Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                                   NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                          -----------------------------------------------------   --------------------
                                            1993       1994       1995       1996       1997        1997        1998
                                          --------   --------   --------   --------   ---------   ---------   --------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue.............................  $ 21,376   $ 32,998   $ 34,112   $ 45,413   $  89,803   $  60,025   $ 98,821
Station operating expenses..............    17,081     24,331     26,832     33,232      65,245      43,306     69,412
Depreciation and amortization...........     5,245      7,435      4,891      5,158      14,636       9,563     20,005
Corporate general and administrative....       961      2,504      2,274      3,248       3,530       2,562      3,351
                                          --------   --------   --------   --------   ---------   ---------   --------
Operating income (loss).................    (1,911)    (1,272)       115      3,775       6,392       4,594      6,053
Interest expense(1).....................     2,637      4,866      5,242      6,155      12,304       8,214     13,590
Other income, net.......................       149        657        781        414         451         401         94
                                          --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before income taxes and
  extraordinary item....................    (4,399)    (5,481)    (4,346)    (1,966)     (5,461)     (3,219)    (7,443)
Income tax benefit......................        --         --         --         --        (770)       (105)    (1,163)
                                          --------   --------   --------   --------   ---------   ---------   --------
Income (loss) before extraordinary
  item..................................    (4,399)    (5,481)    (4,346)    (1,966)     (4,691)     (3,114)    (6,280)
Extraordinary loss(2)...................        --         --         --     (1,769)         --          --         --
                                          --------   --------   --------   --------   ---------   ---------   --------
Net income (loss).......................  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $  (4,691)  $  (3,114)  $ (6,280)
Dividend requirement for exchangeable
  preferred stock.......................        --         --         --         --       6,633       3,276     10,822
                                          --------   --------   --------   --------   ---------   ---------   --------
Net loss applicable to common
  shares(3).............................  $ (4,399)  $ (5,481)  $ (4,346)  $ (3,735)  $ (11,324)  $  (6,390)  $(17,102)
                                          ========   ========   ========   ========   =========   =========   ========
Net loss per common share(4)............  $   (110)  $   (137)  $   (109)  $    (93)  $    (283)  $    (160)  $   (428)
Shares used in per share calculation....    40,000     40,000     40,000     40,000      40,000      40,000     40,000
OTHER DATA:
Broadcast cash flow(5)..................  $  4,295   $  8,667   $  7,280   $ 12,181   $  24,558   $  16,719   $ 29,409
EBITDA(5)...............................     3,334      6,163      5,006      8,933      21,028      14,157     26,058
Net cash provided by (used in) operating
  activities............................       361        324       (434)    (1,394)      5,543       4,137      3,946
Net cash provided by (used in) investing
  activities............................   (10,818)   (14,037)     4,810    (61,168)   (211,622)   (133,350)   (39,350)
Net cash provided by (used in) financing
  activities............................    10,070     14,393     (4,908)    63,145     212,176     154,324     35,127
Capital expenditures....................       679      2,857      1,691      2,038       2,070       1,478      1,747
Deficiency of earnings to fixed
  charges(6)............................     4,399      5,481      4,346      1,966      12,094       6,495     18,265

                                                                    DECEMBER 31,
                                                -----------------------------------------------------   SEPTEMBER 30,
                                                  1993       1994       1995       1996       1997          1998
                                                --------   --------   --------   --------   ---------   -------------
                                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.....................  $    857   $  1,538   $  1,005   $  1,588   $   7,685     $  7,407
Working capital (deficiency)..................     1,701      3,382      2,928     (4,195)     22,593       31,057
Intangible assets, net........................    17,454     20,080     15,093     51,802     268,690      290,405
Total assets..................................    36,120     46,397     37,372    102,244     344,172      373,353
Long-term debt (including current
  portion)(1).................................    30,468     47,805     43,046     91,072     189,699      118,480
Exchangeable preferred stock..................        --         --         --         --     102,010      112,965
Shareholder's equity (deficit)................     3,492     (4,782)    (9,249)     5,999      16,132      105,204

---------------
(1) Includes debt issuance costs and debt discount amortization of $139,000, $287,000, $132,000, $163,000 and $441,000 for the years ended December 31,
    1993, 1994, 1995, 1996 and 1997, respectively, and $156,000 and $401,000 for the nine months ended September 30, 1997 and 1998, respectively.

(2) On October 9, 1996, the Company extinguished its long-term debt of $31.3 million, payable to a financial institution, and its note payable to a related party of $7.0 million. The early retirement of the long-term debt resulted in a $1.8 million extraordinary loss due to prepayment premiums and the write-off of debt issuance costs.

(3) The Company has never declared cash dividends on its common stock.

(4) Basic and diluted net loss per common share are the same for all periods presented due to net losses of the Company.

(5) "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate general and administrative expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

(6) Fixed charges include interest expense on debt, amortization of financing costs, amortization of debt discount, 33% of rent expense, and dividend requirements with respect to the Exchangeable Preferred Stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion and analysis should be read in conjunction with "Selected Historical Financial Data" and the Company's Consolidated Financial Statements and related notes included elsewhere in this prospectus. Except for the historical information contained herein, the discussions in this prospectus contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the section entitled "Risk Factors," as well as those discussed elsewhere in this prospectus.

     The principal source of the Company's revenue is the sale of broadcasting time on its radio stations for advertising. As a result, the Company's revenue is affected primarily by the advertising rates its radio stations charge. Correspondingly, the rates are based upon a station's ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by periodic Arbitron Radio Market Reports. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. Each of the Company's stations has a general pre-determined level of on-air inventory that it makes available for advertising, which may be different at different times of the day and tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by changing the available inventory.

     In the broadcasting industry, radio stations often utilize trade (or barter) agreements to exchange advertising time for goods or services (such as other media advertising, travel or lodging), in lieu of cash. In order to preserve most of its on-air inventory for cash advertising, the Company generally enters into trade agreements only if the goods or services bartered to the Company will be used in the Company's business. The Company has minimized its use of trade agreements and has generally sold over 90% of its advertising time for cash. In addition, it is the Company's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.

     In 1997, the Company's radio stations derived approximately 84.7% of their net broadcasting revenue from local and regional advertising in the markets in which they operate, and the remainder resulted principally from the sale of national advertising. Local and regional advertising is sold primarily by each station's sales staff. To generate national advertising sales, the Company engages a national advertising representative firm. The Company believes that the volume of national advertising revenue tends to adjust to shifts in a station's audience share position more rapidly than does the volume of local and regional advertising revenue. Therefore, the Company focuses on sales of local and regional advertising. During the year ended December 31, 1997 and the nine months ended September 30, 1998, no single advertiser accounted for more than 9.2% of the net revenue of any of the Company's station groups or more than 1.4% of total net revenue of the Company.

     The Company's quarterly revenue varies throughout the year, as is typical in the radio broadcasting industry. The Company's first calendar quarter typically produces the lowest revenue for the year, and the second and fourth calendar quarters generally produce the highest revenue for the year. The advertising revenue of the Company is typically collected within 120 days of the date on which the related advertising is aired and its corresponding revenue is recognized. Most accrued expenses, however, are paid within 45 to 60 days. As a result of this time lag, working capital requirements have increased as the Company has grown and will likely increase further in the future.

     The primary operating expenses incurred in the ownership and operation of radio stations include employee salaries and commissions, programming expenses and advertising and promotion expenses. The Company also incurs and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of stations and existing and future borrowings. The Company's consolidated financial statements tend not to be directly comparable from period to period due to the Company's acquisition activity.

     Historically and on a pro forma basis, the Company has generated net losses primarily as a result of significant charges for depreciation and amortization relating to the acquisition of radio stations and interest charges on outstanding debt. The Company amortizes FCC licenses and goodwill attributable to the acquisition of radio stations over a fifteen-year period. Based upon the large number of acquisitions that were consummated within the last two years, the Company anticipates that depreciation and amortization charges will continue to be significant for several years. To the extent that the Company consummates additional acquisitions, its depreciation and amortization charges are likely to increase. The Company expects that it will continue to incur net losses through at least 1999.

     The Company's financial results are dependent on a number of factors, including the general strength of the local and national economies, population growth, ability to provide popular programming, local market and regional competition, relative efficiency of radio broadcasting compared to other advertising media, signal strength and government regulation and policies.

     The Company consolidates the operations of stations operated under LMAs. The Emerging Issues Task Force, a division of the Financial Accounting Standards Board ("EITF"), is reviewing the accounting method for contractual management arrangements and may determine that consolidation is appropriate only if certain requirements for controlling financial interest are met. The provisions of the Company's existing LMAs do not meet the proposed control requirements, thus if the EITF proposal is approved as drafted, consolidation of stations operated under LMAs may no longer be appropriate.

     "Broadcast cash flow" consists of operating income (loss) before depreciation, amortization and corporate expenses. "EBITDA" consists of operating income (loss) before depreciation and amortization. Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures widely used in the broadcasting industry to evaluate a radio company's operating performance. However, broadcast cash flow and EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP as a measure of liquidity or profitability.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Net Broadcasting Revenue. Net broadcasting revenue increased $38.8 million or 64.7% to $98.8 million for the nine months ended September 30, 1998 from $60.0 million for the nine months ended September 30, 1997. The inclusion of revenue from the acquisitions of radio stations and revenue generated from LMAs and JSAs entered into during 1997 and 1998 provided $32.6 million of the increase. For stations owned and operated over the comparable period in 1997 and 1998, net broadcasting revenue improved $6.2 million or 12.7% to $54.9 million in 1998 from $48.7 million in 1997, primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $26.1 million or 60.3% to $69.4 million for the nine months ended September 30, 1998 from $43.3 million for the nine months ended September 30, 1997. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1997 and 1998.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $12.7 million or 76.0% to $29.4 million for the nine months ended September 30, 1998 from $16.7 million for the nine months ended September 30, 1997. As a percentage of net broadcasting revenue, broadcast cash flow improved to 29.8% for the nine months ended September 30, 1998 compared to 27.8% for the nine months ended September 30, 1997.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.8 million or 30.8% to $3.4 million for the nine months ended September 30, 1998 from $2.6 million for the nine months ended September 30, 1997. The increase was due primarily to an increase in staffing levels needed to support the Company's growth.

     EBITDA. As a result of the factors described above, EBITDA increased $11.9 million or 83.8% to $26.1 million for the nine months ended September 30, 1998 from $14.2 million for the nine months ended September 30, 1997.

     Depreciation and Amortization. Depreciation and amortization expense increased $10.4 million or 108.3% to $20.0 million for the nine months ended September 30, 1998 from $9.6 million for the nine months ended September 30, 1997, primarily due to radio station acquisitions consummated during 1997 and 1998.

     Interest Expense. Interest expense increased approximately $5.4 million or 65.9% to $13.6 million for the nine months ended September 30, 1998 from $8.2 million for the nine months ended September 30, 1997, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated in 1997 and 1998, offset by a repayment of the borrowings in the third quarter of 1998 from the proceeds of Citadel Communications' initial public offering.

     Net Loss. As a result of the factors described above, net loss increased $3.2 million or 103.2% to $6.3 million for the nine months ended September 30, 1998 from $3.1 million for the nine months ended September 30, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net Broadcasting Revenue. Net broadcasting revenue increased $44.3 million or 97.7% to $89.8 million in 1997 from $45.4 million in 1996. The inclusion of net revenue from the acquisitions of radio stations and net revenue generated from LMAs and JSAs entered into during 1997 provided $41.8 million of the increase. For stations owned and operated over the comparable period in 1997 and 1996, net broadcasting revenue improved approximately $2.5 million or 6.7% to $40.7 million in 1997 from $38.2 million in 1996 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $32.0 million or 96.3% to $65.2 million in 1997 from $33.2 million in 1996. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1997.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $12.4 million or 101.6% to $24.6 million in 1997 from $12.2 million in 1996. As a percentage of net broadcasting revenue, broadcast cash flow increased to 27.3% in 1997 from 26.8% in 1996.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.3 million or 8.7% to $3.5 million in 1997 from $3.2 million in 1996. The increase is due primarily to an increase in staffing levels required to support the Company's growth through acquisitions.

     EBITDA. As a result of the factors described above, EBITDA increased $12.1 million or 135.4% to $21.0 million in 1997 from $8.9 million in 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased $9.5 million or 183.8% to $14.6 million in 1997 from $5.2 million in 1996, primarily due to radio station acquisitions consummated during 1997.

     Interest Expense. Interest expense increased $6.1 million or 99.9% to $12.3 million in 1997 from $6.2 million in 1996, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1997.

     Net Loss. As a result of the factors described above, net loss increased $1.0 million or 25.6% to $4.7 million in 1997 from $3.7 million in 1996. Included in the net loss for 1996 is a $1.8 million extraordinary loss related to the repayment of long-term debt.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Net Broadcasting Revenue. Net broadcasting revenue increased $11.3 million or 33.1% to $45.4 million in 1996 from $34.1 million in 1995. The inclusion of revenue from the acquisitions of radio stations and revenue generated from LMAs and JSAs entered into during 1996 provided $7.8 million of the increase. For stations owned and operated over the comparable period in 1995 and 1996, net broadcasting revenue improved $3.5 million or 11.4% to $34.2 million in 1996 from $30.6 million in 1995 primarily due to increased ratings and improved selling efforts.

     Station Operating Expenses. Station operating expenses increased $6.4 million or 23.9% to $33.2 million in 1996 from $26.8 million in 1995. The increase was primarily attributable to the inclusion of station operating expenses of the radio station acquisitions and the LMAs and JSAs entered into during 1996.

     Broadcast Cash Flow. As a result of the factors described above, broadcast cash flow increased $4.9 million or 67.1% to $12.2 million in 1996 from $7.3 million in 1995. As a percentage of net broadcasting revenue, broadcast cash flow increased to 26.8% in 1996 from 21.4% in 1995.

     Corporate General and Administrative Expenses. Corporate general and administrative expenses increased $0.9 million or 39.1% to $3.2 million in 1996 from $2.3 million in 1995. Substantially all of the increase was due to professional expenses incurred in 1996 related to the Company's capital raising activities and a lawsuit between the Company and Tele-Media Broadcasting Company ("Tele-Media") and certain of its shareholders and officers which arose in connection with Tele-Media's decision not to consummate a sale of its radio stations to the Company pursuant to a 1995 agreement. In connection with the Company's acquisition of Tele-Media, the litigation was settled.

     EBITDA. As a result of the factors described above, EBITDA increased $3.9 million or 78.0% to $8.9 million in 1996 from $5.0 million in 1995.

     Depreciation and Amortization. Depreciation and amortization expense increased $0.3 million or 6.1% to $5.2 million in 1996 from $4.9 million in 1995, primarily due to radio station acquisitions consummated during 1996.

     Interest Expense. Interest expense increased $1.0 million or 19.2% to $6.2 million in 1996 from $5.2 million in 1995, primarily due to interest expense associated with additional borrowings to fund acquisitions consummated during 1996.

     Net Loss. As a result of the factors described above, net loss decreased $0.6 million or 14.1% to $3.7 million in 1996 from $4.3 million in 1995. Included in the net loss for 1996 is $0.4 million of interest earned on loans advanced by the Company to Deschutes River Broadcasting, Inc. ("Deschutes") prior to the acquisition of Deschutes by the Company and a $1.8 million extraordinary loss related to the repayment of long-term debt.

LIQUIDITY AND CAPITAL RESOURCES

     Net Cash Provided By Operations. For the nine months ended September 30, 1998, net cash provided by operations decreased to $3.9 million from $4.1 million for the comparable 1997 period primarily due to increases in accounts receivable, prepaid expenses and accounts payable, offset by decreases in other assets and accrued liabilities. Net cash provided by operations increased to $5.5 million in 1997 from $1.4 million in 1996. The increase was primarily due to an increase in amortization and depreciation as a result of acquisitions.

     Net Cash Used in Investing Activities. For the nine months ended September 30, 1998, net cash used in investing activities decreased to $39.4 million from $133.3 million in the comparable 1997 period. Net cash used in investing activities in 1997 was $211.6 million, compared to $61.2 million in 1996. Net cash used in investing activities was used primarily to acquire stations.

     Net Cash Provided By Financing Activities. For the nine months ended September 30, 1998, net cash provided by financing activities was $35.1 million compared to $154.3 million in the comparable 1997 period. This decrease is the result of the use of proceeds from Citadel Communications' initial public offering to repay indebtedness in 1998 while the proceeds from the 1997 Offerings were used for acquisitions and operations, as well as for the repayment of indebtedness. The decrease was offset by increased borrowings in the 1998 period. Net cash provided by financing activities in 1997 was $212.2 million, primarily from the proceeds of the 1997 Offerings, compared to $63.1 million in 1996.

     Principal Liquidity Requirements. The Company's principal liquidity requirements are for acquisition financing, debt service, working capital and general corporate purposes, including capital expenditures. The Company's acquisition strategy has required, and will continue in the foreseeable future to require, a significant portion of the Company's capital resources. The Company expects that its debt service and capital expenditure obligations within the next twelve months will include approximately $10.6 million for interest on the notes, approximately $10.4 million for interest on the 10 1/4% Senior Subordinated Notes (the "1997 Notes") and approximately $3.5 million for capital expenditures. The Exchangeable Preferred Stock does not require cash dividends through July 1, 2002. The Company expects the funds for debt service obligations and capital expenditures to be provided from operations.

     The Company and Citadel Communications have financed the Company's past acquisitions through bank borrowings, sales of equity and debt securities, internally generated funds and proceeds from asset sales. The Company used $5.1 million of the net proceeds of the Original Offering to pay the purchase price of the Company's acquisition of KAAY-AM in Little Rock and to repay outstanding indebtedness, and it intends to use a portion of the remaining net proceeds of the Original Offering to pay the purchase price of certain of the Pending Acquisitions. The Company expects that financing for other future acquisitions will be provided through bank borrowings, the sale of debt and equity securities and internally generated funds.

     Credit Facility. At September 30, 1998, the Company had $18.7 million outstanding under the Credit Facility. The Company used a portion of the net proceeds of the Original Offering to repay all outstanding borrowings under the Credit Facility. The Credit Facility provides for revolving borrowings of up to $140.0 million.

     The Credit Facility restricts the ability of the Company's wholly owned subsidiary Citadel License, Inc. ("Citadel License") to pay cash dividends or make other distributions in respect of its capital stock. The Company is not dependent in any material respect on the receipt of dividends or other payments from Citadel License. The Credit Facility also contains other customary restrictive covenants, which, among other things, and with certain exceptions, limit the ability of the Company and Citadel License (the "Borrowers") to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, consolidate, merge or effect certain asset sales, issue additional stock, make certain capital or overhead expenditures, make certain investments, loans or prepayments or change the nature of their business. The Borrowers are also required to satisfy certain financial covenants, which require the Borrowers to maintain specified financial ratios and to comply with certain financial tests, such as ratios for maximum leverage, senior debt leverage, minimum interest coverage and minimum fixed charges.

        - Maximum Leverage Test. The maximum leverage test requires that the Borrowers not permit the ratio of Total Debt (as defined in the Credit Facility) as of the last day of any month to the Adjusted Operating Cash Flow (as defined in the Credit Facility) for the twelve-month period ending as of the last day of such month to be greater than the Applicable Ratio on such date. The Applicable Ratio through May 1999 is 6.00. For each six-month period thereafter through maturity, the Applicable Ratio shall decrease by 0.25.

        - Senior Debt Leverage Test. The senior debt leverage test requires that the Borrowers not permit the ratio of the unpaid principal balance of the Credit Facility or any specified portion thereof outstanding from time to time as of the last day of any month to the Adjusted Operating Cash Flow for the twelve-month period ending on such date to be greater than 4.50 for the period through May 1999. For each six-month period thereafter through maturity, such maximum ratio shall decrease by 0.25.

        - Minimum Interest Coverage Test. The minimum interest coverage test requires that the Borrowers not permit the ratio of their consolidated Operating Cash Flow (as defined in the Credit Facility) for a specified four-quarter period to Interest Expense (as defined in the Credit Facility) and cash dividends on the Company's 13-1/4% Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") for the same four-quarter period to be less than 2.0 for the quarter ending December 1998. The minimum ratio shall be 2.25 for each quarter ending thereafter through maturity.

        - Minimum Fixed Charges Test. The minimum fixed charges test requires that the Borrowers not permit the ratio of their consolidated Operating Cash Flow for any specified four-quarter period to Fixed Charges (as defined in the Credit Facility) for the same four-quarter period to be less than 1.1 to 1.0.

The Borrowers are in compliance with the financial ratios and financial condition tests in its debt obligations.

     Other Indebtedness and Exchangeable Preferred Stock. The documents governing the Company's other indebtedness and the terms of the Exchangeable Preferred Stock also contain certain covenants that restrict the Company from taking various actions, including, subject to specified exceptions, the incurrence of additional indebtedness, the granting of additional liens, the making of investments, the payment of dividends and other restricted payments, mergers, acquisitions and other fundamental corporate changes, capital expenditures and transactions with affiliates.

     Additional Capital Resources. Management believes that cash from operating activities, borrowings under the Credit Facility and the remaining net proceeds of the Original Offering should be sufficient to permit the Company to meet its financial obligations and to fund its operations for at least the next twelve months. However, the Company may require additional capital resources in connection with the further implementation of its acquisition strategy.

     Year 2000 Matters. The Year 2000 computer issue primarily results from the fact that information technology hardware and software systems and other non-information technology products containing embedded microchip processors were originally programmed using a two digit format, as opposed to four digits, to indicate the year. Such programming will be unable to interpret dates beyond the year 1999, which could cause system and product failure, other computer errors and a disruption in the operation of such systems and products.

     The Company's project team has identified its accounting and traffic systems, satellite delivered programming, digital automation systems and internet service provider systems as the mission critical systems to evaluate for Year 2000 compliance. In addition, while there are several software programs currently used throughout the Company which are not Year 2000 compliant, the vendors of this software have committed to provide Year 2000 compliant updates to the Company. The Company expects to have all such updates tested and operational by June 1999.

     The Company has identified five phases for the project team to address for each of the Company's risk areas. These phases are (1) an inventory of the Company's systems described above, (2) assessment of the systems to determine the risk and apparent extent of Year 2000 problems, (3) remediation of identified problems, (4) testing of systems for Year 2000 readiness and (5) contingency planning for the worst-case scenarios.

     Inventories have been completed for all mission critical Company software applications and hardware systems, and the Company expects to complete an inventory of at-risk non-information technology systems in the fourth quarter of 1998 or early in the first quarter of 1999. The project team is currently assessing compliance issues related to the Company's information hardware and software, and expects to complete such assessment in the first quarter of 1999. The Company expects that some amount of the testing will be performed during this assessment phase.

     In each of its markets, the Company employs centralized accounting and traffic (advertising scheduling) systems for all of its stations in the market. In September 1998, the Company completed the replacement and upgrading of software certified as Year 2000 compliant by the software vendor. The Company intends to complete Year 2000 testing of this software in the first quarter of 1999. The total cost of the software upgrade was $0.3 million. In connection with the software upgrade, much of the accounting and traffic hardware systems were also upgraded or replaced. The total cost of the hardware upgrade was $0.1 million. The Company anticipates that evaluation for Year 2000 compliance of the hardware and the new software used in its accounting and traffic systems will be completed during the first quarter of 1999.

     Satellite delivered programs, which are delivered to the Company's radio stations from outside sources, represent a third party risk to the Company arising from the Year 2000 issue. The Company is sending questionnaires to each of the vendors of these programs during the fourth quarter of 1998 asking them to update the Company on the status of their Year 2000 compliance. Until those questionnaires are returned and reviewed, the Company is unable to determine the potential for disruption in its programming arising from this third party risk. If the Company does not receive reasonable assurances regarding Year 2000 compliance from any vendor of these programs, the Company would then develop contingency plans for alternative programming.

     The Company is currently reviewing a proposal to update and expand the digital automation systems used in the Company. Although not directly related to the Year 2000 problem, the Company believes the expansion and replacement of these systems, which the Company anticipates would be completed by the end of June 1999, would minimize or eliminate Year 2000 problems associated with these systems. If the Company elects not to pursue such expansion, it anticipates that the total cost of replacing the non-compliant digital components in its current digital automation systems would be approximately $0.5 million and that the replacement would be completed by the end of June 1999.

     The Company recently completed an expansion of its internet service provider division. All mission critical elements of such division are certified Year 2000 compliant by the software and hardware vendors. The Company expects to conduct testing of such software and hardware during the first quarter of 1999. No material expansion is scheduled for this division prior to the year 2000.

     In addition to identification of these mission critical systems, the Company has identified the top 10 advertisers on each of its radio stations. Questionnaires are being sent to each of these advertisers during the fourth quarter of 1998 asking them to update the Company on the status of their Year 2000 compliance. In addition, questionnaires are also being sent to various equipment vendors, banks and other lending institutions that provide substantial products and services to the Company. Until the questionnaires are returned and reviewed, the Company is unable to determine the effect of these third party risks on the Company's operations. There can be no assurance that the Company will be successful in finding alternative Year 2000 compliant advertisers, suppliers and service providers, if required.

     The Company also intends to solicit information regarding its critical internal non-information technology systems such as telephones and HVAC prior to March 31, 1999. Any required remediation and testing of the Company's non-information technology systems is expected to be completed by June 1999.

     The Company is in the process of determining its contingency plans, which are expected to include the identification of the Company's most reasonably likely worst-case scenarios. Preliminary contingency plans are expected to be completed during the first quarter of 1999 and comprehensive plans are expected to be completed by the second or third quarter of 1999. At this time, the Company does not have sufficient information to assess the likelihood of such worst-case scenarios. Currently, the Company believes that the most reasonably likely sources of risk to the Company include (1) disruptions in the supply of satellite delivered programs and (2) diminished demand for advertising time arising from Year 2000 problems both specific to the Company's advertisers or more generally related to the potential for economic disruptions related to the Year 2000 issues.

     Based on its current assessment efforts, the Company does not believe that Year 2000 issues related to its internal systems will have a material adverse effect on the Company's financial condition or results of operations. However, as described above, the failure by third parties to be Year 2000 ready could have a material adverse effect on the Company.

                                    BUSINESS

GENERAL

     The Company is a radio broadcasting company that focuses on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of the transactions described under the caption "The Pending Transactions" (the "Pending Transactions"), the Company will own or operate 92 FM and 43 AM radio stations in 26 markets, including clusters of four or more stations in 19 markets, and will have the right to construct one additional FM station. The Company's stations comprise the first or second ranked radio station group in terms of revenue share in 19 of its markets for which such information is available. On a pro forma basis, after giving effect to the transactions described under the caption "Pro Forma Financial Information" as if all such transactions had occurred on January 1, 1997, the Company would have had net broadcasting revenue and broadcast cash flow of $161.4 million and $51.5 million, respectively, for the twelve months ended September 30, 1998.

     The Company's primary strategy is to secure and maintain a leadership position in the markets it serves and to expand into additional mid-sized markets where it believes a leadership position can be obtained. Upon entering a market, the Company seeks to acquire stations which, when integrated with its existing operations, allow it to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings. The Company has completed 31 station acquisitions in markets where it already owned stations and has entered into a JSA and an LMA for eight and one additional stations, respectively, in those markets. Primarily as a result of this strategy, in the six markets in which the Company has owned radio stations since 1994, the Company has increased its average revenue share and average broadcast cash flow margin from 37.3% and 19.9%, respectively, for the year ended December 31, 1995, to 52.1% and 34.2%, respectively, for the twelve months ended September 30, 1998.

     The Company believes that mid-sized markets represent attractive opportunities because, as compared to the 50 largest markets in the United States, they are generally characterized by:

        - lower radio station purchase prices as a multiple of broadcast cash flow,

        - fewer sophisticated and well-capitalized competitors, including both radio and competing advertising media such as newspapers and television, and

        - less direct format competition due to the smaller number of stations in any given market.

The Company believes that the attractive operating characteristics of mid-sized markets coupled with the opportunity to establish or expand in-market radio station groups create the potential for substantial revenue growth and cost efficiencies. As a result, management seeks to achieve broadcast cash flow margins that are comparable to the higher margins that historically were generally achievable only in the 50 largest markets.

     The Company's portfolio of stations is diversified in terms of format, target demographics and geographic location. Because of the size of its portfolio and its individual radio station groups, the Company believes it is not unduly reliant upon the performance of any single station. The Company also believes that the diversity of its portfolio of radio stations helps insulate the Company from downturns in specific markets and changes in format preferences.

CORPORATE HISTORY AND RECENTLY COMPLETED TRANSACTIONS

     The Company was incorporated in Nevada in 1991, and in 1992 it acquired all of the radio stations then owned or operated by Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership (collectively, "Predecessor") and certain other radio stations. Lawrence R. Wilson, Chief Executive Officer of the Company, was a co-founder and one of the two general partners of Predecessor. In 1993, Citadel Communications was incorporated and the Company was reorganized as a wholly owned subsidiary of Citadel Communications. Citadel Communications currently owns all of the issued and outstanding common stock of the Company. The Company acquired ownership of additional radio stations in each of 1993, 1994, 1996, 1997 and 1998. Citadel License holds the Company's radio broadcast licenses and does not conduct any independent business operations.

     As of January 1, 1997, Citadel Communications acquired Deschutes which owned 18 radio stations in Montana, Oregon and Washington. The total consideration paid was approximately $26.0 million. Following the acquisition, Deschutes was operated as a sister company to the Company until June 20, 1997 when Deschutes was merged with and into the Company.

     On July 3, 1997, the Company purchased all of the outstanding capital stock of Tele-Media which owned or operated 16 FM and ten AM radio stations in Pennsylvania, Rhode Island and Illinois. The purchase price for the Tele-Media acquisition, following post-closing adjustments, was approximately $115.8 million, which included the repayment of certain indebtedness of Tele-Media and the redemption of certain corporate bonds and warrants of Tele-Media. Upon consummation of the Tele-Media acquisition,
Tele-Media was merged with and into the Company.

     In various other transactions consummated since January 1, 1997, the Company has acquired in eight markets an aggregate of 30 stations, the right to construct an additional station and certain related assets, including various Internet access service providers, for an aggregate purchase price of $131.1 million. The Company has sold in three markets an aggregate of six stations for an aggregate sale price of $3.0 million.

     On July 3, 1997, the Company sold $101.0 million principal amount of the 1997 Notes and 1.0 million shares of Exchangeable Preferred Stock which, subject to certain conditions, at the option of the Company, are exchangeable into the Company's 13-1/4% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures").

     On July 7, 1998, Citadel Communications completed an initial public offering of 6,880,796 shares of its common stock (the "Common Stock"), at $16.00 per share. Of such shares, Citadel Communications sold 6,250,000 shares and certain stockholders of Citadel Communications sold 630,796 shares. On July 14, 1998, Citadel Communications sold 1,032,119 additional shares when the underwriters exercised their over-allotment option. The aggregate net proceeds to Citadel Communications were approximately $106.9 million, which were used to repay a portion of the outstanding indebtedness under the Company's Credit Facility. Citadel Communications did not receive any of the proceeds from the sale of shares by the selling stockholders.

     The Company sold $115.0 million principal amount of the outstanding 9-1/4% Senior Subordinated Notes due 2008 on November 19, 1998 in order to finance certain acquisitions, repay certain indebtedness and provide cash for working capital purposes.

OPERATING STRATEGY

     In order to maximize its radio stations' appeal to advertisers, and thus its revenue and cash flow, the Company has implemented the strategies described below. The Company intends to continue to expand its existing strategies and to develop new methods to enhance revenue and reduce costs.

     Ownership of Strong Station Groups. The Company seeks to secure and maintain a leadership position in the markets it serves by owning multiple stations in those markets. By strategically coordinating programming, promotional and selling strategies among a group of local stations, the Company attempts to capture a wide range of demographic listener groups which appeal to advertisers. The Company believes that the diversification of its programming formats and its collective inventory of available advertising time strengthen relationships with advertisers and increase the Company's ability to maximize the value of its inventory. The Company believes that having multiple stations in a market also enhances its ability to market the advantages of radio advertising versus other advertising media, such as newspapers and television, thus potentially increasing radio's share of the total advertising dollars spent in a given market.

     The Company believes that its ability to leverage the existing programming and sales resources of its station groups enables it to enhance the growth potential of both new and underperforming stations while reducing the risks associated with undertaking means of improving station performance, including launching new formats. The Company also believes that operating leading station groups allows it to attract and retain talented local management teams, on-air personalities and sales personnel, which it believes are essential to operating success. Furthermore, the Company seeks to achieve substantial cost savings through the consolidation in each of its markets of facilities, management, sales and administrative personnel and operating resources (such as on-air talent, programming and music research) and through the reduction of other redundant expenses.

     Aggressive Sales and Marketing. The Company seeks to maximize its share of local advertising revenue in each of its markets through various sales and marketing initiatives. The Company provides extensive training for its sales personnel through in-house sales and time management programs, and it retains various independent consultants who hold frequent seminars for, and are available for consultation with, the Company's sales personnel. The Company also emphasizes regular, informal exchanges of ideas among its management and sales personnel across its various markets. Because advertising time is perishable, the Company seeks to maximize its revenue by utilizing sophisticated inventory management techniques that allow it to provide its sales personnel with frequent price adjustments based on regional and local market conditions. To further strengthen its relationship with advertisers, the Company also offers and markets its ability to create customer traffic through on-site events staged at, and broadcast from, the advertisers' business locations. The Company believes that, prior to their acquisition by the Company, many of its acquired stations had underperformed in sales, due primarily to undersized sales staffs responsible for selling inventory on multiple stations. Accordingly, the Company has significantly expanded the sales forces of many of its acquired stations.

     Targeted Programming. To maintain or improve its position in each market, the Company conducts extensive market research and competitive analyses in order to identify significant and sustainable target audiences. The Company then tailors the programming, marketing and promotion of each station to maximize its appeal to its target audience. Within each market, the Company attempts to build strong franchises by:

        - creating distinct, highly visible profiles for its on-air personalities, particularly those broadcasting during morning "drive time" traditionally between 6:00 a.m. and 10:00 a.m.,

        - formulating recognizable "brand names" for select stations such as the "Bull" and "Cat Country," and

        - actively participating in community events and charities.

     Decentralized Operations. The Company believes that radio is primarily a local business and that much of its success is the result of the efforts of regional and local management and staff. Accordingly, the Company decentralizes much of its operations to these levels. Each of the Company's regional and local station groups is managed by a team of experienced broadcasters who understand the musical tastes, demographics and competitive opportunities of the particular market. Regional and local managers are responsible for preparing annual operating budgets and a portion of their compensation is linked to meeting or surpassing their operating targets. Corporate management approves each station group's annual operating budget and imposes strict financial reporting requirements to track station performance. Corporate management is responsible for long range planning, establishing Company policies and serving as a resource to local management. The Company has implemented local sales reporting systems at each station to provide local and corporate management with daily sales information.

ACQUISITION STRATEGY

     In February 1996, as a result of the passage of the Telecommunications Act of 1996 (the "Telecommunications Act"), radio broadcasting companies were permitted to increase their ownership of stations within a single market from four to a maximum of between five and eight stations, depending on market size. The Telecommunications Act also eliminated the national ownership restriction that generally had limited companies to the ownership of no more than 40 stations (20 AM and 20 FM) throughout the United States.

     The Company's acquisition strategy is focused on acquiring additional radio stations in both the Company's existing markets and in new markets in which the Company believes it can effectively use its operating strategies. The Company anticipates that it will continue to focus on mid-sized markets rather than attempt to expand into larger markets. Although competition among potential purchasers for suitable radio station acquisitions is intense throughout the United States, the Company believes that less competition exists, particularly from the larger radio operators, in mid-sized markets. This affords the Company relatively more attractive acquisition opportunities in these markets. There can be no assurance, however, that the Company will be able to identify suitable and available acquisition opportunities or that it will be able to consummate any such acquisition opportunities. Additional risks and uncertainties related to the Company's acquisition strategy are discussed under "Risk Factors--Limitations on Acquisition Strategy" and "Risk Factors-- Potential Delay in Completing Pending Transactions Due to Antitrust Review."

     In evaluating acquisition opportunities in new markets, the Company assesses its potential to build leading radio station groups in those markets over time. The Company believes that the creation of strong station groups in local markets is essential to its operating success and generally will not consider entering a new market unless it believes it can acquire multiple stations in the market. The Company also analyzes a number of additional factors which it believes are important to its success, including the number and quality of commercial radio signals broadcasting in the market, the nature of the competition in the market, the Company's ability to improve the operating performance of the radio station or stations under consideration and the general economic conditions of the market.

     The Company believes that its acquisition strategy, if properly implemented, could have a number of benefits, including:

        - diversified revenue and broadcast cash flow across a greater number of stations and markets,

        - improved broadcast cash flow margins through the consolidation of facilities and the elimination of redundant expenses,

        - broadened range of advertising packages to offer advertisers,

        - improved leverage in various key vendor negotiations,

        - enhanced appeal to top industry management talent, and

        - increased overall scale which should facilitate the Company's capital raising activities.

RADIO INDUSTRY OVERVIEW

     Radio stations generate the majority of their revenue from the sale of advertising time to local and national spot advertisers and national network advertisers. Radio serves primarily as a medium for local advertising. From 1987 to 1996, local advertising revenue as a percentage of total radio advertising revenue has ranged from approximately 74% to 78%, as reported in Veronis Suhler Industry Forecasts (11th ed.). The growth in total radio advertising revenue tends to be fairly stable. Total radio advertising revenue in 1997 of $13.6 billion represented a 9.7% increase over 1996, as reported by the Radio Advertising Bureau ("RAB").

     Radio is considered an efficient means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/talk. A station's format and style of presentation enable it to target certain demographic and psychographic groups. By capturing a specific listening audience share of a market's radio audience, with particular concentration in a targeted demographic group, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographic groups listen to specific stations.

     Stations determine the number of advertisements broadcast hourly that will maximize available revenue dollars without jeopardizing listening levels. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

STATION PORTFOLIO

     Upon completion of the Pending Transactions, the Company will own 86 FM and 38 AM radio stations in 26 mid-sized markets, operate 6 additional FM and 5 additional AM radio stations in its markets pursuant to LMAs or JSAs and have the right to construct one additional FM radio station.

     The following table sets forth certain information about stations owned or operated by the Company after giving effect to the Pending Transactions. The year acquired shown in the table below includes acquisitions made by the Company's Predecessor. See "--Corporate History and Recently Completed Transactions."

                                                                                                      STATION
                                                                                        STATION      AUDIENCE
                                                                                        RANK IN      SHARE IN       RADIO
                                                                          PRIMARY       PRIMARY       PRIMARY       GROUP
                                      STATION                              DEMO-         DEMO-         DEMO-       MARKET
    RADIO GROUP/       MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
STATION CALL LETTERS   RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
---------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
PROVIDENCE, RI.......  31                                                                                           33.7%
 Owned
 WPRO-AM.............         News/Talk                     1997          A 25-54         11            2.9%
 WPRO-FM.............         Contemporary Hits             1997          A 18-49          2            9.4
 WWLI-FM.............         Adult Contemporary            1997          W 25-54          2            9.9
 WSKO-AM.............         Sports                        1997          M 25-54         15            1.6
 WXEX-FM.............         Rock                          1997          M 18-34          5t           6.1
 WHKK-FM.............         Rock Oldies                1997/1997        A 25-54          9            3.2
SALT LAKE CITY, UT...  35                                                                                           18.1%
 Owned
 KUBL-FM.............         Country                       1988          A 25-54          4t           5.4%
 KCNR-AM.............         Children's                    1988          C  4-11         --             --
 KFNZ-AM.............         Sports                     1997/1992        M 25-54          1           10.1
 KBEE-FM.............         Adult Contemporary         1997/1992        W 18-49          5            6.0
 KBER-FM.............         Album Oriented Rock        1997/1996        A 18-34          2            7.0
 KENZ-FM.............         Rock Alternative         1997/1996(JSA)     A 18-34          1            8.0
WILKES-BARRE/
 SCRANTON, PA........  63                                                                                           29.0%
 Owned
 WMGS-FM.............         Adult Contemporary            1997          W 25-54          2           15.2%
 WARM-AM.............         News/Talk                     1997          A 35-64         13t           1.4
 WZMT-FM.............         Album Oriented Rock           1997          M 18-34          3            8.0
 WAZL-AM.............         Nostalgia                     1997          A 35-64         33t           0.4
 WEMR-FM.............         Contemporary Hits          1998/1997        W 18-34         --             --
 WCTP-FM/
   WCTD-FM(4)........         Country                    1998/1997        A 35-64          6            3.4
 WCDL-AM.............         Country                    1998/1997        A 35-64         --             --
 *WBHT-FM............         Country                  pending/1997(LMA)  A 35-64         10            2.3
 WEMR-AM.............         Simulcast with WBHT-FM     1998/1997        A 35-64         --             --
 Operated
 WKQV-AM(5)..........         Sports                     1997(JSA)        M 25-54         --             --
 WKQV-FM(5)..........         Simulcast with WZMT-FM     1997(LMA)        M 18-34          6            5.1
ALLENTOWN/ BETHLEHEM,
 PA..................  66                                                                                           26.5%
 Owned
 WCTO-FM.............         Country                       1997          A 25-54          2           13.5%
 WLEV-FM.............         Adult Contemporary         1997/1997        W 25-54          3           11.7
ALBUQUERQUE, NM......  70                                                                                           55.9%
 Owned
 KKOB-AM.............         News/Talk                     1994          A 25-54          6            5.8%
 KKOB-FM.............         Adult Contemporary            1994          W 25-54          2            8.6
 KMGA-FM.............         Adult Contemporary            1994          W 25-54          4t           5.5
 KHTL-AM.............         News/Talk                     1994          A 35-64         25t           0.7
 KTBL-FM.............         Country                  1996/1995(JSA)     A 25-54          7            5.0
 KHFM-FM.............         Classical                     1996          A 25-54         12t           3.3
 KNML-AM.............         Sports                        1996          M 25-54         18t           1.8
 KRST-FM.............         Country                    1996/1996        A 25-54          1           10.6
HARRISBURG/ CARLISLE,
 PA..................  73                                                                                           17.8%
 Owned
 WRKZ-FM.............         Country                       1997          A 25-54          7            5.3%
 *WHYL-FM(6).........         Simulcast with WRKZ-FM   pending/1998(LMA)  A 25-54         14            1.7
 *WHYL-AM(6).........         Nostalgia                pending/1998(LMA)  A 35-64         12            2.0


                          RADIO
                       GROUP RANK
    RADIO GROUP/        IN MARKET
STATION CALL LETTERS   REVENUE(3)
---------------------  -----------
PROVIDENCE, RI.......     1
 Owned
 WPRO-AM.............
 WPRO-FM.............
 WWLI-FM.............
 WSKO-AM.............
 WXEX-FM.............
 WHKK-FM.............
SALT LAKE CITY, UT...     3
 Owned
 KUBL-FM.............
 KCNR-AM.............
 KFNZ-AM.............
 KBEE-FM.............
 KBER-FM.............
 KENZ-FM.............
WILKES-BARRE/
 SCRANTON, PA........     2
 Owned
 WMGS-FM.............
 WARM-AM.............
 WZMT-FM.............
 WAZL-AM.............
 WEMR-FM.............
 WCTP-FM/
   WCTD-FM(4)........
 WCDL-AM.............
 *WBHT-FM............
 WEMR-AM.............
 Operated
 WKQV-AM(5)..........
 WKQV-FM(5)..........
ALLENTOWN/ BETHLEHEM,
 PA..................     2
 Owned
 WCTO-FM.............
 WLEV-FM.............
ALBUQUERQUE, NM......     1
 Owned
 KKOB-AM.............
 KKOB-FM.............
 KMGA-FM.............
 KHTL-AM.............
 KTBL-FM.............
 KHFM-FM.............
 KNML-AM.............
 KRST-FM.............
HARRISBURG/ CARLISLE,
 PA..................     3
 Owned
 WRKZ-FM.............
 *WHYL-FM(6).........
 *WHYL-AM(6).........

                                                                                                      STATION
                                                                                        STATION      AUDIENCE
                                                                                        RANK IN      SHARE IN       RADIO
                                                                          PRIMARY       PRIMARY       PRIMARY       GROUP
                                      STATION                              DEMO-         DEMO-         DEMO-       MARKET
    RADIO GROUP/       MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
STATION CALL LETTERS   RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
---------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
BATON ROUGE, LA......  81                                                                                           27.4%
 Owned
 *KQXL-FM............         Urban Adult                 pending         A 25-54          4            6.3%
                              Contemporary
 *WXOK-AM............         Gospel                      pending         A 35-64          3            6.9
 *WEMX-FM............         Urban                       pending         A 18-34          1t          10.1
 *WKJN-FM............         Country                     pending         A 25-54         12            3.1
 *WIBR-AM............         Sports                      pending         M 25-54         11t           2.4
LITTLE ROCK, AR(7)...  82                                                                                           40.3%
 Owned
 KARN-AM/KARN-FM/
   KKRN-FM...........         News/Talk/Sports           1997/1997        A 25-54          8            4.9%
 KIPR-FM.............         Urban                      1997/1997        A 18-49          5            7.4
 KOKY-FM.............         Urban Adult                1997/1997        A 25-54         11t           3.9
                              Contemporary
 KLAL-FM.............         Modern Adult                  1997          A 18-49          6            6.9
                              Contemporary
 KAFN-FM(8)..........         NA                            1997               NA         NA             NA
 KLIH-AM.............         Gospel                        1997          A 25-54         19t           0.8
 KURB-FM.............         Adult Contemporary            1997          A 25-54          4            7.5
 KVLO-FM.............         Soft Adult Contemporary       1997          W 25-54          4t           7.4
 KAAY-AM.............         Religious                     1998          A 25-54         22t           0.5
SPOKANE, WA..........  86                                                                                           43.9%
 Owned
 KGA-AM..............         News/Talk                     1992          A 25-54          9            4.7%
 KDRK-FM.............         Country                       1992          A 25-54          3t           8.8
 KAEP-FM.............         Rock Alternative              1993          A 18-34          3           10.5
 KJRB-AM.............         Talk/Sports                1993/1993        A 35-64         14t           1.6
 Operated
 KKZX-FM(8)..........         Classic Rock               1996(JSA)        M 25-54          1           22.8
 KEYF-AM/FM(4)(8)....         Oldies                     1996(JSA)        A 25-54          5            7.2
 KUDY-AM(8)..........         Talk/Religion              1996(JSA)        A 25-54         --             --
COLORADO SPRINGS, CO   93                                                                                           60.9%
 Owned
 KKFM-FM.............         Classic Rock                  1986          M 25-54          1           14.1%
 KKMG-FM.............         Contemporary Hits          1994/1990        W 18-34          1           19.8
 KKLI-FM.............         Soft Adult Contemporary       1996          W 25-54          5            7.4
 Operated
 KVUU-FM(8)..........         Adult Contemporary         1996(JSA)        W 18-49          3            8.6
 KSPZ-FM(8)..........         Oldies                     1996(JSA)        A 25-54          3t           7.8
 KVOR-AM(8)..........         News/Talk                  1996(JSA)        A 35-64          5            6.4
 KTWK-AM(8)..........         Nostalgia                  1996(JSA)        A 35-64         15            1.3
CHARLESTON, SC.......  96                                                                                           47.8%
 Owned
 *WSSX-FM............         Hot Adult Contemporary      pending         A 25-54          8            5.9%
 *WWWZ-FM............         Urban                       pending         A 18-34          1           15.8
 *WMGL-FM............         Urban Adult                 pending         A 25-54          3t           7.2
                              Contemporary
 *WSUY-FM............         Soft Adult Contemporary     pending         W 25-54          1           11.9
 *WNKT-FM............         Country                     pending         A 25-54         14            2.1
 *WTMA-AM............         News/Talk                   pending         A 25-54         13            2.4
 *WTMZ-AM............         News                        pending         A 25-54         22t           0.3
 *WXTC-AM............         Urban Gospel                pending         A 25-54          5t           7.0
LAFAYETTE, LA........  97                                                                                           14.2%
 Owned
 *KFXZ-FM............         Gospel                      pending         A 35-64         18            2.0%
 *KNEK-FM............         Urban Adult                 pending         A 25-54          9            3.8
                              Contemporary
 *KNEK-AM............         Urban Adult                 pending         A 25-54         --             --
                              Contemporary
 *KRRQ-FM............         Urban                       pending         A 18-34          1           12.4
YORK, PA.............  102                                                                                          10.2%
 Owned
 WQXA-FM.............         Rock                          1997          M 18-34          1           24.0%
 WQXA-AM.............         Nostalgia                     1997          A 35-64         22t           0.9
MODESTO, CA(9).......  120                                                                                          52.4%
 Owned
 KATM-FM.............         Country                       1992          A 25-54          1           12.9%
 KANM-AM.............         Sports                        1992          M 25-54         --             --
 KHKK-FM/
   KDJK-FM(4)........         Rock Oldies              1993/1993(KHKK)    A 25-54          2            9.8
 KHOP-FM.............         Album Oriented Rock           1996          A 18-34          2           11.0


                          RADIO
                       GROUP RANK
    RADIO GROUP/        IN MARKET
STATION CALL LETTERS   REVENUE(3)
---------------------  -----------
BATON ROUGE, LA......     2
 Owned
 *KQXL-FM............
 *WXOK-AM............
 *WEMX-FM............
 *WKJN-FM............
 *WIBR-AM............
LITTLE ROCK, AR(7)...     2
 Owned
 KARN-AM/KARN-FM/
   KKRN-FM...........
 KIPR-FM.............
 KOKY-FM.............
 KLAL-FM.............
 KAFN-FM(8)..........
 KLIH-AM.............
 KURB-FM.............
 KVLO-FM.............
 KAAY-AM.............
SPOKANE, WA..........     1
 Owned
 KGA-AM..............
 KDRK-FM.............
 KAEP-FM.............
 KJRB-AM.............
 Operated
 KKZX-FM(8)..........
 KEYF-AM/FM(4)(8)....
 KUDY-AM(8)..........
COLORADO SPRINGS, CO      1
 Owned
 KKFM-FM.............
 KKMG-FM.............
 KKLI-FM.............
 Operated
 KVUU-FM(8)..........
 KSPZ-FM(8)..........
 KVOR-AM(8)..........
 KTWK-AM(8)..........
CHARLESTON, SC.......     1
 Owned
 *WSSX-FM............
 *WWWZ-FM............
 *WMGL-FM............
 *WSUY-FM............
 *WNKT-FM............
 *WTMA-AM............
 *WTMZ-AM............
 *WXTC-AM............
LAFAYETTE, LA........     4
 Owned
 *KFXZ-FM............
 *KNEK-FM............
 *KNEK-AM............
 *KRRQ-FM............
YORK, PA.............     4
 Owned
 WQXA-FM.............
 WQXA-AM.............
MODESTO, CA(9).......     1
 Owned
 KATM-FM.............
 KANM-AM.............
 KHKK-FM/
   KDJK-FM(4)........
 KHOP-FM.............

                                                                                                      STATION
                                                                                        STATION      AUDIENCE
                                                                                        RANK IN      SHARE IN       RADIO
                                                                          PRIMARY       PRIMARY       PRIMARY       GROUP
                                      STATION                              DEMO-         DEMO-         DEMO-       MARKET
    RADIO GROUP/       MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
STATION CALL LETTERS   RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
---------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
SAGINAW/ BAY CITY,
 MI..................  123                                                                                          41.7%
 Owned
 *WKQZ-FM............         Rock                        pending         M 18-49          1           20.9%
 *WMJK-FM/
   *WMJA-FM..........         Classic Rock                pending         M 25-54          4t           7.9
 *WIOG-FM............         Hot Adult Contemporary      pending         A 25-54          1t          12.0
 *WGER-FM............         Soft Adult Contemporary     pending         W 25-54          5            8.6
 *WSGW-AM............         News/Talk                   pending         A 25-54          8            4.7
BOISE, ID............  125                                                                                          42.0%
 Owned
 KIZN-FM.............         Country                    1998/1997        A 25-54          5t           6.5%
 KZMG-FM.............         Contemporary Hits          1998/1997        W 18-34          1           22.1
 KKGL-FM.............         Classic Rock               1998/1997        M 25-54         15t           2.1
 KQFC-FM.............         Country                    1998/1997        A 25-54          3            8.0
 KBOI-AM.............         News/Talk                  1998/1997        A 35-64          5            6.7
RENO, NV.............  129                                                                                          36.3%
 Owned
 KBUL-FM.............         Country                       1992          A 25-54          1           12.2%
 KKOH-AM.............         News/Talk                     1992          A 25-54          6            6.7
 KNEV-FM.............         Adult Contemporary         1993/1993        W 18-49          1t          12.1
 KNHK-FM.............         Rock Oldies                1997/1997        A 25-54          7            6.4
 Operated
 KXXL-FM.............         Country                    1998(LMA)        A 25-54         --             --
EUGENE, OR...........  143                                                                                          28.6%
 Owned
 KUGN-AM.............         News/Talk                     1997          A 35-64          7            4.9%
 KKTT-FM.............         Country                       1997          A 25-54          9t           4.0
 KEHK-FM.............         Rock Oldies                   1997          A 25-54          4            7.1
BINGHAMTON, NY.......  164                                                                                          63.0%
 Owned
 *WHWK-FM............         Country                     pending         A 25-54          3           13.1%
 *WYOS-FM............         Oldies                      pending         A 25-54          6            5.7
 *WAAL-FM............         Album Oriented Rock         pending         M 25-54          1           17.2
 *WNBF-AM............         News/Talk                   pending         A 25-54          8            4.5
 *WKOP-AM............         Nostalgia                   pending         A 35-64          9t           2.0
JOHNSTOWN, PA........  168                                                                                          19.5%
 Owned
 WQKK-FM.............         Rock                          1997          A 18-34          2t          15.1%
 WGLU-FM.............         Contemporary Hits             1997          A 18-34          4            9.7
TRI-CITIES, WA.......  202                                                                                          42.2%
 Owned
 KEYW-FM.............         Adult Contemporary            1997          A 25-54          4            7.6%
 KFLD-AM.............         Sports                        1997          M 25-54          5t           6.6
 KORD-FM.............         Country                       1997          A 25-54          9            4.9
 KXRX-FM.............         Album Oriented Rock           1997          M 18-34          1           27.0
 KTHK-FM.............         Rock Oldies                1997/1997        A 25-54         12t           2.8
MEDFORD, OR..........  204                                                                                          40.8%
 Owned
 KAKT-FM.............         Country                       1997          A 25-54          3t           8.0%
 KBOY-FM.............         Classic Rock                  1997          M 25-54          2           10.6
 KCMX-AM.............         News/Talk                     1997          A 35-64          3t           6.7
 KCMX-FM.............         Adult Contemporary            1997          W 25-54          2           13.6
 KTMT-AM.............         Sports                        1997          M 25-54         11t           1.5
 KTMT-FM.............         Contemporary Hits             1997          W 18-34          2t          14.8
STATE COLLEGE, PA....  235                                                                                          30.8%
 Owned
 WRSC-AM/
   WBLF-AM(4)........         News/Talk                     1997          A 25-54          6t           3.4%
 WQWK-FM.............         Rock                          1997          A 25-54          4            9.1
 WIKN-FM.............         Adult Contemporary            1997          W 18-49         --             --


                          RADIO
                       GROUP RANK
    RADIO GROUP/        IN MARKET
STATION CALL LETTERS   REVENUE(3)
---------------------  -----------
SAGINAW/ BAY CITY,
 MI..................     1
 Owned
 *WKQZ-FM............
 *WMJK-FM/
   *WMJA-FM..........
 *WIOG-FM............
 *WGER-FM............
 *WSGW-AM............
BOISE, ID............     2
 Owned
 KIZN-FM.............
 KZMG-FM.............
 KKGL-FM.............
 KQFC-FM.............
 KBOI-AM.............
RENO, NV.............     1
 Owned
 KBUL-FM.............
 KKOH-AM.............
 KNEV-FM.............
 KNHK-FM.............
 Operated
 KXXL-FM.............
EUGENE, OR...........     1
 Owned
 KUGN-AM.............
 KKTT-FM.............
 KEHK-FM.............
BINGHAMTON, NY.......     1
 Owned
 *WHWK-FM............
 *WYOS-FM............
 *WAAL-FM............
 *WNBF-AM............
 *WKOP-AM............
JOHNSTOWN, PA........     3
 Owned
 WQKK-FM.............
 WGLU-FM.............
TRI-CITIES, WA.......     1
 Owned
 KEYW-FM.............
 KFLD-AM.............
 KORD-FM.............
 KXRX-FM.............
 KTHK-FM.............
MEDFORD, OR..........     2
 Owned
 KAKT-FM.............
 KBOY-FM.............
 KCMX-AM.............
 KCMX-FM.............
 KTMT-AM.............
 KTMT-FM.............
STATE COLLEGE, PA....     1
 Owned
 WRSC-AM/
   WBLF-AM(4)........
 WQWK-FM.............
 WIKN-FM.............

                                                                                                      STATION
                                                                                        STATION      AUDIENCE
                                                                                        RANK IN      SHARE IN       RADIO
                                                                          PRIMARY       PRIMARY       PRIMARY       GROUP
                                      STATION                              DEMO-         DEMO-         DEMO-       MARKET
    RADIO GROUP/       MSA          PROGRAMMING             YEAR          GRAPHIC       GRAPHIC       GRAPHIC      REVENUE
STATION CALL LETTERS   RANK           FORMAT            ACQUIRED/LMA     TARGET(1)     TARGET(2)     TARGET(2)    SHARE(3)
---------------------  ----   -----------------------  --------------   -----------   -----------   -----------   ---------
BILLINGS, MT.........  242                                                                                          50.5%
 Owned
 KCTR-FM/
   KBUL-AM(4)........         Country                       1997          A 25-54          2           17.0%
 KKBR-FM.............         Oldies                        1997          A 25-54          4            9.0
 KBBB-FM.............         Adult Contemporary            1997          W 25-54          6            8.0
 KMHK-FM.............         Rock Oldies                   1997          A 25-54          7t           5.0
MUNCIE, IN...........  NA                                                                                             NA
 Owned
 *WMDH-FM............         Country                     pending         A 25-54         NA             NA
 *WMDH-AM............         News/Talk                   pending         A 25-54         NA             NA
KOKOMO, IN...........  NA                                                                                             NA
 Owned
 *WWKI-FM............         Country                     pending         A 25-54         NA             NA


                          RADIO
                       GROUP RANK
    RADIO GROUP/        IN MARKET
STATION CALL LETTERS   REVENUE(3)
---------------------  -----------
BILLINGS, MT.........     1
 Owned
 KCTR-FM/
   KBUL-AM(4)........
 KKBR-FM.............
 KBBB-FM.............
 KMHK-FM.............
MUNCIE, IN...........    NA
 Owned
 *WMDH-FM............
 *WMDH-AM............
KOKOMO, IN...........    NA
 Owned
 *WWKI-FM............

---------------
* Indicates a station which is the subject of a Pending Transaction. The consummation of each of the Pending Transaction is subject to certain conditions. Although the Company believes these conditions are customary for transactions of this type and will be satisfied, there can be no assurance that such closing conditions will be satisfied. See "The Pending Transactions."

"t" denotes tied with one or more other radio stations.

"NA" denotes information that is not available.

"--" denotes information that is not meaningful.

 (1) The letter "A" designates adults, the letter "W" designates women, the letter "M" designates men and the letter "C" designates children. The numbers following each letter designate the range of ages included within the demographic group.

 (2) The generally accepted method of measuring the relative size of a radio station's audience is by reference to total persons, within specific demographic groups, Monday--Sunday, 6:00 a.m.--12:00 midnight Average Quarter Hour ("AQH") shares, as published by Arbitron. Arbitron periodically samples radio listeners in defined market areas, principally through the use of diaries returned by selected listeners. A station's AQH share is a percentage computed by dividing the average number of persons listening to a particular station for at least five minutes during an average quarter hour in a given time period by the average number of such persons for all stations in the market area. Station Rank in Primary Demographic Target is the ranking of a station among all stations in its target demographic group based upon the station's AQH shares. Arbitron compiles ratings data for various demographic groups. All information concerning ratings and audience listening information used in this prospectus is given pursuant to the method described above and derived from the Arbitron Reports.

 (3) Radio Group Market Revenue Share was derived for each radio group by summing the market share of revenue of each station included within the group. Radio Group Rank in Market Revenue is the ranking, by radio group market revenue, of each of the Company's radio groups in its market among all other radio groups in such market.

 (4) Combined stations are simulcast. Rank and audience share information is given on a combined basis.

 (5) WKQV-FM and WKQV-AM in Wilkes-Barre/Scranton are operated pursuant to an LMA and a JSA, respectively, and the Company has the option to purchase these stations.

 (6) Pending their acquisition by the Company, the Company operates WHYL-AM and WHYL-FM pursuant to an LMA. See "The Pending Transactions."

 (7) KAFN-FM is not yet operational. Two of the stations serve the surrounding communities outside of Little Rock.

 (8) The Company sells advertising on behalf of the listed stations under a JSA.

 (9) KATM-FM, KHKK-FM/KDJK-FM and KHOP-FM also broadcast in the adjacent Stockton, California market where, in the Spring 1997 Arbitron Report, they ranked 1, 2 and 2 in their primary demographic targets, respectively.

     The following is a description of the markets served by the Company's radio stations and those stations which are the subject of the Pending Transactions.

     Providence, Rhode Island. The Company owns four FM and two AM radio stations in Providence. Providence has an MSA rank of 31, and had market revenue of approximately $39.5 million in 1997, an approximate 2.1% increase over 1996. There are 37 stations in the Providence market, including ten viable FM and three viable AM stations. The six stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 33.7% of the market revenue in 1997.

     Salt Lake City, Utah. The Company owns four FM and two AM radio stations in Salt Lake City. Salt Lake City has an MSA rank of 35, and had market revenue of approximately $62.4 million in 1997, an approximate 8.1% increase over 1996. There are 43 stations in the Salt Lake City market, including 16 viable FM and four viable AM stations. The six stations owned by the Company rank third in the market in terms of their combined gross revenue, with approximately 18.1% of the market revenue in 1997.

     Wilkes-Barre/Scranton, Pennsylvania. The Company owns five FM and four AM radio stations and operates two FM radio stations and one AM radio station under an LMA and a JSA, respectively, in Wilkes-Barre/Scranton. The Company has exercised an option to purchase one of the FM radio stations it currently operates. See "The Pending Transactions." Wilkes-Barre/Scranton has an MSA rank of 63, and had market revenue of approximately $25.6 million in 1997, an approximate 8.0% increase over 1996. There are 40 stations in the Wilkes-Barre/Scranton market, including ten viable FM and four viable AM stations. The twelve stations owned or operated by the Company rank second in the market in terms of their combined gross revenue, with approximately 29.0% of market revenue in 1997.

     Allentown/Bethlehem, Pennsylvania. The Company owns two FM radio stations in Allentown/ Bethlehem. Allentown/Bethlehem has an MSA rank of 66, and had market revenue of approximately $24.3 million in 1997, an approximate 7.5% increase over 1996. There are 19 stations in the Allentown market, including six viable FM and three viable AM stations. The two stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 26.5% of market revenue in 1997.

     Albuquerque, New Mexico. The Company owns five FM and three AM radio stations in Albuquerque. Albuquerque has an MSA rank of 70, and had market revenue of approximately $34.6 million in 1997, an approximate 5.8% increase over 1996. There are 37 stations in the Albuquerque market, including 17 viable FM and three viable AM stations. The eight stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 55.9% of the market revenue in 1997.

     Harrisburg/Carlisle, Pennsylvania and York, Pennsylvania. The Company owns one FM radio station in Harrisburg and one FM radio station and one AM radio station in York and has entered into an agreement to purchase one FM radio station and one AM radio station in Carlisle which stations it currently operates under an LMA. See "The Pending Transactions." Harrisburg/Carlisle and York are adjacent markets with numerous overlapping radio signals. The Company expects to continue operating these stations as a single station group.

     Harrisburg/Carlisle has an MSA rank of 73, and had market revenue of approximately $24.4 million in 1997, an approximate 0.4% decrease from 1996. There are 23 stations in the Harrisburg/Carlisle market, including eight viable FM and three viable AM stations. The station owned by the Company together with the two stations it has entered into an agreement to acquire rank third in the market in terms of gross revenue, with approximately 17.8% of the market revenue in 1997.

     York has an MSA rank of 102, and had market revenue of approximately $16.6 million in 1997, an approximate 7.8% increase over 1996. There are 16 stations in the York market, including seven viable FM stations and one viable AM station. The two stations owned by the Company rank fourth in the market in terms of their combined gross revenue, with approximately 10.2% of the market revenue in 1997.

     Baton Rouge, Louisiana. The Company has entered into an agreement to purchase three FM and two AM radio stations in Baton Rouge. Baton Rouge has an MSA rank of 81, and had market revenue of approximately $22.6 million in 1997, an approximate 7.1% increase over 1996. There are 21 stations in the Baton Rouge market, including nine viable FM and two viable AM stations. The five stations to be acquired by the Company rank second in the market in terms of their combined gross revenue, with approximately 27.4% of the market revenue in 1997. See "The Pending Transactions."

     Little Rock, Arkansas. The Company owns seven FM and three AM radio stations and has the right to construct and operate one additional FM radio station in Little Rock. Little Rock has an MSA rank of 82, and had market revenue of approximately $21.1 million in 1997, an approximate 7.1% increase over 1996. There are 33 stations in the Little Rock market, including 13 viable FM stations and one viable AM station. The nine operating stations owned by the Company (not including the station to be sold) together with the station it has entered into an agreement to acquire rank second in the market in terms of their combined gross revenue, with approximately 40.3% of market revenue in 1997.

     The Company also owns the Arkansas Radio Network, which was established in 1968 and is a state-wide news network with affiliates in nearly every county in Arkansas. The Arkansas Radio Network feeds hourly newscasts in addition to agricultural programs, market reports, weather and special events.

     Spokane, Washington. The Company owns two FM and two AM radio stations and sells advertising on behalf of two FM and two AM radio stations under a JSA in Spokane. Spokane has an MSA rank of 86, and had market revenue of approximately $16.5 million in 1997, an approximate 7.8% increase over 1996. There are 28 stations in the Spokane market, including 12 viable FM and four viable AM stations. The four stations owned by the Company plus the four stations marketed under a JSA rank first in the market in terms of their combined gross revenue, with approximately 43.9% of the market revenue in 1997.

     Colorado Springs, Colorado. The Company owns three FM radio stations and sells advertising on behalf of two FM and two AM radio stations under a JSA in Colorado Springs. Colorado Springs has an MSA rank of 93, and had market revenue of approximately $15.4 million in 1997, an approximate 6.9% increase over 1996. There are 21 stations in the Colorado Springs market, including 11 viable FM and two viable AM stations. The three stations owned by the Company plus the four stations marketed under a JSA rank first in the market in terms of their combined gross revenue, with approximately 60.9% of the market revenue in 1997.

     Charleston, South Carolina. The Company has entered into an agreement to purchase five FM and three AM radio stations in Charleston. Charleston has an MSA rank of 96 and had market revenue of approximately $18.0 million in 1997, an approximate 5.9% increase over 1996. There are 27 stations in the Charleston Market, including 12 viable FM stations and one viable AM station. The eight stations to be acquired by the Company rank first in the market in terms of their combined gross revenue, with approximately 47.8% of the market revenue in 1997. See "The Pending Transactions."

     Lafayette, Louisiana. The Company has entered into an agreement to purchase three FM radio stations and one AM radio station in Lafayette. Lafayette has an MSA rank of 97, and had market revenue of approximately $11.5 million in 1997, an approximate 7.5% increase over 1996. There are 33 stations in the Lafayette market, including 12 viable FM stations and one viable AM station. The four stations to be acquired by the Company rank fourth in the market in terms of their combined gross revenue, with approximately 14.2% of the market revenue in 1997. See "The Pending Transactions."

     Modesto, California. The Company owns four FM radio stations and one AM radio station in Modesto. Modesto has an MSA rank of 120, and had market revenue of approximately $16.6 million in 1997, an approximate 6.4% increase over 1996. There are 22 stations in the Modesto market, including nine viable FM and two viable AM stations. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 52.4% of the market revenue in 1997.

     Saginaw/Bay City, Michigan. The Company has entered into an agreement to purchase five FM radio stations and one AM radio station in Saginaw/Bay City. Saginaw/Bay City has an MSA rank of 123, and had market revenue of approximately $18.7 million in 1997, an approximate 1.6% increase over 1996. There are 20 stations in the Saginaw/Bay City market, including ten viable FM and three viable AM stations. The six stations to be acquired by the Company rank first in the market in terms of their combined gross revenue, with approximately 41.7% of the market revenue in 1997. See "The Pending Transactions."

     Boise, Idaho. The Company owns four FM radio stations and one AM radio station in Boise. Boise has an MSA rank of 125, and had market revenue of approximately $15.7 million in 1997, an approximate 5.4% increase over 1996. There are 26 stations in the Boise market, including 11 viable FM and three viable AM stations. The five stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 42.0% of market revenue in 1997.

     Reno, Nevada. The Company owns three FM radio stations and one AM radio station in Reno. The Company also operates an additional FM radio station in Reno pursuant to an LMA. Reno has an MSA rank of 129, and had market revenue of approximately $15.1 million in 1997, an approximate 3.4% increase over 1996. There are 25 stations in the Reno market, including 13 viable FM and two viable AM stations. The four stations owned by the Company together with the station it operates rank first in the market in terms of their combined gross revenue, with approximately 36.3% of the market revenue in 1997.

     Eugene, Oregon. The Company owns two FM radio stations and one AM radio station in Eugene. Eugene has an MSA rank of 143, and had market revenue of approximately $10.5 million in 1997, an approximate 1.9% decrease from 1996. There are 19 stations in the Eugene market, including eight viable FM and three viable AM stations. The three stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 28.6% of the market revenue in 1997.

     Binghamton, New York. The Company has entered into an agreement to purchase three FM and two AM radio stations in Binghamton. Binghamton has an MSA rank of 164, and had market revenue of approximately $8.8 million in 1997, an approximate increase of 4.8% over 1996. There are 16 stations in the Binghamton market, including seven viable FM stations and three viable AM stations. The five stations to be acquired by the Company rank first in the market in terms of their combined gross revenue, with approximately 63.0% of the market revenue in 1997. See "The Pending Transactions."

     Johnstown, Pennsylvania. The Company owns two FM radio stations in Johnstown, Pennsylvania. Johnstown has an MSA rank of 168, and had market revenue of approximately $6.4 million in 1997, an approximate 6.7% increase over 1996. There are 21 stations in the Johnstown market, including six viable FM and two viable AM stations. The two stations owned by the Company rank third in the market in terms of their combined gross revenue, with approximately 19.5% of the market revenue in 1997.

     Tri-Cities, Washington. The Company owns four FM radio stations and one AM radio station in Tri-Cities. Tri-Cities (includes the communities of Richland, Kennewick and Pasco, Washington) has an MSA rank of 202, and had market revenue of approximately $5.8 million in 1997, an approximate 5.5% increase over 1996. There are 19 stations in the Tri-Cities market, including, according to BIA's Investing in Radio 1998 Market Report (3rd ed.), nine viable FM stations. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 42.2% of the market revenue in 1997.

     Medford, Oregon. The Company owns four FM and two AM radio stations in Medford. Medford has an MSA rank of 204, and had market revenue of approximately $6.0 million in 1997, an approximate 9.1% increase over 1996. There are 17 stations in the Medford market, including, according to BIA's Investing in Radio 1998 Market Report (3rd ed.), nine viable FM stations. The six stations owned by the Company rank second in the market in terms of their combined gross revenue, with approximately 40.8% of the market revenue in 1997.

     State College, Pennsylvania. The Company owns two FM and two AM radio stations in State College, Pennsylvania. State College has an MSA rank of 235, and had market revenue of approximately $4.9 million in 1997, an approximate 4.3% increase over 1996. There are 13 stations in the State College market. The four stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 30.8% of the market revenue in 1997.

     Billings, Montana. The Company owns four FM radio stations and one AM radio station in Billings. Billings has an MSA rank of 242, and had market revenue of approximately $6.0 million in 1997, an approximate 5.3% increase over 1996. There are 14 stations in the Billings market, including seven viable FM and three viable AM stations. The five stations owned by the Company rank first in the market in terms of their combined gross revenue, with approximately 50.5% of the market revenue in 1997.

     Muncie, Indiana. The Company has entered into an agreement to purchase one FM and one AM radio station in Muncie. MSA rank, market revenue, station ownership and viable station data are not available for the Muncie market. See "The Pending Transactions."

     Kokomo, Indiana. The Company has entered into an agreement to purchase one FM radio station in Kokomo. MSA rank, market revenue, Station ownership and viable station data are not available for the Kokomo market. See "The Pending Transactions."

ADVERTISING SALES

     Virtually all of the Company's revenue is generated from the sale of local, regional and national advertising for broadcast on its radio stations. In 1997, approximately 84.7% of the Company's net broadcasting revenue was generated from the sale of local and regional advertising. Additional broadcasting revenue is generated from the sale of national advertising, network compensation payments and other miscellaneous transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General." The major categories of the Company's advertisers include telephone companies, restaurants, fast food, automotive and grocery. Each station's local sales staff solicits advertising either directly from the local advertiser or indirectly through an advertising agency. The Company pays a higher commission rate to the sales staff for generating direct sales because the Company believes that through direct advertiser relationships it can better understand the advertiser's business needs and more effectively design an advertising campaign to help the advertiser sell its product. The Company employs personnel in each of its markets to produce commercials for the advertisers. National sales are made by a firm specializing in radio advertising sales on the national level in exchange for a commission from the Company that is based on the Company's gross revenue from the advertising obtained. Regional sales, which the Company defines as sales in regions surrounding the Company's markets to companies that advertise in the Company's markets, are generally made by the Company's local sales staff.

     Depending on the programming format of a particular station, the Company estimates the optimum number of advertisements available for sale. The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station. The Company's stations strive to maximize revenue by managing their on-air inventory of advertising time and adjusting prices based on local market conditions and on the Company's ability, through its marketing efforts, to provide advertisers with an effective means of reaching a targeted demographic group. Each of the Company's stations has a general target level of on-air inventory that it makes available for advertising. This target level of inventory for sale may be different at different times of the day but tends to remain stable over time. Much of the Company's selling activity is based on demand for its radio stations' on-air inventory and, in general, the Company responds to this demand by varying prices rather than by varying its target inventory level for a particular station. Therefore, most changes in revenue are explained by demand-driven pricing changes rather than by changes in the available inventory.

     The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on

        - a station's share of audiences in the demographic groups targeted by advertisers (as measured by ratings surveys estimating the number of listeners tuned to the station at various times),

        - the number of stations in the market competing for the same demographic groups,

        - the supply of and demand for radio advertising time, and

        - certain qualitative factors. Rates are generally highest during morning and afternoon commuting hours.

     A station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station's ratings are used by its advertisers and advertising representatives to consider advertising with the station and are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings service is Arbitron, which publishes periodic ratings surveys for significant domestic radio markets. These surveys are the Company's primary source of ratings data.

COMPETITION

     The radio broadcasting industry is highly competitive. The success of each of the Company's stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. The Company's audience ratings and advertising revenue are subject to change, and any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market positions of the stations located in a particular market could have a material adverse effect on the revenue of the Company's radio stations located in that market. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The Company's stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of its markets, the Company is able to attract advertisers seeking to reach those listeners. Companies that operate radio stations must be alert to the possibility of another station changing its format to compete directly for listeners and advertisers. Another station's decision to convert to a format similar to that of one of the Company's radio stations in the same geographic area may result in lower ratings and advertising revenue, increased promotion and other expenses and, consequently, lower broadcast cash flow for the Company.

     Factors that are material to a radio station's competitive position include management experience, the station's local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. The Company attempts to improve its competitive position in each market by extensively researching its stations' programming, by implementing advertising campaigns aimed at the demographic groups for which its stations program and by managing its sales efforts to attract a larger share of advertising dollars. However, the Company competes with some organizations that have greater financial resources than the Company.

     Recent changes in FCC policies and rules permit increased ownership and operation of multiple local radio stations. Management believes that radio stations that elect to take advantage of joint arrangements such as LMAs or JSAs may in certain circumstances have lower operating costs and may be able to offer advertisers more attractive rates and services. Although the Company currently operates multiple stations in each of its markets and intends to pursue the creation of additional multiple station groups, the Company's competitors in certain markets include operators of multiple stations or operators who already have entered into LMAs or JSAs. The Company also competes with other radio station groups to purchase additional stations. Some of these groups are owned or operated by companies that have substantially greater financial and other resources than the Company.

     Although the radio broadcasting industry is highly competitive, some barriers to entry exist. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity. The FCC's multiple ownership rules have changed significantly as a result of the Telecommunications Act. For a discussion of FCC regulation and the provisions of the Telecommunications Act, see "--Federal Regulation of Radio Broadcasting."

     The Company's stations also compete for advertising revenue with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by digital audio broadcasting ("DAB"). DAB may deliver by satellite to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     The FCC has recently authorized spectrum for the use of a new technology, satellite digital audio radio services ("DARS"), to deliver audio programming. DARS may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. It is not known at this time whether this digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. There are proposals before the FCC to permit a new "low power" radio service which could open up opportunities for low cost neighborhood service on frequencies which would not interfere with existing stations. No FCC action has been taken on this proposal to date.

     The Company cannot predict what other matters might be considered in the future by the FCC, nor can it assess in advance what impact, if any, the implementation of any of these proposals or changes might have on its business. See "--Federal Regulation of Radio Broadcasting."

FEDERAL REGULATION OF RADIO BROADCASTING

     Introduction. The ownership, operation and sale of broadcast stations, including those licensed to the Company, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. The Communications Act was amended in 1996 by the Telecommunications Act to make changes in several broadcast laws. Among other things, the FCC assigns frequency bands for broadcasting; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules under the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including fines, the grant of "short" (less than the maximum) license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional broadcast properties. Reference should be made to the Communications Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

     License Grant and Renewal. Until recently, radio broadcast licenses were granted for maximum terms of seven years, but acting under the authority of the Telecommunications Act, the FCC recently revised its rules to extend the maximum term for future renewals to eight years. Licenses may be renewed through an application to the FCC. Prior to the Telecommunications Act, during certain periods when a renewal application was pending, competing applicants could file for the radio frequency being used by the renewal applicant. The Telecommunications Act prohibits the FCC from considering such competing applications if the FCC finds that the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

     Petitions to deny license renewals can be filed by interested parties, including members of the public. Such petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license is restricted. A petition to deny renewal has been filed against four of the Company's Salt Lake City stations, alleging that they failed to comply with FCC equal opportunity employment rules, and FCC processing of that petition has delayed action on those license renewals. Except for that case, the Company is not currently aware of any facts that would prevent the timely renewal of its licenses to operate its radio stations, although there can be no assurance that the Company's licenses will be renewed. See "Risk Factors--Licensing and Ownership Issues."

     The FCC classifies each AM and FM station. An AM station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either: Class A stations, which operate on an unlimited time basis and are designated to render primary and secondary service over an extended area; Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power. A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous thereto. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

     The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 and C.

     The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain (HAAT), power and frequency of each of the stations owned or operated by the Company, assuming the consummation of the Pending Transactions, and the date on which each station's FCC license expires.

                                                                                                            EXPIRATION
                                                                      HAAT                                    DATE OF
                                                             FCC       IN        POWER IN                       FCC
MARKET(1)                                      STATION      CLASS    METERS    KILOWATTS(2)    FREQUENCY      LICENSE
---------                                      -------      -----    ------    ------------    ---------    -----------
Providence, RI............................  WPRO-AM          B          NA         5.0          630 kHz      04-01-06
                                            WPRO-FM          B         168         39.0        92.3 MHz      04-01-06
                                            WSKO-AM          B          NA         5.0          790 kHz      04-01-06
                                            WWLI-FM          B         152         50.0        105.1 MHz     04-01-06
                                            WXEX-FM          A         163         2.3         99.7 MHz      04-01-06
                                            WHKK-FM          A          90         4.2        100.3 MHz      04-01-06
Salt Lake City, UT........................  KCNR-AM          B          NA      10.0/0.195      860 kHz      10-01-97(3)
                                            KUBL-FM          C        1140         26.0        93.3 MHz      10-01-97(3)
                                            KENZ-FM          C         869         45.0        107.5 MHz     10-01-97(3)
                                            KBER-FM          C        1140         25.0        101.1 MHz     10-01-97(3)
                                            KFNZ-AM          B          NA         5.0         1320 kHz      10-01-05
                                            KBEE-FM          C         894         40.0        98.7 MHz      10-01-05
Wilkes-Barre/Scranton, PA.................  WAZL-AM          C          NA         1.0         1490 kHz      08-01-98(3)
                                            WZMT-FM          B         222         19.5        97.9 MHz      08-01-06
                                            WARM-AM          B          NA         5.0          590 kHz      08-01-06
                                            WMGS-FM          B         422         5.3         92.9 MHz      08-01-98(3)
                                            WBHT-FM(4)(5)    A         336         0.50        97.1 MHz      08-01-06
                                            WKQV-AM(4)       B          NA       10.0/0.5      1550 kHz      08-01-06
                                            WKQV-FM(4)       A         308         0.30        95.7 kHz      08-01-06
                                            WCTP-FM          A         235         0.52        94.3 MHz      08-01-98(3)
                                            WCTD-FM          A         207         1.45        93.7 MHz      08-01-06
                                            WCDL-AM          B          NA       5.0/.037      1440 kHz      08-01-98(3)
                                            WEMR-AM          B          NA       5.0/1.0       1460 kHz      08-01-06
                                            WEMR-FM          A         354         0.24        107.7 MHz     08-01-06
Allentown/Bethlehem, PA...................  WCTO-FM          B         152         50.0        96.1 MHz      08-01-06
                                            WLEV-FM          B         327         10.9        100.7 MHz     08-01-06

                                                                                                            EXPIRATION
                                                                      HAAT                                    DATE OF
                                                             FCC       IN        POWER IN                       FCC
MARKET(1)                                      STATION      CLASS    METERS    KILOWATTS(2)    FREQUENCY      LICENSE
---------                                      -------      -----    ------    ------------    ---------    -----------
Albuquerque, NM...........................  KKOB-AM          B          NA         50.0         770 kHz      10-01-05
                                            KKOB-FM          C        1265         20.2        93.3 MHz      10-01-97(3)
                                            KHTL-AM          B          NA       1.0/0.5        920 kHz      10-01-05
                                            KMGA-FM          C        1259         22.5        99.5 MHz      10-01-97(3)
                                            KTBL-FM          C        1276         20.4        103.3 MHz     10-01-97(3)
                                            KHFM-FM          C        1260         20.0        96.3 MHz      10-01-97(3)
                                            KRST-FM          C        1268         22.0        92.3 MHz      10-01-97(3)
                                            KNML-AM          B          NA       1.0/0.5       1050 kHz      10-01-05
Harrisburg/Carlisle and York, PA..........  WRKZ-FM          B         283         14.1        106.7 MHz     08-01-06
                                            WHYL-FM(4)(5)    A         100      H3.0/V2.75     102.3 MHz     08-01-06
                                            WHYL-AM(4)(5)    B          NA         5.0          960 kHz      08-01-06
                                            WQXA-AM          B          NA         1.0         1250 kHz      08-01-98(3)
                                            WQXA-FM          B         215         25.1        105.7 MHz     08-01-98(3)

Baton Rouge, LA...........................  KQXL-FM(5)      C2         148         50.0        106.5 MHz     06-01-04
                                            WXOK-AM(5)       B          NA       5.0/1.0       1460 kHz      06-01-04
                                            WEMX-FM(5)      C1         299        100.0        94.1 MHz      06-01-04
                                            WKJN-FM(5)       C         306        100.0        103.3 MHz     06-01-04
                                            WIBR-AM(5)       B          NA       5.0/1.0       1300 kHz      06-01-04
Little Rock, AR...........................  KARN-FM          A         100         3.0         102.5 MHz     06-01-04
                                            KARN-AM          B          NA         5.0          920 kHz      06-01-04
                                            KKRN-FM          A         100         6.0         101.7 MHz     06-01-04
                                            KIPR-FM         C1         286        100.0        92.3 MHz      06-01-04
                                            KOKY-FM          A         118         4.10        102.1 MHz     06-01-04
                                            KLAL-FM         C2          95         50.0        107.7 MHz     06-01-04
                                            KAFN-FM(6)       A         100         6.0         102.5 MHz     06-01-04
                                            KLIH-AM          B          NA       2.0/1.2       1250 kHz      06-01-04
                                            KURB-FM          C         392        100.0        98.5 MHz      06-01-04
                                            KVLO-FM         C2         150         50.0        102.9 MHz     06-01-04
                                            KAAY-AM          A          NA         50.0        1090 kHz      06-01-04
Spokane, WA...............................  KGA-AM           A          NA         50.0        1510 kHz      02-01-06
                                            KDRK-FM          C         725         56.0        93.7 MHz      02-01-06
                                            KJRB-AM          B          NA         5.0          790 kHz      02-01-06
                                            KAEP-FM          C         582        100.0        105.7 MHz     02-01-06
                                            KKZX-FM(4)       C         492        100.0        98.9 MHz      02-01-98(3)
                                            KEYF-AM(4)       B          NA         5.0         1050 kHz      02-01-06
                                            KEYF-FM(4)       C         490        100.0        101.1 MHz     02-01-98(3)
                                            KUDY-AM(4)       B          NA         5.0         1280 kHz      02-01-06
Colorado Springs, CO......................  KKFM-FM          C         698         71.0        98.1 MHz      04-01-05
                                            KKMG-FM          C         695         57.0        98.9 MHz      04-01-05
                                            KKLI-FM         C2         678         1.6         106.3 MHz     04-01-05
                                            KVUU-FM(4)       C         610         68.0        99.9 MHz      04-01-05
                                            KSPZ-FM(4)       C         649         72.0        92.9 MHz      04-01-05
                                            KVOR-AM(4)       B          NA       5.0/1.0       1300 kHz      04-01-05
                                            KTWK-AM(4)       B          NA       3.3/1.5        740 kHz      04-01-05
Charleston, SC............................  WSSX-FM(5)       C         317        100.0        95.1 MHz      12-01-03
                                            WWWZ-FM(5)      C2         150         50.0        93.3 MHz      12-01-03
                                            WMGL-FM(5)      C3       128.9         6.5         101.7 MHz     12-01-03
                                            WSUY-FM(5)       C       539.5        100.0        96.9 MHz      12-01-03
                                            WNKT-FM(5)       C       299.9        100.0        107.5 MHz     12-01-03
                                            WTMA-AM(5)       B          NA       5.0/1.0       1250 kHz      12-01-03
                                            WTMZ-AM(5)       B          NA         0.50         910 kHz      12-01-03
                                            WXTC-AM(5)       B          NA         5.0         1390 kHz      12-01-03
Lafayette, LA.............................  KFXZ-FM(5)       A         151         2.6         106.3 MHz     06-01-04
                                            KNEK-FM(5)      C3         100         25.0        104.7 MHz     06-01-04
                                            KNEK-AM(5)       B          NA         0.25        1190 kHz      06-01-04
                                            KRRQ-FM(5)      C2         135         50.0        95.5 MHz      06-01-04
Modesto, CA...............................  KANM-AM          B          NA         1.0          970 kHz      12-01-05
                                            KATM-FM          B         152         50.0        103.3 MHz     12-01-05
                                            KHKK-FM          B         152         50.0        104.1 MHz     12-01-05
                                            KDJK-FM          A         624        0.071        103.9 MHz     12-01-05
                                            KHOP-FM          B         193         29.5        95.1 MHz      12-01-05

                                                                                                            EXPIRATION
                                                                      HAAT                                    DATE OF
                                                             FCC       IN        POWER IN                       FCC
MARKET(1)                                      STATION      CLASS    METERS    KILOWATTS(2)    FREQUENCY      LICENSE
---------                                      -------      -----    ------    ------------    ---------    -----------
Saginaw/Bay City, MI......................  WKQZ-FM(5)      C2         169         39.2        93.3 MHz      10-01-04
                                            WMJK-FM(5)       A         151         2.6         100.9 MHz     10-01-04
                                            WIOG-FM(5)       B         244          86         102.5 MHz     10-01-04
                                            WMJA-FM(5)       A         126         2.9         104.5 MHz     10-01-04
                                            WGER-FM(5)       A         116         2.05        106.3 MHz     10-01-04
                                            WSGW-AM(5)       B          NA       5.0/1.0        790 kHz      10-01-04
Boise, ID.................................  KIZN-FM          C         762         44.0        92.3 MHz      10-01-05
                                            KZMG-FM          C         802         50.0        93.1 MHz      10-01-05
                                            KKGL-FM          C         768         44.0        96.9 MHz      10-01-05
                                            KQFC-FM          C         762         47.0        97.9 MHz      10-01-05
                                            KBOI-AM          B          NA         50.0         960 kHz      10-01-05
Reno, NV..................................  KKOH-AM          B          NA         50.0         780 kHz      10-01-05
                                            KNEV-FM          C         695         60.0        95.5 MHz      10-01-05
                                            KBUL-FM          C         699         72.0        98.1 MHz      10-01-05
                                            KNHK-FM          C         809         44.7        92.9 MHz      10-01-05
                                            KXXL-FM(4)       A         129         3.6         93.7 MHz      10-01-05
Eugene, OR................................  KUGN-AM          B          NA       5.0/1.0        590 kHz      02-01-06
                                            KKTT-FM          C         308        100.0        97.9 MHz      02-01-06
                                            KEHK-FM         C1         301         95.0        102.3 MHz     02-01-06
Binghamton, NY............................  WHWK-FM(5)       B       292.6         10.0        98.1 MHz      06-01-06
                                            WYOS-FM(5)       A         254         0.93        104.1 MHz     11-26-96(7)
                                            WAAL-FM(5)       B         332         7.1         99.1 MHz      06-01-06
                                            WNBF-AM(5)       B          NA         5.0         1290 kHz      06-01-06
                                            WKOP-AM(5)       B          NA       5.0/0.5       1360 kHz      06-01-06

Johnstown, PA.............................  WQKK-FM          B         152         50.0        99.1 MHz      08-01-06
                                            WGLU-FM          A         318         0.58        92.1 MHz      08-01-06
Tri-Cities, WA............................  KFLD-AM          B          NA      10.0/0.25       870 kHz      02-01-06
                                            KEYW-FM          A          59         3.0         98.3 MHz      02-01-06
                                            KORD-FM          C         335        100.0        102.7 MHz     02-01-06
                                            KXRX-FM          C         408         50.0        97.1 MHz      02-01-06
                                            KTHK-FM         C2         339         8.0         97.9 MHz      02-01-06

Medford, OR...............................  KTMT-AM          B          NA         1.0          880 kHz      02-01-06
                                            KTMT-FM          C         994         31.0        93.7 MHz      02-01-06
                                            KBOY-FM         C1         299         60.0        95.7 MHz      02-01-06
                                            KCMX-AM          B          NA         1.0          580 kHz      02-01-06
                                            KCMX-FM         C1         435         31.6        101.9 MHz     02-01-06
                                            KAKT-FM         C1         166         51.7        105.1 MHz     02-01-98(3)

State College, PA.........................  WRSC-AM          B          NA       2.0/1.0       1390 kHz      08-01-06
                                            WQWK-FM          A         123         2.0         97.1 MHz      08-01-06
                                            WBLF-AM          B          NA         1.0          970 kHz      08-01-06
                                            WIKN-FM          A         100         3.0         107.9 MHz     08-01-06

Billings, MT..............................  KBUL-AM          B          NA         5.0          970 kHz      04-01-05
                                            KCTR-FM         C1         152        100.0        102.9 MHz     04-01-05
                                            KKBR-FM         C2         122         28.0        97.1 MHz      04-01-05
                                            KBBB-FM         C1         146        100.0        103.7 MHz     04-01-05
                                            KMHK-FM          C         300        100.0        95.5 MHz      04-01-05

Muncie, IN................................  WMDH-FM(5)       B       152.4         50.0        102.5 MHz     08-01-04
                                            WMDH-AM(5)       B          NA         0.25        1550 kHz      08-01-04

Kokomo, IN................................  WWKI-AM(5)       B       143.3         50.0        100.5 MHz     08-01-04

---------------

(1) Actual city of license may be different from the metropolitan market served.

(2) Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during nighttime broadcasting hours, which results in reducing the radio station's coverage during those hours of operation. Both power ratings are shown, where applicable.

(3) License renewal applications have been filed for the listed stations showing a license expiration date of October 1, 1997, February 1, 1998 or August 1, 1998, and the expiration of the licenses is stayed during the pendency of such renewal proceedings. A petition to deny the renewal applications for four of the Company's Salt Lake City stations has been filed with the FCC, citing alleged violations of the FCC's policies concerning equal employment opportunities ("EEO"). In September 1998, the U.S. Court of Appeals for the District of Columbia Circuit, in Lutheran Church-Missouri Synod v. FCC, held most aspects of the FCC's EEO rules to be unconstitutional, thus invalidating them. The status of pending petitions to deny license renewals based on alleged EEO violations was rendered uncertain by the Court's decision. The FCC is currently considering how to deal with such petitions, and has proposed adoption of new EEO rules that address the Court's concerns. Should the FCC find that these Company Salt Lake City stations lacked EEO policies and procedures that were effective, the FCC could penalize the stations in the form of fines (generally $10,000 - $15,000), reporting conditions (the stations would be required to file with the FCC periodic EEO documentation), and/or short-term renewal (renewal of license for less than the standard 8-year period). In rare cases, the FCC may order hearings on EEO violations.

(4) The Company provides certain sales and marketing services to stations KVUU-FM, KSPZ-FM, KVOR-AM and KTWK-AM in Colorado Springs, Colorado, stations KKZX-FM, KEYF-AM, KEYF-FM and KUDY-AM in Spokane, Washington and station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania, pursuant to JSAs. The Company provides certain sales, programming and marketing services to stations WBHT-FM and WKQV-FM in Wilkes-Barre/Scranton, Pennsylvania and KXXL-FM in Reno, Nevada, and, pending their acquisition by the Company, stations WHYL-AM and WHYL-FM in Carlisle, Pennsylvania, pursuant to LMAs. The Company has exercised its option to purchase WBHT-FM in Wilkes-Barre/Scranton.

(5) Indicates a station which is the subject of a Pending Transaction. The consummation of each of the Pending Transactions is subject to certain conditions. Although the Company believes these conditions are customary for transactions of this type and will be satisfied, there can be no assurance that such closing conditions will be satisfied.

(6) KAFN-FM is under construction and has not yet commenced operations.

(7) WYOS-FM operates pursuant to a construction permit. An application for a license to cover the construction permit has been filed with the FCC. Expiration of the construction permit is stayed during the pendency of that application.

     Ownership Matters. The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast license without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitation on alien ownership, as well as compliance with other FCC policies, including equal employment opportunity requirements.

     Once a station purchase agreement has been signed, an application for FCC consent to assignment of license or transfer of control (depending upon whether the underlying transaction is an asset purchase or stock acquisition) is filed with the FCC. Approximately 10 to 15 days after this filing, the FCC normally publishes a notice assigning a file number to the application and advising that the application has been "accepted for filing." This notice begins a 30-day statutory waiting period, which provides the opportunity for third parties to file formal petitions to deny the transaction; informal objections may be filed any time prior to grant of an application. The FCC staff will normally review the application in this period and seek further information and amendments to the application if it has questions.

     Once the 30-day public notice period ends, the staff will complete its processing, assuming that no petitions or informal objections were received and that the application is otherwise consistent with FCC rules and policies. The staff often grants the application by delegated authority approximately 10 to 20 days after the public notice period ends. At this point, the parties are legally authorized to close the purchase, although the FCC action is not legally a "final order." If there is a backlog of applications, the processing period can extend to 30 days or more.

     Public notice of the FCC staff grant is usually issued about a week after the grant is made, stating that the grant was effective when the staff made the grant. On the date of this notice, another 30-day period begins, within which time interested parties can file petitions seeking either staff reconsideration or full FCC review of the staff action. During this time the grant can still be modified, set aside or stayed, and is not a "final order." In the absence of a stay, however, the seller and buyer are not prevented from closing despite the absence of a final order. Also, within 40 days after the public notice of the grant, the full FCC can review and reconsider the staff's grant on its own motion. Thus, during the additional 10 days beyond the 30-day period available to third parties, the grant is still not "final." In the event that review by the full FCC is requested and the FCC subsequently affirms the staff's grant of the application, interested parties may thereafter seek judicial review in the United States Court of Appeals for the District of Columbia Circuit within thirty days of public notice of the full FCC's action. In the event the Court affirms the FCC's action, further judicial review may be sought by seeking rehearing en banc from the Court of Appeals or by certiorari from the United States Supreme Court.

     In the absence of the submission of a timely request for reconsideration, administrative review or judicial review, the FCC staff's grant of an application becomes final by operation of law. Upon the occurrence of that event, counsel is able to deliver an opinion that the FCC's grant is no longer subject to administrative or judicial review, although such action can nevertheless be set aside in rare circumstances, such as fraud on the agency by a party to the application.

     The pendency of a license renewal application can alter the aforementioned timetables because the FCC normally will not issue an unconditional assignment grant if the station's license renewal is pending.

     Under the Communications Act, a broadcast license may not be granted to or held by a corporation that has more than one-fifth of its capital stock owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Under the Communications Act, a broadcast license also may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by aliens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. These restrictions apply in modified form to other forms of business organizations, including partnerships. Each of the Company and Citadel Communications therefore may be restricted from having more than one-fourth of its stock owned or voted by aliens, foreign governments or non-U.S. corporations. The Certificate of Incorporation of the Company and the Certificate of Incorporation of Citadel Communications contain provisions which permit the Company and Citadel Communications to prohibit alien ownership and control consistent with the prohibitions contained in the Communications Act.

     The Communications Act and FCC rules also generally restrict the common ownership, operation or control of radio broadcast stations serving the same local market, of a radio broadcast station and a television broadcast station serving the same local market, and of a radio broadcast station and a daily newspaper serving the same local market. Under these "cross-ownership" rules, absent waivers, neither the Company nor Citadel Communications would be permitted to acquire any daily newspaper or television broadcast station (other than low power television) in a local market where it then owned any radio broadcast station. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied. The Telecommunications Act extends this waiver policy to stations in the top 50 television markets, although the FCC has not yet implemented this change.

     In response to the Telecommunications Act, the FCC amended its multiple ownership rules to eliminate the national limits on ownership of AM and FM stations. The FCC's broadcast multiple ownership rules restrict the number of radio stations one person or entity may own, operate or control on a local level. These limits are:

          (1) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (FM or AM);

          (2) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service;

          (3) in a market with between 15 and 29 (inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service;

          (4) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

     None of these multiple ownership rules requires any change in the Company's current ownership of radio broadcast stations. However, these rules will limit the number of additional stations which the Company may acquire in the future in certain of its markets.

     Because of these multiple and cross-ownership rules, a purchaser of voting stock of either the Company or Citadel Communications which acquires an "attributable" interest in the Company or Citadel Communications may violate the FCC's rule if it also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such a purchaser also may be restricted in the companies in which it may invest, to the extent that these investments give rise to an attributable interest. If an attributable shareholder of the Company or Citadel Communications violates any of these ownership rules, the Company or Citadel Communications may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions.

     The FCC generally applies its television/radio/newspaper cross-ownership rules and its broadcast multiple ownership rules by considering the "attributable," or cognizable interests held by a person or entity. A person or entity can have an interest in a radio station, television station or daily newspaper by being an officer, director, partner or shareholder of a company that owns that station or newspaper. Whether that interest is cognizable under the FCC's ownership rules is determined by the FCC's attribution rules. If an interest is attributable, the FCC treats the person or entity who holds that interest as the "owner" of the radio station, television station or daily newspaper in question, and therefore subject to the FCC's ownership rules.

     With respect to a corporation, officers and directors and persons or entities that directly or indirectly can vote 5% or more of the corporation's stock (10% or more of such stock in the case of insurance companies, investment companies, bank trust departments and certain other "passive investors" that hold such stock for investment purposes only) generally are attributed with ownership of whatever radio stations, television stations and daily newspapers the corporation owns.

     With respect to a partnership, the interest of a general partner is attributable, as is the interest of any limited partner who is "materially involved" in the media-related activities of the partnership. Debt instruments, nonvoting stock, options and warrants for voting stock that have not yet been exercised, limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority (under 5%) voting stock, generally do not subject their holders to attribution. However, the FCC is currently reviewing its rules on attribution of broadcast interests, and it may adopt stricter criteria. See "--Proposed Changes" below.

     In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station or daily newspaper from having a "meaningful" nonattributable interest in another broadcast station or daily newspaper in the same local market. Among other things, "meaningful" interests could include significant equity interests (including non-voting stock, voting stock and limited partnership interests) and significant employment positions. This policy may limit the permissible investments a purchaser of the Company's or Citadel Communications' voting stock may make or hold.

     The FCC has also been more aggressive in examining issues of market revenue share concentration when considering radio station acquisitions. The FCC has delayed its approval of several pending radio station purchases by various parties because of market concentration concerns. Moreover, in recent months the FCC has followed an informal policy of giving specific public notice of its intention to conduct additional ownership concentration analyses and soliciting public comment on the issue of concentration and its effect on competition and diversity in connection with certain applications for consent to radio station acquisitions.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, but such complaints may be filed and considered at any time.

     Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification and technical operations (including limits on radio frequency radiation). In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with a renewal application. The broadcast of contests and lotteries also is regulated by FCC rules.

     Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" (less than the maximum) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

     In 1985, the FCC adopted rules regarding human exposures to levels of radio frequency ("RF") radiation. These rules require applicants for new broadcast stations, renewals of broadcast licenses or modifications of existing licenses to inform the FCC at the time of filing such applications whether a new or existing broadcast facility would expose people to RF radiation in excess of certain guidelines. In August 1996, the FCC adopted more restrictive radiation limits. These limits became effective on September 1, 1997 and govern applications filed after that date. The Company anticipates that such regulations will not have a material effect on its business.

     Local Marketing Agreements. Over the past five years, a number of radio stations, including certain of the Company's stations, have entered into what commonly are referred to as "local marketing agreements" (LMAs) or "time brokerage agreements." These agreements take various forms. Separately-owned and licensed stations may agree to function cooperatively in terms of programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintains independent control over the programming and other operations of its own station. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, operations of its broadcast stations and otherwise ensures compliance with applicable FCC rules and policies.

     A station that brokers substantial time on another station in its market or engages in an LMA with a station in the same market will be considered to have an attributable ownership interest in the brokered station for purposes of the FCC's ownership rules, discussed above. As a result, a broadcast station may not enter into an LMA that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's local multiple ownership rules. FCC rules also prohibit the broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) where the two stations serve substantially the same geographic area, whether the licensee owns the stations or owns one and programs the other through an LMA arrangement.

     Another example of a cooperative agreement between differently owned radio stations in the same market is a joint sales agreement (JSA), whereby one station sells advertising time in combination, both on itself and on a station under separate ownership. In the past, the FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. The Company has entered into several JSAs whereby it sells time on behalf of other local stations. Currently, JSAs are not deemed by the FCC to be attributable. However, the FCC has outstanding a notice of proposed rulemaking, which, if adopted, would require the Company to terminate any JSA it might have with a radio station with which the Company could not have an LMA. Currently, the only Company groups that would be so affected would be its groups in Spokane and Colorado Springs. See "--General" and "--Station Portfolio."

     Proposed Changes. In December, 1994, the FCC initiated a proceeding to solicit comment on whether it should revise its radio and television ownership "attribution" rules by among other proposals

        - raising the basic benchmark for attributing ownership in a corporate licensee from 5% to 10% of the licensee's voting stock,

        - increasing from 10% to 20% of the licensee's voting stock the attribution benchmark for "passive investors" in corporate licensees,

        - restricting the availability of the attribution exemption when a single party controls more than 50% of the voting stock, and

        - considering LMAs, JSAs, debt and non-voting stock interests to be attributable under certain circumstances. No decision has been made by the FCC in these matters. At this time, no determination can be made as to what effect, if any, this proposed rulemaking will have on the Company.

     The Congress and the FCC from time to time have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of the Company's radio stations, result in the loss of audience share and advertising revenues for the Company's radio stations, and affect the ability of the Company to acquire additional radio stations or finance such acquisitions. Such matters include: proposals to impose spectrum use or other fees on FCC licensees; the FCC's equal employment opportunity rules and matters relating to political broadcasting; technical and frequency allocation matters; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; changes in the FCC's cross-interest, multiple ownership and cross-ownership policies; changes to broadcast technical requirements; proposals to allow telephone or cable television companies to deliver audio and video programming to the home through existing phone or other communication lines; proposals to limit the tax deductibility of advertising expenses by advertisers; and proposals to auction the right to use the radio broadcast spectrum to the highest bidder, instead of granting FCC licenses and subsequent license renewals without such bidding.

     The FCC, on April 2, 1997, awarded two licenses for the provision of satellite digital audio radio services ("DARS"). Under rules adopted for this service, licensees must begin construction of their space stations within one year, begin operating within four years, and be operating their entire system within six years. The Company cannot predict whether the service will be subscription or advertiser supported. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and on March 17, 1997, adopted an allotment plan for the expanded band which identified the 88 AM radio stations selected to move into the band. At the end of a five-year transition period, those licensees will be required to return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

     The Company cannot predict whether any proposed changes will be adopted or what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     The foregoing is a brief summary of certain provisions of the Communications Act and of specific FCC rules and policies. This description does not purport to be comprehensive and reference should be made to the Communications Act, the FCC's rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     Federal Antitrust Considerations. The Company is aware that the FTC and the DOJ, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

     For an acquisition meeting certain size thresholds, the HSR Act, and the rules promulgated thereunder require the parties to file Notification and Report Forms with the FTC and the DOJ and to observe specified waiting period requirements before consummating the acquisition. During the initial 30-day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then, at the conclusion of the initial 30-day period, it will issue a formal request for additional information (a "Second Request"). The issuance of a Second Request extends the waiting period until the twentieth calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, such waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a Second Request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including but not limited to persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. Such discussions and negotiations can be time consuming, and the parties may agree to delay consummation of the acquisition during their pendency.

     At any time before or after the consummation of a proposed acquisition, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or other assets of the Company. Acquisitions that are not required to be reported under the HSR Act may be investigated by the FTC or the DOJ under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

     The Company has received early termination of the applicable waiting period under the HSR Act in regard to the pending acquisition of stations in Saginaw/Bay City, Michigan, and is awaiting such early termination of the applicable waiting period under the HSR Act in regard to the pending acquisition of stations in Charleston, South Carolina, Binghamton, New York and Muncie and Kokomo, Indiana. No other Pending Acquisition is subject to the HSR Act.

     As part of its increased scrutiny of radio station acquisitions, the DOJ has stated publicly that it believes that commencement of operations under LMAs, JSAs and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the HSR Act could violate the HSR Act. In connection with acquisitions subject to the waiting period under the HSR Act, the Company will not commence operation of any affected station to be acquired under an LMA or similar agreement until the waiting period has expired or been terminated.

     The Company has received civil investigative demands ("CID") from the Antitrust Division of the DOJ. One CID addresses the Company's acquisition of KRST-FM in Albuquerque, New Mexico, and the second investigation addresses the Company's JSA relating to stations in Spokane, Washington and Colorado Springs, Colorado. See "--Legal Proceedings."

SEASONALITY

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are primarily the result of fluctuations in advertising expenditures by retailers. The Company's revenue is typically lowest in the first quarter and highest in the second and fourth quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--General."

TRADEMARKS

     The Company owns a number of trademarks and service marks, including the federally registered marks "Cat Country," "Supertalk" and the Cat Country logo. The Company also owns a number of marks registered in various states. The Company considers such trademarks and service marks to be important to its business. See "--Operating Strategy--Targeted Programming."

EMPLOYEES

     At December 1, 1998, the Company employed approximately 1,640 persons. None of such employees are covered by collective bargaining agreements, and the Company considers its relations with its employees to be good.

     The Company employs several on-air personalities with large loyal audiences in their respective markets. The Company generally enters into employment agreements with these personalities to protect its interests in those relationships that it believes to be valuable. The loss of one of these personalities could result in a short-term loss of audience share, but the Company does not believe that any such loss would have a material adverse effect on the Company's financial condition or results of operations.

PROPERTIES AND FACILITIES

     The types of properties required to support each of the Company's radio stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna sites are generally located so as to provide maximum market coverage.

     The Company currently owns certain studio facilities in Spokane, Washington; Billings, Montana; Tri-Cities, Washington; East Providence, Rhode Island; Little Rock, Arkansas; Boise, Idaho; and Patton Township (State College), Lower Yoder Township (Johnstown), Williams Township (Allentown) and Tunkhannock (Wilkes-Barre/Scranton), Pennsylvania, and it owns certain transmitter and antenna sites in Reno, Nevada; Salt Lake City, Utah; Spokane and Tri-Cities, Washington; Tracy (Modesto), California; Billings, Montana; Santa Fe and Albuquerque, New Mexico; Medford, Oregon; East Providence and Johnston, Rhode Island; Little Rock, Arkansas; and Patton Township (State College), Croyle Township (Johnstown), Mt. Joy Township (Harrisburg/York), Williams Township and Salisbury Township (Allentown) and Hanover Township, Plymouth Township, Carbondale and Tunkhannock (Wilkes-Barre/Scranton), Pennsylvania. The Company will acquire additional real estate in connection with certain of the Pending Acquisitions. The Company leases its remaining studio and office facilities, including office space in Tempe, Arizona which is not related to the operations of a particular station, and it leases its remaining transmitter and antenna sites. The Company does not anticipate any difficulties in renewing any facility leases or in leasing alternative or additional space, if required. The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment.

     No one property is material to the Company's operations. The Company believes that its properties are generally in good condition and suitable for its operations; however, the Company continually looks for opportunities to upgrade its properties and intends to upgrade studios, office space and transmission facilities in certain markets.

     Substantially all of the Company's properties and equipment serve as collateral for the Company's obligations under the Credit Facility. See "Description of Indebtedness--Existing Loan Agreement."

LEGAL PROCEEDINGS

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business, but the Company is not a party to any lawsuit or proceeding which, in the opinion of the Company, is likely to have a material adverse effect on the Company.

     The Company has received CIDs from the DOJ pursuant to which the DOJ has requested information from the Company to determine whether the Company has violated certain antitrust laws. The first CID was issued on September 27, 1996 and concerns the Company's acquisition of all of the assets of KRST-FM in Albuquerque, New Mexico on October 9, 1996 (the "KRST Acquisition"). The CID requested written answers to interrogatories and the production of certain documents concerning the radio station market in Albuquerque, in general, and the KRST Acquisition, in particular, to enable the DOJ to determine, among other things, whether the KRST Acquisition would result in excessive concentration in the market. The Company has responded to the CID. The DOJ requested supplemental information on January 27, 1997, to which the Company also responded. There have been no communications since that time and, at present, the Company has been given no indication from the DOJ regarding its intended future actions. If the DOJ were to proceed with and successfully challenge the KRST Acquisition, the Company may be required to divest one or more radio stations in Albuquerque.

     The second investigation was initiated on October 9, 1996 and concerned the Company's JSA relating to a total of eight radio stations in Spokane, Washington and Colorado Springs, Colorado and which became effective in January 1996. Pursuant to the investigation, the DOJ has requested information to determine whether the JSAs constituted a de facto merger, resulting in a combination or contract in restraint of trade. The Company has provided the requested information and has met with the DOJ concerning this matter. If the DOJ were to proceed with and successfully challenge the JSA, the Company may be required to terminate the JSA. At this time, the Company cannot predict the impact on the Company, if any, of these proceedings or any future DOJ demands. See "Risk Factors--Limitations on Acquisition Strategy" and "Risk Factors--Potential Delay in Completing Pending Transactions Due to Antitrust Review."

                            THE PENDING TRANSACTIONS

     There are several transactions currently pending which, if consummated, would result in the Company purchasing 23 FM and 11 AM radio stations.

THE WILKES-BARRE/SCRANTON ACQUISITION

     WBHT-FM, Wilkes-Barre/Scranton, Pennsylvania. On August 13, 1998, the Company entered into an Asset Purchase Agreement with Fairview Communications, Inc. pursuant to which the Company has agreed to acquire certain assets used or useful in the operation of radio station WBHT-FM serving the Wilkes-Barre/ Scranton market for an aggregate cash purchase price of approximately $1.2 million plus the aggregate amount of payments due from the Company to Fairview under a Time Brokerage Agreement (LMA) between the parties with respect to the period from August 1, 1998 until the later of December 31, 1998 or the date of a final order from the FCC consenting to the acquisition by the Company of WBHT-FM. The Company has operated this station under an LMA since July 1997.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition by the Company of WBHT-FM is subject to certain conditions including (1) the receipt of FCC consent to the assignment of the station license to the Company and (2) the receipt of consents to the assignment to the Company of certain contracts relating to WBHT-FM. An application seeking approval was filed with the FCC on August 31, 1998. A grant of such application was received on October 23, 1998, and the Company anticipates the acquisition of WBHT-FM will close in January 1999. Upon completion of this transaction, the Company will own six FM and four AM radio stations and will operate one FM radio station and one AM radio station under an LMA and JSA, respectively, in Wilkes-Barre/Scranton.

THE SAGINAW/BAY CITY ACQUISITION

     WGER-FM, WMJA-FM, WKQZ-FM, WMJK-FM, WIOG-FM and WSGW-AM, Saginaw/Bay City, Michigan. On October 9, 1998, the Company entered into an Asset Purchase Agreement with 62nd Street Broadcasting of Saginaw, L.L.C. and 62nd Street Broadcasting of Saginaw License, L.L.C. pursuant to which the Company has agreed to acquire substantially all of the assets of WGER-FM, WMJA-FM and WSGW-AM licensed to Saginaw, Michigan, WKQZ-FM licensed to Midland, Michigan, WMJK-FM licensed to Pinconning, Michigan and WIOG-FM licensed to Bay City, Michigan for an aggregate purchase price of approximately $35.0 million in cash. The Company has delivered an irrevocable letter of credit in favor of the sellers, issued by BankBoston, N.A. in the amount of $2.0 million to secure the Company's obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of the stations is subject to certain conditions including (1) the receipt of FCC consent to the assignment of the station licenses to the Company and (2) the receipt of consents to the assignment to the Company of certain material contracts relating to the stations. An application seeking FCC approval was filed with the FCC on October 16, 1998. The Company received early termination of the applicable HSR waiting period on November 20, 1998. The Company anticipates that the acquisition of these stations will close in the first quarter of 1999. The Company does not own any other radio stations in Saginaw/Bay City.

THE HARRISBURG/CARLISLE ACQUISITION

     WHYL-FM and WHYL-AM, Carlisle, Pennsylvania. On October 29, 1998, the Company and Citadel License entered into an Asset Purchase Agreement with Zeve Broadcasting Company ("Zeve Broadcasting") and H. Lincoln Zeve pursuant to which the Company has agreed to purchase from Zeve Broadcasting substantially all of the assets of radio stations WHYL-FM and WHYL-AM serving the Harrisburg/Carlisle market for an aggregate purchase price of approximately $4.25 million in cash. The Company has delivered to Zeve Broadcasting an irrevocable letter of credit in favor of Zeve Broadcasting, issued by BankBoston, N.A., in the amount of $250,000 to secure the Company's obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to certain conditions including (1) the receipt of FCC consent to the transfer of the licenses for WHYL-FM and WHYL-AM to the Company and (2) the receipt of consents to the assignment to the Company of certain contracts relating to WHYL-FM and WHYL-AM. An application seeking FCC approval was filed with the FCC on November 9, 1998. The Company has also entered into an LMA with Zeve Broadcasting pursuant to which the Company markets commercial advertising time and provides programming for WHYL-FM and WHYL-AM pending their acquisition by the Company.

     On October 29, 1998, the Company entered into an Agreement of Sale with H. Lincoln Zeve to purchase real estate used by Zeve Broadcasting in the operation of WHYL-FM and WHYL-AM for a purchase price of approximately $250,000 in cash.

     The Company anticipates that the acquisition of WHYL-FM and WHYL-AM and the real estate used by Zeve Broadcasting in the operation of the stations will close in the first quarter of 1999. At the closing, the Company expects to enter into a one-year employment agreement with Mr. Zeve. Upon consummation of this transaction, the Company will own two FM radio stations and one AM radio station in the Harrisburg/Carlisle market, and it will own one FM radio station and one AM radio station in the adjacent York, Pennsylvania market.

THE BATON ROUGE AND LAFAYETTE ACQUISITION

     KQXL-FM, WEMX-FM, WKJN-FM, WXOK-AM and WIBR-AM Baton Rouge, Louisiana and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM Lafayette, Louisiana. On November 5, 1998, the Company entered into a Purchase Agreement with Citywide Communications, Inc. ("Citywide"), P M Investments, Ltd., Providence Investment, Ltd., Peter Moncrieffe, Donald R. Nelson, Willie E. Tucker, Jr., FINOVA Capital Corporation and certain warrantholders of Citywide pursuant to which the Company has agreed to purchase all of the issued and outstanding shares of capital stock of Citywide and all of the outstanding warrants to acquire shares of capital stock of Citywide. The aggregate purchase price is approximately $34.5 million. This amount includes the repayment of outstanding debt of Citywide and $1.5 million in payments related to noncompetition agreements to be entered into in connection with the acquisition, but it is net of the $1.0 million in positive working capital that Citywide is required to have at closing of the acquisition. The Company has caused to be delivered to Citywide an irrevocable letter of credit in favor of Citywide, issued by BankBoston, N.A., in the amount of $1.0 million to secure the Company's obligations under the purchase agreement. Citywide currently, directly or through its wholly-owned subsidiaries, is the licensee of and owns and operates KQXL-FM, WEMX-FM, WKJN-FM, WXOK-AM, WIBR-AM, KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Baton Rouge and Lafayette, Louisiana markets.

     The purchase agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to certain conditions including (1) the receipt of FCC consent to the transfer of control of the station licenses to the Company, (2) the receipt of consents to the change of control under certain contracts to which Citywide or its wholly-owned subsidiaries are a party and (3) the existence at closing of a minimum of $1.0 million in positive working capital. An application seeking FCC approval was filed with the FCC on November 18, 1998. The Company anticipates that the acquisition of Citywide will close in the first quarter of 1999. At the closing, the Company expects to enter into a three-year employment agreement with one of the principals of Citywide. Immediately after closing, Citywide and its wholly-owned subsidiaries will be merged into the Company. The Company does not own any other radio stations in either Baton Rouge or Lafayette.

THE CHARLESTON/BINGHAMTON/MUNCIE/KOKOMO ACQUISITION

     WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM, Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM, Binghamton, New York, WMDH-FM and WMDH-AM, Muncie, Indiana and WWKI-FM, Kokomo, Indiana. On November 23, 1998, the Company entered into an Asset Purchase Agreement with Wicks Broadcast Group

Limited Partnership and certain related entities (collectively, "Wicks") to acquire substantially all of the assets of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM, Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM, Binghamton, New York, WMDH-FM and WMDH-AM, Muncie, Indiana and WWKI-FM, Kokomo, Indiana, for an aggregate purchase price of approximately $77.0 million in cash. The Company has delivered an irrevocable letter of credit in favor of Wicks, issued by BankBoston, N.A., in the amount of $5.0 million to secure the Company's obligations under the asset purchase agreement.

     The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the acquisition of the stations is subject to certain conditions including (1) the receipt of FCC consent to the assignment of the station license to the Company, (2) the expiration or termination of the applicable waiting periods under the HSR Act and (3) the receipt of consents to the assignment to the Company of certain contracts relating to the stations. An application seeking FCC approval was filed with the FCC on December 2, 1998. The Company anticipates that the acquisition of these stations will close in the second quarter of 1999. The Company does not own any other radio stations in these markets.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of the directors and executive officers of the Company:

               NAME                  AGE               POSITION
               ----                  ---               --------
Lawrence R. Wilson.................  53   Chief Executive Officer and
                                          Chairman
Donna L. Heffner...................  39   Vice President, Chief Financial
                                          Officer, Treasurer and Secretary
D. Robert Proffitt.................  45   President and Chief Operating
                                          Officer
Stuart R. Stanek...................  42   Vice President; President--East
                                          Region
Peter J. Benedetti.................  35   Vice President; President--Central
                                          Region
Edward T. Hardy....................  50   Vice President; President--West
                                          Region
Patricia Diaz Dennis...............  52   Director
Scott E. Smith.....................  43   Director
Ted L. Snider, Sr..................  70   Director
John E. von Schlegell..............  44   Director

     Lawrence R. Wilson co-founded and was a general partner of Predecessor from 1984 to July 1992 and has been the Chief Executive Officer and Chairman of the Board of the Company since it was incorporated in August 1991 and Chief Executive Officer, President and Chairman of Citadel Communications since it was incorporated in May 1993. Mr. Wilson also served as President of the Company from 1991 to October 1998. From 1974 to 1979, Mr. Wilson was Executive Vice President and General Counsel of Combined Communications Corporation, a national media company, where he handled all acquisitions and mergers and oversaw the broadcast, newspaper and outdoor billboard divisions as a part of a five person management committee. From 1979 to 1986, he was engaged in the private practice of law.

     Donna L. Heffner joined Predecessor in 1988 as its Controller. Ms. Heffner has served as Treasurer and Secretary of the Company since it was incorporated in August 1991 and of Citadel Communications since it was incorporated in May 1993. She has served as Chief Financial Officer of the Company and Citadel Communications since July 1992 and May 1993, respectively. In January 1997, Ms. Heffner became Vice President of the Company and Citadel Communications. Ms. Heffner also served as a director of the Company from 1992 to 1993 and as a director of Citadel Communications for several months in 1993. From 1982 to 1985 and in 1987, she was employed by Price Waterhouse, and in 1986, she was employed by Lowrimore, Warwick & Company as an accountant.

     D. Robert Proffitt joined Predecessor in 1988 as Vice President--General Manager of KKFM-FM in Colorado Springs. In 1991, he was appointed Vice President of the Company, and in 1993, he was appointed Vice President of Citadel Communications, Mr. Proffitt took over as General Manager of the Company's Albuquerque operations in 1994. Mr. Proffitt served as President of Central Region for the Company from June 1997 to October 1998, and he became President and Chief Operating Officer of the Company in October 1998.

     Stuart R. Stanek joined Predecessor in 1986 as a General Manager of KKFM-FM in Colorado Springs. In 1988, he became General Manager of KCNR-AM/KUBL-FM in Salt Lake City, in 1991, he was appointed Vice President of the Company, in 1992 he was elected to the Board of Directors of the Company and in 1993, he was appointed Vice President and elected to the Board of Directors of Citadel Communications. He served as a Director of the Company and Citadel Communications until August 1996. Mr. Stanek became President of East Region for the Company in June 1997.

     Peter J. Benedetti joined the Company in April 1995 as Sales Manager for KMGA-FM in Albuquerque and also became Sales Manager for KHFM-FM in Albuquerque upon the Company's acquisition of that station in June 1996. From January 1997 to July 1997, Mr. Benedetti was Director of Sales of the Company's Salt Lake City radio station group, and from July 1997 to October 1998, he served as Vice President and General Manager of that radio station group. In October 1998 Mr. Benedetti became Vice President and President of the Central Region for the Company. Prior to joining the Company, he served as an account executive for Jacor Communications' KBPI-FM in Denver, Colorado. Mr. Benedetti currently serves on the Board of Directors of the Utah Broadcasters Association and the Salt Lake City Radio Broadcasters Association.

     Edward T. Hardy founded and was elected President and Chief Executive Officer of Deschutes in 1994. Mr. Hardy joined Citadel Communications in January 1997 as President of Deschutes following Citadel Communications' acquisition of Deschutes. Mr. Hardy became President of West Region for the Company and Vice President of the Company and Citadel Communications in June 1997. From 1984 to 1993, Mr. Hardy was Vice President--General Manager of KUPL AM/FM in Portland.

     Patricia Diaz Dennis became a director of the Company and Citadel Communications in November 1997. Since September 1995, Ms. Dennis has served as Senior Vice President and Assistant General Counsel for regulation and public policy of SBC Communications Inc., a company which provides telecommunications products and services. From March 1993 until joining SBC Communications Inc., Ms. Dennis served as special counsel for communications matters for the law firm of Sullivan & Cromwell. Ms. Dennis served as a commissioner of the FCC from June 1986 to September 1989 and as Assistant Secretary of State for Human Rights and Humanitarian Affairs in the United States Department of State from August 1992 to January 1993. Ms. Dennis also serves as director for various entities, including Massachusetts Mutual Life Insurance Company and National Public Radio.

     Scott E. Smith has served as a member of the Board of Directors of the Company since 1992 and of Citadel Communications since 1993. He is an Executive Vice President of Baker, Fentress & Company ("Baker Fentress"). Since 1989, Mr. Smith has managed the private placement portfolio of Baker Fentress.

     Ted L. Snider, Sr. became a director of the Company and Citadel Communications in November 1997 following the Company's October 1997 acquisition of Snider Corporation. Mr. Snider had been Chairman of Snider Corporation since its incorporation in 1971. Snider Corporation owned two FM and two AM radio stations, the right to construct an additional FM radio station and the Arkansas Radio Network.

     John E. von Schlegell has served as a member of the Board of Directors of the Company and Citadel Communications since January 1997. He co-founded and, since 1991, has managed, Endeavour Capital Fund Limited Partnership ("Endeavour Capital"), a firm that invests equity capital in privately held businesses throughout the northwest. Prior to 1991, Mr. von Schlegell was a general partner at Golder, Thoma & Cressey, a private equity firm based in Chicago.

     Ms. Dennis receives an annual fee of $20,000 for her services as a director of the Company and Citadel Communications and the other non-employee directors of the Company and Citadel Communications receive an annual fee of $12,000 for their services as directors of the Company and Citadel Communications. Directors who are also employees of the Company will not receive additional consideration for serving as directors, except that all directors will be reimbursed for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings.

BOARD COMPOSITION

     The five persons presently constituting the Board of Directors of the Company were elected pursuant to the terms of a Fourth Amended and Restated Voting Agreement dated as of October 15, 1997 (the "Voting Agreement"), by and among Citadel Communications, the Voting Trustee under the Voting Trust Agreement (as defined) and certain other stockholders of Citadel Communications. In connection with Citadel Communications' initial public offering, the Voting Agreement and a related Stockholders Agreement among Citadel Communications and certain of its stockholders (the "Stockholders Agreement") were terminated. The Voting Trust Agreement will continue in effect until terminated in accordance with its terms.

     Each director of the Company holds office until the next annual meeting of stockholders and until his or her successor has been elected and qualified. Officers are elected by the Board of Directors and serve at its discretion.

     In the event that, after July 1, 2002, two or more semi-annual dividends payable on the Exchangeable Preferred Stock are in arrears and unpaid, or upon the occurrence of certain other events (including failure to comply with certain covenants and failure to pay the mandatory redemption price when due), then the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately as a class, will be entitled to elect two additional directors of the Company, who shall serve until such time as all dividends in arrears or any other failure, breach or default giving rise to such voting rights is remedied or waived.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid to the Company's Chief Executive Officer and each of the other four persons who were executive officers of the Company during 1997 (collectively, the "Named Executives"). Information with respect to 1996 compensation is not given for Messrs. Proffitt and Hardy as such persons did not begin service as executive officers of the Company until 1997. No compensation information is given for Mr. Benedetti as he did not begin services as an executive officer of the Company until 1998.

                                                                             LONG-TERM
                                           ANNUAL COMPENSATION              COMPENSATION
                                 ---------------------------------------    ------------
                                                                             SECURITIES
NAME AND                                                  OTHER ANNUAL       UNDERLYING     ALL OTHER
PRINCIPAL POSITION        YEAR    SALARY     BONUS      COMPENSATION(1)       OPTIONS      COMPENSATION
------------------        ----   --------   --------    ----------------    ------------   ------------
Lawrence R. Wilson......  1997   $341,256   $120,000(2)         -0 -              -0 -        $3,278(3)
  Chief Executive         1996    325,000     81,250(4)     $412,041(5)        450,000         2,786(3)
     Officer and
     President
Donna L. Heffner........  1997   $140,535   $ 50,000(2)         -0 -              -0 -        $3,086(6)
  Vice President and      1996    120,000     20,000(4)         -0 -            66,000         2,505(6)
     Chief Financial
     Officer
D. Robert Proffitt......  1997   $192,211   $ 15,000(2)         -0 -              -0 -        $2,541(7)
  Vice President and
     President of
     Central Region
Stuart R. Stanek........  1997   $190,007   $ 30,000(2)         -0 -              -0 -        $2,529(8)
  Vice President and      1996    165,000     35,000(4)         -0 -            72,000         2,553(8)
     President of the
     East Region
Edward T. Hardy.........  1997   $150,000   $  5,000(2)         -0 -              -0 -        $1,026(9)
  Vice President and
     President of the
     West Region

---------------

(1) In accordance with applicable regulations, the amounts set forth in this column do not include perquisites and other personal benefits received by the Named Executives unless the aggregate value of such perquisites and other benefits exceeded the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive.

(2) Bonuses were earned in 1997 and paid in 1997 and 1998. Does not reflect bonuses earned in 1996 but paid in 1997.

(3) Represents the Company's contribution of $3,200 and $2,708 in 1997 and 1996, respectively, to the Company's 401(k) Plan, which contributions vest over five years, and the Company's payment of $78 in each year of premiums for term life insurance.

(4) Bonuses were earned in 1996, but paid in 1997. Does not reflect bonuses earned in 1995, but paid in 1996.

(5) Represents $3,404 for personal use of Company-provided vehicle and for goods and services received through the Company's trade agreements, and the forgiveness of $408,637 of indebtedness in 1996. See "Certain Transactions."

(6) Represents the Company's contribution of $3,008 and $2,427 in 1997 and 1996, respectively, to the Company's 401(k) Plan, which contributions vest over five years, and the Company's payment of $78 in each year of premiums for term life insurance.

(7) Represents the Company's contribution of $2,463 in 1997 to the Company's 401(k) Plan, which contribution vests over five years, and the Company's payment of $78 of premiums for term life insurance.

(8) Represents the Company's contribution of $2,451 and $2,475 in 1997 and 1996, respectively, to the Company's 401(k) Plan, which contributions vest over five years, and the Company's payment of $78 in each year of premiums for term life insurance.

(9) Represents the Company's contribution of $1,000 in 1997 to the Company's 401(k) Plan, which contribution vests over five years, and the Company's payment of $26 of premiums for term life insurance.

     Stock Options. No stock options were granted to the Named Executives during 1997. The following table shows the number and value of unexercised stock options to purchase shares of Common Stock of Citadel Communications (rounded to the nearest whole share) held by the Named Executives as of December 31, 1997 (other than Peter J. Benedetti who became an executive officer of the Company in 1998). No options were exercised by the Named Executives in 1997.

                         FISCAL YEAR END OPTION VALUES

                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                                             OPTIONS                   OPTIONS(1)
                                    -------------------------   -------------------------
                                    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                    -------------------------   -------------------------
Lawrence R. Wilson................       334,231/407,717          $4,507,143/$4,435,058
Donna L. Heffner..................        97,832/109,222            1,363,571/1,361,230
D. Robert Proffitt................        72,016/100,010              982,064/1,202,873
Stuart R. Stanek..................        98,420/113,614            1,368,773/1,412,698
Edward T. Hardy...................        115,089/88,800              1,463,706/912,568

---------------

(1) There was no public trading market for the Common Stock as of December 31, 1997. Accordingly, these values have been calculated on the basis of the initial public offering price of $16.00 per share, less the applicable exercise price.

EMPLOYMENT AGREEMENT

     In June 1996, the Company entered into an employment agreement with Lawrence R. Wilson which has an initial term ending in June 2001. Mr. Wilson's current annual base salary under the agreement is $358,313 which is to be increased by 5% in January of each year during the term of the agreement. The agreement also provides for an annual bonus calculated as a percentage of Mr. Wilson's base salary in effect at the end of the year and based on certain annual performance criteria of the Company.

     Mr. Wilson's employment with the Company will terminate upon Mr. Wilson's becoming permanently disabled or upon (1) a liquidation or dissolution of Citadel Communications, (2) a sale, transfer or other disposition of all of the assets of the Company on a consolidated basis or (3) any transaction or series of transactions whereby any person or entity other than ABRY Broadcast Partners II, L.P. ("ABRY II") or its affiliates or affiliates of the Company, becomes the direct or indirect beneficial owner of securities of the Company or Citadel Communications representing 50% or more of the combined voting power of the Company's or Citadel Communications' then outstanding securities. In such event, Mr. Wilson or his beneficiary will be entitled to receive Mr. Wilson's then base salary through the end of the month in which the termination occurs. In addition, upon the affirmative vote or written consent of not less than 66 2/3% of the members of the Citadel Communications Board of Directors, Mr. Wilson's employment may be terminated with or without cause. If any such termination is without cause, Mr. Wilson will be entitled to receive his then current base salary through the end of the then current term of the employment agreement.

1996 EQUITY INCENTIVE PLAN

     Citadel Communications has adopted the 1996 Equity Incentive Plan (the "Plan") pursuant to which all employees of the Company are eligible to receive awards in the form of non-qualified options and incentive options to purchase Common Stock, stock appreciation rights, restricted securities and other stock-based awards as determined by the Board of Directors. The Plan is administered by the Board of Directors of Citadel Communications, which determines the price and type of awards granted and the key managerial employees eligible to receive awards and the terms thereof, including vesting, all in a manner consistent with the Plan. The Citadel Communications Board may delegate responsibility for administration of the Plan to a committee of the Citadel Communications Board. The total number of shares of Common Stock of Citadel Communications that remain reserved and available for issuance under the Plan (or which may be used to provide a basis of measurement for an award) is 1,571,715 shares. Shares subject to any option which terminates or expires unexercised will be available for subsequent grants. The exercise price of incentive stock options granted under the Plan is to be at least 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value of the Common Stock in the case of an incentive stock option to an individual who at the time of the grant owns more than 10% of the combined voting power of the Company's capital stock). The Citadel Communications Board may provide that an optionee may pay for shares upon exercise of an option in cash or by check or by such other medium or by any combination of media as authorized by the Citadel Communications Board. The grant of an option may be accompanied by a reload option, which gives an optionee who pays the exercise price of an option with shares of Common Stock an additional option to acquire the same number of shares that was used to pay for the original option at an exercise price of not less than the fair market value of Common Stock as of the reload option grant date. An unexercised option normally expires upon termination of employment, provided that the Citadel Communications Board may permit the holder of the option to exercise it during the 90 days following termination. Under certain circumstances, including termination of employment upon retirement, disability or death, the option may be exercised during an extended period. In the event of termination of employment under certain circumstances following certain change in control events, an option generally may be exercised in full during the 90 days following termination. The Plan also provides for the grant of performance units and shares of restricted stock, none of which have been granted.

401(k) PLAN

     Effective in 1993, the Company adopted a 401(k) Savings Plan (the "Retirement Plan") for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of the Company and its subsidiaries who have been employed for a period of one year or longer. Contributions to the Retirement Plan are made by the employee and, on a voluntary basis, by the Company. The Company currently matches 100% of that part of the employee's deferred compensation which does not exceed 2% of such employee's salary.

     A contribution to the Retirement Plan of $0.3 million was made by the Company during the year ended December 31, 1997.

DIRECTOR COMPENSATION

     Ms. Dennis received an annual fee of $20,000 for services as a member of the Company's and Citadel Communications' Board of Directors. In addition, on November 25, 1997, Ms. Dennis was granted an immediately exercisable option to purchase 7,500 shares of Common Stock of Citadel Communications at an exercise price of $10.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, Scott E. Smith, John E. von Schlegell and Patricia Diaz Dennis and former directors Mark A. Leavitt and Royce Yudkoff were members of the Compensation Committee of the Citadel Communications Board of Directors, which determines compensation matters for the Company. Such persons are or were also directors of the Company. Mr. Yudkoff is President of ABRY Holdings, Inc., the general partner of ABRY Capital, L.P., the general partner of ABRY II, a significant stockholder of Citadel Communications, and ABRY Citadel Investment Partners, L.P. ("ABRY/CIP"), formerly a significant stockholder of Citadel Communications. See "Principal Stockholders." Mr. von Schlegell is President and a shareholder of Endeavour Capital. See "Principal Stockholders."

     Investment Banking Relationships. Mark A. Leavitt, a director of the Company from 1992 to November 1997, is a Managing Director of Prudential Securities Incorporated. Prudential Securities has provided investment banking services to the Company since 1996 and may provide such services in the future. Such services have been provided on terms customary in the industry. Prudential Securities acted as an initial purchaser in the Original Offering and was an initial purchaser in the 1997 Offerings and an underwriter of Citadel Communications' initial public offering. In each of 1995 and 1996, Oppenheimer & Co., Inc. ("Oppenheimer") provided investment banking services to the Company. During such years, Mr. Leavitt was a Managing Director of Oppenheimer. Such services were provided on terms customary in the industry. Oppenheimer was also a party to the Voting Agreement and the Stockholders Agreement and is a party to the Citadel Communications Registration Rights Agreement (as defined) and the Securities Purchase and Exchange Agreement (as defined).

     Repayment of Certain Indebtedness. In October 1996, the Company repaid its indebtedness to Baker Fentress, which consisted of $7.0 million in principal amount and $20,534 in accrued and unpaid interest. The Company also paid Baker Fentress a $420,000 prepayment penalty. Baker Fentress beneficially owns more than five percent of the outstanding Common Stock of Citadel Communications. Scott E. Smith, a director of the Company, is an Executive Vice President of Baker Fentress. See "Principal Stockholders."

     Registration Rights Agreement. Citadel Communications is a party to a Registration Rights Agreement, dated June 28, 1996, as amended (the "Citadel Communications Registration Rights Agreement"), with Lawrence R. Wilson, Rio Bravo Enterprise Associates, L.P. ("Rio Bravo"), ABRY II, ABRY/CIP, Baker Fentress, Bank of America National Trust and Savings Association ("Bank of America") (and certain of its employees and its affiliates), Oppenheimer, Edward
T. Hardy, Endeavour Capital, Ted L. Snider, Sr. and others, which requires Citadel Communications to register their shares of its Common Stock under the Securities Act for offer and sale to the public (including by way of an underwritten public offering), upon a one-time demand by such stockholders, and which entitles such parties to join in any registration of equity securities of the Company. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo.

     Securities Purchase and Exchange Agreement. Pursuant to a Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended (the "Securities Purchase and Exchange Agreement"), among the Company, Citadel Communications, ABRY II, ABRY/CIP, Baker Fentress, Oppenheimer, Endeavour Capital, Edward T. Hardy, Bank of America, Ted L. Snider, Sr. and certain other parties, Citadel Communications redeemed outstanding preferred stock held by Bank of America and certain other parties, repaid the $2.0 million principal balance and the $17,500 in accrued interest on Citadel Communications' Junior Subordinated Convertible Note Due 1996 dated May 24, 1996 issued to ABRY II, financed four radio station acquisitions, and paid certain working capital requirements. The transactions were financed by Citadel Communications' issuance of shares of preferred stock to ABRY II and to ABRY/CIP for a total consideration of approximately $49.5 million, and through borrowings under a $20.0 million revolving line of credit with ABRY II and ABRY/CIP. Simultaneously, four then existing series of capital stock of Citadel Communications held by Baker Fentress, Oppenheimer, Bank of America and certain other parties were reclassified.

     The Securities Purchase and Exchange Agreement established a commitment (the "Facility A Commitment") by ABRY II and ABRY/CIP in favor of Citadel Communications for a revolving line of credit in the aggregate principal amount of $20.0 million and against which ABRY II and ABRY/CIP made pro rata advances (the "Facility A Advances"). At June 30, 1997, there were four Facility A Advances outstanding, the aggregate principal balance of which was approximately $12.8 million. Contemporaneously with the consummation of the 1997 Offerings, a portion of the proceeds was used to repay advances made to the Company by Citadel Communications with the proceeds of the Facility A Advances. Citadel Communications repaid the Facility A Advances concurrently with the 1997 Offerings. Thereafter, the Facility A Commitment terminated and ABRY II and ABRY/CIP have no further obligation to make Facility A Advances.

     Voting Trust Agreement. In 1997, Citadel Communications paid ABRY II (for the account of ABRY II and ABRY/CIP) $75,000 to defray the fees and expenses associated with the Voting Trust, including any fees payable to the Voting Trustee and the Back-Up Trustees. Each of Christopher P. Hall, J. Walter Corcoran and Harlan A. Levy, directors of the Company and Citadel Communications for a portion of 1997, served as either the Voting Trustee or a Back-Up Trustee in 1997. Mr. Levy currently serves as the Voting Trustee. For additional information concerning the Voting Trust Agreement, see "Management--Board Composition" and "Principal Stockholders."

     Management and Consulting Services Agreement. In June 1996, the Company entered into a Management Services and Consulting Agreement with ABRY Partners, Inc. (the "Management and Consulting Services Agreement") which was terminated in March 1997. Pursuant to the agreement, ABRY Partners, Inc. provided consultation to the Company's Board of Directors and management on business and financial matters. The Company paid $37,500 and $62,500 to ABRY Partners, Inc. under this agreement in 1996 and 1997, respectively, and reimbursed ABRY Partners, Inc. for reasonable out-of-pocket costs and expenses. ABRY Partners, Inc. is an affiliate of ABRY II and ABRY/CIP.

     Deschutes Transactions. In connection with the acquisition of Deschutes,
(1) Edward T. Hardy, an officer, director and shareholder of Deschutes prior to its acquisition by Citadel Communications and currently an executive officer of the Company, and (2) Endeavour Capital, a shareholder of Deschutes prior to its acquisition by Citadel Communications and currently a stockholder of Citadel Communications, each received merger consideration consisting of shares of capital stock of Citadel Communications valued at approximately $206,500 and approximately $7.2 million, respectively. John E. von Schlegell, a director of the Company and Citadel Communications, is President and a shareholder of the general partner of Endeavour Capital. Mr. Hardy also received immediately exercisable options to purchase 68,754 shares of Common Stock at an exercise price of $1.64 per share and 24,135 shares of Common Stock at an exercise price of $5.72 per share in exchange for options to acquire shares of Deschutes capital stock. Following the Deschutes merger, he was granted options to purchase an aggregate of 111,000 shares of Common Stock at an exercise price of $5.72 per share, which options vest 20% per year beginning with the first anniversary of the date of the grant. In contemplation of the proposed acquisition of Deschutes, during 1996, the Company made advances to Deschutes to enable Deschutes to acquire various radio stations and pay-off existing debt. At December 31, 1996, an aggregate of approximately $18.3 million was due under these advances, which was credited against the cash portion of the purchase price for Deschutes.

     In connection with the acquisition of Deschutes, Citadel Communications entered into an Agreement Not to Compete with DVS Management, Inc. ("DVS"), the general partner of Endeavour Capital, a shareholder of Deschutes prior to its acquisition by Citadel Communications, pursuant to which DVS has agreed not to compete in radio broadcasting in any geographic area or market served or competed in by one or more of the Company's stations. In consideration for such agreement not to compete with the Company's stations, the Company paid DVS $100,000 in 1997 and is obligated to pay DVS $100,000 in 1998. John E. von Schlegell, a director of the Company, is President and a shareholder of DVS.

     In February 1995, the Company sold the assets of six radio stations located in Montana to Deschutes for the aggregate purchase price of $5.4 million. At the time of the transaction, Mr. Hardy was a director, executive officer and shareholder of Deschutes and Endeavour Capital was a shareholder of Deschutes.

                              CERTAIN TRANSACTIONS

CERTAIN LOAN TRANSACTIONS

     Lawrence R. Wilson, an executive officer and director of the Company, was indebted to the Company in the amount of $394,297 (including accrued interest of $46,440) as of December 31, 1995 (the "Principal Shareholder Loan"). Approximately $70,000 of the principal amount of the Principal Shareholder Loan was advanced by Predecessor to Mr. Wilson in June 1992 for personal purposes, approximately $27,860 of the Principal Shareholder Loan was advanced by Predecessor to Mr. Wilson in April 1993 to finance Mr. Wilson's purchase of capital stock of the Company from a former stockholder and approximately $250,000 was advanced by the Company to Mr. Wilson in 1994 for personal purposes. The Principal Shareholder Loan, which bore interest at the rate of 8.5% per annum, was forgiven in June 1996, at which time an aggregate of $408,637 principal and accrued interest was outstanding. Mr. Wilson's indebtedness under the Principal Shareholder Loan was secured by certain shares of capital stock of the Company owned by Mr. Wilson.

     In 1995, Mr. Wilson made a short-term unsecured loan of $365,000 to the Company at an annual interest rate of 10%. The Company repaid such loan in full in 1996.

SALE AND LEASEBACK OF AIRPLANE

     In December 1995, the Company sold to Wilson Aviation, L.L.C., a company owned by Mr. Wilson and his spouse, an airplane formerly owned by the Company, for a cash purchase price of approximately $1.3 million. Contemporaneously with the sale of the airplane, the Company entered into an agreement to lease the airplane from Wilson Aviation, L.L.C. from December 29, 1995 to December 31, 2001. Under the terms of the lease, the Company is required to pay monthly rent in the amount of $17,250 and, in addition, to bear all of the costs of the maintenance, repair and operation of the airplane during the term of the lease. The sale and leaseback were not independently established in an arm's length transaction; however, the transaction was reviewed and approved by the Company's senior lender and the Company believes, based upon such review, that the terms of the transaction are reasonable and at least as favorable to the Company as could be obtained generally from unaffiliated parties.

REAL ESTATE PURCHASE IN CONNECTION WITH ACQUISITION

     In order to facilitate the Company's acquisition of KKLI-FM from Tippie Communications, Inc. ("Tippie") in 1996, Mr. Wilson purchased from a shareholder of Tippie certain associated real estate located in Colorado Springs, Colorado, which the Company did not desire to acquire. The purchase price for the real estate was $350,000. The purchase price and terms of the transaction were negotiated between Mr. Wilson and the seller of the real estate, and neither the Company nor Mr. Wilson obtained an independent appraisal of such real estate. In acquiring the real estate involved, Mr. Wilson did not obtain funds directly or indirectly from the Company to purchase such property. The Company believes that its acquisition of KKLI-FM, in the context of the acquisition of the real estate by Mr. Wilson, was fair to the Company.

LITTLE ROCK AND PROVIDENCE ACQUISITIONS

     Ted L. Snider, Sr., who became a director of the Company in November 1997, and his spouse were the shareholders of Snider Corporation and, in connection with the Company's acquisition of Snider Corporation and certain other assets from Mr. Snider and his spouse in October 1997, Mr. Snider and his spouse received approximately $7.4 million in cash and approximately $4.5 million in shares of a newly created series of preferred stock of Citadel Communications which have been converted into shares of Common Stock. Mr. Snider's son, Ted Snider, Jr., and nephew, Calvin Arnold, were principal shareholders of Snider Broadcasting Corporation ("Snider Broadcasting") and of CDB Broadcasting Corporation ("CDB") and, in connection with the Company's acquisition of Snider Broadcasting and certain assets from CDB in October 1997, they received approximately $5.5 million in shares of a newly created series of preferred stock of Citadel Communications which have been converted into shares of Common Stock. In addition, the Company repaid approximately $2.6 million of indebtedness of Snider Broadcasting and CDB received approximately $4.9 million in cash. Mr. Arnold is employed by the Company as General Manager of the Company's radio stations in the Little Rock area.

     Prior to its acquisition by the Company, Snider Corporation transferred to Mr. Snider and his spouse its rights to operate under an LMA an FM radio station under construction. Accordingly, the cash portion of the purchase price for Snider Corporation was reduced by $100,000. Because a designated third party did not take an assignment and assume the Sniders' rights under the LMA, the Company accepted an assignment of the LMA and paid the Sniders $100,000. The Company subsequently assigned its right to operate this station to an unrelated party.

     Effective June 2, 1997, the Company began operating the radio stations formerly owned by Snider Corporation, Snider Broadcasting and CDB under LMAs under which an aggregate of approximately $823,000 was paid by the Company to such entities. The Company believes that the terms of the foregoing transactions were at least as favorable to the Company as could have been obtained generally from unaffiliated parties. In May 1998, the Company entered into an agreement pursuant to which an entity controlled by Ted Snider, Jr. will provide to the Company telephone access services and other related services. The term of the agreement is five years and, unless terminated, the agreement will automatically renew for additional five-year terms. The Company believes that the terms of this agreement reflect arm's-length negotiations and are at least as favorable to the Company as could be obtained generally from unaffiliated providers of similar services.

     In connection with the Company's September 1997 acquisition of WXEX-FM and related assets in Providence, Rhode Island, each of Philip Urso and Phillip Norton acquired ownership of more than five percent of the then outstanding shares of a newly created series of preferred stock of Citadel Communications, shares of which series have been converted into shares of Common Stock. Mr. Urso and Mr. Norton are employed by the Company. Mr. Urso and certain of his family members were shareholders of Bear Broadcasting Company ("Bear"), which sold WHKK-FM to the Company in November 1997 for approximately $4.0 million in cash. From September 15, 1997 until the acquisition of WHKK-FM, the Company operated WHKK-FM under an LMA pursuant to which the Company reimbursed Bear an aggregate of approximately $17,000 for certain costs and expenses of station operation. The Company believes that the terms of the foregoing transactions were at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

CONSULTING ARRANGEMENT

     During the fiscal year ended December 31, 1996, Michael J. Ahearn, a director of the Company from 1996 to November 1997, provided financial consulting services to the Company for which he was paid $83,520. On June 28, 1996, Mr. Ahearn was also granted an option to purchase 12,000 shares of Common Stock at an exercise price of $5.72 per share. Such option is fully vested. The Company believes that such services were provided to the Company on terms at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

LEGAL SERVICES

     During each of the fiscal years ended December 31, 1995 and 1996, the Company retained the law firm of Gallagher & Kennedy, P.A. to represent the Company on various matters. Michael J. Ahearn was a shareholder of such firm and a director of the Company in such years.

PREPAYMENT AND REDEMPTION OF CERTAIN SECURITIES

     On June 28, 1996, pursuant to the Securities Purchase and Exchange Agreement, the Company prepaid certain Senior Subordinated Notes in the principal amount of $4.0 million, and funded Citadel Communications' redemption of a portion of the stock purchase warrants, issued under a Senior Subordinated Note and Warrant Purchase Agreement dated as of October 1, 1993. These Senior Subordinated Notes and warrants were held, in part, by Bank of America. As of June 28, 1996 (after giving effect to the redemption), Bank of America held a warrant to purchase 138,101 shares of nonvoting common stock of Citadel

Communications which was convertible into voting common stock upon the occurrence of certain events, and such conversion would have resulted in Bank of America owning in excess of five percent of the then outstanding shares of voting common stock. The warrant was subsequently converted into a warrant to purchase 414,303 shares of Common Stock. Immediately thereafter, the warrant was transferred to, and exercised for a nominal exercise price by, BankAmerica Investment Corporation, and the 414,303 shares of Common Stock were sold in Citadel Communications' initial public offering.

STOCK REPURCHASE

     In June 1996, the Company repurchased shares of capital stock of the Company then held by Mesirow Capital Partners VI ("Mesirow VI") for an aggregate of approximately $10.7 million. Mesirow VI had acquired such shares in 1993. William P. Sutter, Jr., a former director of the Company, was an officer of the general partner of Mesirow VI. Mesirow VI had been a party to the Citadel Communications Registration Rights Agreement, the Voting Agreement and the Stockholders Agreement.

     See also "Management--Compensation Committee Interlocks and Insider Participation" for a description of certain other transactions involving the directors, executive officers and certain stockholders of the Company.

                             PRINCIPAL STOCKHOLDERS

     Citadel Communications owns all of the currently issued and outstanding common stock of the Company and has pledged such common stock to secure its guaranty of indebtedness under the Credit Facility. See "Description of Indebtedness--Existing Loan Agreement." The only other outstanding capital stock of the Company is its Exchangeable Preferred Stock.

     The only outstanding capital stock of Citadel Communications is its Common Stock. The following table sets forth certain information with respect to the beneficial ownership of Citadel Communications' Common Stock as of December 15, 1998 by (1) each person, entity or group known to the Company to beneficially own more than five percent of the Common Stock, (2) each director of the Company, (3) each Named Executive and (4) all directors and executive officers of the Company as a group.

     Except as indicated below, the persons named have sole voting and investment power with respect to the shares shown as beneficially owned by them. The percentages are rounded to the nearest tenth of a percent. Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally.

                                                                   BENEFICIAL
                                                                  OWNERSHIP OF
                                                                 COMMON STOCK(1)
                                                              ---------------------
NAME OF BENEFICIAL OWNER                                        NUMBER      PERCENT
------------------------                                      ----------    -------
Lawrence R. Wilson(2).......................................   2,748,401      10.5%
  140 South Ash Avenue
  Tempe, AZ 85281
Donna L. Heffner(3).........................................     177,359         *
D. Robert Proffitt(4).......................................     180,705         *
Stuart R. Stanek(5).........................................     209,100         *
Peter J. Benedetti..........................................       7,427         *
Edward T. Hardy.............................................     193,045         *
Patricia Diaz Dennis........................................       7,500         *
Scott E. Smith(6)...........................................   2,239,236       8.7
John E. von Schlegell(7)....................................   1,095,836       4.3
Ted L. Snider, Sr.(8).......................................     349,251       1.4
Rio Bravo Enterprise........................................   2,709,869      10.4
  Associates, L.P.(2)
  1256 E. Dines Point Road
  Greenbank, WA 98253
Baker, Fentress & Company...................................   2,239,236       8.7
  200 West Madison
  Suite 3510
  Chicago, IL 60602
ABRY Broadcast Partners II, L.P.(9).........................   8,460,839      32.9
  18 Newbury Street
  Boston, MA 02116
Harlan A. Levy(10)..........................................   8,460,839      32.9
Putnam Investments, Inc.(11)................................   2,021,284       7.9
  One Post Office Square
  Boston, MA 02109
All directors and executive officers as a group (10
  persons)(12)..............................................   7,207,860      26.9

---------------

 * Less than 1%

 (1) The number of shares and percentages are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on a stockholder by stockholder basis, assuming that each stockholder converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder within 60 days of December 15, 1998, and that no other stockholder so converts. The numbers and percentages of shares owned assume that outstanding options have been exercised by such respective stockholders as follows: Lawrence R. Wilson--479,636 shares (including options held by Rio Bravo); D. Robert Proffitt--108,820 shares; Donna L. Heffner--139,243 shares; Stuart R. Stanek--142,027 shares; Peter J. Benedetti--1,800 shares; Edward T. Hardy--155,867 shares; Patricia Diaz Dennis--7,500 shares; Rio Bravo--441,194 shares; and all directors and executive officers as a group--1,034,893 shares.

 (2) Includes 2,268,675 shares of outstanding Common Stock and 441,194 shares of Common Stock which may be acquired upon exercise of options that are currently exercisable or that are exercisable within 60 days of December 15, 1998, which shares and options are owned by Rio Bravo. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo.

 (3) Ms. Heffner's shares are jointly owned by Ms. Heffner and her spouse.

 (4) Mr. Proffitt's shares are jointly owned by Mr. Proffitt and his spouse.

 (5) Mr. Stanek's shares are jointly owned by Mr. Stanek and his spouse.

 (6) Represents shares held by Baker Fentress, as described in the table. Mr. Smith is an Executive Vice President of Baker Fentress and, since 1989, has managed its private placement portfolio.

 (7) Represents shares held by Endeavour Capital, as described in the table. Mr. von Schlegell, a director of the Company, is the Managing Partner of Endeavour Capital and the President and a shareholder of the General Partner of Endeavour Capital.

 (8) Does not include 121,713 shares owned by Mr. Snider's spouse.

 (9) These shares are held pursuant to the Voting Trust Agreement. By its terms, the Voting Trust Agreement shall continue in effect until terminated upon the written agreement of the Company and the holders of voting trust certificates which represent a majority of the shares held in the voting trust as determined in accordance with the Voting Trust Agreement. The Voting Trust also terminates with respect to any shares upon transfer of such shares to a person who is not an affiliate of ABRY II or ABRY/CIP or upon a distribution of shares by ABRY II or ABRY/CIP to its partners. ABRY/CIP has sold or has distributed all of its shares to its partners. During the term of the Voting Trust Agreement, the Voting Trustee has the right to vote the shares of stock subject to that Agreement (the "Voting Trust Shares") and to take part in any shareholders' meetings, including the right to vote the Voting Trust Shares for the election of directors of the Company. The Voting Trustee may assign his rights and delegate his obligations to a successor Voting Trustee, who shall be a Back-Up Trustee or other person appointed in the manner provided under the terms of the Voting Trust Agreement. Dispositive power with respect to these shares is held by Royce Yudkoff, the President of ABRY Holdings, Inc., the general partner of ABRY Capital, L. P., the general partner of ABRY II.

(10) Represents shares held by Mr. Levy as Voting Trustee under the Voting Trust Agreement. See footnote (9).

(11) As reported on Schedule 13G filed with the SEC on October 9, 1998 by Putnam Investments, Inc. ("PII") on behalf of itself and Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and Putnam Advisory Company, Inc. ("PAC"), the shares indicated are under shared voting and dispositive power among PII, PIM and PAC. PIM and PAC are subsidiaries of PII, and PII is a subsidiary of MMC. The number of shares shown assume that there has been no change in the number of shares beneficially owned since the filing of the Schedule 13G. Pursuant to Rule 13d-4 under the Exchange Act, MMC and PII declared that their filing of the
     Schedule 13G shall not be deemed to be an admission of beneficial ownership of the shares reported.

(12) Includes shares discussed in footnotes (2), (6) and (7).

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

                          DESCRIPTION OF INDEBTEDNESS

EXISTING LOAN AGREEMENT

     On October 9, 1996, the Company, Deschutes f/k/a Deschutes Acquisition Corporation (now merged into the Company), Citadel License and Deschutes License, Inc. (now merged into Citadel License) (collectively, the "Borrowers") entered into the Credit Facility with FINOVA Capital Corporation, as administrative agent (the "Agent"), and other lending institutions party thereto (the "Lenders").

     On July 3, 1997, the Borrowers, the Agent and the Lenders entered into amendments to the Credit Facility which permitted the issuance of the 1997 Notes and the Exchangeable Preferred Stock subject to certain limitations and restrictions regarding, among other things, redemption of or payment prior to maturity of principal on the 1997 Notes or the Exchange Debentures, if issued, the redemption of or exchange of the Exchangeable Preferred Stock and the payment of cash dividends on the Exchangeable Preferred Stock. The amendments to the Credit Facility provided for a revolving loan (the "Revolving Loan"), initially in the principal amount of $150.0 million, which includes a $5.0 million letter of credit facility (the "L/C Facility"). A subsequent amendment increased the L/C Facility to $10.0 million. A portion of the proceeds of the 1997 Offerings was used to repay a portion of Borrowers' indebtedness under the Credit Facility.

     Concurrently with the consummation of the Original Offering, the Borrowers, the Agent and the Lenders entered into amendments to the Credit Facility which permitted the issuance of the outstanding notes subject to certain limitations and restrictions regarding, among other things, redemption of or payment prior to maturity of principal on the notes. See "Description of the Notes." As of December 1, 1998, the Credit Facility allowed for borrowings of up to $140.0 million.

  Revolving Loan

     As of December 1, 1998, no amounts were outstanding under the Revolving Loan under the Credit Facility. The Revolving Loan will be due on September 30, 2003 (the "Maturity Date") and it may be drawn upon, subject to certain conditions, for certain acquisitions, working capital and other permitted uses. On the last business day of each quarter, the Revolving Loan commitment is to be reduced by an amount increasing from $2.5 million at December 31, 1997 to approximately $8.1 million at June 30, 2003. The Credit Facility also provides for certain additional mandatory reductions in the Revolving Loan commitment. The Borrowers will be required to pay any amount by which the outstanding principal balance exceeds the Revolving Loan commitment, as adjusted. The remaining principal balance of the Revolving Loan shall be due and payable on the Maturity Date. At the Borrowers' election (a) any portion of the Revolving Loan which has been prepaid or repaid may be reborrowed and (b) the maximum amount of the Revolving Loan commitment may be permanently reduced.

     The Lenders' obligation to make additional loans under the Credit Facility or issue letters of credit under the L/C Facility is subject to certain conditions, including, without limitation, that the Adjusted Total Leverage Ratio not exceed the Applicable Ratio as calculated on the last day of the most recent month preceding the applicable date for funding or letter of credit issuance. The Adjusted Total Leverage Ratio is the ratio as of the end of any month of the Adjusted Total Debt (as defined in the Credit Facility) as of such date to the Adjusted Operating Cash Flow (as defined in the Credit Facility) for the twelve-month period ending on such date. The Applicable Ratio through May 1999 is 6.00. For each six-month period thereafter through maturity, the Applicable Ratio shall decrease by 0.25.

  L/C Facility

     The L/C Facility provides for, subject to certain limitations, the issuance of letters of credit to be used by the Borrowers as security for the obligations of the Borrowers under agreements entered into in connection with certain radio station acquisitions and for such other purposes as may be approved by the Agent ("Permitted Letters of Credit"). The Borrowers will be required to pay a quarterly fee equal to 1.25% of the amount of each Permitted Letter of Credit from time to time outstanding. As of the date of this prospectus, letters of credit in the aggregate amount of $8.25 million are issued and outstanding in connection with certain of the Pending Transactions.

  Prepayments

     Voluntary prepayments of the amended Credit Facility are permitted without premium or penalty. Mandatory prepayment of the amended Credit Facility will be required if the Total Leverage Ratio (as defined in the Credit Facility) as of the end of each year is 4.5 or greater. The amount of the mandatory prepayment shall be the lesser of (a)(1) 66-2/3% of the Excess Cash Flow (as defined in the Credit Facility) if the Total Leverage Ratio as of the end of such year exceeds
5.5 and (2) 50% of the Excess Cash Flow if the Total Leverage Ratio as of the end of each such year is 4.5 to 5.5, inclusive, or (b) an amount by which Cash Equivalents (as defined in the Credit Facility), as of the last day of March in which the Borrowers are required to deliver financial statements, exceeds $5.0 million. Notwithstanding the foregoing, upon retirement of the Credit Facility, the Company will be required to pay a fee in the maximum amount of $0.7 million as of December 1, 1998, which amount will decline quarterly based on the amount of outstanding borrowings under the amended Credit Facility.

  Interest Rates

     The Credit Facility bears interest at a rate equal to the applicable Base Rate (as defined in the Credit Facility) in effect from time to time plus the Applicable Margin (as defined in the Credit Facility) or, at the written election of the Borrowers, at a rate equal to the applicable LIBOR Rate (as defined in the amended Credit Facility) in effect from time to time as determined by the Agent for the respective Interest Period (as defined in the Credit Facility), plus the Applicable Margin. The Borrowers' right to elect a LIBOR Rate will be subject to certain limitations. The Applicable Margins for the Credit Facility are expected to range between 0.50% and 1.75% for the Base Rate and 1.50% and 2.75% for the LIBOR Rate, depending on the Total Leverage Ratio from time to time. Except as otherwise provided with respect to voluntary and mandatory prepayments, interest on the Credit Facility is payable quarterly in arrears on the last business day of each quarter. At December 1, 1998, the interest rate under the Credit Facility was 8.03%.

  Other Fees

     The Borrowers are required to pay to the Agent an unused commitment fee on the last business day of each quarter, which equals the product of the Maximum Revolving Loan Commitment (as defined in the Credit Facility) for the preceding quarter minus the average outstanding principal balance of the Revolving Loan during such preceding quarter, multiplied by 0.125%. This multiplier will be reduced to 0.09375% if the Total Leverage Ratio calculated as of the last day of the quarter preceding such quarter was less than 4.5. The Borrowers are required to pay an annual agency fee of $50,000 in October of each year.

  Security and Guarantee

     Subject to certain permitted liens, the Credit Facility is secured by (a) a first priority pledge on all of the Borrowers' capital stock other than the Exchangeable Preferred Stock, (b) a first priority security interest in all the existing and after acquired property of the Borrowers, including, without limitation, accounts, machinery, equipment, inventory, general intangibles, investment property and insurance on the life of Lawrence R. Wilson and (c) all proceeds of the foregoing. The Credit Facility is also guaranteed by Citadel Communications pursuant to a guaranty (the "Guaranty").

  Change of Control

     The Credit Facility provides that a change in control or ownership will be an Event of Default. A change in control or ownership shall occur if (a) Citadel Communications shall cease to own all of the capital stock of the Company (other than the Exchangeable Preferred Stock), (b) the Company shall cease to own or control all of the capital stock of its subsidiaries, (c) any person (including entities) or affiliates of such person, except Mr. Wilson or ABRY II or their respective affiliates, own capital stock possessing more than

35.0% of the voting power of all voting stock of Citadel Communications or (d) Mr. Wilson shall die, become permanently disabled or cease, for a period in excess of 60 days, to devote his full business time to the operation of the Borrowers' broadcasting business, unless Mr. Wilson is replaced by a person reasonably acceptable to certain Lenders within 90 days after the occurrence of any such event.

  Covenants

     The Credit Facility contains customary restrictive covenants, which, among other things, and with certain exceptions, will limit the ability of the Borrowers to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or affect certain asset sales, issue additional stock, make certain capital or overhead expenditures, make certain investments, loans or prepayments and change the nature of their business. The Borrowers are also required to satisfy certain financial covenants, which will require the Borrowers to maintain specified financial ratios and to comply with certain financial tests, such as ratios for maximum leverage, senior debt leverage, minimum interest coverage and minimum fixed charges.

  Events of Default

     The Credit Facility contains customary Events of Default, including without limitation: (a) failure of Borrowers to pay all or any portion of the principal balance of the amended Credit Facility when due or to pay any other of the Borrowers' Obligations (as defined in the amended Credit Facility) within five days after becoming due and payable; (b) failure of Borrowers to observe or perform certain affirmative covenants or agreements, specifically those pertaining to legal existence, good standing, insurance, environmental matters, the interest hedge contract and all negative covenants; (c) failure of Borrowers or Citadel Communications to observe or perform any other covenant or agreement contained in the amended Credit Facility or related documents which is not remedied within 30 days of written notice; (d) breach of warranty or representation and/or false or misleading statements by Borrowers or Citadel Communications made in connection with the amended Credit Facility or related documents; (e) certain defaults, including payment defaults, by Borrowers, under other agreements relating to indebtedness; (f) failure of Borrowers or Citadel Communications to generally pay debts as they become due or to be adjudicated insolvent; (g) Borrowers' or Citadel Communications' filing, or consent to the filing against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the law of any jurisdiction or making of an assignment for the benefit of creditors, or the appointment of a custodian, receiver or trustee for the Borrowers or Citadel Communications under certain circumstances; (h) failure of the Borrowers or Citadel Communications to discharge certain judgments and awards against any of them; (i) revocation, termination, suspension or adverse modification of any license which is material to the continuation of the Borrowers' broadcasting business; (j) seizure or failure to maintain any item of collateral provided as security under the amended Credit Facility; (k) complete interruption of on-air broadcast operations in two or more markets at any time for more than 72 hours during any consecutive ten-day period; (l) existence of certain conditions which result in actual or potential liability to Borrower or any ERISA affiliate for its pension plan which creates a material adverse effect in the opinion of certain Lenders;
(m) a change of ownership or control; (n) failure of the Guaranty to remain in full force and effect; and (o) Citadel Communications's denial or disaffirmance of obligations under the Guaranty or its failure to make payment when due.

     Upon the occurrence of an Event of Default, with certain limitations, the Borrowers' obligations under the Credit Facility which are at that time outstanding may become automatically accelerated.

1997 NOTES

     On July 3, 1997, the Company offered and sold $101.0 million aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2007. The 1997 Notes were issued pursuant to an Indenture dated as of July 1, 1997 among the Company, Citadel License and The Bank of New York, as trustee (the "1997 Notes Indenture"). Interest on the 1997 Notes is payable semi-annually at a rate of 10-1/4% per annum, and the 1997 Notes mature on July 1, 2007.

     The 1997 Notes are unconditionally guaranteed on a senior subordinated basis by Citadel License, and will be similarly guaranteed by future Restricted Subsidiaries (as defined in the 1997 Notes Indenture). The 1997 Notes are unsecured senior subordinated obligations of the Company and are subordinated to all Senior Debt (as defined in the 1997 Notes Indenture) of the Company, including indebtedness under the Credit Facility.

     The 1997 Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after July 1, 2002, at the redemption prices set forth in the 1997 Notes Indenture (ranging from 105.125% to 101.025%), plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem a portion of the 1997 Notes with the net proceeds of one or more Public Equity Offerings (as defined in the 1997 Notes Indenture), at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the 1997 Notes. Upon the occurrence of a Change of Control (as defined in the 1997 Notes Indenture), the Company is required to make an offer to purchase all of the then outstanding 1997 Notes at a price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     The Company also is required to offer to repurchase 1997 Notes at 100.0% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of the Company or its Restricted Subsidiaries are not used within 12 months after the occurrence of such sales to permanently reduce Senior Debt of the Company and/or to make an investment in or acquire replacement assets or assets that will be used in the broadcast business or businesses reasonably related thereto.

     The 1997 Notes Indenture contains certain covenants which, among other things, restrict the ability of the Company and its subsidiaries with respect to:

        - the incurrence of additional debt,

        - restricted payments,

        - dividend and other payment restrictions affecting certain subsidiaries,

        - asset dispositions,

        - certain asset swaps,

        - transactions with affiliates,

        - issuances and sales of stock of certain subsidiaries,

        - liens, and

        - consolidations, mergers or sales of assets.

     Events of default under the 1997 Notes Indenture include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

EXCHANGEABLE PREFERRED STOCK

     On July 3, 1997, the Company also offered and sold 1.0 million shares of 13-1/4% Series A Exchangeable Preferred Stock, no par value. The Exchangeable Preferred Stock was sold for, and has a liquidation preference of, $100.0 per share. Dividends on the Exchangeable Preferred Stock accumulate from the date of issuance and are payable semi-annually at a rate of 13-1/4% of the liquidation preference per share. Dividends on the Exchangeable Preferred Stock are payable in cash or, at the option of the Company, on or prior to July 1, 2002, in additional shares of Exchangeable Preferred Stock. On January 1, 1998 and July 1, 1998, the Company issued an additional 65,514, shares and 70,590 shares, respectively, of Exchangeable Preferred Stock in payment of dividends on the then outstanding shares of Exchangeable Preferred Stock and it is expected that on January 1, 1999 the Company will issue an additional 75,267 shares of Exchangeable Preferred Stock in payment of dividends on the then outstanding shares of Exchangeable Preferred Stock.

     The Exchangeable Preferred Stock is redeemable, in whole or in part, at the option of the Company, at any time on or after July 1, 2002, at the redemption prices set forth in the Certificate of Designation governing the Exchangeable Preferred Stock (the "Certificate of Designation") (ranging from 107.729% to 101.104%), plus accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem up to an aggregate of 35% of the shares of Exchangeable Preferred Stock with the net proceeds of one or more Public Equity Offerings (as defined in the Certificate of Designation), at a redemption price equal to 113.25% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate liquidation preference of the Exchangeable Preferred Stock. The Company is required, subject to certain conditions, to redeem all of the Exchangeable Preferred Stock outstanding on July 1, 2009, at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption. Upon the occurrence of a Change of Control (as defined in the Certificate of Designation), the Company is required to make an offer to purchase all of the then outstanding shares of Exchangeable Preferred Stock at a price equal to 101.0% of the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the repurchase date.

     Subject to certain conditions, the Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date, for the Company's 13-1/4% Subordinated Exchange Debentures due 2009. See "--Exchange Debentures."

     The Certificate of Designation contains certain covenants which, among other things, restrict the ability of the Company and its subsidiaries with respect to:

        - the incurrence of additional debt,

        - restricted payments,

        - issuances and sales of stock of certain subsidiaries, and

        - consolidations, mergers or sales of assets.

     In the event that, after July 1, 2002, two or more semi-annual dividends payable on the Exchangeable Preferred Stock are in arrears and unpaid, or upon the occurrence of certain other events (including failure to comply with certain covenants and failure to pay the mandatory redemption price when due), then the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately as a class, will be entitled to elect two additional directors of the Company, who shall serve until such time as all dividends in arrears or any other failure, breach or default giving rise to such voting rights is remedied or waived.

EXCHANGE DEBENTURES

     Subject to certain conditions, the Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Company, on any dividend payment date, for Exchange Debentures in an aggregate principal amount equal to the then effective liquidation preference of the Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date fixed for exchange. If such exchange occurs, the Exchange Debentures will be issued pursuant to an Indenture dated as of July 1, 1997 among the Company, Citadel License and The Bank of New York, as trustee (the "Exchange Indenture"). Interest on the Exchange Debentures will be payable semi-annually at a rate of 13-1/4% per annum, and the Exchange Debentures will mature on July 1, 2009. Interest on the Exchange Debentures will be payable in cash or, at the option of the Company, on or prior to July 1, 2002, in additional Exchange Debentures.

     The Exchange Debentures will be unconditionally guaranteed on a senior subordinated basis by Citadel License, and will be similarly guaranteed by future Restricted Subsidiaries (as defined in the Exchange Indenture). The Exchange Debentures will be unsecured subordinated obligations of the Company and will be subordinated to all existing and future Senior Debt and Senior Subordinated Debt (each as defined in the Exchange Indenture) of the Company, including the 1997 Notes.

     The Exchange Debentures will be redeemable, in whole or in part, at the option of the Company, at any time on or after July 1, 2002, at the redemption prices set forth in the Exchange Indenture, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to July 1, 2000, the Company may, at its option, redeem Exchange Debentures having an aggregate principal amount of up to 35.0% of the aggregate principal amount of Exchange Debentures issued upon exchange of the Exchangeable Preferred Stock or in payment of interest on the Exchange Debentures, with the net proceeds of one or more Public Equity Offerings (as defined in the Exchange Indenture), at a redemption price equal to 113.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that after any such redemption there is outstanding at least $75.0 million aggregate principal amount of the Exchange Debentures. Upon the occurrence of a Change of Control (as defined in the Exchange Indenture), the Company will be required to make an offer to purchase all of the then outstanding Exchange Debentures at a price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     The Company also will be required to offer to repurchase Exchange Debentures at 100.0% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of the Company or its Restricted Subsidiaries are not used within 12 months after the occurrence of such sales to permanently reduce Senior Debt or Senior Subordinated Debt of the Company and/or to make an investment in or acquire replacement assets or assets that will be used in the broadcast business or businesses reasonably related thereto.

     The Exchange Indenture contains certain covenants which, among other things, restricts the ability of the Company and its subsidiaries with respect to:

        - the incurrence of additional debt,

        - restricted payments,

        - dividend and other payment restrictions affecting certain subsidiaries,

        - asset dispositions,

        - certain asset swaps,

        - transactions with affiliates,

        - issuances and sales of stock of certain subsidiaries,

        - liens, and

        - consolidations, mergers or sales of assets.

     Events of default under the Exchange Indenture include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

OTHER INDEBTEDNESS

     In connection with its acquisition of Tele-Media, the Company incurred a $1.0 million contingent payment obligation which accrues interest at 5.0% per year. The Company will be obligated to make such payment to the former holders of certain corporate bonds and warrants of Tele-Media only if a particular $2.0 million payment relating to the Company's Providence, Rhode Island operations is received from a third party.

                               THE EXCHANGE OFFER

BACKGROUND

     The Company originally sold the outstanding 9-1/4% Senior Subordinated Notes due 2008 on November 19, 1998 in a transaction exempt from the registration requirements of the Securities Act. Prudential Securities Incorporated and BT Alex. Brown Incorporated (the "Initial Purchasers") subsequently resold such notes to qualified institutional buyers in reliance on Rule 144A and pursuant to Regulation S under the Securities Act. As of the date of this prospectus, $115,000,000 aggregate principal amount of unregistered notes are outstanding.

     The Company, Citadel License and the Initial Purchasers entered into a registration rights agreement pursuant to which the Company agreed, for the benefit of the holders, that it would, at its own cost,

        - file, within 90 days after November 19, 1998, the original issue date of the outstanding notes, a registration statement with the SEC with respect to the Exchange Offer,

        - use its best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after November 19, 1998, and

        - use its best efforts to consummate the Exchange Offer within 210 days after November 19, 1998.

     The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

     Based on no-action letters issued by the staff of the SEC to third parties, the Company believes that a holder of outstanding notes (unless such holder is an "affiliate" of the Company within the meaning of Rule 405 of the Securities
Act) who exchanges its notes for new notes pursuant to the Exchange Offer generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, the Company believes that a holder may so offer, sell or transfer the new notes only if such holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

     Any holder of outstanding notes using the Exchange Offer to participate in a distribution of new notes (including a broker-dealer that acquired outstanding notes directly from the Company, but not as a result of market-making activities or other trading activities) cannot rely on such no-action letters. Consequently, such a holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each Participating Broker-Dealer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new notes received in exchange for outstanding notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A Participating Broker-Dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new notes it receives in exchange for outstanding notes pursuant to the Exchange Offer. The Company will make this prospectus available to any Participating Broker-Dealer in connection with any such resale for a period of 120 days after the Expiration Date. See "Plan of Distribution".

     Each holder of the outstanding notes who wishes to exchange its notes for new notes in the Exchange Offer will be required to represent and acknowledge, for itself and for each beneficial owner of such outstanding notes, whether or not such beneficial owner is the holder ("Beneficial Owner"), in the Letter of Transmittal that:

        - the new notes to be acquired by the holder and each Beneficial Owner, if any, are being acquired in the ordinary course of business,

        - neither the holder nor any Beneficial Owner is an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of its subsidiaries,

        - any person participating in the Exchange Offer with the intention or purpose of distributing new notes received in exchange for outstanding notes (including a broker-dealer that acquired outstanding notes directly from the Company, but not as a result of market-making activities or other trading activities) cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the new notes acquired by such person,

        - if the holder is not a broker-dealer, the holder and each Beneficial Owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new notes received in exchange for outstanding notes, and

        - if the holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes, the outstanding notes to be so exchanged were acquired by it as a result of market-making or other trading activities and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes pursuant to the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Under the registration rights agreement, the Company is required to allow Participating Broker-Dealers to use this prospectus in connection with the resale of such new notes. See "Plan of Distribution."

SHELF REGISTRATION STATEMENT

     In the event that (1) applicable law or interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer, (2) the Exchange Offer is not consummated within 210 days after November 19, 1998, (3) any holder of outstanding notes (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or (4) any Initial Purchaser so requests (with respect to any outstanding notes which it acquired directly from the Company) following the consummation of the Exchange Offer provided certain circumstances are met, the Company will, at its cost:

        - file, as promptly as practicable and, in any event, within 90 days after such obligation arises, a shelf registration statement covering resales of the outstanding notes,

        - use its best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 45 days after the filing occurs, and

        - use its best efforts to keep effective the shelf registration statement until the earlier of two years after its effective date, such time as all of the applicable outstanding notes have been sold thereunder and such time as all of the applicable outstanding notes become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions.

     The Company will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes. A holder that sells its outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of outstanding notes will be required to deliver certain information to be used in connection with the shelf registration statement in order to have its outstanding notes included in the shelf registration statement.

INCREASE IN INTEREST RATE

     In the event that (1) the Exchange Offer is not consummated or a shelf registration statement is not declared effective on or prior to the 210th calendar day following November 19, 1998 or (2) either (a) the exchange offer registration statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (b) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the second anniversary of its effective date, the interest rate borne by the outstanding notes will be increased in accordance with the following table:

                                     INITIAL INCREASE             SUBSEQUENT INCREASES
            EVENT                    IN INTEREST RATE               IN INTEREST RATE
-----------------------------  -----------------------------  -----------------------------
1. Exchange Offer not          0.25% per annum following      Additional 0.25% per annum
  consummated or shelf         such 210-day period            for each 90-day period that
  registration statement not                                  additional interest continues
  declared effective on or                                    to accrue
  prior to 210th day
  following November 19, 1998
2. Exchange offer              0.25% per annum immediately    Additional 0.25% per annum
  registration statement       after such an occurrence       for each 90-day period that
  ceases to be effective                                      additional interest continues
  prior to consummation of                                    to accrue
  Exchange Offer or shelf
  registration statement
  ceases to be effective at
  any time prior to the
  second anniversary of its
  effective date

     However, in no event will the interest rate borne by the outstanding notes be increased by an aggregate of more than one and one-half percent (1.5%).

     Upon the consummation of the Exchange Offer or the effectiveness of a shelf registration statement, as the case may be, after the 210-day period described in clause (1) in the prior paragraph, or the effectiveness of the registration statement or the shelf registration statement following an event described in clause (2) in the prior paragraph, the interest rate borne by the outstanding notes from the date of such consummation or effectiveness, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with the above. However, if after any such reduction in interest rate, a different event specified in clause (1) or (2) in the prior paragraph occurs, the interest rate may again be increased pursuant to the foregoing provisions.

     If applicable, in the event that the shelf registration statement ceases to be usable for a period in excess of 30 days, whether or not consecutive, in any given year, then the interest rate borne by the outstanding notes will be increased by one-quarter of one percent (0.25%) per annum on the 31st day in the applicable year such shelf registration statement ceases to be usable. Such interest rate will increase by an additional one-quarter of one percent (0.25%) per annum for each additional 90 days that such shelf registration statement is not usable, subject to the same aggregate maximum increase in the interest rate of one and one-half percent (1.5%) per annum referred to above. Upon the Company declaring that the shelf registration statement is usable after the interest rate has been so increased, the interest rate borne by the outstanding notes will be reduced to the original interest rate if the Company is otherwise in compliance with the above. However, if after any such reduction in interest rate, the shelf registration statement again ceases to be usable beyond the period permitted above, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

     Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the outstanding notes.

TERMS OF THE EXCHANGE OFFER

     Upon the exchange offer registration statement being declared effective, the Company will offer the new notes in exchange for surrender of the outstanding notes. The Company will keep the Exchange Offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the outstanding notes.

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, the Company will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in "--Expiration Date; Extensions; Amendments"). The Company will issue an equal principal amount of new notes in exchange for such principal amount of outstanding notes accepted in the Exchange Offer. Holders may tender some or all of their outstanding notes pursuant to the Exchange Offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the new notes will be the same as the form and terms of the outstanding notes except that (1) the new notes will bear a different CUSIP Number from the outstanding notes, (2) the new notes will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (3) the holders of the new notes will not be entitled to certain rights under the registration rights agreement, which rights will terminate when the Exchange Offer is consummated. The new notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture governing such outstanding notes.

     In connection with the Exchange Offer, holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture governing such outstanding notes or the General Corporation Law of Nevada. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     The Company shall be deemed to have accepted validly tendered outstanding notes when, as and if the Company has given oral or written notice thereof to The Bank of New York, exchange agent for the Exchange Offer (the "Exchange Agent"). The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the new notes from the Company.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender outstanding notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     As used in this prospectus, the term "Expiration Date" shall mean 5:00
p.m., New York City time, on        , 1999, unless the Company, in its sole
discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (1) to delay accepting any outstanding notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving written notice of such delay, extension or termination to the Exchange Agent or (2) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders.

INTEREST ON THE NEW NOTES

     Interest on the new notes will accrue from and including their issuance date. Additionally, interest on the new notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor. Alternatively, if no interest has been paid on the outstanding notes, interest on the new notes will accrue from November 19, 1998, the date of original issuance of the outstanding notes to but not including the issuance date of the new notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such outstanding notes. Accordingly, holders who exchange their outstanding notes will receive the same interest payment on the next interest payment date following the Expiration Date that they would have received had they not accepted the Exchange Offer. Interest on the new notes is payable semi-annually on each May 15 and November 15 commencing on May 15, 1999.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender such outstanding notes in the Exchange Offer. To tender in the Exchange Offer, a holder must do the following:

        - complete, sign and date the Letter of Transmittal, or a facsimile thereof,

        - have the signatures thereon guaranteed if required by the Letter of Transmittal, and

        - except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver the Letter of Transmittal, or facsimile, together with the outstanding notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     To be tendered effectively, the outstanding notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing a Letter of Transmittal, each holder will make to the Company the representations set forth above in the fourth paragraph under the heading "--Resale of the New Notes."

     The tender by a holder and the acceptance thereof by the Company will constitute the agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRES DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any Beneficial Owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct it to tender on such Beneficial Owner's behalf. See "Instructions to Registered

Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the outstanding notes tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (2) for the account of an Eligible Institution (as defined). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a recognized Medallion Program approved by the Securities Transfer Association Inc. (an "Eligible Institution").

     If a Letter of Transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, such outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such outstanding notes with the signature thereon guaranteed by an Eligible Institution.

     If a Letter of Transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of outstanding notes by causing such Book-Entry Transfer Facility to transfer such outstanding notes into the Exchange Agent's account with respect to the outstanding notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver such holder's outstanding notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (3) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        - the tender is made through an Eligible Institution,

        - prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimiles thereof) together with the certificate(s) representing the outstanding notes (or a confirmation of book-entry transfer of such outstanding notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

        - the Exchange Agent receives, within five New York Stock Exchange trading days after the Expiration Date, a properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer (or a confirmation of book-entry transfer of such outstanding notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of outstanding notes in the Exchange Offer, a letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must

        - specify the name of the person having deposited the outstanding notes to be withdrawn (the "Depositor"),

        - identify the outstanding notes to be withdrawn (including the certificate number(s) and principal amount of such outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited),

        - be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such outstanding notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender, and

        - specify the name in which any such outstanding notes are to be registered, if different from that of the Depositor.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no new notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange new notes for, any outstanding notes and may terminate or amend the Exchange Offer as provided herein before the acceptance of such outstanding notes, if the Exchange Offer, or the making of any exchange by a holder of outstanding notes, violates applicable law or any applicable interpretation of the staff of the SEC.

EXCHANGE AGENT

     The Bank of New York has been appointed as exchange agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                         For Information by Telephone:
                                (212)

By Registered or Certified Mail:     By Hand or Overnight Delivery Service:
      The Bank of New York                    The Bank of New York
       101 Barclay Street                      101 Barclay Street
            (7 East)                     Corporate Trust Services Window
    New York, New York 10286                      Ground Level
Attention: Reorganization Section           New York, New York 10286
                                    Attention: Reorganization Section, 7 East

                           By Facsimile Transmission:
                                     (212)

                            (Facsimile Confirmation)
                                     (212)

     Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service. Delivery to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

     The Bank of New York also acts as Trustee under the indenture governing the notes.

FEES AND EXPENSES

     The Company will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses includes fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the outstanding notes as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of outstanding notes who are eligible to participate in the Exchange Offer but who do not tender their outstanding notes will not have any further registration rights, and such outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such outstanding notes could be adversely affected.

     The outstanding notes that are not exchanged for new notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such outstanding notes may be resold only:

        - to the Company (upon redemption thereof or otherwise),

        - so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

        - in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company),

        - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

        - pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

                            DESCRIPTION OF THE NOTES

     The outstanding notes were, and the new notes (collectively, the "Notes") will be, issued under an indenture dated as of November 19, 1998 (the "Indenture") between the Company, Citadel License (the initial Subsidiary Notes Guarantor referred to below) and The Bank of New York, as trustee (the "Trustee"), a copy of which is available from the Company. Upon the effectiveness of the exchange offer registration statement, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this "Description of the Notes" section, the term "Company" refers to Citadel Broadcasting Company, but not any current or future subsidiary (unless the context otherwise requires). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions" below.

GENERAL

     The Notes will mature on November 15, 2008, will be initially limited to $115,000,000 aggregate principal amount and will be subordinate and junior in right of payment to all existing and future Senior Debt of the Company. Each Note will bear interest at the rate of 9-1/4% per annum. Interest on the new notes will accrue from and including their issuance date.

     Additionally, interest on the new notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor. Alternatively, if no interest has been paid on the outstanding notes, interest on the new notes will accrue from November 19, 1998, the date of original issuance of the outstanding notes, to but not including the issuance date of the new notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on such outstanding notes. Accordingly, holders who exchange their outstanding notes will receive the same interest payment on the next interest payment date following the Expiration Date that they would have received had they not accepted the Exchange Offer.

     Interest is payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1999, until the principal thereof is paid or duly provided for, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 1 or November 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the office of the Trustee located at 101 Barclay Street, New York, New York 10286); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register for the Notes. The new notes will be issued only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Subject to the covenants described below under "Certain Covenants" and applicable laws, the Company may, from time to time, issue additional Senior Subordinated Notes (the "Additional Notes") under the Indenture. The Notes and any Additional Notes would be treated as a single class for all purposes under the Indenture.

     As of the date hereof, the Company's only Subsidiary is a Restricted Subsidiary and a Subsidiary Notes Guarantor. However, under certain circumstances, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. The circumstances in which the Company may designate a Subsidiary as an Unrestricted Subsidiary are described below under the "Unrestricted Subsidiaries" covenant.

     Any outstanding notes that remain outstanding after consummation of the Exchange Offer and new notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

     The Notes will not be entitled to the benefit of any sinking fund.

GUARANTEES

     Payment of the principal of (and premium, if any, on) and interest on the Notes, when and as the same become due and payable, is unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Subsidiary Notes Guarantors. The obligations of each Subsidiary Notes Guarantor under its Subsidiary Notes Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--Subsidiary Guarantees May Be Unenforceable Due to Fraudulent Conveyance Statutes."

     The Indenture requires that each Wholly Owned Restricted Subsidiary be a Subsidiary Notes Guarantor, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company.

     The Indenture provides that no Subsidiary Notes Guarantor may consolidate with or merge with or into any other person (other than the Company or another Subsidiary Notes Guarantor) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another person unless: (a) subject to the provisions of the following paragraph, the person formed by or surviving such consolidation or merger or to which all or substantially all of such assets are disposed (if other than the Company or a Subsidiary Notes Guarantor) assumes all of the obligations of such Subsidiary Notes Guarantor under the Indenture and its Subsidiary Notes Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

     The Indenture provides that, in the event of (a) a sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Notes Guarantor to a person that is not an Affiliate of the Company, (b) a sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Notes Guarantor to a person that is not an Affiliate of the Company or (c) the designation of such Subsidiary Notes Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of the Indenture, then such Subsidiary Notes Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under the Indenture and its Subsidiary Notes Guarantee without any further action on the part of the Trustee or any holder of the Notes; provided that the Net Cash Proceeds of any such sale, transfer or other disposition are applied in accordance with the "Limitation on Certain Asset Sales" covenant.

SUBORDINATION

     The Notes are, to the extent set forth in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described under "Consolidation, Merger and Sale of Assets"), the holders of Senior Debt will first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of such Senior Debt before the holders of Notes are entitled to receive any payment of principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes by the Company or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the holder of any Note receives any payment or distribution of assets of the Company of any kind or character (excluding equity or subordinated securities of the Company provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all Senior Debt to at least the same extent as the Notes are so subordinated), before all the Senior Debt is paid in full, then such payment or distribution will be held in trust for the holders of Senior Debt and will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

     The Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes if a default in the payment when due of principal of (or premium, if any) or interest on Specified Senior Debt has occurred and is continuing or a default in the payment when due of commitment, facility or other fees, letter of credit fees or agency fees under the Credit Facility, or a default in payments when due with respect to letter of credit reimbursement arrangements with the Credit Facility Agent has occurred and is continuing (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default) with respect to any Specified Senior Debt permitting the holders thereof (or a trustee or agent on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company and the Trustee have received written notice thereof from the Credit Facility Agent or from an authorized person on behalf of any holder of Specified Senior Debt, then the Company may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice (a "Blockage Notice") and ending on the earliest of (x) 179 days after such date (the "Initial Period"), (y) the date, if any, on which the Specified Senior Debt to which such default relates is discharged or such default is waived or otherwise cured and (z) the date, if any, on which such blockage period has been terminated by written notice to the Company or the Trustee from the Credit Facility Agent or from the person who gave the Blockage Notice. Any number of additional payment blockage periods may be commenced during the Initial Period; provided, however, that no such additional payment blockage periods shall extend beyond the Initial Period. After the expiration of the Initial Period, no payment blockage period may be commenced until at least 181 consecutive days shall have elapsed from the last day of the Initial Period. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Specified Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the holder of any Note prohibited by these blockage provisions, then such payment will be held in trust for the holders of Senior Debt and will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt.

     The Subsidiary Notes Guarantees are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all senior debt of the Subsidiary Notes Guarantors, upon terms substantially comparable to the subordination of the Notes to all Senior Debt.

     By reason of such subordination, in the event of insolvency, creditors of the Company or a Subsidiary Notes Guarantor who are not holders of Senior Debt or the Notes may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the holders of the Notes.

     The subordination provisions described above will cease to be applicable to the Notes and the Subsidiary Notes Guarantees upon any defeasance or covenant defeasance of the Notes as described under "--Defeasance or Covenant Defeasance of Indenture."

     As used herein, the term "Specified Senior Debt" means (i) all Senior Debt under the Credit Facility and (ii) any other issue of Senior Debt having a principal amount of at least $10,000,000.

     At September 30, 1998, on a pro forma basis, after giving effect to the transactions described under the caption "Pro Forma Financial Information," the aggregate principal amount of Senior Debt outstanding would have been approximately $62.8 million. The Company may from time to time hereafter incur additional Debt constituting Senior Debt under the Credit Facility or otherwise, subject to the "Limitation on Debt" covenant described below.

OPTIONAL REDEMPTION

     The Company may, at its election, redeem the Notes (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefore), as a whole or from time to time in part, at any time on or after November 15, 2003 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on November 15 of the years indicated below (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date):

                                                   REDEMPTION
YEAR                                                  PRICE
----                                               -----------
2003.............................................    104.625%
2004.............................................    103.083
2005.............................................    101.541
2006.............................................    100.000

     In addition, at any time and from time to time prior to November 15, 2001, the Company may at its option redeem Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to any such redemption, at least 75% of the aggregate principal amount of the Notes remains outstanding. The Company must make any such redemption within 90 days of the related Public Equity Offering.

     If less than all the Notes are to be redeemed, the Trustee shall select the particular Notes to be redeemed not more than 60 days prior to the redemption date by such method as the Trustee deems fair and appropriate.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such person or (c) secured by a Lien encumbering assets acquired from such person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of
(a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (a) that is governed by the provisions of the Indenture described under (1) "Consolidation, Merger and Sale of Assets" or (2) "Limitation on Asset Swaps,"
(b) between or among the Company and any of its Restricted

Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (c) to an Unrestricted Subsidiary, if permitted under the "Limitation on Restricted Payments" covenant, (d) representing obsolete or permanently retired equipment, (e) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year or (f) having a value of up to $500,000, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the Internet service provider business.

     "Asset Swap" means the execution of one or more definitive agreements, subject only to FCC approval, if applicable, and other customary closing conditions, which the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, or "deferred exchange" (for no more than 180 days) under section 1031(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), of assets used in the broadcast or related businesses between the Company or any of its Restricted Subsidiaries and one or more other persons or groups of affiliated persons; provided that any amendment to or waiver of any closing conditions that individually or in the aggregate are material to the Asset Swap will be deemed to be a new Asset Swap.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

     "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

     "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

     "Change of Control" means the occurrence of any of the following events:

          (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement ("Permitted Holders") or Citadel Communications, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Closing Date" means November 19, 1998, the date on which the outstanding notes were originally issued under the Indenture.

     "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period,
(d) the net income (or loss) of any person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to the first paragraph of the "Limitation on Debt" covenant, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an officers' certificate filed with the Trustee. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving an MSA in which the Company or its Subsidiaries has owned, or has operated under a LMA, one or more radio stations for at least the preceding six months.

     "Consolidated Cash Flow Ratio" means, at any date, the ratio of (a) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (b) the aggregate amount of Consolidated Cash Flow for such Reference Period.

     "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (1) amortization of debt discount, (2) the net cost of interest rate contracts (including amortization of discounts),
(3) the interest portion of any deferred payment obligation, (4) amortization of debt issuance costs, (5) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and (6) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation) plus (b) all interest on any Debt of any other person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

     "Credit Facility" means the loan agreement dated October 9, 1996, among the Company, the Banks and the Credit Facility Agent, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

     "Credit Facility Agent" means the then acting Agent as defined in and under the Credit Facility or any successor thereto.

     "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed, (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the types referred to in clauses (a) through (g) of another person and all dividends of another person (1) the payment of which, in either case, such person has guaranteed or (2) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business, any liability for federal, state or local taxes or other taxes owed by such person and the Exchangeable Preferred Stock will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, (a) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (b) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to one year after the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Certain Asset Sales" and "Purchase of Notes upon a Change of Control" covenants described below.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that were in effect on the Closing Date.

     "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

     "Hedging Obligations" means the obligations of any person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or the value of foreign currencies.

     "Investment" (in any person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "License Subsidiary" means Citadel License, Inc.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Pari Passu Debt" means Debt of the Company that ranks pari passu in right of payment with the Notes.

     "Permitted Investments" means any of the following:

          (a) Investments in (1) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (2) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and (3) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

          (b) Investments by the Company or any of its Restricted Subsidiaries in another person, if as a result of such Investment (1) such other person becomes a Restricted Subsidiary that is a Subsidiary Notes Guarantor or (2) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is a Subsidiary Notes Guarantor.

          (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Notes Guarantor and Investments by any Restricted Subsidiary in the Company.

          (d) Investments in assets owned or used in the ordinary course of business.

          (e) Investments in existence on the Closing Date.

          (f) Promissory notes received as a result of Asset Sales permitted under the "Limitation on Certain Asset Sales" covenant.

          (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1,000,000.

          (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

          (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

     "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

     "Senior Debt" means the principal of and premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) and other amounts due on or in connection with any Debt of the Company (other than the Notes or Pari Passu Debt), whether outstanding on the Closing Date or thereafter incurred, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt will be subordinate in right of payment to any Debt or other general unsecured obligations of the Company. Without limiting the generality of the foregoing, "Senior Debt" includes the principal of and premium, if any, fees and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) on all obligations of every nature of the Company from time to time owed to the Banks under the Credit Facility. Notwithstanding the foregoing, "Senior Debt" will not include (a) Debt that is Disqualified Stock, (b) Debt consisting of trade payables, (c) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries and (d) that portion of any Debt that, at the time of the incurrence, is incurred by the Company in violation of the Indenture other than any Debt incurred under the Credit Facility not in excess of $150,000,000 (less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant under the Indenture) if the Company has certified to the Credit Facility Agent, at the time such Debt is incurred, that the Company is permitted to incur such Debt under the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or (d) holds one or more licenses material to the Company's business.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

     "Subordinated Debt" means Debt of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

     "Subsidiary Notes Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture.

     "Subsidiary Notes Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Notes Guarantee as described under the "Subsidiary Notes Guarantees" covenant.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Subsidiary Notes Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0.

     In making the foregoing calculation, pro forma effect will be given to: (1) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (2) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (3) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (1) or (2), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

     (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (1) Debt of the Company or any Subsidiary Notes Guarantor under the Credit Facility (including guarantees thereof by the Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000 less any amounts applied to the permanent reduction of such Debt pursuant to the "Limitation on Certain Asset Sales" covenant.

          (2) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described under clause (1) above.

          (3) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary (provided that such Debt is Subordinated Debt and is held by the Company or such Restricted Subsidiary) or owed to the Company or a Subsidiary Notes Guarantor by a Restricted Subsidiary that is not a Subsidiary Notes Guarantor, provided the incurrence of such Debt did not violate the "Limitation on Restricted Payments" covenant.

          (4) Debt represented by the Notes (other than any Additional Notes) and the Subsidiary Notes Guarantees.

          (5) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

          (6) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

          (7) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (7) does not exceed $2,000,000 at any one time outstanding.

          (8) Debt of the Company or any Subsidiary Notes Guarantor, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

          (9) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

          (10) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

          (11) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause
     (1), (5), (6), (7), (8) or (9) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced, (C) in the case of any refinancing of the Notes or any Pari Passu Debt, such Debt is Pari Passu Debt or Subordinated Debt and (D) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any of its Restricted Subsidiaries, other than (1) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Capital Stock, (2) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (3) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (1) the Company or any of its Unrestricted Subsidiaries or (2) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; and

          (d) make any Investment (other than a Permitted Investment) in any person

(such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

             (1) no Default or Event of Default has occurred and is continuing,

             (2) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant, and

             (3) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurred and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus
           (y) the product of 1.4 times the sum of (1) Consolidated Fixed Charges for the Computation Period and (2) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

                (B) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Notes, as discussed above); plus

                (C) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

                (E) $5,000,000.

     Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (f) and (g) below) no Default or Event of Default has occurred and is continuing or would occur:

          (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

          (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

          (c) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of, Qualified Stock of the Company.

          (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause (11) of the definition of Permitted Debt.

          (e) The repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a "change of control" in accordance with provisions similar to the "Purchase of Notes upon a Change of Control" covenant; provided that, prior to such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer.

          (f) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the Closing Date does not exceed $1,000,000 in any fiscal year.

          (g) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

          (h) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (3), and the payments described in clauses (a), (d) and (h) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (3).

     For the purpose of making any calculations under the Indenture (1) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination will be conclusive, (2) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination will be conclusive and (3) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (3)(A), (1) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment will be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

     PURCHASE OF NOTES UPON A CHANGE OF CONTROL. If a Change of Control occurs at any time, then each holder of Notes will have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

     Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (1) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (2) that any Notes not tendered will continue to accrue interest; (3) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and (4) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of the Notes seeking to accept the Change of Control Offer. The Credit Facility prohibits the purchase of Notes by the Company prior to full repayment of indebtedness under the Credit Facility and, upon a Change of Control, all amounts outstanding under the Credit Facility become due and payable. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the necessary consents from the lenders under the Credit Facility to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "Events of Default."

     In addition to the obligations of the Company under the Indenture with respect to the Notes in the event of a Change of Control, the Credit Facility contains a provision designating a change of control as described therein as an event of default, which would obligate the Company to repay amounts outstanding under the Credit Facility upon an acceleration of the indebtedness outstanding thereunder.

     The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford holders of Notes the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction involving the Company (including, in certain circumstances, an acquisition of the Company by management or its affiliates) that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" above for the definition of "Change of Control." A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

     The Company will comply with the applicable tender offer rules including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such
Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

     LIMITATION ON CERTAIN ASSET SALES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless
(1) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and (2) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked senior to or pari passu with the Notes and release of the Company or such Restricted Subsidiary from all liability on such Debt.

     (b) If the Company or any of its Restricted Subsidiaries engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale, (1) apply all or a portion of such Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Facility or to the repayment of other Senior Debt of the Company or a Subsidiary Notes Guarantor or (2) invest (or enter into one or more legally binding agreements to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the broadcast business or businesses reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (1) or (2) (without regard to the parenthetical contained in such clause (2)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will, within 30 days thereafter, make an offer to purchase from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth in the Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of the Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of the Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Notes pursuant to an offer to purchase Notes.

     LIMITATION ON ASSET SWAPS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Swap, unless:

          (a) at the time of entering into the Asset Swap and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

          (b) the Company would, at the time of entering into the Asset Swap and after giving pro forma effect to the proposed Asset Swap, as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant,

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

          (c) the respective aggregate fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the Asset Swap (or any difference in such aggregate fair market values is substantially compensated for by an equalizing (1) payment of cash, (2) assumption of liabilities or (3) taking of assets subject to liabilities), and

          (d) at the time of the consummation of the first to occur of the relinquishment or the replacement of assets constituting part of the proposed Asset Swap, the percentage of any decline in the fair market value of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value of the assets being disposed of by the Company, calculated from the time the last agreement constituting part of the Asset Swap was entered into.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (1) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $5,000,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above or (2) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

     The foregoing covenant does not restrict any of the following:

          (A) Transactions among the Company and/or any of its Restricted Subsidiaries.

          (B) The Company from paying reasonable and customary regular compensation, fees, indemnification and similar arrangements and payments thereunder to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries.

          (C) Employment agreements or compensation or employee benefits arrangements with any officer, director or employee of the Company or its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder) (it being understood that benefits of the nature in place as of the Closing Date shall be deemed permissible hereunder).

          (D) The performance of the Company's obligations under (a) that certain lease agreement effective December 29, 1995 with Wilson Aviation, L.L.C. relating to the lease of an airplane, (b) that certain agreement not to compete dated December 31, 1996 with DVS Management, Inc. and (c) that certain Voting Trust Agreement dated March 17, 1997 among Citadel Communications, ABRY II, ABRY/CIP and others and the related letter agreement dated March 17, 1997 among Citadel Communications, ABRY II, ABRY/CIP and others (the "Affiliate Agreements"); provided that any amendments or modifications to the terms of the Affiliate Agreements (1) are no less favorable to the Company than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (2) are approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company.

          (E) The Company from making payments to Citadel Communications to pay its operating and administrative expenses attributable to the Company including, without limitation, legal and audit expenses, directors' fees and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 million per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

          (F) The Company or a Restricted Subsidiary from transferring up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest and in which one or more directors or officers of the Company or Citadel Communications has an equity interest, which joint venture is engaged in the internet service provider business.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Restricted Subsidiaries to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

          (1) The Credit Facility and any agreement in effect on the Closing Date and listed on a schedule attached to the Indenture.

          (2) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries.

          (3) The refinancing or successive refinancings of Debt referred to in clause (1) or (4), so long as such encumbrances or restrictions are no less favorable to the Company or any of its Restricted Subsidiaries than those contained in such original agreement.

          (4) Any agreement or other instrument of a person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

          (5) Any agreement providing for the incurrence of Debt by a Restricted Subsidiary pursuant to paragraph (b) of the "Limitation on Debt" covenant, provided that such Restricted Subsidiary becomes a Subsidiary Notes Guarantor.

     LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except (1) to the Company or a Wholly Owned Restricted Subsidiary, (2) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (3) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (4) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale.

     In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

     UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as

          (1) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary,

          (2) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity,

          (3) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant,

          (4) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and

          (5) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

     Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

     (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the "Limitation on Debt" covenant and (2) no Default or Event of Default will have occurred and be continuing following such designation.

     LIMITATION ON OTHER SENIOR SUBORDINATED DEBT. The Company and each Subsidiary Notes Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Debt of the Company or such Subsidiary Notes Guarantor, as the case may be, unless such Debt is also pari passu with the Notes or the Subsidiary Notes Guarantee of the Notes by such Subsidiary Notes Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Subsidiary Notes Guarantee of the Notes, as the case may be, to at least the same extent as the Notes or such Subsidiary Notes Guarantee are subordinate in right of payment to Senior Debt or all senior debt of the Subsidiary Notes Guarantors, as the case may be, as set forth in the Indenture.

     SUBSIDIARY NOTES GUARANTEES. The Subsidiary Notes Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis pursuant to the Subsidiary Notes Guarantees as described under "--Subordination." The Subsidiary Notes Guarantors may be released from their obligations under the Subsidiary Notes Guarantees as described under "--Defeasance and Covenant Defeasance of the Indenture" and a Subsidiary Notes Guarantor may be released from its obligations under its Subsidiary Notes Guarantee as described under "Guarantees."

     The Company will (a) cause each person that, after the Closing Date, becomes a Wholly Owned Restricted Subsidiary of the Company, as well as each other Restricted Subsidiary that guarantees any other Debt of the Company, to execute and deliver a supplemental indenture and thereby become a Subsidiary Notes Guarantor bound by the Subsidiary Notes Guarantee of the Notes in the form set forth in the Indenture (without such Subsidiary Notes Guarantor being required to execute and deliver its Subsidiary Notes Guarantee endorsed on the Notes) and (b) deliver to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, that the Subsidiary Notes Guarantee of such Subsidiary Notes Guarantor is a valid and legally binding obligation of such Subsidiary Notes Guarantor.

     GUARANTEES OF DEBT BY RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries that is not a Subsidiary Notes Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Debt of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Notes

Guarantee and (b) with respect to any guarantee of Subordinated Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's Subsidiary Notes Guarantee at least to the same extent as such Subordinated Debt is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any such Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

     LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Debt or Subordinated Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any of its Restricted Subsidiaries now owned or acquired after the Closing Date, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or prior to in the case of Subordinated Debt) the obligation or liability secured by such Lien; provided that the foregoing will not apply to Liens securing Debt of a person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which Lien is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired.

     REPORTS. At all times from and after the earlier of (a) the date of the commencement of the Exchange Offer or the effectiveness of a shelf registration statement relating to the Notes (the "Registration") and (b) the date 180 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the SEC, the Company will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Trustee and each holder, or will supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date 180 days after the Closing Date, the Company will, at its cost, deliver to each holder of the Notes quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any holder or any prospective purchaser of the Notes designated by a holder, the Company will supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company will not consolidate with or merge with or into any other person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any person or persons, unless:

          (a) Either (1) the Company is the surviving corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes.

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing.

          (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant.

          (d) If the Company is not the continuing obligor under the Indenture, each Subsidiary Notes Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture
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

     confirmed that its Subsidiary Notes Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes.

          (e) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with.

          (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the Indenture.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

EVENTS OF DEFAULT

     Each of the following will be "Events of Default" under the Indenture:

          (a) Default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days.

          (b) Default in the payment of the principal of (or premium, if any, on) any Note when due.

          (c) Failure to perform or comply with the Indenture provisions described under "Consolidation, Merger and Sale of Assets."

          (d) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Notes Guarantor contained in the Indenture or any Subsidiary Notes Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding.

          (e) (1) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (2) a default in any payment when due at final maturity of any such Debt.

          (f) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days.

          (g) Any Subsidiary Notes Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Notes Guarantor denies that it has any further liability under any Subsidiary Notes Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any Subsidiary Notes Guarantee in accordance with the Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Notes Guarantor and the Company to remedy the same has been given (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of 25% in the aggregate principal amount of the Notes then outstanding.

          (h) The occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

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

     If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare the principal of all of the outstanding Notes immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders) and, if the Credit Facility is in effect, to the Credit Facility Agent, and, upon any such declaration, such principal will become due and payable immediately. If an Event of Default specified in clause (h) above occurs and is continuing, then such principal will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes,
(B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal amount at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default, other than the non-payment of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the holders of the Notes.

     The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Subsidiary Notes Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any officer of the Company having knowledge of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company and any Subsidiary Notes Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, except for

          (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due,

          (b) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust,

          (c) the rights, powers, trusts, duties and immunities of the Trustee, and

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

          (d) the defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Subsidiary Notes Guarantor with respect to certain covenants set forth in the Indenture and described under "Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance,

          (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. government securities that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest,

          (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause
     (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit,

          (c) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Subsidiary Notes Guarantor is a party or by which it is bound or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended,

          (d) in the case of defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

          (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

          (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) and, upon the request of the Company, the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (1) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance as described under "Defeasance or Covenant Defeasance of Indenture") have been delivered to the Trustee for cancellation or (2) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     Modifications and amendments of the Indenture and any Subsidiary Notes Guarantee may be made by the Company, any affected Subsidiary Notes Guarantor and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where or change the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

          (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the Indenture,

          (c) modify any of the provisions of the Indenture relating to the subordination of the Notes or the Subsidiary Notes Guarantees in a manner materially adverse to the holders, or

          (d) waive a default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

     The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

     Without the consent of any holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

          (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes, or

          (b) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company, or

          (c) to add additional Events of Default, or

          (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes, or

          (e) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or

          (f) to secure the Notes; or

          (g) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or

          (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

THE TRUSTEE

     The Bank of New York, the Trustee under the Indenture, is the initial paying agent and registrar for the Notes. The Bank of New York is a lender under the Credit Facility.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. Under the Indenture, the holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or else resign.

GOVERNING LAW

     The Indenture, the Notes and the Subsidiary Notes Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences associated with the acquisition, ownership and disposition of the Notes by holders who hold such Notes as capital assets. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a holder of the Notes in light of his or her particular circumstances, or to certain types of holders (including dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, S corporations, and except as discussed below, foreign corporations, persons who are not citizens or residents of the United States and persons who hold the Notes as part of a hedge, straddle, "synthetic security" or other integrated investment) which are subject to special treatment under the federal income tax laws. This discussion also does not address the tax consequences to nonresident aliens or foreign corporations that are subject to United States federal income tax on a net basis on income with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business. Such holders generally are taxed in a similar manner to U.S. Holders (as defined below); however, certain special rules may apply. In addition, this discussion is limited to holders who hold the Notes as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary also does not describe any tax consequences under state, local or foreign tax laws.

     The discussion is based upon the Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. The Company has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes that are different from those discussed herein.

     HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO THEM, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

THE EXCHANGE OFFER

     The exchange of the new notes for outstanding notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the outstanding notes. Rather, the new notes received by a holder will be treated as a continuation of the outstanding notes in the hands of such holder. Therefore, the same U.S. federal income tax consequences apply to the new notes as are applicable to the outstanding notes; and a holder should have the same adjusted tax basis and holding period in the new notes as the holder had in the outstanding notes immediately before the exchange.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     A U.S. Holder is any holder who or which is (1) a citizen or individual resident of the United States for U.S. federal income tax purposes; (2) a corporation, partnership or other business entity created or organized under the laws of the United States or of any political subdivision thereof; (3) an estate other than a "foreign estate" as defined in Section 7701(a)(31) of the Code; or
(4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Taxation of Stated Interest. In general, U.S. Holders of the Notes will be required to include interest received thereon in taxable income as ordinary income at the time it accrues or is received, in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

     Effect of Optional Redemption, Repurchase and Registration Rights. Under certain circumstances the Company may be entitled to redeem a portion of the Notes. In addition, under certain circumstances, each holder of Notes may require the Company to repurchase all or any part of such holder's Notes. Further, the outstanding notes provide for additional interest if the Company fails to comply with certain obligations under the registration rights agreement entered into in connection with the Original Offering. Treasury Regulations contain special rules for determining the yield to maturity and maturity on a debt instrument in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments or in additional interest. The Company does not believe that these rules are likely to apply to either the Company's rights to redeem the Notes or to the holders' rights to require the Company to repurchase the Notes or to the provision for additional interest upon such failure. Therefore, the Company does not intend to treat such provisions of the Notes as affecting the computation of the yield to maturity or maturity date of the Notes.

     Sale or other Taxable Disposition of the Notes. The sale, exchange (other than pursuant to the Exchange Offer), redemption, retirement or other taxable disposition of a Note will result in the recognition of gain or loss to a U.S. Holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued but unpaid stated interest not previously included in income) and (b) the holder's adjusted tax basis in such Note.

     A holder's initial tax basis in a Note purchased by such holder will be equal to the price paid for the Note.

     Any gain or loss on the sale or other taxable disposition of a Note generally will be capital gain or loss. Payments on such disposition for accrued interest not previously included in income will be treated as ordinary interest income.

     Backup Withholding. The backup withholding rules require a payor to deduct and withhold a tax if (1) the payee fails to furnish a taxpayer identification number ("TIN") in the prescribed manner, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (4) the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding. If any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any

"reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest on a Note. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to backup withholding.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

     This section discusses rules applicable to a Non-U.S. Holder (as defined below) of Notes. This summary does not address the tax consequences to stockholders, partners or beneficiaries in a Non-U.S. Holder. For purposes hereof, a "Non-U.S. Holder" is any person who is not a U.S. Holder and is not subject to U.S. federal income tax on a net basis on income with respect to a Note because such income is effectively connected with the conduct of a U.S. trade or business.

     Interest. Payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exception discussed below will be subject to withholding of U.S. federal income tax at a rate of 30% unless a U.S. income tax treaty applies to reduce, or eliminate, the rate of withholding. To claim a treaty reduced rate, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or applicable successor form.

     Subject to the discussion below concerning backup withholding, interest that is paid to a Non-U.S. Holder on a Note will not be subject to U.S. income or withholding tax if the interest qualifies as "portfolio interest." Generally, interest on the Notes that is paid by the Company will qualify as a portfolio interest if (1) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership for U.S. federal income tax purposes; (3) the Non-U.S. Holder is not a bank receiving interest on a loan entered into in the ordinary course of business; and (4) either (a) the beneficial owner of the Note provides the Company or its paying agent with a properly executed certification on IRS Form W-8 (or a suitable substitute form), signed under penalties of perjury, that the beneficial owner is not a "U.S. person" for U.S. federal income tax purposes and that provides the beneficial owner's name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the Note and certifies to the Company or its agent under penalties of perjury that the IRS Form W-8 (or a suitable substitute) has been received by it from the beneficial owner of the Note or a qualifying intermediary and furnishes the payor a copy thereof.

     Treasury regulations that will be effective with respect to payments made after December 31, 1999 (the "Withholding Regulations") provide alternative methods for satisfying the certification requirements described in clause (4) above. The Withholding Regulations also will require, in the case of Notes held by a foreign partnership, that (a) the certification described in clause (4) above be provided by each partner and (b) the partnership provide certain information, including its taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

     Sale, Exchange or Retirement of Notes. Any gain realized by a Non-U.S. Holder on the sale, exchange or retirement of the Notes, will generally not be subject to U.S. federal income tax or withholding unless (1) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements; or (2) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency. If a Non-U.S. Holder falls under (2) above, the holder will be taxed on the net gain derived from the sale under the graduated U.S. federal income tax rates that are applicable to U.S. citizens and resident aliens, and may be subject to withholding under certain circumstances. If a Non-U.S. Holder falls under (1) above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or reduced treaty rate) on the gain derived from the sale and may be subject to withholding in certain circumstances.

     U.S. Information Reporting and Backup Withholding Tax. Back-up withholding generally will not apply to payments on a Note issued in registered form that is beneficially owned by a Non-U.S. Holder if the certification of Non-U.S. Holder status is provided to the Company or its agent as described above in "Certain U.S. Federal Income Tax Consequences for Non-U.S. Holders--Interest," provided that the payor does not have actual knowledge that the holder is a U.S. person. The Company may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder.

     If payments of principal and interest are made to the beneficial owner of a Note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale, exchange or other disposition of a Note are paid to the beneficial owner of a Note through a foreign office of a "broker" (as defined in the pertinent Regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is (1) a U.S. person, (2) a controlled foreign corporation for U.S. federal income tax purposes, or (3) a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period or (effective for payments after December 31, 1999) by a foreign partnership with certain U.S. connections, unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and certain conditions are met (including that the broker has no actual knowledge that the holder is a U.S. person) or the holder otherwise establishes an exemption. Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

     Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, provided that certain information is provided by the holder to the IRS.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives new notes for its own account pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, for a period of 90 days after the date of this prospectus, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of new notes by Participating Broker-Dealers. New notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such new notes. Any Participating Broker-Dealer that resells the new notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 120 days after the Expiration Date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     Certain legal matters with respect to the new notes, including federal income tax consequences, will be passed upon for the Company by Eckert Seamans Cherin & Mellott, LLC, Pittsburgh, Pennsylvania.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Citadel Broadcasting Company as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been included in this prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Deschutes River Broadcasting, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the years in the two-year period ended December 31, 1996, have been included in this prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division, as of December 31, 1996, and for the year then ended, have been included in this prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Snider Corporation and Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation as of December 31, 1995 and 1996 and for each of the years in the two-year period ended December 31, 1996 have been included in this prospectus in reliance upon the reports of Erwin & Company, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996 and for the year ended December 31, 1996 have been included in this prospectus in reliance upon the report of Balukoff, Lindstrom & Co., P.A., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997 and for the year then ended have been included in this prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the new notes offered hereby. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and to which reference is hereby made. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company also files annual, quarterly and special reports and other information with the SEC.

     The Registration Statement and any document the Company files with the SEC can be read and copied at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement and any document the Company files with the SEC can be obtained from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The Company files its reports and has filed the Registration Statement with the SEC electronically. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that web site is http://www.sec.gov.

     The Company intends, and is required by the terms of the indenture governing the notes, to furnish the holders of the new notes with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                -----
CITADEL BROADCASTING COMPANY AND SUBSIDIARY
Independent Auditors' Report................................      F-4
Consolidated Balance Sheets as of December 31, 1996 and
  1997......................................................      F-5
Consolidated Statements of Operations for the years ended
  December 31, 1995, 1996 and 1997..........................      F-6
Consolidated Statements of Shareholder's Equity for the
  years ended
  December 31, 1995, 1996 and 1997..........................      F-7
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995, 1996 and 1997..........................      F-8
Notes to Consolidated Financial Statements..................     F-10
Consolidated Balance Sheets as of December 31, 1997 and
  September 30, 1998 (unaudited)............................     F-25
Consolidated Statements of Operations for the nine months
  ended September 30, 1997 and 1998 (unaudited).............     F-26
Consolidated Statements of Comprehensive Income for the nine
  months ended September 30, 1997 and 1998 (unaudited)......     F-27
Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1997 and 1998 (unaudited).............     F-28
Notes to Unaudited Consolidated Financial Statements........     F-29

DESCHUTES RIVER BROADCASTING, INC. AND SUBSIDIARIES
Independent Auditors' Report................................     F-32
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................     F-33
Consolidated Statements of Operations for the years ended
  December 31, 1995 and 1996................................     F-34
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1995 and 1996....................     F-35
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................     F-36
Notes to Consolidated Financial Statements..................     F-37

TELE-MEDIA BROADCASTING COMPANY AND ITS PARTNERSHIP
  INTERESTS
Independent Auditors' Report................................     F-45
Consolidated Balance Sheets as of December 31, 1995 and
  1996......................................................     F-46
Consolidated Statements of Operations for the years ended
  December 31, 1994, 1995 and 1996..........................     F-47
Consolidated Statements of Deficiency in Net Assets for the
  years ended December 31, 1994,
  1995 and 1996.............................................     F-48
Consolidated Statements of Cash Flows for the years ended
  December 31, 1994, 1995 and 1996..........................     F-49
Notes to Consolidated Financial Statements..................     F-50
Condensed Consolidated Balance Sheet as of June 30, 1997
  (unaudited)...............................................     F-57
Condensed Consolidated Statements of Operations and Changes
  in Deficit for the six months ended June 30, 1996 and 1997
  (unaudited)...............................................     F-58
Condensed Consolidated Statements of Cash Flows for the six
  months ended
  June 30, 1996 and 1997 (unaudited)........................     F-59
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................     F-60

SNIDER CORPORATION
Independent Auditors' Report................................     F-61
Balance Sheets as of December 31, 1995 and 1996.............     F-62
Statements of Income for the years ended December 31, 1995
  and 1996..................................................     F-63
Statements of Stockholders' Equity for the years ended
  December 31, 1995 and 1996................................     F-64
Statements of Cash Flows for the years ended December 31,
  1995 and 1996.............................................     F-65
Notes to Financial Statements...............................     F-66

                                                                PAGE
                                                                -----
Schedule of Combining Operating Income, Excluding
  Depreciation and Amortization for Broadcasting Units for
  the year ended December 31, 1996..........................     F-69
Balance Sheet as of May 31, 1997 (unaudited)................     F-70
Statement of Income for the five months ended May 31, 1997
  (unaudited)...............................................     F-71
Statement of Stockholders' Equity for the five months ended
  May 31, 1997 (unaudited)..................................     F-72
Statement of Cash Flows for the five months ended May 31,
  1997 (unaudited)..........................................     F-73
Note to Financial Statements (unaudited)....................     F-74
Balance Sheet as of June 30, 1996 (unaudited)...............     F-75
Statement of Income for the six months ended June 30, 1996
  (unaudited)...............................................     F-76
Statement of Stockholders' Equity for the six months ended
  June 30, 1996 (unaudited).................................     F-77
Statement of Cash Flows for the six months ended June 30,
  1996 (unaudited)..........................................     F-78

SNIDER BROADCASTING CORPORATION AND SUBSIDIARY AND
  CDB BROADCASTING CORPORATION
Independent Auditors' Report................................     F-79
Combined Balance Sheets as of December 31, 1995 and 1996....     F-80
Combined Statements of Operations for the years ended
  December 31, 1995 and 1996................................     F-81
Combined Statements of Stockholders' Deficit for the years
  ended
  December 31, 1995 and 1996................................     F-82
Combined Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................     F-83
Notes to Combined Financial Statements......................     F-84
Combined Balance Sheet as of May 31, 1997 (unaudited).......     F-89
Combined Statement of Operations for the five months ended
  May 31, 1997 (unaudited)..................................     F-90
Combined Statement of Stockholders' Deficit for the five
  months ended May 31, 1997 (unaudited).....................     F-91
Combined Statement of Cash Flows for the five months ended
  May 31, 1997 (unaudited)..................................     F-92
Note to Combined Financial Statements (unaudited)...........     F-93
Combined Balance Sheet as of June 30, 1996 (unaudited)......     F-94
Combined Statement of Operations for the six months ended
  June 30, 1996 (unaudited).................................     F-95
Combined Statement of Stockholders' Deficit for the six
  months ended June 30, 1996 (unaudited)....................     F-96
Combined Statement of Cash Flows for the six months ended
  June 30, 1996 (unaudited).................................     F-97

MARANATHA BROADCASTING COMPANY, INC.'S RADIO BROADCASTING
  DIVISION
Independent Auditors' Report................................     F-98
Balance Sheet as of December 31, 1996 and September 15, 1997
  (unaudited)...............................................     F-99
Statement of Operations and Division Equity for the year
  ended December 31, 1996 and the eight and one-half-month
  period ended September 15, 1997 (unaudited)...............    F-100
Statement of Cash Flows for the year ended December 31, 1996 and the eight and one-half-month period ended September
  15, 1997 (unaudited)......................................    F-101
Notes to Financial Statements...............................    F-102

PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES
Independent Auditors' Report................................    F-105
Combined Balance Sheet as of December 31, 1996..............    F-106
Combined Statement of Operations for the year ended December
  31, 1996..................................................    F-107
Combined Statement of Changes in Owners' Equity for the year ended
  December 31, 1996.........................................    F-108
Combined Statement of Cash Flows for the year ended December
  31, 1996..................................................    F-109
Notes to Combined Financial Statements......................    F-110

                                                                PAGE
                                                                -----
Unaudited Combined Balance Sheet as of October 31, 1997.....    F-117
Unaudited Combined Statement of Operations for the ten
  months ended October 31, 1997.............................    F-118
Unaudited Combined Statement of Changes in Owners' Equity
  for the ten months ended October 31, 1997.................    F-119
Unaudited Combined Statement of Cash Flows for the ten
  months ended October 31, 1997.............................    F-120
Notes to Unaudited Combined Financial Statements............    F-121

WICKS RADIO GROUP (A DIVISION OF WICKS BROADCAST GROUP
  LIMITED PARTNERSHIP)
Independent Auditors' Report................................    F-122
Balance Sheets as of December 31, 1997 and September 30,
  1998 (unaudited)..........................................    F-123
Statements of Operations and Changes in Division Equity for
  the year ended December 31, 1997 and the nine months ended
  September 30, 1998 (unaudited)............................    F-124
Statements of Cash Flows for the year ended December 31,
  1997 and for the nine months ended September 30, 1998
  (unaudited)...............................................    F-125
Notes to Financial Statements...............................    F-126

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
Citadel Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Citadel Broadcasting Company (a wholly-owned subsidiary of Citadel Communications Corporation) and subsidiary as of December 31, 1996 and 1997 and the related consolidated statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citadel Broadcasting Company and subsidiary as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
March 26, 1998

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1996           1997
                                                              ------------   ------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  1,588,366   $  7,684,991
  Cash held in escrow.......................................            --        718,561
  Accounts receivable, less allowance for doubtful accounts
     of $621,054 in 1996, and $808,942 in 1997..............    12,199,973     25,744,137
  Notes receivable from related parties.....................       118,646        246,455
  Prepaid expenses..........................................       595,755      1,532,227
                                                              ------------   ------------
     Total current assets...................................    14,502,740     35,926,371
Property and equipment, net.................................    15,208,569     35,242,284
Note receivable.............................................    18,251,402             --
Intangible assets, net......................................    51,801,835    268,689,516
Deposits for pending acquisitions...........................       300,000        650,000
Other assets................................................     2,179,039      3,664,123
                                                              ------------   ------------
                                                              $102,243,585   $344,172,294
                                                              ============   ============

            LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $  1,286,019   $  4,001,194
  Accrued liabilities.......................................     2,301,716      9,060,129
  Current maturities of notes payable.......................     2,500,000             --
  Note payable to parent company............................    12,174,416             --
  Current maturities of other long-term obligations.........       435,791        271,352
                                                              ------------   ------------
     Total current liabilities..............................    18,697,942     13,332,675
Notes payable, less current maturities......................    75,084,060     90,084,059
Senior subordinated notes payable...........................            --     98,331,117
Other long-term obligations, less current maturities........       877,600      1,012,649
Deferred tax liability......................................     1,585,333     23,270,338
Exchangeable preferred stock................................            --    102,009,531
Commitments and contingencies
Shareholder's equity:
  Common stock, $.001 par value; authorized 136,300 shares,
     issued and outstanding 40,000 shares...................            40             40
  Additional paid-in capital................................    27,472,380     42,296,316
  Accumulated deficit.......................................   (21,473,770)   (26,164,431)
                                                              ------------   ------------
     Total shareholder's equity.............................     5,998,650     16,131,925
                                                              ------------   ------------
                                                              $102,243,585   $344,172,294
                                                              ============   ============

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEARS ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                           1995          1996           1997
                                                        -----------   -----------   ------------
Gross broadcasting revenue............................  $38,047,879   $50,824,384   $ 99,469,550
  Less agency commissions.............................    3,936,169     5,411,578      9,666,280
                                                        -----------   -----------   ------------
     Net broadcasting revenue.........................   34,111,710    45,412,806     89,803,270
                                                        -----------   -----------   ------------
Operating expenses:
  Station operating expenses..........................   26,832,123    33,232,485     65,245,095
  Depreciation and amortization.......................    4,890,517     5,158,206     14,635,534
  Corporate general and administrative................    2,273,744     3,247,579      3,530,067
                                                        -----------   -----------   ------------
     Operating expenses...............................   33,996,384    41,638,270     83,410,696
                                                        -----------   -----------   ------------
Operating income......................................      115,326     3,774,536      6,392,574
                                                        -----------   -----------   ------------
Nonoperating expenses (income):
  Interest expense....................................    5,241,760     6,155,472     12,303,981
  Interest income.....................................      (70,503)     (407,581)      (439,229)
  Loss (gain) on sale of property and equipment.......     (707,286)        1,749             --
  Other (income) expense, net.........................       (3,221)       (8,124)       (11,944)
                                                        -----------   -----------   ------------
     Nonoperating expenses, net.......................    4,460,750     5,741,516     11,852,808
                                                        -----------   -----------   ------------
Loss before income taxes and extraordinary item.......   (4,345,424)   (1,966,980)    (5,460,234)
Deferred income tax (benefit).........................           --            --       (769,573)
                                                        -----------   -----------   ------------
Loss before extraordinary item........................   (4,345,424)   (1,966,980)    (4,690,661)
Extraordinary loss on extinguishment of debt..........           --    (1,769,000)            --
                                                        -----------   -----------   ------------
Net loss..............................................   (4,345,424)   (3,735,980)    (4,690,661)
Dividend requirement for exchangeable preferred
  stock...............................................           --            --      6,632,939
                                                        -----------   -----------   ------------
Net loss applicable to common shares..................  $(4,345,424)  $(3,735,980)  $(11,323,600)
                                                        ===========   ===========   ============
Basic and diluted net loss per common share...........  $      (109)  $       (93)  $       (283)
                                                        ===========   ===========   ============
Weighted average common shares outstanding............       40,000        40,000         40,000
                                                        ===========   ===========   ============

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                                      ADDITIONAL                       TOTAL
                                             COMMON     PAID-IN     ACCUMULATED    SHAREHOLDER'S
                                             STOCK      CAPITAL       DEFICIT         EQUITY
                                             ------   -----------   ------------   -------------
Balances, December 31, 1994................   $40     $ 8,569,684   $(13,392,366)  $ (4,822,642)
Net loss...................................    --              --     (4,345,424)    (4,345,424)
Capital contribution to parent (1).........    --         (81,127)            --        (81,127)
                                              ---     -----------   ------------   ------------
Balances, December 31, 1995................    40       8,488,557    (17,737,790)    (9,249,193)
Net loss...................................    --              --     (3,735,980)    (3,735,980)
Capital contribution from parent (2).......    --      18,983,823             --     18,983,823
                                              ---     -----------   ------------   ------------
Balances, December 31, 1996................    40      27,472,380    (21,473,770)     5,998,650
Net loss...................................    --              --     (4,690,661)    (4,690,661)
Exchangeable preferred stock dividend
  requirement..............................    --      (6,632,939)            --     (6,632,939)
Capital contribution from parent (3).......    --      21,456,875             --     21,456,875
                                              ---     -----------   ------------   ------------
Balances, December 31, 1997................   $40     $42,296,316   $(26,164,431)  $ 16,131,925
                                              ===     ===========   ============   ============

---------------

(1) Represents the payment of preferred stock dividends on behalf of the parent company.

(2) Represents the net capital contribution from the parent company for the issuance and redemption of preferred stock, the redemption of warrants, the cost of the equity issuance, as well as the payment of preferred stock dividends.

(3) Represents the net capital contribution from the parent company for the issuance of preferred stock and the exercise of common stock options.

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1995           1996           1997
                                                       -----------   ------------   -------------
Cash flows from operating activities:
  Net loss...........................................  $(4,345,424)  $ (3,735,980)  $  (4,690,661)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Extraordinary loss..............................           --      1,769,000              --
     Depreciation and amortization...................    4,890,517      5,158,206      14,635,534
     Deferred tax benefit............................           --             --        (769,573)
     Amortization of debt issuance costs and debt
       discounts.....................................      131,752        370,652         441,334
     Bad debt expense................................      484,702        421,378       1,016,375
     Loss/(gain) on sale of property and equipment...     (707,286)         1,749              --
Changes in assets and liabilities, net of
  acquisitions:
     Increase in accounts receivable and notes
       receivable from related parties...............   (1,069,681)    (5,257,849)    (10,214,907)
     (Increase) decrease in prepaid expenses.........       55,531       (175,058)       (230,070)
     (Increase) decrease in other assets.............       75,432         41,303        (676,946)
     Increase in accounts payable....................      651,247         94,017         707,945
     Increase (decrease) in accrued liabilities......     (600,847)       (81,801)      5,323,678
                                                       -----------   ------------   -------------
       Net cash provided by (used in) operating
          activities.................................     (434,057)    (1,394,383)      5,542,709
Cash flows from investing activities:
  Capital expenditures...............................   (1,690,950)    (2,037,840)     (2,070,223)
  Capitalized acquisition costs......................      (33,480)    (1,144,699)     (2,928,956)
  Cash paid to acquire stations......................           --    (38,805,036)   (205,973,171)
  Deposits for pending acquisitions..................     (150,000)      (930,000)       (650,000)
  Increase in note receivable........................           --    (18,251,402)             --
  Proceeds from sales of property and equipment......    6,684,479          1,115              --
                                                       -----------   ------------   -------------
       Net cash provided by (used in) investing
          activities.................................  $ 4,810,049   $(61,167,862)  $(211,622,350)
                                                       -----------   ------------   -------------

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                                YEARS ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                           1995           1996           1997
                                                        -----------   ------------   ------------
Cash flows from financing activities:
  Principal payments on notes payable.................  $(6,866,198)  $(50,970,385)  $(39,000,000)
  Proceeds from notes payable.........................    2,400,000     86,244,059     52,499,999
  Proceeds from senior subordinated notes payable.....           --             --     97,250,000
  Proceeds from issuance of exchangeable preferred
     stock............................................           --             --     95,376,592
  Payment of debt issuance costs......................      (30,000)    (2,283,124)    (1,855,123)
  Principal payments on other long-term obligations...     (412,066)      (776,107)      (735,077)
  Prepayment premium..................................           --       (420,000)            --
  Advances from (payments to) parent company..........           --     12,367,070    (12,817,000)
  Capital contribution from parent company............           --     18,983,823     21,456,875
                                                        -----------   ------------   ------------
     Net cash provided by (used in) financing
       activities.....................................   (4,908,264)    63,145,336    212,176,266
                                                        -----------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents.........................................     (532,272)       583,091      6,096,625
Cash and cash equivalents, beginning of year..........    1,537,547      1,005,275      1,588,366
                                                        -----------   ------------   ------------
Cash and cash equivalents, end of year................  $ 1,005,275   $  1,588,366   $  7,684,991
                                                        ===========   ============   ============

            See accompanying notes to consolidated financial statements.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description Of Business

     Citadel Broadcasting Company was formed August 21, 1991 as a Nevada corporation and is a wholly-owned subsidiary of Citadel Communications Corporation ("Citadel Communications"). Citadel License Inc. ("Citadel License") is a wholly-owned subsidiary of Citadel Broadcasting Company. Citadel Broadcasting Company and its subsidiary own and operate radio stations and hold Federal Communications Commission ("FCC") licenses in Arkansas, California, Colorado, Illinois, Montana, Nevada, New Mexico, Oregon, Pennsylvania, Rhode Island, Utah and Washington.

  Principles of Consolidation And Presentation

     The accompanying consolidated financial statements include Citadel Broadcasting Company and its wholly-owned subsidiary ("Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

  Derivative Financial Instruments

     The Company uses an interest rate swap agreement to hedge the effects of fluctuations in interest rates. Amounts receivable or payable under the interest rate swap agreement are recognized as interest expense or income.

  Property and Equipment

     Assets acquired in business combinations accounted for using the purchase method of accounting are recorded at their estimated fair value upon acquisition as determined by management or by independent appraisal. Property and equipment additions are recorded at cost. Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the related assets.

  Intangible Assets

     Intangible assets with determinable lives have been allocated among various categories of customer-based or market-based intangibles at their estimated fair value upon acquisition as determined by management or by independent appraisal. Goodwill represents the excess of cost over the fair value of tangible assets and intangible assets with determinable lives. Amortization is provided on the straight-line method over the estimated useful lives of the related assets (see note 5). The Company's policy is to write-off intangible assets once they have become fully amortized. The useful lives and recoverability of intangible assets are evaluated at least annually. This evaluation encompasses the undiscounted historical broadcast cash flow of each station and existing broadcast cash flow multiples for sales of similar radio properties to estimate the potential selling price for the station and, therefore, recoverability of the assets.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

  Barter Transactions

     Barter contracts are agreements entered into under which the Company provides commercial air time in exchange for goods and services used principally for promotional, sales and other business activities. An asset and liability are recorded at the fair market value of the goods or services received. Revenue is recorded and the liability is relieved when commercials are broadcast and expense is recorded and the asset is relieved when goods or services are used.

  Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes as if it were a separate taxpayer. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is included in the consolidated tax returns of its parent company, Citadel Communications.

  Income (Loss) Per Share of Common Stock

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). This statement establishes standards for computing and presenting earnings per share ("EPS"), and supersedes APB Opinion No. 15. The Statement replaces primary EPS with basic EPS and requires dual presentation of basic and diluted EPS. All prior period EPS data has been restated to conform to SFAS No. 128. The basic and diluted per share effect of the extraordinary loss on extinguishment of debt in 1996 was $(44) and $(44), respectively.

  Revenue Recognition

     Revenue is recognized as commercials are broadcast.

  Local Marketing Agreements

     Fees earned or incurred pursuant to various local marketing agreements ("LMA") are recognized as gross broadcasting revenue or station operating expenses, respectively, in the period that the services performed or received occur. The Company's consolidated financial statements include broadcasting revenues and station operating expenses of stations marketed under LMA's.

  Joint Sales Agreements

     Fees earned or incurred pursuant to various joint sales agreements ("JSA") are recognized pursuant to the terms in the various agreements under one of two methods: (a) the JSA fee is recognized as a reduction to sales expense (included in station operating expenses in the Company's consolidated statement of operations), or (b) the Company is allocated a percentage of the JSA stations' net revenue and operating expenses and these amounts are recognized as broadcasting revenue and station operating expenses, respectively, in the period earned or incurred.

  Business and Credit Concentrations

     In the opinion of management, credit risk with respect to receivables is limited due to the large number of customers and the geographic diversification of the Company's customer base. The Company performs credit evaluations of its customers and believes that adequate allowances for any uncollectible receivables are maintained. At December 31, 1996 and 1997, no receivable from any customer exceeded five percent of gross

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

accounts receivable nor did any customer's account exceed more than ten percent of net broadcasting revenue for any of the periods presented.

  Long-Lived Assets

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in the first quarter of the year ended December 31, 1996 and this adoption did not have a material impact on the consolidated financial statements.

  Reclassifications

     Certain 1995 and 1996 balances have been reclassified to conform to the 1997 presentation.

(2) ACQUISITIONS AND DISPOSITIONS

  1995 Dispositions

     On February 15, 1995, the Company sold the assets of KBOZ-AM, KBOZ-FM and KATH-FM, and KCTR-FM, KDWG-AM, and KKBR-FM in Bozeman and Billings, Montana, respectively, for $5,400,000. A gain of approximately $800,000 was recognized on the sale.

  1996 Acquisitions

     During 1996, the Company acquired the assets of five FM and one AM radio stations from various parties as follows:

                                                                                PURCHASE
        ACQUISITION DATE               STATION            MARKET SERVED           PRICE
---------------------------------  ---------------    ---------------------    -----------
June 28, 1996....................  KHFM-FM/KHFN-AM    Albuquerque, NM          $ 5,500,000
June 28, 1996....................  KASY-FM            Albuquerque, NM            5,000,000
June 28, 1996....................  KDJK-FM            Modesto, CA                5,010,000
October 1, 1996..................  KKLI-FM            Colorado Springs, CO       3,450,000
October 9, 1996..................  KRST-FM            Albuquerque, NM           20,000,000

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with the proceeds from new notes payable and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $782,881, was allocated as follows:

Property and equipment......................................  $ 2,446,594
Intangible assets...........................................   37,135,955
Accounts receivable.........................................      160,332
                                                              -----------
                                                              $39,742,881
                                                              ===========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

  1997 Acquisitions and Pending Dispositions

  Acquisitions

     During 1997, the Company acquired the assets of 44 FM and 17 AM radio stations from various parties as follows:

                                                            MARKET              PURCHASE
       ACQUISITION DATE              STATION                SERVED               PRICE
-------------------------------  ----------------    ---------------------    ------------
January 1, 1997................  KCTR-FM/KDWG-AM/    Billings, MT             $ 26,008,357
                                 KKBR-FM/KBBB-FM/
                                 KMHK-FM
                                 KUGN-AM/KUGN-FM/    Eugene, OR
                                 KEHK-FM
                                 KAKT-FM/KBOY-FM/    Medford, OR
                                 KCMX-AM/KCMX-FM/
                                 KTMT-AM/KTMT-FM
                                 KEYW-FM/KFLD-AM/    Tri-Cities, WA
                                 KORD-FM/KXRX-FM
February 14, 1997..............  KENZ-FM             Salt Lake City, UT          5,590,119
April 10, 1997.................  KBER-FM             Salt Lake City, UT          7,760,000
July 3, 1997...................  WPRO-AM/WPRO-FM/    Providence, RI            115,795,216
                                 WSKO-AM/WWLI-FM
                                 WQCY-FM/WMOS-FM/    Quincy, IL
                                 WTAD-AM/WBRJ-FM
                                 WQWK-FM/WIKN-FM/    State College, PA
                                 WRSC-AM/WBLF-AM
                                 WGLU-FM/WQKK-FM     Johnstown, PA
                                 WRKZ-FM             Harrisburg, PA
                                 WQXA-AM/WQXA-FM     York, PA
                                 WCTO-FM/WEST-AM     Allentown, PA
                                 WMGS-FM/WARM-AM/    Wilkes-Barre, PA
                                 WZMT-FM/WAZL-AM
July 17, 1997..................  KNHK-FM             Reno, NV                    1,300,000
September 25, 1997.............  KTHK-FM             Tri-Cities, WA                600,500
September 29, 1997.............  WXEX-FM, Edgenet    Providence, RI              4,250,000
October 15, 1997...............  KARN-AM/KARN-FM/    Little Rock, AR             9,000,000
                                 KKRN-FM/KRNN-AM/
                                 KAFN-FM
October 15, 1997...............  KIPR-FM             Little Rock, AR             5,544,506
October 15, 1997...............  Land and            Little Rock, AR             3,001,537
                                 Buildings
October 15, 1997...............  KOKY-FM             Little Rock, AR             7,354,860
October 21, 1997...............  WLEV-FM             Allentown, PA              23,000,000
October 24, 1997...............  KBEE-FM/KFNZ-AM     Salt Lake City, UT          2,867,092
November 4, 1997...............  KLAL-FM             Little Rock, AR             1,500,000
November 4, 1997...............  KURB-FM/KVLO-FM/    Little Rock, AR            12,000,000
                                 KLIH-FM
November 18, 1997..............  WHKK-FM             Providence, RI              3,999,310

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to current assets as well as noncurrent tangible and intangible assets based on their fair values as determined by management or by independent appraisal. The acquisitions were funded with the proceeds from new notes payable and a securities purchase and exchange agreement. The purchase price, including acquisition costs of $2,928,956, was allocated as follows:

Cash........................................................  $    877,693
Accounts receivable.........................................     4,473,441
Prepaid expenses............................................       706,402
Property and equipment......................................    21,203,071
Intangible assets...........................................   208,964,226
Other assets................................................        10,100
Accounts payable and accrued liabilities....................    (3,084,549)
Current maturities of other long-term obligations...........      (649,931)
                                                              ------------
                                                              $232,500,453
                                                              ============

  Pro Forma

     The following summary, prepared on a pro forma basis, presents the results of operations as if all the above noted radio stations had been acquired as of January 1, 1996, after including the impact of the amortization of intangible assets, depreciation of fixed assets and increased interest expense on the acquisition debt since the date of acquisition.

                                                            UNAUDITED
                                                   ---------------------------
                                                    YEAR ENDED     YEAR ENDED
                                                   DECEMBER 31,   DECEMBER 31,
                                                       1996           1997
                                                   ------------   ------------
Net broadcasting revenue.........................  $106,683,000   $117,154,000
Operating income.................................     2,212,000      6,988,000
Net loss.........................................   (17,395,000)   (12,990,000)

     The pro forma results are not necessarily indicative of what actually would have occurred if the radio stations had been owned for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

  Pending Dispositions

     On September 29, 1997, the Company entered into an asset purchase agreement to sell substantially all of the assets of radio stations WQKK-FM and WGLU-FM in Johnstown, Pennsylvania and radio stations WRSC-AM, WQWK-FM, WBLF-AM and WIKN-FM in State College, Pennsylvania. The disposition is pending approval by the Federal Communications Commission.

(3) NOTE RECEIVABLE

     During 1996 the Company made various advances to Deschutes, a non-related party, to allow Deschutes to acquire various radio stations and payoff existing debt, in conjunction with the acquisition of Deschutes by Citadel Communications. These advances were funded through borrowings the Company made on the Senior Credit Facility and advances from its parent company. As of December 31, 1996, $18,251,402 was due under these advances; of this amount, approximately $8,600,000 was included in note payable to parent company.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     During 1997 the Company acquired Deschutes in a stock-based acquisition. The note receivable at December 31, 1996 was included in the purchase price allocation during 1997, resulting in the elimination of the note receivable in 1997.

(4) PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1996 and 1997 consists of the following:

                                                                                     ESTIMATED
                                                           1996          1997       USEFUL LIFE
                                                        -----------   -----------   -----------
Land..................................................  $   569,638   $ 3,269,025           --
Buildings and improvements............................    1,217,287     5,726,701   5-30 years
Transmitters, towers and equipment....................   15,509,084    29,053,049   5-15 years
Office furniture and equipment........................    3,268,426     5,615,833    3-5 years
Construction in progress..............................      577,289       736,620           --
                                                        -----------   -----------
                                                         21,141,724    44,401,228
Less accumulated depreciation and amortization........   (5,933,155)   (9,158,944)
                                                        -----------   -----------
                                                        $15,208,569   $35,242,284
                                                        ===========   ===========

(5) INTANGIBLE ASSETS

     Intangible assets at December 31, 1996 and 1997 consist of the following:

                                                                                     ESTIMATED
                                                        1996           1997         USEFUL LIFE
                                                    ------------   ------------   ----------------
Goodwill..........................................  $ 28,925,936   $119,226,136           15 years
Broadcast licenses................................    26,262,983    162,626,295           15 years
Noncompetition agreements.........................     5,168,854      1,858,593          3-5 years
Local marketing agreements........................     1,909,998             --            5 years
Presold commercials...............................       496,380             --   less than 1 year
Premium lease space...............................       161,787        161,787         1-13 years
On-air talent contracts...........................     1,383,323             --          1-3 years
Subcarrier antenna income.........................       219,162        100,878          1-4 years
Programming contracts.............................       503,000          3,000            3 years
                                                    ------------   ------------
                                                      65,031,423    283,976,689
Less accumulated amortization.....................   (13,229,588)   (15,287,173)
                                                    ------------   ------------
                                                    $ 51,801,835   $268,689,516
                                                    ============   ============

(6) ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1996 and 1997 consist of the following:

                                                                 1996         1997
                                                              ----------   ----------
Interest....................................................  $       --   $5,118,735
Music license fees..........................................     245,715      209,734
Compensation and commissions................................   1,237,392    2,082,492
Other.......................................................     818,609    1,649,168
                                                              ----------   ----------
                                                              $2,301,716   $9,060,129
                                                              ==========   ==========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(7) NOTES PAYABLE

     Notes payable at December 31, 1996 and 1997 consist of the following:

                                                                1996          1997
                                                             -----------   -----------
Note payable to financial institution (Senior Credit
  Facility), interest payable at the LIBOR rate (5.78% at
  December 31, 1996 and 5.72% at December 31, 1997) plus
  2.75%, principal due only when required by the loan
  agreement, in quarterly amounts through September 30,
  2003, at which time all outstanding amounts are due in
  full, subject to optional prepayments....................  $77,584,060   $90,084,059
Less current maturities....................................    2,500,000            --
                                                             -----------   -----------
Long-term portion..........................................  $75,084,060   $90,084,059
                                                             ===========   ===========

     On July 3, 1997, the Company entered into a revised financing agreement (the "Senior Credit Facility") which allows for revolving loan borrowings up to a maximum of $150,000,000. Per the agreement, this amount is subject to reduction starting December 31, 1997 and continuing quarterly thereafter. The maximum available loan commitment at December 31, 1997 was $147,500,000. The Company must pay, on a quarterly basis, an unused commitment fee equal to the maximum revolving loan commitment less the average of the outstanding principal balance for the preceding quarter, multiplied by .125% or if the total leverage ratio (as defined in the agreement) calculated as of the last day of the preceding quarter was less than 4.5, the commitment fee is .09375%. Commitment fees paid in 1996 and 1997 were $74,931 and $380,295, respectively. The agreement requires that the Company enter into an interest rate swap agreement for a period of at least two years. See note 21 for information on the interest rate swap agreement. Principal payments are not scheduled to commence until the outstanding principal balance exceeds the maximum loan commitment adjusted by quarterly mandatory commitment reductions (as defined in the agreement).

     The Senior Credit Facility is secured by a pledge of property and equipment and the common stock of the Company. Various debt covenants place restrictions on, among other things, indebtedness, acquisitions, dividends, capital expenditures and the sale or transfer of assets and provide for certain minimum operating cash flows for the Company. The debt covenant provisions also include certain financial ratio covenants, the most restrictive in nature being; initial total debt to adjusted operating cash flow < 6.75 times, initial total senior debt to adjusted operating cash flow < 6.75 times and consolidated operating cash flow to interest expense and cash dividends on the Exchangeable Preferred Stock > 1.75 times. At December 31, 1997, the Company was in compliance with all debt covenant provisions.

     The required aggregate principal payments as of December 31, 1997, excluding the consideration of any payments required based upon annual excess cash flow (as defined), are as follows:

2001...................................................  $23,209,059
2002...................................................   30,500,000
Thereafter.............................................   36,375,000
                                                         -----------
                                                         $90,084,059
                                                         ===========

(8) SENIOR SUBORDINATED NOTES PAYABLE

     On July 3, 1997, the Company completed the issuance of $101 million of 10-1/4% Senior Subordinated Notes ("Notes") due 2007. Interest is payable semi-annually. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002. In addition, at any time prior to July 1, 2000, subject to certain conditions, the Company may, at its option, redeem a portion of the Notes with the

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

net proceeds of one or more Public Equity Offerings (as defined in the indenture governing the Notes), at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are shown net of unamortized discount of $2,668,883 at December 31, 1997.

     The indenture governing the Notes contains certain restrictive covenants, including limitations which restrict the ability of the Company to incur additional debt, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. At December 31, 1997, the Company was in compliance with all debt covenants.

(9) OTHER LONG-TERM OBLIGATIONS

     Other long-term obligations at December 31, 1996 and 1997 consist of the following:

                                                                 1996         1997
                                                              ----------   ----------
Various noncompetition and consulting agreements with the
  sellers of radio stations acquired, due at various dates
  through July 2003, face amount of $486,113 and $437,503 at
  December 31, 1996 and 1997, respectively, non-interest
  bearing with interest imputed at 8.5% to 9.0%, net of
  discount of $54,540 and $29,640 in 1996 and 1997,
  respectively..............................................  $  431,573   $  407,863
Prepayment premium on extinguishment of debt (a)............     881,818      770,779
Capital leases..............................................          --      105,359
                                                              ----------   ----------
                                                               1,313,391    1,284,001
Less current maturities.....................................     435,791      271,352
                                                              ----------   ----------
Long-term portion...........................................  $  877,600   $1,012,649
                                                              ==========   ==========

     The required aggregate principal payments as of December 31, 1997, excluding the amortization of debt discount are as follows:

1998....................................................  $  271,352
1999....................................................     321,843
2000....................................................     138,648
2001....................................................     132,363
2002....................................................     127,694
Thereafter..............................................     292,101
                                                          ----------
                                                          $1,284,001
                                                          ==========

---------------

(a) On October 9, 1996, the Company extinguished its long-term debt of $31,310,385, payable to a financial institution, and its note payable to a related party of $7,000,000. The early retirement of the long-term debt resulted in a $1,769,000 extraordinary loss due to prepayment premiums and the write-off of debt issuance costs. The prepayment premium can be reduced on a quarterly basis depending on the outstanding balance of the Senior Credit Facility. The balance of the prepayment premium is due upon the repayment of the Senior Credit Facility.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(10) LEASE COMMITMENTS

     The Company leases certain tower sites, transmitters and equipment, automobiles, office equipment and an airplane. The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of December 31, 1997:

1998...................................................  $ 2,030,301
1999...................................................    1,939,314
2000...................................................    1,874,159
2001...................................................    1,859,330
2002...................................................    1,457,545
Thereafter.............................................    5,357,157
                                                         -----------
                                                         $14,517,806
                                                         ===========

     Total rental expense was $744,395, $1,101,237 and $1,971,774 for the years ended December 31, 1995, 1996 and 1997, respectively.

(11) INCOME TAXES

     The Company is included in the consolidated tax returns of Citadel Communications and calculates its tax provision or benefit as though it filed a separate return. For the years ended December 31, 1995, 1996 and 1997, the Company generated a net loss for both financial reporting and income tax purposes; therefore, no current tax provision has been recorded. The deferred income tax benefit in 1997 represents the reversal of deferred tax liabilities established at the date of acquisition due to differences in the tax basis and the financial statement carrying amounts of intangibles and fixed assets acquired in stock-based acquisitions. At December 31, 1997, Citadel Communications has net operating loss carryforwards for federal income tax purposes of approximately $18,800,000 which begin to expire in 2007.

     On June 28, 1996, Citadel Communications underwent an ownership change in accordance with Section 382 of the Internal Revenue Code. Due to this change, the net operating losses of Citadel Communications are subject to limitation in future years. The approximate amount of the net operating loss which may be used in any one year is $4,400,000.

     The reconciliation of the expected income tax benefit calculated at the U.S. federal statutory rate to the actual income tax benefit per the financial statements for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                              1995         1996         1997
                                                           -----------   ---------   -----------
U.S. federal statutory rate applied to the loss before
  income taxes and extraordinary item....................  $(1,487,717)  $(679,046)  $(1,856,480)
Amortization of goodwill.................................       16,563     186,844       425,344
Nondeductible meals and entertainment....................       19,786      31,601        51,495
Net operating losses providing no current benefit for
  federal income tax purposes............................    1,467,025     458,101       680,040
Other....................................................      (15,657)      2,500       (69,972)
                                                           -----------   ---------   -----------
Deferred income tax benefit..............................  $        --   $      --   $  (769,573)
                                                           ===========   =========   ===========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets, liabilities and the valuation allowance are as follows:

                                                                 1996           1997
                                                              -----------   ------------
Deferred tax assets:
  Receivables, principally due to valuation allowances......  $   248,422   $    323,577
  Net operating loss carryforwards..........................    6,720,659      7,520,705
  Accrued liabilities not deductible........................       18,465        193,423
                                                              -----------   ------------
     Total deferred tax assets..............................    6,987,546      8,037,705
  Valuation allowance.......................................   (4,270,206)    (5,109,187)
                                                              -----------   ------------
     Net deferred tax assets................................    2,717,340      2,928,518
                                                              -----------   ------------
Deferred tax liabilities:
  Property and equipment, principally due to accelerated
     depreciation...........................................   (1,883,269)    (2,928,218)
  Intangible assets; differences in book and tax
     amortization...........................................     (834,071)          (300)
  Differences between the tax basis and fair value of
     intangibles and fixed assets acquired..................   (1,585,333)   (23,270,338)
                                                              -----------   ------------
     Total deferred tax liabilities.........................   (4,302,673)   (26,198,856)
                                                              -----------   ------------
Net deferred tax liability..................................  $(1,585,333)  $(23,270,338)
                                                              ===========   ============

     The valuation allowance was decreased by $2,320,699 in 1996 and increased by $838,981 in 1997. The Company has established a valuation allowance for the amount of the net deferred tax asset which management has determined that it is more likely than not will not be realized.

(12) EXCHANGEABLE PREFERRED STOCK

     On July 3, 1997, the Company completed the sale of 1,000,000 shares of Series A Exchangeable Preferred Stock (Exchangeable Preferred Stock) for $100 million. The Exchangeable Preferred Stock has a liquidation preference of $100 per share, plus accumulated and unpaid dividends. Dividends on the Exchangeable Preferred Stock accrue at the rate of 13-1/4% per annum. All dividends will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. On or prior to July 1, 2002, dividends are payable in additional shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, or, at the option of the Company, in cash. Thereafter, all dividends will be payable only in cash. The Company will be required to redeem the Exchangeable Preferred Stock on July 1, 2009 (subject to the legal availability of funds therefor) at a redemption price equal to the liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of redemption.

     The Exchangeable Preferred Stock is presented net of unamortized issuance costs of $4,541,858, and includes accrued dividends at December 31, 1997 of $6,551,389, which were paid in 65,513.89 additional shares of exchangeable preferred stock on January 1, 1998.

     The Certificate of Designation for the Exchangeable Preferred Stock contains certain covenants, which, among other things, restrict the ability of the Company with respect to: (i) the incurrence of additional debt; (ii) restricted payments; (iii) issuances and sales of stock of certain subsidiaries; and (iv) consolidations, mergers or sales of assets. The Company was in compliance with these covenants at December 31, 1997.

(13) CITADEL COMMUNICATIONS FINANCIAL DATA

     The operations of Citadel Communications (the parent company) include the issuance of convertible preferred stock and obtaining a credit facility including a revolving line of credit of $20 million, the proceeds

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

of which were advanced to the Company. Interest was charged on these advances in an amount equal to the interest costs of Citadel Communications. In conjunction with the Company's refinancing of Notes, the revolving line of credit was terminated in 1997. There are no other costs or expenses of Citadel Communications.

     Advances from Citadel Communications, other than those representing draws on the revolving line of credit of Citadel Communications, are recorded as capital contributions from the parent company and are presented as additional paid-in capital in the consolidated balance sheets.

     On January 1, 1997, in a non-cash transaction, the Company transferred $9,123,310 of debt under the Senior Credit Facility to Deschutes which reduced the corresponding note receivable. In addition, on June 20, 1997, Citadel Communications transferred the ownership of Deschutes to the Company. Interest paid to Citadel Communications by the Company for the year ended December 31, 1997 amounted to $568,534.

     The following is summary consolidated financial data for Citadel Communications and its subsidiaries, including the Company:

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  1996           1997
                                                              ------------   ------------
Consolidated Balance Sheets:
  Current assets............................................  $ 14,502,740   $ 35,926,371
  Property and equipment, net...............................    15,208,569     35,242,284
  Note receivable...........................................    18,251,402             --
  Intangible assets, net....................................    51,801,835    268,689,516
  Other assets..............................................     2,550,778      4,314,123
                                                              ------------   ------------
     Total assets...........................................  $102,315,324   $344,172,294
                                                              ============   ============
  Notes payable to related parties..........................  $ 11,817,000   $         --
  Other current liabilities.................................     6,880,942     13,332,675
                                                              ------------   ------------
     Total current liabilities..............................    18,697,942     13,332,675
  Notes payable, less current maturities....................    75,084,060     90,084,059
  Senior subordinated notes payable.........................            --     98,331,117
  Other liabilities.........................................     2,462,933     24,282,987
  Exchangeable preferred stock..............................            --    102,009,531
  Shareholders' equity......................................     6,070,389     16,131,925
                                                              ------------   ------------
     Total liabilities and shareholders' equity.............  $102,315,324   $344,172,294
                                                              ============   ============

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996          1997
                                                              -----------   -----------
Consolidated Statements of Operations:
  Net broadcasting revenue..................................  $45,412,806   $89,803,270
  Operating income..........................................  $ 3,744,323   $ 6,367,016
  Interest expense..........................................    6,155,472    12,872,515
  Other (income) expense, net...............................     (413,955)     (451,173)
                                                              -----------   -----------
  Loss before income taxes and extraordinary item...........   (1,997,194)   (6,054,326)
  Deferred income tax (benefit).............................           --      (769,573)
  Extraordinary loss on extinguishment of debt..............   (1,769,000)           --
                                                              -----------   -----------
Net loss....................................................  $(3,766,194)  $(5,284,753)
                                                              ===========   ===========
Dividend requirement for exchangeable preferred stock.......  $        --   $ 6,632,939
                                                              ===========   ===========

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(14) CITADEL LICENSE FINANCIAL DATA

     The operations of Citadel License, a wholly-owned subsidiary of the Company, include holding FCC licenses for all stations owned by the Company and the amortization of these licenses. Citadel License has guaranteed the Senior Subordinated Notes (see note 8). The guarantee is full, unconditional and joint and several. The separate financial statements of Citadel License have not been presented because management of the Company has determined they would not be material to investors. There are no costs or expenses of Citadel License that are borne by Citadel Broadcasting Company.

     The following is summary financial data for Citadel License:

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1997
                                                              -----------   ------------
Balance Sheets:
  Intangible assets, net (broadcast licenses)...............  $24,035,920   $137,073,551
  Other assets..............................................        5,147          2,048
                                                              -----------   ------------
     Total assets...........................................  $24,041,067   $137,075,599
                                                              ===========   ============
  Shareholder's equity......................................   24,041,067    137,075,599
                                                              -----------   ------------
     Total liabilities and shareholder's equity.............  $24,041,067   $137,075,599
                                                              ===========   ============
Statements of Operations:
  Amortization expense......................................      991,901      5,267,872
                                                              -----------   ------------
     Net loss...............................................  $  (991,901)  $ (5,267,872)
                                                              ===========   ============

     At present, Citadel License is the only subsidiary of the Company.

(15) DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution 401(k) plan for all employees who are at least 21 years of age and have worked at least 1,000 hours in the year. Under the 401(k) plan, employees can contribute up to 20% of their compensation, subject to the maximum contribution allowed by the Internal Revenue Code. Participants vest immediately in their contributions. The Company may make discretionary contributions as approved by the Board of Directors. Participants' rights to amounts contributed by the Company vest on a graded schedule over a five-year period. During 1995, 1996, and 1997 the Company contributed $133,215, $143,192 and $298,623, respectively, which represented a two percent matching of employee contributions to the 401(k) plan.

(16) TRANSACTIONS WITH RELATED PARTIES
SALE--LEASEBACK

     On December 29, 1995, the Company entered into a sale-leaseback transaction with the principal shareholder of Citadel Communications. The Company sold an airplane for its fair value of $1,275,000 to the shareholder resulting in a loss of $74,327. The operating lease commenced on December 29, 1995 with monthly payments of $17,250 due through December 31, 2001.

CONSULTING ARRANGEMENT

     During the fiscal year ended December 31, 1996, a director of the Company from 1996 to November 1997, provided financial consulting services to the Company for which he was paid $83,520. On June 28, 1996, he was also granted an option to purchase 12,000 shares of Common Stock at an exercise price of $5.72 per share. Such option is fully vested. The Company believes that such services were provided

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

to the Company on terms at least as favorable to the Company as could have been obtained generally from unaffiliated parties.

LEGAL SERVICES

     During each of the fiscal years ended December 31, 1995 and 1996, the Company retained a law firm to represent the Company on various matters. A shareholder of such firm was also a director of the Company in such years.

CITADEL COMMUNICATIONS STOCK OPTION PLAN

     On June 28, 1996, Citadel Communications adopted the 1996 Equity Incentive Plan ("Plan") pursuant to which the Board of Directors may grant stock options to officers, employees and related parties. The Plan, which was subsequently amended, as of March 31, 1998, authorizes grants of options to purchase up to 1,577,646 shares of authorized but unissued common stock which excludes those options granted prior to the adoption of the Plan. Stock options are granted with an exercise price equal to the common stock's fair market value at the date of grant or such other exercise price as determined by the Board of Directors. Stock options granted generally vest ratably over a five-year period, commencing one year after the date of grant and expire on the earlier of ten years from the date granted or termination of employment, or they will vest immediately, as determined by the Board of Directors at the date of grant.

(17) LOCAL MARKETING AGREEMENTS

     At December 31, 1997, the Company has local marketing agreements to market stations WBHT-FM, WKQV-FM, WEMR-AM, WEMR-FM, WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania and stations KIZN-FM, KZMG-FM, KKGL-FM, KQFC-FM and KBOI-AM in Boise, Idaho. The agreements principally provide for the Company to supply specified programming to the brokered stations and enable the sales staff of the Company to sell advertising time on the stations for fixed fees to be paid by the Company. The agreements also provide the Company with the option to purchase the stations. The Company's financial statements include the broadcasting revenue and station operating expenses of the brokered stations.

     The local marketing agreements enable the Company to extend or terminate the agreements at the Company's option through August 1, 2002. The fees paid under the local marketing agreements amounted to $350,000, $1,414,527 and $1,936,139 for the years ended December 31, 1995, 1996 and 1997, respectively.

(18) JOINT SALES AGREEMENTS

     On January 15, 1996, the Company entered into a joint sales agreement (JSA) to sell advertising for radio stations KEYF-AM/FM, KUDY-AM and KKZX-FM in Spokane, Washington and radio stations KVOR-AM, KSPZ-FM, KTWK-AM, and KVUU-FM in Colorado Springs, Colorado. As stated in the JSA agreement, JSA revenue is calculated as 60% of the broadcast cash flows of these radio stations and all Company owned radio stations in these markets, with the exception of KKLI in Colorado Springs which is not included in the JSA calculation.

     On April 22, 1996, the Company entered into a JSA for radio station KENZ-FM in Salt Lake City, Utah. The Company's financial statements include all sales expenses for the station as well as revenue for the JSA fee calculated at 30% of net revenue of the station. On February 14, 1997 the Company acquired KENZ-FM.

     On July 3, 1997, the Company acquired all of the issued and outstanding capital stock of Tele-Media Broadcasting Company ("Tele-Media"). As a result of this acquisition, the Company assumed a Tele-Media

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

JSA for radio station WKQV-AM in Wilkes-Barre/Scranton, Pennsylvania. As stated in the JSA agreement, JSA revenue is calculated as the sum of (i) a base monthly payment of $5,000, and (ii) an additional monthly fee ranging from 5% to 8% of revenues (as defined in the JSA agreement) based on monthly revenues of WKQV-AM and of its simulcast station, WARM-AM.

(19) SUPPLEMENTAL FINANCIAL INFORMATION

     The Company paid cash of $5,237,240, $7,065,546 and $6,703,052 for interest for the years ended December 31, 1995, 1996 and 1997, respectively.

     Barter revenue included in gross broadcasting revenue and barter expenses included in station operating expenses amounted to $3,087,871, $3,335,024 and $7,388,471, and $3,214,284, $3,029,665 and $7,062,822, for the years ended
December 31, 1995, 1996 and 1997, respectively.

     A summary of additions and deductions related to the allowance for doubtful accounts receivable for the years ended December 31, 1995, 1996 and 1997 follows:

                                           BALANCE AT
                                          BEGINNING OF                             BALANCE AT
                                             PERIOD      ADDITIONS   DEDUCTIONS   END OF PERIOD
                                          ------------   ---------   ----------   -------------
Year ended December 31, 1995............    $380,531       484,702    (350,700)      514,533
Year ended December 31, 1996............     514,533       421,378    (314,857)      621,054
Year ended December 31, 1997............     621,054     1,016,375    (828,487)      808,942

(20) LITIGATION

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without a material effect on the Company's financial position.

     The Company has received two civil investigative demands ("CIDs") from the Antitrust Division of the U.S. Department of Justice. One CID addresses the Company's acquisition of station KRST in Albuquerque, New Mexico and the second CID addresses the joint sales agreement for stations in Spokane, Washington and Colorado Springs, Colorado. The Company has provided the requested information in response to each CID, and at present has been given no indication from the Department of Justice regarding its intended future actions.

(21) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

  Limitations

     Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

     Since the fair value is estimated as of December 31, 1996 and 1997, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

                          CITADEL BROADCASTING COMPANY
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

  Cash Equivalents and Cash Held in Escrow

     The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

  Accounts Receivable and Notes Receivable

     The carrying amount is assumed to be the fair value because of the short-term maturity of the portfolio. The carrying amount of the non-current note receivable is assumed to be the fair value because the note receivable was converted by Citadel Communications into a portion of the purchase price of Deschutes on January 1, 1997 at the carrying value.

  Accounts Payable and Accrued Liabilities

     The carrying amount approximates fair value because of the short-term maturity of these instruments.

  Notes payable, senior subordinated notes, exchangeable preferred stock, notes payable to parent company and other long-term obligations

     The fair value of the Company's notes payable, senior subordinated notes, exchangeable preferred stock, notes payable to parent company and other long-term obligations approximate the terms in the marketplace at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

     In 1996, the Company entered into an interest rate swap agreement with a financial institution in accordance with the terms of its Senior Credit Facility. The fair value of the interest rate swap as of December 31, 1996 and 1997 was $190,000 and $3,700, respectively, as determined by the financial institution, and represents an unrealized gain. The fair value of the interest rate swap is the estimated amount that the financial institution would receive or pay to terminate the swap agreement at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

(22) SUBSEQUENT EVENTS

     On January 2, 1998, the Company acquired radio stations WEMR-AM and WEMR-FM in Wilkes-Barre/ Scranton, Pennsylvania for a purchase price of $815,000. The acquisition will be accounted for by the purchase method of accounting.

     On February 12, 1998, the Company acquired radio stations KQFC-FM, KKGL-FM and KBOI-AM and a parcel of land in Boise, Idaho for an aggregate purchase price of $14,400,000. The acquisition will be accounted for by the purchase method of accounting. In conjunction with the acquisition, the Company borrowed an additional $11,000,000 on its Senior Credit Facility.

     On March 26, 1998, the Company acquired radio stations WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania for a purchase price of $6,000,000. The acquisition will be accounted for by the purchase method of accounting. In conjunction with the acquisition, the Company borrowed an additional $6,000,000 on its Senior Credit Facility.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                                SEPTEMBER 30,
                                                                DECEMBER 31,        1998
                                                                    1997         (UNAUDITED)
                                                                ------------    -------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................    $  7,684,991    $  7,406,965
  Cash held in escrow.......................................         718,561              --
  Accounts receivable, less allowance for doubtful accounts
     of $808,942 in 1997 and $1,280,553 in 1998.............      25,744,137      31,808,518
  Notes receivable from related parties.....................         246,455         235,906
  Prepaid expenses..........................................       1,532,227       3,286,852
                                                                ------------    ------------
     Total current assets...................................      35,926,371      42,738,241
Property and equipment, net.................................      35,242,284      36,833,719
Intangible assets, net......................................     268,689,516     290,405,370
Deposits for pending acquisitions...........................         650,000              --
Other assets................................................       3,664,123       3,375,942
                                                                ------------    ------------
                                                                $344,172,294    $373,353,272
                                                                ============    ============
           LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $  4,001,194    $  3,032,234
  Accrued liabilities.......................................       9,060,129       8,367,647
  Current maturities of other long-term obligations.........         271,352         281,617
                                                                ------------    ------------
     Total current liabilities..............................      13,332,675      11,681,498
Notes payable, less current maturities......................      90,084,059      18,726,126
Senior subordinated notes payable...........................      98,331,117      98,460,823
Other long-term obligations, less current maturities........       1,012,649       1,011,050
Deferred tax liability......................................      23,270,338      25,306,162
Exchangeable preferred stock................................     102,009,531     112,964,761
Shareholder's equity:
  Common stock, $.001 par value; authorized 136,300 shares,
     issued and outstanding 40,000 shares...................              40              40
  Additional paid-in capital................................      42,296,316     138,243,294
  Unrealized loss on hedging contract.......................              --        (595,595)
  Accumulated deficit.......................................     (26,164,431)    (32,444,887)
                                                                ------------    ------------
     Total shareholder's equity.............................      16,131,925     105,202,852
                                                                ------------    ------------
                                                                $344,172,294    $373,353,272
                                                                ============    ============

            See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                ---------------------------
                                                                   1997            1998
                                                                -----------    ------------
Gross broadcasting revenue..................................    $66,516,801    $109,240,243
  Less agency commissions...................................     (6,491,983)    (10,418,869)
                                                                -----------    ------------
     Net broadcasting revenue...............................     60,024,818      98,821,374
Operating expenses:
  Station operating expenses................................     43,305,951      69,411,775
  Depreciation and amortization.............................      9,563,084      20,005,073
  Corporate general and administrative......................      2,562,480       3,351,191
                                                                -----------    ------------
          Operating expenses................................     55,431,515      92,768,039
Operating income............................................      4,593,303       6,053,335
Nonoperating expenses (income):
  Interest expense..........................................      8,213,550      13,590,447
  Other income, net.........................................       (401,099)        (94,149)
                                                                -----------    ------------
     Nonoperating expenses, net.............................      7,812,451      13,496,298
Income (loss) before income taxes...........................     (3,219,148)     (7,442,963)
Income tax (benefit)........................................       (105,168)     (1,162,507)
                                                                -----------    ------------
Net income (loss)...........................................     (3,113,980)     (6,280,456)
Dividend requirement for exchangeable preferred stock.......      3,275,693      10,822,375
                                                                -----------    ------------
Net loss applicable to common shares........................    $(6,389,673)   $(17,102,831)
                                                                ===========    ============
Basic and diluted net loss per common share.................    $   (159.74)   $    (427.57)
                                                                ===========    ============
Weighted average common shares outstanding..................         40,000          40,000
                                                                ===========    ============

            See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                    --------------------------
                                                       1997           1998
                                                    -----------    -----------
Net income (loss)...............................    $(3,113,980)   $(6,280,456)
Other comprehensive income:
Unrealized loss on hedging contract.............             --       (595,595)
                                                    -----------    -----------
Comprehensive income (loss).....................    $(3,113,980)   $(6,876,051)
                                                    ===========    ===========

          See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                                --------------------------------
                                                                     1997              1998
                                                                --------------    --------------
Cash flows from operating activities:
  Net loss..................................................    $  (3,113,980)    $  (6,280,456)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................        9,563,084        20,005,073
     Amortization of debt issuance costs and debt
       discounts............................................          138,352           479,620
     Bad debt expense.......................................          603,558           886,873
     Deferred tax benefit...................................         (105,168)       (1,341,044)
     Unrealized loss on interest rate swap..................               --          (595,595)
Changes in assets and liabilities, net of acquisitions:
  Increase in accounts receivable and notes receivable from
     related parties........................................       (5,388,399)       (6,940,705)
  Increase in prepaid expenses..............................         (446,599)       (1,751,373)
  (Increase) decrease in other assets.......................         (266,368)        1,293,436
  Increase in accounts payable..............................         (215,156)         (968,960)
  (Decrease) increase in accrued liabilities................        3,367,485          (841,172)
                                                                -------------     -------------
     Net cash provided by operating activities..............        4,136,809         3,945,697
Cash flows from investing activities:
  Capital expenditures......................................       (1,478,410)       (1,746,810)
  Capitalized acquisition costs.............................       (2,484,066)       (1,963,106)
  Cash paid to acquire stations.............................     (128,187,024)      (36,290,411)
  Deposits for pending acquisitions.........................       (1,200,000)          650,000
                                                                -------------     -------------
     Net cash used in investing activities..................     (133,349,500)      (39,350,327)
Cash flows from financing activities:
  Capital contribution from parent company..................           20,008            48,734
  Advances from parent company..............................        1,000,000                --
  Proceeds from notes payable...............................       12,000,000        34,999,999
  Proceeds from senior subordinated notes payable...........       97,250,000                --
  Proceeds from issuance of exchangeable preferred stock....       96,850,000                --
  Proceeds from initial public offering.....................               --       116,513,904
  Cash payment of initial public offering costs.............               --        (9,642,586)
  Principal payments on notes payable.......................      (39,000,000)     (106,357,932)
  Principal payments on other long-term obligations.........         (408,840)         (346,259)
  Principal payments on advances from parent company........      (12,817,000)               --
  Payment of debt issuance costs............................               --           (89,256)
  Cost of issuance of exchangeable preferred stock..........         (569,997)               --
                                                                -------------     -------------
     Net cash provided by financing activities..............      154,324,171        35,126,604
Net increase (decrease) in cash and cash equivalents........       25,111,480          (278,026)
Cash and cash equivalents, beginning of period..............        1,588,366         7,684,991
                                                                -------------     -------------
Cash and cash equivalents, end of period....................    $  26,699,846     $   7,406,965
                                                                =============     =============

          See accompanying notes to consolidated financial statements.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of Citadel Broadcasting Company (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and notes thereto included in Citadel Broadcasting Company's Annual Report on Form 10-K for the year ended December 31, 1997.

(2) 1998 ACQUISITIONS

     On January 2, 1998, the Company acquired radio stations WEMR-AM and WEMR-FM in Wilkes-Barre/ Scranton, Pennsylvania for a purchase price of $815,000. The acquisition was accounted for using the purchase method of accounting.

     On February 12, 1998, the Company acquired radio stations KQFC-FM, KKGL-FM and KBOI-AM and a parcel of land in Boise, Idaho for an aggregate purchase price of approximately $14,400,000. The acquisition was accounted for using the purchase method of accounting.

     On March 26, 1998, the Company acquired radio stations WSGD-FM, WDLS-FM and WCDL-AM in Wilkes-Barre/Scranton, Pennsylvania for a purchase price of $6,000,000. The acquisition was accounted for using the purchase method of accounting.

     On April 21, 1998, the Company acquired radio stations KIZN-FM and KZMG-FM in Boise, Idaho for an aggregate purchase price of $14,600,000. The acquisition was accounted for using the purchase method of accounting.

     On July 14, 1998, the Company signed an agreement to acquire KAAY-AM in Little Rock, Arkansas for an aggregate purchase price of $5,000,000. The acquisition will be accounted for using the purchase method of accounting.

     On July 27, 1998, the Company exercised its option to purchase WBHT-FM in Wilkes-Barre, Pennsylvania, and, on August 13, 1998, the Company entered into a definitive purchase agreement to purchase WBHT for an approximate purchase price of $1,200,000. The Company has operated WBHT under a local marketing agreement since July 3, 1997. The acquisition will be accounted for using the purchase method of accounting.

     On September 18, 1998, the Company acquired the assets of an internet service provider, Digitalplanet, L.C., in Salt Lake City, Utah for an aggregate purchase price of $225,000. The acquisition was accounted for using the purchase method of accounting.

     On September 29, 1998, the Company acquired the assets of an internet service provider, Internet Technology Systems, Inc., in Salt Lake City, Utah for an aggregate purchase price of $1,535,000. The acquisition was accounted for using the purchase method of accounting.

     In September 1998, the agreement entered into by the Company to sell substantially all of the assets of its two FM radio stations in Johnstown, Pennsylvania and its two FM and two AM radio stations in State College, Pennsylvania was terminated.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

(3) PARENT COMPANY INITIAL PUBLIC OFFERING

     On July 7, 1998, the Company's parent, Citadel Communications Corporation ("CCC"), consummated the initial public offering (the "IPO") of 6,880,796 shares of its common stock at an initial public offering price of $16.00 per share. Of such shares, 6,250,000 shares were sold by CCC and 630,796 shares were sold by certain stockholders of CCC. On July 14, 1998, CCC sold an additional 1,032,119 shares of its common stock at the initial public offering price pursuant to the exercise of the underwriters' over-allotment option. Total proceeds of the IPO, including the shares issued under the over-allotment option, were $126,606,640, of which total proceeds to CCC were $108,357,932, total proceeds to the selling stockholders were $9,386,244 and total underwriting discounts and commissions were $8,862,466.

(4) CITADEL LICENSE, INC. FINANCIAL DATA

     The operations of Citadel License, Inc. ("Citadel License"), a wholly owned subsidiary of the Company, include holding FCC licenses for all stations owned by the Company and the amortization of these licenses. Citadel License has guaranteed the 10 1/4% senior subordinated notes of the Company. The guarantee is full, unconditional and joint and several. The separate financial statements of Citadel License have not been presented because management of the Company has determined they would not be material to investors. There are no costs or expenses of Citadel License that are borne by Citadel Broadcasting Company.

     The following is summary financial data for Citadel License:

                                                              SEPTEMBER 30, 1998
                                                              ------------------
                                                                 (UNAUDITED)
Balance Sheets:
  Intangible assets, net (broadcast licenses)...............     $159,727,372
                                                                 ------------
     Total assets...........................................     $159,727,372
                                                                 ============
  Shareholder's equity......................................      159,727,372
                                                                 ------------
     Total liabilities and shareholder's equity.............     $159,727,372
                                                                 ============

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       -----------------------
                                                          1997         1998
                                                       ----------   ----------
                                                             (UNAUDITED)
Statements of Operations:
  Amortization expense...............................  $2,873,989   $8,375,335
                                                       ----------   ----------
       Net loss......................................  $2,873,989   $8,375,335
                                                       ==========   ==========

     At present, Citadel License is the only subsidiary of the Company.

(5) SUBSEQUENT EVENTS

     On October 8, 1998, the Company sold the assets of its one AM and three FM stations in Quincy, Illinois for $2,250,000. A gain of approximately $0.8 million was recognized on the sale.

     On October 9, 1998, the Company agreed to purchase the assets of 62nd Street Broadcasting of Saginaw, L.L.C. in Saginaw, Michigan for an approximate purchase price of $35,000,000. The acquisition will be accounted for using the purchase method of accounting.

     On October 15, 1998, the Company acquired the assets of an internet service provider, In Quo, in Salt Lake City, Utah for an aggregate purchase price of approximately $550,000. The acquisition was accounted for using the purchase method of accounting.

                  CITADEL BROADCASTING COMPANY AND SUBSIDIARY

     On October 26, 1998, the Company acquired the assets of an internet service provider, The Johnson Connection, in Salt Lake City, Utah for an aggregate purchase price of $320,000. The acquisition was accounted for using the purchase method of accounting.

     On October 29, 1998, the Company agreed to purchase WHYL-AM and WHYL-FM in Carlisle, Pennsylvania for an approximate purchase price of $4,250,000. The acquisition will be accounted for using the purchase method of accounting.

     On November 5, 1998, the Company agreed to purchase the stock and warrants of Citywide Communications, Inc., which owns radio stations in Baton Rouge and Lafayette, Louisiana, for an approximate purchase price of $34,500,000. The acquisition will be accounted for using the purchase method of accounting.

     On November 17, 1998, the Company acquired radio station KAAY-AM in Little Rock, Arkansas for a purchase price of $5,100,000. The acquisition will be accounted for using the purchase method of accounting. In conjunction with this acquisition, the Company sold the assets of KRNN-AM in Little Rock, Arkansas for $200,000.

     The Company sold $115,000,000 million principal amount of its 9 1/4% Senior Subordinated Notes due 2008 on November 19, 1998 in order to finance certain acquisitions, repay certain indebtedness and provide cash for working capital purposes.

     On November 23, 1998, the Company agreed to purchase the assets of Wicks Radio Group, which owns radio Stations in Charleston, South Carolina, Binghamton, New York, and Muncie and Kokomo, Indiana, for an approximate purchase price of $77,000,000. The acquisition will be accounted for using the purchase method of accounting.

     On December 8, 1998, the Company acquired the assets of an internet service provider, The Friendly Net, LLC, in Salt Lake City, Utah for an aggregate purchase price of $93,000. The acquisition was accounted for using the purchase method of accounting.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Deschutes River Broadcasting, Inc.:

     We have audited the accompanying consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/  KPMG PEAT MARWICK LLP

Portland, Oregon
February 14, 1997

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $        --    $   823,968
  Accounts receivable, less allowance for doubtful accounts
     of $49,952 and $122,714 at December 31, 1995 and 1996,
     respectively...........................................    1,283,847      1,856,984
  Prepaid expenses and other current assets.................      238,868        367,621
  Current portion of note receivable........................           --        156,000
                                                              -----------    -----------
     Total current assets...................................    1,522,715      3,204,573
Intangible assets, net (note 4).............................    5,281,109     14,142,899
Long-term portion of note receivable........................           --        143,000
Property and equipment, net (notes 3 and 5).................    3,606,655      3,153,930
Deposits....................................................        6,542          3,026
                                                              -----------    -----------
                                                              $10,417,021    $20,647,428
                                                              ===========    ===========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft............................................  $    23,133    $        --
  Line of credit (notes 7 and 13)...........................      418,168             --
  Accounts payable..........................................      185,071        467,873
  Accrued compensation and commissions......................      313,734        542,502
  Other accrued expenses....................................      128,510        147,985
  Current portion of long-term debt (notes 7 and 13)........      485,983             --
  Accrued interest payable (notes 6, 12 and 13).............      335,501        255,001
                                                              -----------    -----------
     Total current liabilities..............................    1,890,100      1,413,361
Advance (note 13)...........................................           --      9,123,310
Note payable (notes 6 and 13)...............................           --      8,867,000
Long-term debt, less current portion (notes 7 and 13).......    2,886,033             --
Subordinated notes payable (notes 7, 12 and 13).............    3,156,998             --
Other long-term liabilities.................................       38,751         47,735
                                                              -----------    -----------
          Total liabilities.................................    7,971,882     19,451,406
                                                              -----------    -----------
Stockholders' equity (notes 9 and 13):
  Convertible preferred stock, authorized 5,000,000 shares;
     issued at stated value of $1 per share:
     Series A preferred, no par value, issued and
      outstanding 643,000 shares............................      643,000        643,000
     Series B preferred, no par value, issued and
      outstanding 1,612,000 shares..........................    1,612,000      1,612,000
     Series C preferred, no par value, issued and
      outstanding 592,000 shares............................      592,000        592,000
     Series D preferred, no par value, issued and
      outstanding 95,000 shares.............................       95,000         95,000
     (Aggregate liquidation preference of $3,172,962 and
      $3,426,798 at December 31, 1995 and 1996,
      respectively)
  Common stock, authorized 10,000,000 shares; no par value;
     -0- and 1,096,902 shares issued and outstanding at
     December 31, 1995 and 1996, respectively...............           --        136,471
  Accumulated deficit.......................................     (496,861)    (1,882,449)
                                                              -----------    -----------
          Total stockholders' equity........................    2,445,139      1,196,022
                                                              -----------    -----------
Commitments and contingencies (notes 9, 10, 12 and 13)......  $10,417,021    $20,647,428
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    -----------
Revenues:
  Net broadcasting revenues.................................  $6,845,107    $ 8,843,074
                                                              ----------    -----------
Operating expenses:
  Station operating expenses:
     Selling, promoting, programming and engineering........   4,053,145      5,554,632
     General and administrative.............................   1,297,835      1,780,584
  Corporate general and administrative expenses.............     374,158        488,831
  Management fees (note 12).................................     171,128        215,938
  Depreciation and amortization.............................     765,200      1,173,349
                                                              ----------    -----------
          Income (loss) from operations.....................     183,641       (370,260)
                                                              ----------    -----------
Nonoperating income (expenses):
  Interest expense (notes 12 and 13)........................    (656,897)    (1,143,893)
  Gain on sale of assets....................................          --         97,097
  Other, net................................................       1,591         30,162
  Net trade income (expense)................................     (22,934)         1,306
                                                              ----------    -----------
          Nonoperating expenses, net........................    (678,240)    (1,015,328)
                                                              ----------    -----------
          Loss before income taxes..........................    (494,599)    (1,385,588)
Income taxes (note 11)......................................          --             --
                                                              ----------    -----------
          Net loss..........................................  $ (494,599)   $(1,385,588)
                                                              ==========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                               PREFERRED STOCK           COMMON STOCK                          NOTE            TOTAL
                            ----------------------   ---------------------   ACCUMULATED   RECEIVABLE --   STOCKHOLDERS'
                             SHARES       AMOUNT      SHARES      AMOUNT       DEFICIT        OFFICER         EQUITY
                            ---------   ----------   ---------   ---------   -----------   -------------   -------------
Balance, December 31,
  1994....................    643,000   $  643,000     102,000   $ 102,000   $    (2,262)    $(42,000)      $   700,738
  Repayment of note
  receivable -- officer...         --           --          --          --            --       42,000            42,000
  Issuance of common
     stock................         --           --      95,000      95,000            --           --            95,000
  Conversion of common
     stock to preferred
     stock................    197,000      197,000    (197,000)   (197,000)           --           --                --
  Issuance of preferred
     stock................  2,102,000    2,102,000          --          --            --           --         2,102,000
  Net loss................         --           --          --          --      (494,599)          --          (494,599)
                            ---------   ----------   ---------   ---------   -----------     --------       -----------
Balance, December 31,
  1995....................  2,942,000    2,942,000          --          --      (496,861)          --         2,445,139
  Issuance of common
     stock................         --           --      91,649     126,419            --           --           126,419
  Exercise of common stock
     warrants.............         --           --   1,005,253      10,052            --           --            10,052
  Net loss................         --           --          --          --    (1,385,588)          --        (1,385,588)
                            ---------   ----------   ---------   ---------   -----------     --------       -----------
Balance, December 31,
  1996....................  2,942,000   $2,942,000   1,096,902   $ 136,471   $(1,882,449)    $     --       $ 1,196,022
                            =========   ==========   =========   =========   ===========     ========       ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $  (494,599)   $(1,385,588)
                                                              -----------    -----------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................      314,319        388,284
     Amortization...........................................      450,881        785,065
     Increase in allowance for doubtful accounts............       33,500         72,762
     Gain on sale of assets.................................           --        (97,097)
     Changes in assets and liabilities, net of effect of
      acquisitions:
       Increase in accounts receivable......................   (1,150,810)      (645,898)
       Increase in prepaid expenses and other current
        assets..............................................      (86,257)      (100,767)
       Increase in accounts payable and accrued expenses....      414,911        315,973
       Increase (decrease) in accrued interest payable......      314,800        (59,287)
                                                              -----------    -----------
          Net cash used in operating activities.............     (203,255)      (726,553)
                                                              -----------    -----------
Cash flows from investing activities:
  Proceeds from sale of assets..............................           --      1,150,000
  Capital expenditures for property and equipment...........     (171,177)      (237,305)
  Capital expenditures for property and equipment related to
     acquisitions...........................................   (2,898,359)      (744,717)
  Purchase of intangible assets.............................   (5,072,508)    (9,532,047)
  Purchase of note receivable...............................           --       (273,416)
  Other.....................................................       11,454          2,340
                                                              -----------    -----------
          Net cash used in investing activities.............   (8,130,590)    (9,635,145)
                                                              -----------    -----------
Cash flows from financing activities:
  Proceeds from issuance of note payable....................           --      8,867,000
  Proceeds from advance.....................................           --      9,123,310
  Increase (decrease) in bank overdraft.....................       22,992        (23,133)
  Proceeds from note receivable--officer....................       42,000             --
  Proceeds from issuance of long-term debt..................    3,306,000             --
  Principal payments on long-term debt......................     (284,649)    (3,372,016)
  Proceeds from issuance of subordinated debt...............    2,710,998      2,600,000
  Principal payments on subordinated debt...................           --     (5,756,998)
  Net borrowings under line of credit.......................      315,719       (418,168)
  Proceeds from exercise of common stock warrants...........           --         10,052
  Proceeds from issuance of preferred stock.................    2,197,000             --
  Proceeds from issuance of common stock....................           --        126,419
  Increase in other long-term liabilities...................       23,785         29,200
                                                              -----------    -----------
          Net cash provided by financing activities.........    8,333,845     11,185,666
                                                              -----------    -----------
          Net increase in cash and cash equivalents.........           --        823,968
Cash and cash equivalents, beginning of year................           --             --
                                                              -----------    -----------
Cash and cash equivalents, end of year......................  $        --    $   823,968
                                                              ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................  $   321,396    $ 1,244,393
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

(1)  NATURE OF BUSINESS AND ORGANIZATION

     Deschutes River Broadcasting, Inc. was formed in 1994 and is a holding company which wholly-owns eight subsidiaries located in Oregon, Washington and Montana. The subsidiaries own and operate radio stations and hold Federal Communications Commission (FCC) licenses.

     The subsidiary companies which own and operate radio stations are Deschutes River Broadcasting of Oregon, Inc., Deschutes River-Tri-Cities Operating Company, Inc., Deschutes River Broadcasting of Billings, Inc. and Deschutes River Broadcasting of Bozeman, Inc. The subsidiary companies which hold FCC licenses are DRB Oregon License, Inc., Deschutes River-Tri-Cities Broadcasting, Inc., DRB Billings License, Inc. and DRB Bozeman License, Inc.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany items and transactions have been eliminated in consolidation.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, note receivable, accounts payable and other accrued expenses, accrued interest, advance, note payable and the line of credit approximate fair value because of the short-term or intercompany nature of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  (d) Cash and Cash Equivalents

     The Company considers all investments with a maturity of three months or less at date of purchase to be a cash equivalent.

  (e) Intangible Assets

     Intangible assets are recorded at cost and amortized using the straight-line method over the expected periods to be benefited, which range from three to fifteen years. The Company assesses the recoverability of these intangible assets by determining whether the balance can be recovered through undiscounted future operating cash flows of the acquired asset. The amount of asset impairment, if any, is measured based on

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of the asset will be impacted if estimated future operating cash flows are not achieved.

  (f) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated lives of the respective assets, which range from five to twenty years. Maintenance and repairs are charged to operations as incurred.

  (g) Revenue

     Net broadcast revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  (h) Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  (i) Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (j) Income Taxes

     The Company accounts for taxes on the asset and liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes are measured using the enacted tax rates and laws that are anticipated to be in effect when the differences are expected to reverse.

  (k) Reclassifications

     Certain 1995 amounts have been reclassified to conform with current year presentation.

(3)  ACQUISITIONS

     During 1995, the Company acquired two stations in Medford, Oregon for approximately $1.9 million and six stations in the Montana markets combined for approximately $5.4 million. The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

property and equipment and intangible assets based on their fair values at the date of acquisition. The purchase price, including acquisition costs of $564,000 was allocated as follows:

Property and equipment...........................  $2,600,000
Intangible assets................................   5,264,000
                                                   ----------
                                                   $7,864,000
                                                   ==========

     During 1996, the Company acquired ten new radio stations in various markets. The acquisitions included three stations in Eugene, Oregon, four stations in Medford, Oregon, two stations in Billings, Montana and one station in Tri-Cities, Washington. The purchase prices were approximately $7.0 million, $2.0 million, $1.35 million and $500,000, respectively.

     The acquisitions were accounted for by the purchase method of accounting and, accordingly, the purchase price was allocated to property and equipment, intangible assets and payables based on their fair values at the date of acquisition. The purchase price, including acquisition costs of $112,266 was allocated as follows:

Property and equipment..........................  $   806,000
Intangible assets...............................   10,206,028
Payables assumed................................      (49,762)
                                                  -----------
                                                  $10,962,266
                                                  ===========

     During 1996, the Company disposed of three stations in Bozeman, Montana for approximately $750,000. A gain of approximately $285,000 was recognized on the sale.

     The consolidated financial statements include the operating results of each business from the date of acquisition. Pro forma unaudited consolidated operating results of the Company and the acquired stations for the years ended December 31, 1995 and 1996, assuming the acquisitions and dispositions had been made as of January 1, 1995 and 1996, are summarized below:

                                                       1995           1996
                                                    -----------    -----------
Net broadcasting revenues.........................  $11,316,910    $11,442,108
Income (loss) from operations.....................      423,053       (436,871)
Net loss..........................................   (1,188,707)    (2,215,299)

     These pro forma results have been prepared for comparative purposes only and include certain adjustments for operational expenses that the Company will not incur in its operation of the stations, for interest expense that would have been incurred to finance the purchases, additional depreciation expense based on the fair market value of the property and equipment acquired, and the amortization of intangibles arising from the transactions. The pro forma financial information is not necessarily indicative of the results of operations had the acquisitions and dispositions been consummated as of January 1, 1995 and 1996 or of future results of operations of the consolidated entities.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INTANGIBLE ASSETS, NET

     Intangible assets, net are as follows at December 31:

                                             ESTIMATED
                                            USEFUL LIFE     1995         1996
                                            -----------  ----------   -----------
Goodwill..................................   15 years    $2,811,354   $ 5,037,425
FCC licenses..............................   15 years     2,325,000     9,474,000
Covenants not to compete..................  3-5 years       295,000       456,000
Organizational costs......................   5 years        255,319       252,970
Deferred financing costs..................  Loan term        88,455            --
                                                         ----------   -----------
                                                          5,775,128    15,220,395
Less accumulated amortization.............                  494,019     1,077,496
                                                         ----------   -----------
     Intangible assets, net...............               $5,281,109   $14,142,899
                                                         ==========   ===========

(5)  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net are as follows at December 31:

                                         ESTIMATED
                                        USEFUL LIFE        1995          1996
                                       -------------    ----------    ----------
Land.................................       --          $  312,764    $  312,764
Buildings............................    20 years          497,430       297,431
Leasehold improvements...............  Life of lease       130,000        13,000
Tower and transmitter equipment......    13 years        1,664,710     1,521,586
Vehicles.............................     5 years           13,260        28,724
Studio equipment.....................     7 years        1,089,163     1,153,715
Furniture and fixtures...............   5 - 7 years        236,859       352,179
                                                        ----------    ----------
                                                         3,944,186     3,679,399
Less accumulated depreciation and
  amortization.......................                      337,531       525,469
                                                        ----------    ----------
          Property and equipment,
            net......................                   $3,606,655    $3,153,930
                                                        ==========    ==========

(6)  NOTE PAYABLE

     During 1996, in contemplation of the merger discussed at note 13, the Company obtained financing from Citadel Communications Corporation (CCC) in the form of an $8.9 million note payable to assist in making current year acquisitions (see note 3). The note bears interest at the higher of the Euro dollar rate plus 300 basis points or 9% and is payable quarterly. Accrued interest at December 31, 1996 was approximately $255,000. The note is secured by the assets of the acquired stations and stock of the subsidiary corporations that own the stations acquired with the note proceeds. The note payable was required to be repaid by July 1, 1997 if the merger did not occur. On the date of the merger, the note payable was reclassified as an intercompany liability, therefore it is classified as a non-current liability at December 31, 1996.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  LINE OF CREDIT, LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE

     At December 31, the Company had the following debt instruments outstanding:

                                                            1995        1996
                                                         ----------    ------
Line of credit, revolving; rate of prime plus 1.5%.....  $  418,168    $   --
Bank note payable; variable and fixed rates
  of 8.5% to 10%.......................................   3,372,016        --
Subordinated notes payable; rate of 11%................   3,156,998        --
                                                         ----------    ------
          Total........................................  $6,947,182    $   --
                                                         ==========    ======

     Borrowings under the line of credit and bank note payable were collateralized by substantially all assets of the Company, excluding assets discussed in note 6.

     In contemplation of the merger discussed at note 13, all debt instruments were paid off on December 31, 1996. As the instruments were paid off by December 31, 1996, the Company did not have to comply with any financial covenants at or for the year then ended.

(8)  LEASES

     The Company and its subsidiaries are obligated under certain noncancelable operating leases for which future minimum payments are as follows:

Year ending December 31:
  1997......................................................  $  309,542
  1998......................................................     243,062
  1999......................................................     207,604
  2000......................................................     189,175
  2001......................................................     176,279
  Subsequent to 2001........................................     379,705
                                                              ----------
                                                              $1,505,367
                                                              ==========

     Rental expense, principally for office space, equipment and tower rentals, amounted to $145,000 and $278,000 for the years ended December 31, 1995 and 1996.

(9)  STOCKHOLDERS' EQUITY

  Conversion of Stock at Time of Merger

     As discussed in note 13, all equity instruments of the Company; preferred stock, common stock and stock options, were converted into CCC equity instruments on January 1, 1997, the merger date.

  Convertible Preferred Stock

     Each share of Deschutes River Broadcasting Series A, B, C and D preferred stock is convertible at any time into common stock on a one-for-one basis (subject to certain adjustments). Conversion of each series of preferred stock is automatic upon the exchange of 51% or more of each series of preferred stock into common stock.

     Dividends are payable when and as declared by the Board of Directors and are not cumulative. Dividends must be first paid on preferred stock before amounts are paid on common stock. No dividends were declared or paid during 1995 or 1996.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Upon liquidation, dissolution, or winding up of the Company, holders of convertible preferred stock have preference and priority over common shares for payment out of the assets of the Company or proceeds thereof available for distribution to stockholders of $1 per share plus a liquidation preference, which accrues at an annual compounded rate of 8%.

  Common Stock

     At December 31, 1995 and 1996, the Company had reserved shares of common stock for issuance as follows:

                                                        1995           1996
                                                      ---------      ---------
Conversion of preferred stock.......................  2,942,000      2,942,000
Issuance of warrants................................  1,005,253             --
Issuance to employees, officers, directors and
  consultants under stock incentive plan............    708,843        708,843
                                                      ---------      ---------
                                                      4,656,096      3,650,843
                                                      =========      =========

  Stock Incentive Plan

     During 1995, the Company adopted a Stock Incentive Plan (the Plan) for selected employees, officers, directors and consultants. Under the terms of the Plan, the option price is determined by the Board of Directors (the Board) at the time the option is granted. The options generally expire ten years from date of grant and are exercisable as determined by the Board. At December 31, 1995, no shares had been granted under the Plan.

     During 1996, the Company granted 246,569 options at $.60 and 332,926 options at $2.10. None of the options were exercised during the current year. The options generally are either 100% vested at the time of grant or become 100% vested at the time of a merger (see note 13). At December 31, 1996, 579,495 options were outstanding at a weighted average exercise price of $1.46, of which 238,095 options with an exercise price of $2.10 were exercisable.

     During 1995, the Financial Accounting Standards Board issued "Accounting for Stock-Based Compensation" (SFAS 123) which defines a fair value based method of accounting for an employee stock option and similar equity instruments.

     As permitted under SFAS 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during 1996 using the minimum value method as prescribed by SFAS 123 using the following assumptions for grants:

Risk-free interest rate.....................     6.04%
Expected dividend yield.....................        0%
Expected lives..............................  5 years

     Using the minimum value methodology, the total value of options granted during 1996 was $223,000 which would be amortized on a pro forma basis over the vesting period of the options (one to five years). The weighted average fair value per share of options granted during 1996 was $.38. If the Company had

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss would approximate the pro forma disclosure below for the year ended December 31, 1996:

                                                AS             PRO
                                             REPORTED         FORMA
                                            ----------      ----------
Net loss..................................  $1,385,588      $1,534,861

     The effects of applying SFAS 123 in this pro forma disclosure is not indicative of future amounts.

  Warrants

     During 1995, the Company granted 1,005,253 warrants to purchase common stock to subordinated debt holders at a price of $.01. All warrants granted in 1995 were exercised in 1996 for 1,005,253 shares of common stock. Management determined that the value associated with these warrants at the date of grant was not material.

     During 1996, the Company granted 290,381 warrants to purchase common stock to subordinated debt holders at a price of $.01. The warrants were to become exercisable on January 1, 1997 if the warrant holders' portion of the subordinated debt was not repaid by December 31, 1996. Due to the contingent nature of these warrants, no value was assigned at the grant date. These warrants expired on December 31, 1996, when the subordinated debt was repaid (see notes 7 and 13).

(10)  SALARY SAVINGS AND RETIREMENT PLAN

     The Company has a salary savings and retirement plan. The plan covers primarily all officers and employees of the Company who meet prescribed age and service requirements. Employees may contribute up to 15% of their compensation. Matching contributions are determined at the discretion of the Board of Directors. There were no Company contributions made to the plan during the years ended December 31, 1995 or 1996.

(11)  INCOME TAXES

     No income tax benefit was recorded by the Company in 1995 and 1996. Income tax benefit for the year ended December 31, 1996 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax income primarily due to an increase in the valuation allowance.

                       DESCHUTES RIVER BROADCASTING, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are presented below:

                                                                1995        1996
                                                              --------    --------
Deferred tax assets:
  Federal and state net operating loss carryforwards........  $246,553    $912,219
  Allowance for doubtful accounts...........................    19,160      48,983
  Payroll accrual...........................................    21,403       2,100
                                                              --------    --------
          Total gross deferred tax assets...................   287,116     963,302
  Less valuation allowance..................................   190,338     735,645
                                                              --------    --------
          Net deferred tax assets...........................    96,778     227,657
                                                              --------    --------
Deferred tax liabilities:
  Book versus tax basis accumulated depreciation............    96,778     227,657
                                                              --------    --------
          Total gross deferred tax liabilities..............    96,778     227,657
                                                              --------    --------
          Net deferred tax asset............................  $     --    $     --
                                                              ========    ========

     As of December 31, 1996, the Company had a consolidated net operating loss carryforward of approximately $2,280,000 for consolidated federal income tax reporting purposes available to offset future taxable income through the year 2011. Based on the Company's history of operating losses, the more likely than not criteria for recognizing the tax benefit primarily associated with the net operating losses cannot be met and, therefore, the Company has recorded a valuation allowance to the extent of net deferred tax assets.

(12)  RELATED PARTY TRANSACTIONS

     The preferred stockholders are considered related parties of the Company. At December 31, 1995, the Company had approximately $3.2 million in notes payable to subordinated debt holders and $308,000 in accrued interest payable. During 1996, the Company borrowed an additional $2.6 million in subordinated debt from the preferred stockholders. Interest expense on the subordinated debt for fiscal 1995 and 1996 was $308,000 and $548,000, respectively.

     One of the preferred stockholders provides certain management services to the Company. Management fees accrued at December 31, 1995 and 1996 were approximately $21,000 and $48,000 and expense for the years then ended was approximately $171,000 and $216,000, respectively.

     As part of the merger discussed in note 13, all subordinated debt and accrued interest was repaid and management services will no longer be provided to the Company.

(13)  SUBSEQUENT EVENTS

     The Company was merged with and into a wholly-owned subsidiary of CCC effective 12:01 a.m. on January 1, 1997. Effective with the merger, the Company (and its wholly-owned subsidiaries) ceased to exist. All of the Company's equity instruments, preferred stock, common stock and stock options, existing at December 31, 1996, were converted into CCC equity instruments at the conversion multiple defined in the merger agreement, at a per share conversion rate of
 .1222948. All options outstanding at December 31, 1996 became fully vested at the time of the merger. To effectuate the merger, CCC made an advance to the Company of approximately $9.1 million on December 31, 1996 to pay off subordinated debt, line of credit, long-term debt and other accrued expenses of the Company. The advance is considered a non-current liability at December 31, 1996 as the obligation was reclassified as an intercompany liability on the date of the merger.

LOGO
                                   ---------------------------------------------
                                   500 One PPG Place Telephone: (412) 338-7200 Pittsburgh, Pennsylvania 15222-5401
                                                       Facsimile: (412) 338-7380

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Tele-Media Broadcasting Company:

     We have audited the accompanying consolidated balance sheets of Tele-Media Broadcasting Company and its partnership interests (collectively, the "Companies" -- see Note 1) as of December 31, 1995 and 1996, and the related consolidated statements of operations, deficiency in net assets and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 4 to the consolidated financial statements, at December 31, 1996, the Companies were not in compliance with the terms of a debt agreement.


/s/ Deloitte & Touche LLP


March 28, 1997

LOGO

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995           1996
                                                              -----------    -----------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,904,258    $ 2,343,395
  Accounts receivable:
     Nonbarter--less allowance for doubtful accounts of
      $531,000 and $612,000.................................    4,599,032      5,262,484
  Barter--net...............................................      363,394        304,244
  Other current assets......................................      157,998        739,831
                                                              -----------    -----------
     Total current assets...................................    7,024,682      8,649,954
                                                              -----------    -----------
Property, plant and equipment:
  Land......................................................    1,372,571      1,372,571
  Buildings and improvements................................    2,357,447      2,369,520
  Broadcasting equipment....................................   10,653,182     11,169,533
                                                              -----------    -----------
                                                               14,383,200     14,911,624
  Less accumulated depreciation.............................    6,916,068      8,259,285
                                                              -----------    -----------
     Property, plant and equipment--net.....................    7,467,132      6,652,339
                                                              -----------    -----------
Intangibles--Net of accumulated amortization................   29,036,404     26,904,288
                                                              -----------    -----------
Other noncurrent assets.....................................       95,641         16,331
                                                              -----------    -----------
                                                              $43,623,859    $42,222,912
                                                              ===========    ===========

          LIABILITIES AND DEFICIENCY IN NET ASSETS
Current liabilities:
  Accounts payable and other accrued expenses...............  $ 1,466,387    $ 2,019,269
  Accrued interest..........................................      999,880      1,895,889
  Accrued sales commissions.................................      330,561        358,513
  Amounts due to affiliates--net............................    2,057,456      2,818,179
  Current portion of long-term debt.........................    3,106,208     37,528,396
                                                              -----------    -----------
     Total current liabilities..............................    7,960,492     44,620,246
                                                              -----------    -----------
Long-term liabilities:
  Long-term debt--less current portion......................   64,417,869     32,382,419
  Other.....................................................       32,772         31,266
                                                              -----------    -----------
     Total long-term liabilities............................   64,450,641     32,413,685
                                                              -----------    -----------
Redeemable stock warrants...................................      750,950      1,644,000
                                                              -----------    -----------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000
     shares authorized, 15,000 shares outstanding...........          150            150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding....................           --             --
  Additional paid-in capital................................    6,924,445      6,924,445
  Deficit...................................................  (36,462,819)   (43,379,614)
                                                              -----------    -----------
     Deficiency in net assets...............................  (29,538,224)   (36,455,019)
                                                              -----------    -----------
                                                              $43,623,859    $42,222,912
                                                              ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                         1994           1995           1996
                                                      -----------    -----------    -----------
Revenues:
  Local advertising.................................  $17,637,256    $18,539,201    $20,968,055
  National advertising..............................    4,867,471      4,957,359      4,618,104
  Barter............................................    3,561,009      3,646,290      3,451,849
  Other.............................................      576,607        511,827        370,932
                                                      -----------    -----------    -----------
                                                       26,642,343     27,654,677     29,408,940
  Less agency commissions...........................    2,648,183      2,811,738      2,984,574
                                                      -----------    -----------    -----------
          Net revenues..............................   23,994,160     24,842,939     26,424,366
                                                      -----------    -----------    -----------
Selling, general and administrative, programming,
  barter and technical expenses:
     Selling........................................    4,719,103      5,154,097      5,001,176
     General and administrative.....................    3,552,604      4,088,306      4,674,883
     Programming....................................    3,882,737      4,391,676      4,858,386
     Barter.........................................    3,485,969      3,520,426      3,513,231
     Technical......................................      176,459        224,975        245,524
                                                      -----------    -----------    -----------
                                                       15,816,872     17,379,480     18,293,200
                                                      -----------    -----------    -----------
Operating income before management fees and
  depreciation and amortization.....................    8,177,288      7,463,459      8,131,166
                                                      -----------    -----------    -----------
Management fees and depreciation and amortization:
  Management fees -- affiliates.....................      844,579        741,876        804,410
  Depreciation and amortization.....................    4,690,730      3,708,809      3,493,509
                                                      -----------    -----------    -----------
                                                        5,535,309      4,450,685      4,297,919
                                                      -----------    -----------    -----------
Operating income....................................    2,641,979      3,012,774      3,833,247
Interest expense....................................    6,093,333      9,132,133     10,750,042
                                                      -----------    -----------    -----------
Loss before extraordinary item......................   (3,451,354)    (6,119,359)    (6,916,795)
Extraordinary item -- Loss on extinguishment of
  debt..............................................   (1,341,348)            --             --
                                                      -----------    -----------    -----------
          Net loss..................................  $(4,792,702)   $(6,119,359)   $(6,916,795)
                                                      ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

              CONSOLIDATED STATEMENTS OF DEFICIENCY IN NET ASSETS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                             COMMON STOCK      ADDITIONAL
                                                           ----------------     PAID-IN
                                                           SHARES    AMOUNT     CAPITAL        DEFICIT
                                                           ------    ------    ----------    ------------
Balance, January 1, 1994.................................   2,000     $ 20     $7,125,383    $(25,550,758)
  Stock dividend.........................................  13,000      130           (130)             --
  Capital contributions -- cash..........................      --       --          1,000              --
  Distributions..........................................      --       --       (400,000)             --
  Contribution of management fees -- affiliates..........      --       --        198,192              --
  Net loss...............................................      --       --             --      (4,792,702)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1994...............................  15,000      150      6,924,445     (30,343,460)
  Net loss...............................................      --       --             --      (6,119,359)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1995...............................  15,000      150      6,924,445     (36,462,819)
  Net loss...............................................      --       --             --      (6,916,795)
                                                           ------     ----     ----------    ------------
Balance, December 31, 1996...............................  15,000     $150     $6,924,445    $(43,379,614)
                                                           ======     ====     ==========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

                                                                 1994           1995           1996
                                                              -----------    -----------    -----------
Cash flows from operating activities:
  Net loss..................................................  $(4,792,702)   $(6,119,359)   $(6,916,795)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    4,690,730      3,708,809      3,493,509
     Interest deferral......................................    1,343,351      5,114,170      4,932,565
     Amortization of loan origination fees..................           --        311,916        300,795
     Management fees--affiliates............................      198,192        741,876        804,410
     Provision for losses on accounts receivable............      376,732        367,522        387,291
     Loss on write-off of intangible assets.................      159,431             --             --
     Net barter transactions................................      (75,040)      (125,864)        61,382
     Increase in fair value of redeemable stock warrants....           --             --        893,050
     Other..................................................       90,867        (36,420)       (78,760)
     Changes in operating assets and liabilities:
       Accounts receivable--nonbarter.......................     (437,520)      (938,846)    (1,050,743)
       Other current assets.................................     (249,489)       233,807       (581,833)
       Accounts payable and other accrued expenses..........      (96,561)       281,957        552,882
       Affiliates activity--net.............................    1,148,600       (407,409)       (43,687)
       Accrued interest.....................................       35,113        136,081        896,009
       Accrued sales commissions............................      (38,885)        (6,891)        27,952
                                                              -----------    -----------    -----------
          Net cash provided by operating activities.........    2,352,819      3,261,349      3,678,027
                                                              -----------    -----------    -----------
Cash flows from investing activities:
  Capital expenditures......................................     (428,423)      (520,440)      (468,631)
  Purchase of radio stations................................   (1,900,000)    (5,100,000)       (65,000)
  Other.....................................................       (4,809)         6,124          6,000
                                                              -----------    -----------    -----------
          Net cash used in investing activities.............   (2,333,232)    (5,614,316)      (527,631)
                                                              -----------    -----------    -----------
Cash flows from financing activities:
  Capital contributions.....................................        1,000             --             --
  Borrowings................................................   61,334,446      5,433,347         95,144
  Payments of long-term debt................................  (57,323,706)    (2,932,546)    (2,640,971)
  Loan origination fees and other intangible assets.........   (2,668,295)      (271,271)      (163,764)
  Sale of redeemable stock warrants.........................      750,950             --             --
  Distributions to stockholders.............................     (400,000)            --             --
  Other.....................................................      (12,180)        (2,178)        (1,668)
                                                              -----------    -----------    -----------
          Net cash provided by (used in) financing
            activities......................................    1,682,215      2,227,352     (2,711,259)
                                                              -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents........    1,701,802       (125,615)       439,137
Cash and cash equivalents, beginning of year................      328,071      2,029,873      1,904,258
                                                              -----------    -----------    -----------
Cash and cash equivalents, end of year......................  $ 2,029,873    $ 1,904,258    $ 2,343,395
                                                              ===========    ===========    ===========

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996

1.  BASIS OF PRESENTATION AND BUSINESS

     Tele-Media Broadcasting Company (the "Company" or "TMBC") was incorporated in 1988 under the name TMZ Broadcasting Company ("TMZ"). In April 1994, TMZ changed its name to Tele-Media Broadcasting Company. Robert E. Tudek and Everett
I. Mundy each own 50% of the outstanding shares of TMBC. TMBC operates radio stations principally in midsize markets in the eastern United States and in Illinois.

     In May 1989, TMZ acquired all of the outstanding common stock of Eastern Broadcasting Company ("Eastern") and its wholly-owned subsidiaries: Lehigh Valley Broadcasting ("Lehigh"), Penn Broadcasting Corporation ("Hershey"), Providence Broadcasting Corporation ("Providence"), Quincy Communications Corporation ("Quincy") and State College Communications Corporation ("State College"). TMZ retained the assets acquired from State College and contributed the assets acquired from the remaining subsidiaries of Eastern to limited partnerships with the same names which TMZ had formed to facilitate the acquisition. TMZ owned between a 95% and 99% general partnership interest in each of the limited partnerships. With the exception of Quincy, the limited partnership interests were owned by the shareholders of TMZ and employees of the Companies (hereinafter defined). The limited partnership interest in Quincy (1%) was owned by Tele-Media Holding Corporation ("Holding"), which is owned by Messrs. Tudek and Mundy.

     In April 1993, Messrs. Tudek and Mundy formed Tele-Media Broadcasting Company of America ("America Corporation"), which purchased substantially all of the assets of two radio stations in Rhode Island, WPRO(AM) and WPRO-FM, for approximately $6 million, and in May 1993 formed Tele-Media Broadcasting Company of Johnstown/Altoona ("Johnstown/Altoona Corporation"), which purchased all of the common stock of Cambria County Broadcasting Company ("CCBC"). CCBC operated radio station WIYQ(FM). Simultaneous with the purchase, CCBC was merged into Johnstown/Altoona Corporation with Johnstown/Altoona Corporation being the surviving corporation. WIYQ(FM)'s call letters were subsequently changed to WQKK-FM.

     In April 1994, Tele-Media Broadcasting Company of Cambria County ("Cambria County Corporation") was formed by the shareholders of TMBC. Cambria County Corporation purchased substantially all of the assets of a radio station, WGLU(FM), in the Johnstown, PA market for approximately $1.9 million.

     In June 1994, the companies were restructured in order to facilitate a refinancing (see Note 4). In order to accomplish the restructuring, Tele-Media Broadcasting Operating Company Limited Partnership ("Tele-Media Operating") was formed by TMBC. Holding distributed its 1% limited partnership interest in Quincy to the shareholders of TMBC. TMBC contributed its general partnership interests in Lehigh, Hershey, Providence and Quincy to Tele-Media Operating. The shareholders of TMBC contributed all of their limited partnership interests in Lehigh, Hershey and Quincy to TMBC. TMBC contributed all of its limited partnership interest in Lehigh and all but 1% of its limited partnership interest in Hershey and Quincy to Tele-Media Operating. These limited partnership interests were, by virtue of an amendment to the respective partnership agreements, converted into general partnership interests. Tele-Media Broadcasting Company of America Limited Partnership ("America LP"), Tele-Media Broadcasting Company of Johnstown/Altoona Limited Partnership ("Johnstown/Altoona LP"), Tele-Media Broadcasting Company of State College Limited Partnership ("State College LP") and Tele-Media Broadcasting Company of Cambria County Limited Partnership ("Cambria County LP") were formed by Tele-Media Operating, and America Corporation, Johnstown/Altoona Corporation and Cambria County Corporation were merged with and into TMBC and the assets were then contributed to Tele-Media Operating which in turn conveyed them to the limited partnerships by the same names. TMBC then transferred all of the assets acquired in the State College acquisition to Tele-Media Operating which in turn conveyed them to State College LP.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     After the restructuring, TMBC owned a 99% general partnership interest in Tele-Media Operating, and Tele-Media Operating owned between a 95% and 99% general partnership interest in the following limited partnerships: Lehigh, Hershey, Providence, Quincy, State College LP, America LP, Johnstown/Altoona LP and Cambria County LP (collectively, the "Companies").

     In March 1995, Quincy purchased substantially all of the assets of WZLZ-FM for approximately $367,000 and the call letters were subsequently changed to WMOS-FM. This acquisition was financed primarily with unsecured seller debt.

     During 1994, Tele-Media Operating formed Tele-Media Broadcasting Company of York Limited Partnership ("York LP"), of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On May 1, 1995, the Companies entered into Local Marketing Agreements ("LMAs") to operate WQXA-AM, WQXA-FM and WIKN-FM. In November 1995, York LP acquired substantially all the assets of WQXA-AM and WQXA-FM for approximately $5 million. This acquisition was financed with additional borrowings under the Amended Loan Agreement (see Note 4).

     On August 1, 1996, the Companies entered into an LMA to operate WBLF-AM. In October 1996, State College LP acquired substantially all the assets of WBLF-AM for approximately $215,000 (including forgiveness of a note receivable from the seller and cash paid of $65,000).

     During 1996, Tele-Media Operating formed Tele-Media Broadcasting Company of Wilkes Barre
/Scranton Limited Partnership ("Wilkes Barre LP") of which Tele-Media Operating is 99% general partner and TMBC is 1% limited partner. On August 1, 1996 Wilkes Barre LP entered into an asset purchase agreement to acquire WAZL-AM and WZMT-FM and entered into an LMA to operate the stations. On December 1, 1996, TMBC entered into an asset purchase agreement to acquire WARM-AM and WMGS-FM along with the rights to purchase options for WBHT-FM, WKQV-FM and WKQV-AM, all of which are located in the Wilkes-Barre market, and which were being operated under LMAs and Joint Sales Agreements ("JSA's"). Subsequent to December 31, 1996, the Company consummated the acquisition of the assets of WAZL-AM and WZMT-FM for approximately $3.5 million, which was financed with borrowings under the Amended Loan Agreement. The Company expects to consummate the acquisition of the assets of WARM-AM and WMGS-FM in 1997 for approximately $11 million to be financed through additional borrowings under the Amended Loan Agreement. The Company has made a nonrefundable escrow deposit of $550,000 related to this acquisition. The escrow deposit is included in other current assets and will be a reduction of the purchase price or, in the event the acquisition is not consummated, paid to the seller.

     The accompanying consolidated financial statements include the accounts of TMBC and its partnership interests, including the acquisition of businesses from their respective dates of purchase. All of the aforementioned acquisitions were accounted for under the purchase method, and as such, the purchase price is allocated among the assets and liabilities purchased based on their relative fair market values at the date of acquisition. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Cash and Cash Equivalents--For purposes of the consolidated statements of cash flows, the Companies consider highly liquid investments with original maturities of three months or less to be cash equivalents.

     b. Property, Plant and Equipment--Property, plant and equipment, carried at cost, is depreciated over the estimated useful lives of the related assets, principally five to ten years. Depreciation is computed on the straight-line method for financial statement purposes and on accelerated methods for federal income tax

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

purposes. Depreciation expense totaled $1,446,000, $1,499,000 and $1,358,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     c. Intangibles--Broadcast licenses are amortized over 20 years. Loan origination fees and non-compete agreements are amortized over the terms of the related agreements, and organization costs are amortized over five years. The Companies write-off these assets and related accumulated amortization when the assets become fully amortized.

     d. Impairment of Long-Lived Assets--Management of the Companies reviews long-lived assets (including property, plant and equipment and intangibles) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management considers the undiscounted cash flow expected to be generated by the use of the asset and its eventual disposition to determine when, and if, an impairment has occurred. Any write-downs due to impairment are charged to operations at the time the impairment is identified. During the year ended December 31, 1994, the Company wrote-off loan origination fees with a net carrying value of approximately $159,000 due to a refinancing of the debt. There were no such write-downs required in 1995 or 1996.

     e. Income Taxes--No provision for income taxes has been made for the taxable income of the partnerships included in the consolidated financial statements as income taxes are the responsibility of the partners. TMBC has Subchapter S status for federal income tax purposes and, therefore, the shareholders, rather than the Company, have the responsibility for federal income taxes and for state income taxes in those states that recognize the equivalent of Subchapter S status.

     f. Revenue Recognition--Revenue is recognized as commercials are broadcast. The Companies also enter into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter revenue is recorded as commercials are broadcast at the estimated fair value of the air time. If merchandise or services are received prior to the broadcast of commercials, recognition of the related revenue is deferred and recognized as the commercials are broadcast.

     g. Reclassifications--Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform to the 1996 presentation.

     h. Use of Estimates in Preparation of the Consolidated Financial Statements--The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     i. Local Marketing Agreements and Joint Sales Agreements--The Companies use property, plant and equipment of the radio stations operated under LMAs and JSAs in exchange for a fee. Under provisions of the Company's LMAs and JSAs, the expenses of operating the stations (other than depreciation or amortization of assets) are the obligations of the Companies, and they are entitled to the revenues generated by the stations. Revenues and expenses related to these agreements are reflected in the consolidated statements of operations. The Companies have recorded fees in respect to these agreements of $63,750 for the year ended December 31, 1996 within general and administrative expenses on the consolidated statement of operations. No such costs were incurred in 1994 or 1995.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  INTANGIBLES

     Intangibles consist of the following:

                                                       1995           1996
                                                    -----------    -----------
Broadcast licenses................................  $36,389,881    $36,440,231
Non-compete agreements............................    1,487,500        265,000
Loan origination fees.............................    2,854,888      2,937,340
Organization costs................................      250,387        284,633
                                                    -----------    -----------
                                                     40,982,656     39,927,204
Less accumulated amortization.....................   11,946,252     13,022,916
                                                    -----------    -----------
                                                    $29,036,404    $26,904,288
                                                    ===========    ===========

4.  LONG-TERM DEBT AND REDEEMABLE STOCK WARRANTS

     Long-term debt consists of the following:

                                                     1995             1996
                                                  -----------      -----------
Senior:
  Borrowings under Amended Loan Agreement.......  $36,383,700      $33,935,700
  Discount Notes................................   30,698,371       35,630,986
Other...........................................      442,006          344,129
                                                  -----------      -----------
                                                   67,524,077       69,910,815
Less current portion............................    3,106,208       37,528,396
                                                  -----------      -----------
                                                  $64,417,869      $32,382,419
                                                  ===========      ===========

     The significant provisions of the Amended and Restated Loan Agreement dated February 26, 1997 (the "Amended Loan Agreement"), Senior Discount Notes (the "Notes"), and the Redeemable Stock Warrants (the "Warrants") are discussed below. The debt arrangements discussed in the preceding sentence were entered into in connection with a refinancing in June 1994 of substantially all of the debt then outstanding, resulting in an extraordinary loss on the extinguishment thereof of approximately $1,341,000 during the year ended December 31, 1994.

AMENDED LOAN AGREEMENT

     The Amended Loan Agreement permits borrowings of up to approximately $49 million. The remaining permitted borrowings under the Amended Loan Agreement ($16 million at February 26, 1997) were provided to finance the 1997 planned acquisitions described in Note 1. The Amended Loan Agreement modified principal and interest payments, and certain financial covenants and requires the payment of additional fees to the Lender of $250,000 in 1997 and 1998 in the event of a failure to meet the leverage covenant in either year. Prior to the amendment on February 26, 1997, and at December 31, 1996, the Companies were not in compliance with the provisions of the loan agreement then in effect.

     Principal is payable in quarterly installments with any remaining principal due April 1999. The Lender has the option to require the Companies to make an additional principal payment of up to approximately $8.9 million in 1997 and $21.4 million in 1998. Prior to the date of the Amended Loan Agreement, interest was payable quarterly at the prime rate plus 2%, or at the Companies' option, LIBOR plus 4.75%. At December 31, 1996, the interest rate was 10.25% (prime plus 2%). The Amended Loan Agreement requires interest payments quarterly. Interest under the Amended Loan Agreement is charged at the prime rate plus

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2%, or at the Companies' option, LIBOR plus 4.5%, on borrowings up to approximately $44 million; interest on the next $5 million borrowed will be charged at the prime rate plus 3.75%. The Amended Loan Agreement requires the Companies to enter into a two year interest hedge contract on or before September 30, 1997 in a notional amount not less than $25 million, providing protection should the prime rate exceed the prime rate at the date the interest hedge contract is entered into by 2.5%. A penalty of between 2% and 4% is assessed on any principal prepayment.

     Borrowings under the Amended Loan Agreement are collateralized by substantially all of the assets and partnership interests of Tele-Media Operating and its partnerships. The Amended Loan Agreement provides for, among other things, limitations on distributions, indebtedness, mergers, sale and purchase of assets, capital expenditures, payment of management fees and payment of interest on the Notes, and requires the achievement of certain minimum cash flow amounts.

SENIOR DISCOUNT NOTES

     The Notes are due June 15, 2004 and were issued with an original issue discount based on an interest rate of 16%. TMBC did not make interest payments on the Notes due June 15, 1995, December 15, 1995 and June 15, 1996 and did not consummate the Exchange Offer by the date as set forth in the original Registration Rights Agreement (as defined below). Consequently, TMBC and the Note holders amended the existing agreements to convert the amount of cash interest payments then due ($2,509,000) plus penalties of approximately $1,260,000 to notes payable and, in consideration of the conversion, the Note holders waived TMBC's default. Under the terms of the Note Agreement, as amended to include the notes issued in 1995 and 1996, interest of approximately $920,000 is payable semi-annually through June 15, 1999, and the remainder of the interest is deferred and added to principal. After June 15, 1999, semi-annual interest payments will be made at an annual rate of 16% of the accreted value of the Notes. The accreted value of the Notes will approximate $47,811,000 at June 15, 1999.

     TMBC did not make the required interest payment of $920,585 on the Notes which was due on December 15, 1996, and consequently it is in default of the Note Agreement. The holders of the Notes have the right to require immediate payment of all amounts due under the Note Agreement. The total amount due under the Note Agreement at December 31, 1996, which is classified as a current obligation, was $35,630,986. The shareholders of TMBC have negotiated an agreement to sell their stock in the Company. As part of the transaction, the holders of the Notes will be paid an amount sufficient to satisfy all outstanding claims against TMBC, including settlement of claims relating to the redeemable stock warrants discussed below (see Note 6). In the event the sale is not consummated, TMBC plans to enter into discussions with the Note holders to convert the delinquent amount, plus any penalties, into a note payable. If the Note holders refuse to agree to the conversion or another acceptable alternative, TMBC intends to search for replacement financing.

     Payment under the Notes is restricted by the Amended Loan Agreement. Redemption of the Notes prior to their scheduled maturity is subject to prepayment premiums. If a Qualified Public Offering is consummated by June 15, 1999, the Notes may be redeemed at TMBC's option for between 110% to 120% of the Accreted Value of the Notes. After June 15, 1999, the Notes may be redeemed at TMBC's option for $47,811,000 plus a premium of up to 8%, which declines ratably through the date of maturity. In addition, if a Change of Control occurs, the Note holders have the option to require TMBC to repurchase the Notes at 101% of the Accreted Value.

     The Notes are unsecured and restrict, among other things, the declaration or payment of any dividends or any other distributions to shareholders, the incurrence of additional debt, transactions with affiliates, payment of management fees, formation of additional subsidiaries, mergers, sales of assets and capital expenditures. Pursuant to a Registration Rights Agreement between TMBC and the Purchasers, TMBC filed an Exchange

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Offer Registration Statement (the "Registration Statement") with the Securities and Exchange Commission on September 19, 1994. Under the terms of the Exchange Offer the holders of the Notes may exchange the Old Notes for New Notes with identical terms, except that the New Notes may be offered for resale, be resold or otherwise transferred, under certain conditions by the holders without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. Pursuant to the terms of the Registration Rights Agreement, as amended, if the Registration Statement does not become effective by May 1, 1997, additional interest of 1% per annum will be charged from May 1, 1997 through December 1, 1997 and increase .5% each six months thereafter, not to exceed an aggregate of 5% based on the Accreted Value of the Notes until the Registration Statement becomes effective.

REDEEMABLE STOCK WARRANTS

     The Warrants are exercisable at no additional cost to the Note holders for between 3,750 and 5,290 shares of non-voting common stock representing 20% to 26% of the equity of TMBC, based on the achievement of certain levels of Operating Cash Flow. The Warrant agreement provides registration rights to the holders and restricts, among other things, the incurrence of additional debt, payment of management fees, formation of additional subsidiaries, mergers, sale of assets and distributions to stockholders. In addition, the Warrant holders have put rights during the period from January 1, 2000 through March 31, 2000 or upon a Change of Control, to require TMBC to redeem the Warrants for cash at fair value.

     The Warrants expire June 9, 2004 and are exercisable at any time on or after January 1, 2000, or upon the occurrence of any of the following: the conversion of TMBC to a Subchapter C corporation for federal income tax purposes; an Initial Public Offering; a merger where TMBC is not the surviving entity; a sale, lease, transfer or other disposition of all or substantially all of the assets of TMBC or its subsidiaries; a liquidation or dissolution of TMBC; or if Messrs. Tudek and Mundy own less than 50% of TMBC or a successor company.

     Holders of the non-voting common stock will enter into a Registration Rights Agreement providing them with unlimited piggy-back registration rights and the right to participate in any Initial Public Offering. The non-voting stock is convertible into voting common stock in connection with the sale of shares in a public offering, in a brokers' transaction pursuant to Rule 144 under the Securities Act of 1933, and if, after conversion, the shareholder would own 4.9% or less of the common stock. TMBC has reserved 10,000 shares of non-voting stock and 10,000 shares of voting stock for exercise of the Warrants.

     TMBC estimated the redemption price of the warrants at December 31, 1995 and 1996 as $750,950 and $7,000,000, respectively. Increases in the redemption price are accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put can be exercised. The accreted value of the Warrants at December 31, 1995 and 1996, was $750,950 and $1,644,000, respectively, resulting in a charge to interest expense for the year ended December 31, 1996 of $893,050. There was no adjustment to interest expense for the years ended December 31, 1994 and 1995.

     Minimum scheduled maturities of long-term debt during the next five years considering the Amended Loan Agreement and the classification of the Notes as a current liability resulting from the default are as follows:

1997........................................................  $37,528,000
1998........................................................    2,595,000
1999........................................................   33,744,000
2000........................................................       19,000
2001........................................................        3,000

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Interest paid on all debt in 1994, 1995 and 1996 was approximately $4,616,000, $3,570,000 and $3,750,000, respectively.

5.  OPERATING AGREEMENT WITH AFFILIATE

     Under terms of an operating agreement entered into in June 1994, Tele-Media Corporation of Delaware (an affiliate) ("Tele-Media Delaware") provides certain management and technical services to the Companies and charges a management fee of 3.5% of revenues. Payment of the management fee is restricted by the Notes and the Amended Loan Agreement. The operating agreement expires on June 9, 2004 and continues from year-to-year thereafter unless either party gives written notice to the other at least 30 days in advance of an expiration date.

     Prior to the June 1994 operating agreement discussed above, Tele-Media Delaware charged a management fee ranging from 3.5% to 7% of revenues. As required by the provisions of the debt arrangements then outstanding as discussed in Note 4, Messrs. Tudek and Mundy assumed responsibility for the payment of certain management fees in 1994. The liabilities assumed by Messrs. Tudek and Mundy are treated as additional paid-in capital in the consolidated financial statements.

6.  CONTINGENCIES AND COMMITMENTS

     In 1995, TMBC and its shareholders entered into a nonbinding letter of intent to sell the stock of TMBC. TMBC terminated the letter of intent and the proposed buyer filed suit for damages and specific performance. A motion to dismiss the suit was heard in early 1996 and the court ruled to dismiss a majority of the claims, including those for specific performance, as no definitive agreement had been reached for sale of the stock. On March 28, 1997, the shareholders of TMBC executed an agreement to sell the stock of the Company to the plaintiff in this suit. As part of this transaction, the suit was dismissed with prejudice, and upon motion of the parties, the dismissal of the suit was approved by the court. As a result of the suit's dismissal, this action cannot again be filed by the plaintiff.

     General and administrative expenses for the year ended December 31, 1995 and 1996 include approximately $274,000 and $260,000, respectively, of legal expenses incurred relating to the defense of the lawsuit and the proposed sale.

     The shareholders have agreed to pay 5.5% of the net proceeds from a sale of their stock to two key members of management.

                                  * * * * * *

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  3,708,373
  Accounts receivable:
     Nonbarter--less allowance for doubtful accounts of
      $800,000..............................................     5,447,842
     Barter--net............................................       303,749
  Other current assets......................................       303,620
                                                              ------------
          Total current assets..............................     9,763,584
                                                              ------------
Property, plant and equipment--net..........................     8,436,165
                                                              ------------
Intangibles--net............................................    38,326,412
                                                              ------------
Other noncurrent assets.....................................        16,331
                                                              ------------
                                                              $ 56,542,492
                                                              ============

         LIABILITIES AND DEFICIENCY IN NET ASSETS

Current liabilities:
  Accounts payable and other accrued expenses...............  $  1,514,622
  Accrued interest..........................................     2,969,594
  Amounts due to affiliates--net............................     4,159,152
  Current portion of long-term debt.........................    39,491,064
                                                              ------------
          Total current liabilities.........................    48,134,432
                                                              ------------
Long-term liabilities:
  Long-term debt--less current portion......................    47,306,734
  Other.....................................................        31,266
                                                              ------------
          Total long-term liabilities.......................    47,338,000
                                                              ------------
Redeemable stock warrants...................................     7,000,000
                                                              ------------
Deficiency in net assets:
  Common stock, voting, $0.01 par value per share; 25,000
     shares authorized, 15,000 shares outstanding...........           150
  Common stock, nonvoting, $0.01 par value per share; 10,000
     shares authorized, none outstanding....................            --
  Additional paid-in capital................................     6,924,445
  Deficit...................................................   (52,854,535)
                                                              ------------
          Deficiency in net assets..........................   (45,929,940)
                                                              ------------
                                                              $ 56,542,492
                                                              ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN DEFICIT
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                  1996            1997
                                                              ------------    ------------
Revenues:
  Local advertising.........................................  $  9,323,963    $ 12,557,493
  National advertising......................................     2,052,723       2,710,273
  Barter....................................................     1,697,415       2,357,519
  Other.....................................................       222,507         339,431
                                                              ------------    ------------
                                                                13,296,608      17,964,716
  Less agency commissions...................................     1,346,551       1,723,832
                                                              ------------    ------------
          Net revenues......................................    11,950,057      16,240,884
                                                              ------------    ------------
Selling, general and administrative, programming, barter and technical expenses:
  Selling...................................................     2,441,926       3,287,451
  General and administrative................................     2,008,273       3,366,246
  Programming...............................................     2,337,296       3,491,639
  Barter....................................................     1,697,415       2,357,519
  Technical.................................................       127,977         176,110
                                                              ------------    ------------
                                                                 8,612,887      12,678,965
                                                              ------------    ------------
Operating income before management fees and depreciation and
  amortization..............................................     3,337,170       3,561,919
                                                              ------------    ------------
Management fees and depreciation and amortization:
  Management fees--affiliates...............................       358,113         454,258
  Depreciation and amortization.............................     2,092,858       2,207,660
                                                              ------------    ------------
                                                                 2,450,971       2,661,918
                                                              ------------    ------------
Operating income............................................       886,199         900,001
Interest expense............................................     4,955,734      10,374,922
                                                              ------------    ------------
Net loss....................................................    (4,069,535)     (9,474,921)
Deficit, beginning of period................................   (36,462,819)    (43,379,614)
                                                              ------------    ------------
Deficit, end of period......................................  $(40,532,354)   $(52,854,535)
                                                              ============    ============

      See notes to unaudited condensed consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

                                                                 1996            1997
                                                              -----------    ------------
Cash flows from operating activities:
  Net loss..................................................  $(4,069,535)   $ (9,474,921)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    2,092,858       2,207,660
     Interest deferral......................................    3,012,406       1,975,012
     Management fees--affiliates............................      358,113         454,258
     Provision for losses on accounts receivable............      158,144         305,581
     Increase in fair value of redeemable stock warrants....           --       5,356,000
                                                              -----------    ------------
     Other..................................................          849             335
     Changes in operating assets and liabilities:
       Accounts receivable--nonbarter.......................       (6,589)       (490,939)
       Other current assets.................................     (115,852)       (114,795)
       Accounts payable and other accrued expenses..........     (587,980)       (863,160)
       Affiliates activity--net.............................     (135,961)        886,715
       Accrued interest.....................................      478,336       1,073,705
                                                              -----------    ------------
          Net cash provided by operating activities.........    1,184,789       1,315,451
                                                              -----------    ------------
Cash flows from investing activities:
  Capital expenditures......................................     (255,344)       (227,926)
  Purchase of radio stations................................           --     (14,170,000)
  Other.....................................................        2,500           1,500
                                                              -----------    ------------
          Net cash used in investing activities.............     (252,844)    (14,396,426)
                                                              -----------    ------------
Cash flows from financing activities:
  Borrowings................................................       79,361      16,000,000
  Payments of long-term debt................................   (1,575,046)     (1,408,350)
  Loan origination fees and other intangible assets.........      (25,000)       (145,334)
  Other.....................................................       (1,714)           (363)
                                                              -----------    ------------
          Net cash provided by (used in) financing
             activities.....................................   (1,522,399)     14,445,953
                                                              -----------    ------------
Net increase (decrease) in cash and cash equivalents........     (590,454)      1,364,978
Cash and cash equivalents, beginning of period..............    1,904,258       2,343,395
                                                              -----------    ------------
Cash and cash equivalents, end of period....................  $ 1,313,804    $  3,708,373
                                                              ===========    ============

                See notes to consolidated financial statements.

                        TELE-MEDIA BROADCASTING COMPANY
                         AND ITS PARTNERSHIP INTERESTS

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997

1.  BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of June 30, 1997 and the condensed consolidated statements of operations and changes in deficit and cash flows for the six month periods ended June 30, 1996 and 1997 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. These interim unaudited condensed consolidated financial statements for 1996 and 1997 should be read in conjunction with the audited consolidated financial statements and notes thereto. The consolidated results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

2.  BUSINESS ACQUISITIONS

     On February 27, 1997, the Company purchased substantially all of the assets of two radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $3,400,000. The acquisition was accounted for under the purchase method, with approximately $500,000 allocated to property, plant and equipment and approximately $2,900,000 allocated to intangibles.

     On April 18, 1997, the Company closed the acquisition of two additional radio stations in the Wilkes-Barre/Scranton, Pennsylvania market for approximately $11,000,000. The acquisition was financed by $12,000,000 of additional borrowings under the Amended Loan Agreement. The acquisition was accounted for under the purchase method, with approximately $1,722,000 allocated to property, plant and equipment and approximately $9,278,000 allocated to intangibles.

     On May 5, 1997, the Company closed the acquisition of a radio station in the Quincy, Illinois market for approximately $345,000. The acquisition was financed primarily by an unsecured seller note and assumption of capital leases. The acquisition was accounted for under the purchase method, with approximately $148,000 allocated to property and equipment and approximately $197,000 allocated to intangibles.

3.  SUBSEQUENT EVENTS

     On July 3, 1997, all of the issued and outstanding stock of the Company was acquired by Citadel Broadcasting Company, a subsidiary of Citadel Communications Corporation for approximately $114,400,000. In connection with the acquisition by Citadel Broadcasting Company, a Change of Control occurred. The Change of Control has a material effect on the financial statements due to the change in the earliest put date of the redeemable stock warrants. The Warrant holders have put rights as of January 1, 2000 or upon a Change of Control. TMBC estimated the redemption price of the warrants at December 31, 1996 as $7,000,000, and the accreted value of the warrants at December 31, 1996 was $1,644,000. Previously, increases in the redemption price were accounted for prospectively as an adjustment to periodic interest expense from the date of the increase to January 1, 2000, the earliest date the put could be exercised. However, due to the Change of Control on July 3, 1997, the earliest put date is July 3, 1997 and the warrants must be accreted to their full value by this time. The accreted value of the warrants at December 31, 1996 was $1,644,000, thus resulting in a charge to interest expense of $5,356,000 during the six months ended June 30, 1997 to accrete the warrants to their $7,000,000 redemption price.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Snider Corporation:

     We have audited the accompanying consolidated balance sheet of Snider Corporation as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. We have also audited the accompanying balance sheet of Snider Corporation as of December 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1995 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Snider Corporation as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Notes 3, 6 and 7, the Company has significant transactions with related parties.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the financial statements. The combining information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 1, 1997

                               SNIDER CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    ----------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $   44,870    $  105,788
  Accounts receivable, net of allowance for doubtful
     accounts of
     $26,652 in 1995 and $34,461 in 1996....................     566,180       475,065
  Due from affiliates.......................................      61,352        38,146
  Other.....................................................      34,495        20,867
                                                              ----------    ----------
     Total current assets...................................     706,897       639,866
Other assets:
  Non-compete covenant......................................          --        45,833
  Land held for investment, at cost, which approximates
     market value...........................................     123,396        97,553
  Other.....................................................          --        18,536
                                                              ----------    ----------
     Total other assets.....................................     123,396       161,922
Property and equipment, at cost less accumulated
  depreciation..............................................     666,934       874,992
                                                              ----------    ----------
                                                              $1,497,227    $1,676,780
                                                              ==========    ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party...............................  $   50,000    $   50,000
  Accounts payable--trade...................................     128,416       152,388
                  --other...................................         385            --
  Accrued expenses..........................................      96,593        86,481
                                                              ----------    ----------
     Total current liabilities..............................     275,394       288,869
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000       143,000
  Paid in capital...........................................      62,298       474,300
  Retained earnings.........................................   1,016,535       770,611
                                                              ----------    ----------
     Total stockholders' equity.............................   1,221,833     1,387,911
                                                              ----------    ----------
                                                              $1,497,227    $1,676,780
                                                              ==========    ==========

                            See accompanying notes.

                               SNIDER CORPORATION

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995          1996
                                                              ----------    ----------
Revenue:
  Announcements and programs................................  $3,510,863    $3,583,944
  Barter accounts...........................................     360,616       428,129
                                                              ----------    ----------
          Total revenue.....................................   3,871,479     4,012,073
                                                              ----------    ----------
Direct charges:
  Commissions...............................................     440,461       450,944
  Royalties and franchise fees..............................      93,744       140,303
                                                              ----------    ----------
          Total direct charges..............................     534,205       591,247
                                                              ----------    ----------
Gross profit................................................   3,337,274     3,420,826
                                                              ----------    ----------
Operating expenses:
  Technical department......................................      57,985        95,416
  Program department........................................     608,416       509,877
  News department...........................................     264,837       255,458
  Sales department..........................................     839,461       859,674
  General and administrative................................     926,945       974,815
  Depreciation and amortization.............................      81,232       186,723
                                                              ----------    ----------
          Total operating expenses..........................   2,778,876     2,881,963
                                                              ----------    ----------
Operating income............................................     558,398       538,863
Other income (expense):
  Interest income...........................................       5,275         3,168
  Interest expense..........................................      (8,548)       (6,917)
  Loss on sale of property and equipment....................          --       (59,024)
  Minority interest.........................................     (48,004)           --
  Operating agreement--acquired stations....................          --       (65,698)
  Other.....................................................     (30,540)     (124,316)
                                                              ----------    ----------
          Total other income (expense)......................     (81,817)     (252,787)
                                                              ----------    ----------
Net income..................................................  $  476,581    $  286,076
                                                              ==========    ==========

                             See accompanying notes

                               SNIDER CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                COMMON     PAID-IN      RETAINED
                                                STOCK      CAPITAL      EARNINGS       TOTAL
                                               --------    --------    ----------    ----------
Balance -- December 31, 1994.................  $143,000    $ 62,298    $  868,958    $1,074,256
  Net income.................................        --          --       476,581       476,581
  Distributions to stockholders..............        --          --      (329,004)     (329,004)
                                               --------    --------    ----------    ----------
Balance -- December 31, 1995.................   143,000      62,298     1,016,535     1,221,833
  Net income.................................        --          --       286,076       286,076
  Capital contribution.......................        --     412,002            --       412,002
  Distributions to stockholders..............        --          --      (532,000)     (532,000)
                                               --------    --------    ----------    ----------
Balance -- December 31, 1996.................  $143,000    $474,300    $  770,611    $1,387,911
                                               ========    ========    ==========    ==========

                             See accompanying notes

                               SNIDER CORPORATION

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                1995         1996
                                                              ---------    ---------
Cash flows from operating activities:
  Net income................................................  $ 476,581    $ 286,076
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..........................     81,232      186,723
     Loss on disposal of assets.............................         --       59,023
     Minority interest......................................     48,004           --
     Recognition of unearned income.........................   (107,813)          --
     Bad debt provision.....................................     30,636       34,461
     Net changes in operating assets and liabilities:
       Accounts receivable..................................   (173,698)      56,654
       Other current assets.................................     77,524       13,628
       Other non-current assets.............................         --      (18,536)
       Accounts payable.....................................    (15,065)      23,587
       Accrued expenses.....................................      6,280      (10,112)
                                                              ---------    ---------
          Net cash provided by operating activities.........    423,681      631,504
                                                              ---------    ---------
Cash flows from investing activities:
  Purchase of property and equipment........................   (192,120)    (213,240)
  Purchase of land held for investment......................    (22,563)          --
  Proceeds from sale of property and equipment..............         --      262,800
  Net advances to affiliate.................................    (49,064)     (38,146)
  Payment under non-compete covenant........................         --      (50,000)
                                                              ---------    ---------
          Net cash used in investing activities.............   (263,747)     (38,586)
                                                              ---------    ---------
Cash flows from financing activities:
  Proceeds from repayments of notes receivable..............    107,623           --
  Repayment of note payable--Bank...........................    (45,044)          --
  Distributions to minority interest........................    (48,004)          --
  Distributions to stockholders.............................   (329,004)    (532,000)
                                                              ---------    ---------
          Net cash used in financing activities.............   (314,429)    (532,000)
                                                              ---------    ---------
Net increase (decrease) in cash and cash equivalents........   (154,495)      60,918
Cash and cash equivalents:
  Beginning of year.........................................    199,365       44,870
                                                              ---------    ---------
  End of year...............................................  $  44,870    $ 105,788
                                                              =========    =========
Supplemental cash flows information:
  Interest paid.............................................  $   8,548    $   6,917
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from
      affiliate.............................................         --      473,353
     Non-cash contribution of capital.......................         --      412,002

                             See accompanying notes

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The consolidated financial statements include the accounts of Snider Corporation (the Company) and SMN Company (SMN), a 52% owned partnership. All significant intercompany transactions and accounts have been eliminated in consolidation. SMN was liquidated effective December 31, 1995.

  Nature of operations

     The Company operates an AM radio station and two FM radio stations in the central Arkansas market area and provides news and information to other radio stations throughout Arkansas. The activities of SMN were not material to 1995 consolidated financial position or results of operations.

  Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Depreciation and amortization

     Depreciation is calculated by the straight-line method. Estimated useful lives are as follows:

                                                                YEARS
                                                                -----
Transmitter building, antenna system, office machines and       3-25
  equipment.................................................
Furniture and fixtures......................................    5-10
Vehicles....................................................    2- 4
Other.......................................................    3- 5

  Non-compete covenant

     The non-compete covenant with the former owner of certain radio broadcasting assets acquired in 1996 is being amortized on a straight-line basis over a period of two years. Total amortization expense was for 1996 was $4,167.

  Statement of cash flows

     For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Concentrations of credit risk

     Most of the Company's business activity is with customers located within the state of Arkansas. The Company grants credit to its customers in the normal course of business, ordinarily without collateral requirements.

     The Company's exposure to credit risk from accounts receivable--trade and notes receivable is represented by the carrying value of those receivables. The Company also periodically has demand deposit balances with a local financial institution that exceed federally insured limits. Management periodically reviews the soundness of this financial institution and does not believe the Company is exposed to significant financial risk.

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1996 -- CONTINUED

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995 and 1996 consists of the following:

                                                        1995             1996
                                                     ----------       ----------
Land...............................................  $  301,252       $   57,700
Transmitter building...............................      87,879           87,879
Antenna system.....................................      91,736           91,736
Satellite equipment................................          --          473,353
Equipment..........................................     452,326          650,906
Office machines....................................     325,787          339,616
Furniture and fixtures.............................     149,455          150,289
Vehicles...........................................      63,623           56,272
Other..............................................     198,714           78,831
                                                     ----------       ----------
                                                      1,670,772        1,986,582
Less accumulated depreciation......................   1,003,838        1,111,590
                                                     ----------       ----------
                                                     $  666,934       $  874,992
                                                     ==========       ==========

(3) NOTE PAYABLE--RELATED PARTY:

     Note payable--related party at December 31, 1995 and 1996 consists of an unsecured note payable to a stockholder. The note bears interest at 8% and is due on demand.

(4) INCOME TAXES:

     The Company has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of the Company are reported in the income tax returns of the stockholders. As a result, no income taxes are reflected in the accompanying consolidated financial statements.

(5) ACQUISITIONS:

     During 1996, the Company acquired the assets, including broadcast rights for a local FM radio. Prior to FCC approval of the acquisition, the station was operated by the Company under a license management agreement. Expenses incurred under this agreement totaling $65,698 are included in the accompanying 1996 statement of income under the heading "Other Income (Expenses)."

                               SNIDER CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1995 AND 1996 -- CONTINUED

(5) ACQUISITION (CONTINUED):

     The acquisition cost of the broadcast assets were allocated as follows:

Property and equipment..................................    $132,820
Non-compete covenant....................................      50,000
                                                            --------
          Total.........................................    $182,820
                                                            ========

(6) COMMITMENTS AND CONTINGENCIES:

     The Company leases its office building and parking lot under an operating lease from an officer and principal stockholder of the Company for $10,000 per month. Additionally, the Company rented satellite space from an affiliate under an informal lease agreement totaling $107,950 and $6,300 during the years ended December 31, 1995 and 1996, respectively. Total rent expense was $245,377 and $140,400 for the years ended December 31, 1995 and 1996, respectively. Rent expense was offset by $54,000 in 1995 and $48,320 in 1996 by amounts received from an affiliate under a month to month sublease agreement for office space.

     Future minimum rentals under noncancelable operating leases, including renewal options, at December 31, 1996 are as follows:

1997....................................................    $120,000
1998....................................................     120,000
                                                            --------
                                                            $240,000
                                                            ========

(7) RELATED PARTY TRANSACTIONS:

     General and administrative expense has been reduced by $23,282 and $21,000 in 1995 and 1996, respectively, for shared office and overhead expenses charged to an affiliate. The amounts shown in the accompanying balance sheets as due from affiliates represent amounts owed to the Company for these and certain other operating expenses paid by the Company on behalf of affiliates.

     During 1996, the Company purchased satellite communications equipment from an affiliate for $473,353. In connection with the purchase, the Company's stockholders transferred certain assets of another affiliate with a fair value of $412,002 to the Company. The transfer was recorded as a capital contribution. These contributed assets, plus accounts receivable due from the affiliate totaling $61,351 were exchanged for the satellite communications equipment.

     Information concerning the note payable--related party is contained in Note
3. Information concerning lease and other rental income and expenses with related parties is described in Note 5.

                               SNIDER CORPORATION

                    SCHEDULE OF COMBINING OPERATING INCOME,
                    EXCLUDING DEPRECIATION AND AMORTIZATION
                             FOR BROADCASTING UNITS
                          YEAR ENDED DECEMBER 31, 1996

                                                            KARN          ARN         COMBINED
                                                         ----------    ----------    ----------
Revenue:
  Local announcements..................................  $1,604,785    $1,353,472    $2,958,257
  National announcements...............................     135,805            --       135,805
  Political announcements..............................      68,318       193,539       261,857
  Network..............................................      77,236            --        77,236
  Materials and facilities.............................      71,411        79,378       150,789
  Barter accounts......................................     289,797       138,332       428,129
                                                         ----------    ----------    ----------
          Total revenue................................   2,247,352     1,764,721     4,012,073
Less direct charges:
  Agency commissions...................................     156,538       187,616       344,154
  National representative commissions..................      16,676        90,114       106,790
  Rights fees..........................................      78,426        61,877       140,303
                                                         ----------    ----------    ----------
          Totals.......................................     251,640       339,607       591,247
                                                         ----------    ----------    ----------
Gross profit...........................................   1,995,712     1,425,114     3,420,826
Operating expenses:
  Technical department.................................      73,611        21,805        95,416
  Program department...................................     356,247       153,630       509,877
  News department......................................     115,269       140,189       255,458
  Sales department.....................................     480,476       379,198       859,674
  General and administrative...........................     633,288       341,527       974,815
                                                         ----------    ----------    ----------
          Total operating expenses, excluding
            depreciation and amortization..............   1,658,891     1,036,349     2,695,240
                                                         ----------    ----------    ----------
Operating income, excluding depreciation and
  amortization.........................................  $  336,821    $  388,765    $  725,586
                                                         ==========    ==========    ==========

                               SNIDER CORPORATION

                                 BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

ASSETS
Current assets:
  Cash and cash equivalents.................................  $   45,972
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $38,228....................................     780,901
  Due from affiliates.......................................      44,589
  Other.....................................................       7,941
                                                              ----------
          Total current assets..............................     879,403
Property and equipment, at cost less accumulated
  depreciation of $1,193,204................................     813,910
Other assets:
  Non-compete agreement, less accumulated amortization of
     $14,583................................................      35,417
  Land held for investment, at cost, which approximates
     market value...........................................      97,553
  Other.....................................................      25,692
                                                              ----------
          Total other assets................................     158,662
                                                              ----------
                                                              $1,851,975
                                                              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party...............................  $   50,000
  Accounts payable--trade...................................     190,990
  Accrued expenses..........................................     103,427
                                                              ----------
          Total current liabilities.........................     344,417
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000
  Paid-in capital...........................................     474,300
  Retained earnings.........................................     890,258
                                                              ----------
          Total stockholders' equity........................   1,507,558
                                                              ----------
                                                              $1,851,975
                                                              ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
     Announcements and programs.............................  $1,694,439
     Barter accounts........................................     140,783
                                                              ----------
          Total revenue.....................................   1,835,222
Direct charges:
     Commissions............................................     261,257
     Royalties and franchise fees...........................      42,210
                                                              ----------
          Total direct charges..............................     303,467
                                                              ----------
Gross profit................................................   1,531,755
                                                              ----------
Operating expenses:
     Technical department...................................      52,958
     Program department.....................................     263,608
     News department........................................      99,351
     Sales department.......................................     439,047
     General and administrative.............................     437,718
     Depreciation and amortization..........................      92,030
                                                              ----------
          Total operating expenses..........................   1,384,712
                                                              ----------
Operating income............................................     147,043
Other income (expense):
     Interest income........................................         733
     Interest expense.......................................      (1,677)
     Other..................................................     (26,452)
                                                              ----------
          Total other income (expense)......................     (27,396)
                                                              ----------
Net income..................................................  $  119,647
                                                              ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                 COMMON     PAID-IN     RETAINED
                                                 STOCK      CAPITAL     EARNINGS      TOTAL
                                                --------    --------    --------    ----------
Balance -- December 31, 1996..................  $143,000    $474,300    $770,611    $1,387,911
Net income....................................        --          --     119,647       119,647
                                                --------    --------    --------    ----------
Balance -- May 31, 1997.......................  $143,000    $474,300    $890,258    $1,507,558
                                                ========    ========    ========    ==========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                            STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $119,647
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................    92,030
     Bad debt provision.....................................    12,155
     Net changes in operating assets and liabilities:
       Accounts receivable--trade...........................  (317,991)
       Other current assets.................................    12,926
       Other non-current assets.............................    (7,156)
       Accounts payable--trade..............................    38,602
       Accrued expenses.....................................    16,946
                                                              --------
          Net cash used in operating activities.............   (32,841)
                                                              --------
Cash flows from investing activities:
  Capital expenditures......................................   (20,532)
  Net advances to affiliate.................................    (6,443)
                                                              --------
          Net cash used in investing activities.............   (26,975)
                                                              --------
Net decrease in cash and cash equivalents...................   (59,816)
Cash and cash equivalents:
  Beginning of period.......................................   105,788
                                                              --------
  End of period.............................................  $ 45,972
                                                              ========
Supplemental cash flows information:
  Interest paid.............................................  $  1,677
                                                              ========

                See accompanying notes to financial statements.

                               SNIDER CORPORATION

                          NOTE TO FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Corporation (the "Company") entered into a local marketing agreement ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays $89,000 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. On the same date, the Company also entered into a Merger Agreement with Citadel, upon the consummation of which Citadel will acquire radio stations KARN-FM, KARN-AM, KKRN-FM, KRNN-AM and KAFN-FM. The LMA shall terminate upon the closing of the Merger Agreement or the termination of the Merger Agreement, unless terminated earlier pursuant to the default provisions of the LMA. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

Net broadcasting revenues...................................  $270,289
Station operating expenses..................................   304,259

                               SNIDER CORPORATION
                                 BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  191,595
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $45,546....................................     800,790
  Due from affiliates.......................................      25,617
  Other.....................................................       4,106
                                                              ----------
          Total current assets..............................   1,022,108
Property and equipment, at cost less accumulated
  depreciation of $1,017,541................................     808,870
Other assets:
  Land held for investment, at cost, which approximates
     market value...........................................      97,553
  Other.....................................................      11,240
                                                              ----------
          Total other assets................................     108,793
                                                              ----------
                                                              $1,939,771
                                                              ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable--related party...............................  $   50,000
  Accounts payable--trade...................................     153,348
  Accrued expenses..........................................     132,907
                                                              ----------
          Total current liabilities.........................     336,255
Stockholders' equity:
  Common stock, no par value; 1,000 shares authorized, 100
     shares issued and outstanding..........................     143,000
  Paid-in capital...........................................     474,300
  Retained earnings.........................................     986,216
                                                              ----------
          Total stockholders' equity........................   1,603,516
                                                              ----------
                                                              $1,939,771
                                                              ==========

                               SNIDER CORPORATION

                              STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $1,893,131
  Barter accounts...........................................     214,064
                                                              ----------
          Total revenue.....................................   2,107,195
Direct charges:
  Commissions...............................................     266,398
  Royalties and franchise fees..............................      65,599
                                                              ----------
          Total direct charges..............................     331,997
                                                              ----------
Gross profit................................................   1,775,198
                                                              ----------
Operating expenses:
  Technical department......................................      35,290
  Program department........................................     236,052
  News department...........................................     125,103
  Sales department..........................................     414,766
  General and administrative................................     511,160
  Depreciation and amortization.............................      88,507
                                                              ----------
          Total operating expenses..........................   1,410,878
                                                              ----------
Operating income............................................     364,320
Other income (expense):
  Loss on sale of property and equipment....................     (59,024)
  Interest expense..........................................      (2,541)
  Operating agreement--stations under contract..............     (36,839)
  Other.....................................................     (39,235)
                                                              ----------
          Total other income (expense)......................    (137,639)
                                                              ----------
Net income..................................................  $  226,681
                                                              ==========

                               SNIDER CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                      COMMON    PAID-IN     RETAINED
                                                      STOCK     CAPITAL     EARNINGS      TOTAL
                                                     --------   --------   ----------   ----------
Balance--December 31, 1995.........................  $143,000   $ 62,298   $1,016,535   $1,221,833
Net income.........................................                           226,681      226,681
Capital contribution...............................              412,002                   412,002
Distributions to stockholders......................                          (257,000)    (257,000)
                                                     --------   --------   ----------   ----------
Balance--June 30, 1996.............................  $143,000   $474,300   $  986,216   $1,603,516
                                                     ========   ========   ==========   ==========

                               SNIDER CORPORATION
                            STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $226,681
  Adjustments to reconcile net income to net cash provided
     by in operating activities:
     Depreciation and amortization..........................    88,507
     Loss on sale of property and equipment.................    59,024
     Bad debt provision.....................................    19,886
     Net changes in operating assets and liabilities:
       Accounts receivable--trade...........................  (254,496)
       Other current assets.................................    19,149
       Accounts payable--trade..............................    24,547
       Accrued expenses.....................................    36,314
                                                              --------
          Net cash provided by operating activities.........   219,612
                                                              --------
Cash flows from investing activities:
  Capital expenditures......................................   (53,071)
  Proceeds from sale of assets..............................   262,800
  Net advances to affiliate.................................   (25,616)
                                                              --------
          Net cash provided by investing activities.........   184,113
                                                              --------
Cash flows from financing activities:
  Distributions to stockholders.............................  (257,000)
                                                              --------
          Net cash used in financing activities.............  (257,000)
                                                              --------
Net increase in cash and cash equivalents...................   146,725
Cash and cash equivalents:
  Beginning of period.......................................    44,870
                                                              --------
  End of period.............................................  $191,595
                                                              ========
Supplemental cash flows information:
  Interest paid.............................................  $  2,541
  Significant non-cash investing and financing activities:
     Non-cash purchase of property and equipment from
      affiliate.............................................   473,353
     Non-cash contribution of capital.......................   412,002

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors and Stockholders
Snider Broadcasting Corporation and Subsidiary
CDB Broadcasting Corporation:

     We have audited the accompanying consolidated balance sheet of Snider Broadcasting Corporation and Subsidiary, as of December 31, 1995 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. We have also audited the combined balance sheet of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation as of December 31, 1996 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The combined financial statements include the financial statements of Snider Broadcasting Corporation and Subsidiary, and CDB Broadcasting Corporation, which are related through common ownership and management.

     As described in Notes 3, 5, and 10, the Company has significant transactions with related parties.

     In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Snider Broadcasting Corporation and subsidiary as of December 31, 1995 and the consolidated results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the combined financial position of Snider Broadcasting Corporation and affiliate as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ ERWIN & COMPANY

Little Rock, Arkansas
April 23, 1997

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996

                                                                 1995              1996
                                                              -----------       -----------
                           ASSETS
Current assets:
  Cash......................................................  $    30,813       $    49,821
  Accounts receivable, net of allowance for doubtful
     accounts of $8,108 in 1995 and $7,000 in 1996..........      305,154           376,579
     Other..................................................        2,302            15,366
                                                              -----------       -----------
     Total current assets...................................      338,269           441,766
Property and equipment, at cost less accumulated
  depreciation (Note 2).....................................       59,706           292,286
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated
     amortization of $117,476 in 1995 and $130,936 in
     1996...................................................      309,710           796,691
  Start-up costs, net of accumulated amortization of $8,797
     in 1996................................................           --            61,588
  Non-compete agreement, net of accumulated amortization of
     $2,083 in 1996.........................................           --            97,917
  Other assets..............................................           --            21,189
                                                              -----------       -----------
     Total other assets.....................................      309,710           977,385
                                                              -----------       -----------
                                                              $   707,685       $ 1,711,437
                                                              ===========       ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable--stockholders (Note 3)......................  $    52,698       $        --
  Note payable--bank (Note 4)...............................           --         2,637,408
  Current maturities of long-term debt (Note 5).............      206,781                --
  Accounts payable--trade...................................      109,406           218,422
  Income taxes payable......................................        2,117             7,803
  Accrued expenses..........................................       12,526            45,778
  Accrued interest payable (Note 10)........................       14,548            10,714
  Deferred income taxes (Note 8)............................           --             2,297
                                                              -----------       -----------
          Total current liabilities.........................      398,076         2,922,422
Long-term debt, less current maturities (Note 5)............    1,386,490                --
                                                              -----------       -----------
          Total liabilities.................................    1,784,566         2,922,422
Stockholders' deficit:
  Common stock (Note 6).....................................       75,213            75,313
  Retained deficit..........................................   (1,152,094)       (1,286,298)
                                                              -----------       -----------
          Total stockholders' deficit.......................   (1,076,881)       (1,210,985)
                                                              -----------       -----------
                                                              $   707,685       $ 1,711,437
                                                              ===========       ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                 1995             1996
                                                              ----------       ----------
Revenue:
  Announcements and programs................................  $2,097,623       $2,008,315
  Barter accounts...........................................     145,608          137,963
                                                              ----------       ----------
          Total revenue.....................................   2,243,231        2,146,278
Less direct charges--commissions............................     286,944          264,907
                                                              ----------       ----------
Gross profit................................................   1,956,287        1,881,371
                                                              ----------       ----------
Operating expenses:
  Technical department......................................      45,339           55,616
  Program department........................................     305,344          384,480
  Sales department..........................................     377,007          439,883
  General and administrative................................     465,647          679,475
  Ratings enhancement.......................................          --          105,498
  Time brokerage............................................          --           60,470
  Consulting and non-compete (Note 9).......................      64,733           64,733
  Goodwill amortization.....................................      10,680           13,460
  Depreciation and amortization.............................      27,046           78,820
                                                              ----------       ----------
          Total operating expenses..........................   1,295,796        1,882,435
                                                              ----------       ----------
Operating income (loss).....................................     660,491           (1,064)
                                                              ----------       ----------
Other income (expense):
  Interest expense (Note 10)................................    (189,532)        (150,553)
  Rent (Note 10)............................................      12,000           30,000
  Other.....................................................          --               39
                                                              ----------       ----------
          Total other income (expense)......................    (177,532)        (120,514)
                                                              ----------       ----------
Income (loss) before income taxes...........................     482,959         (121,578)
Provision for income taxes (Note 8).........................       2,117           12,626
                                                              ----------       ----------
Net income (loss)...........................................  $  480,842       $ (134,204)
                                                              ==========       ==========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                         COMMON      RETAINED
                                                          STOCK       DEFICIT            TOTAL
                                                         -------    -----------       -----------
Balance--December 31, 1994.............................  $75,213    $(1,632,936)      $(1,557,723)
  Net income...........................................       --        480,842           480,842
                                                         -------    -----------       -----------
Balance--December 31, 1995.............................   75,213     (1,152,094)       (1,076,881)
  Common stock issued..................................      100             --               100
  Net loss.............................................       --       (134,204)         (134,204)
                                                         -------    -----------       -----------
Balance--December 31, 1996.............................  $75,313    $(1,286,298)      $(1,210,985)
                                                         =======    ===========       ===========

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                1995          1996
                                                              ---------    -----------
Cash flows from operating activities:
  Net income (loss).........................................  $ 480,842    $  (134,204)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation...........................................     27,046         42,899
     Amortization...........................................     10,680         49,381
     Deferred income taxes..................................         --          2,297
     Loss on sale of property and equipment.................         --            458
     Net changes in operating assets and liabilities:
       Accounts receivable..................................    (56,489)       (71,425)
       Other assets.........................................        446        (59,294)
       Accounts payable.....................................      2,896         99,824
       Accrued expenses.....................................     12,707         38,938
       Accrued interest payable.............................   (113,269)        (3,834)
                                                              ---------    -----------
          Net cash provided by (used in) operating
            activities......................................    364,859        (34,960)
                                                              ---------    -----------
Cash flows from investing activities:
  Acquisition of business assets............................    (14,921)      (768,011)
  Non-compete agreement.....................................         --       (100,000)
  Other.....................................................         --        (69,560)
                                                              ---------    -----------
          Net cash used in investing activities.............    (14,921)      (937,571)
                                                              ---------    -----------
Cash flows from financing activities:
  Repayment of borrowings--affiliates.......................   (186,825)    (1,291,759)
                            --other.........................   (169,347)      (494,210)
  Proceeds from borrowings..................................         --      2,777,408
  Common stock issued.......................................         --            100
                                                              ---------    -----------
          Net cash provided by (used in) financing
            activities......................................   (356,172)       991,539
                                                              ---------    -----------
Net increase (decrease) in cash.............................     (6,234)        19,008
Cash:
  Beginning of year.........................................     37,047         30,813
                                                              ---------    -----------
  End of year...............................................  $  30,813    $    49,821
                                                              =========    ===========
Supplemental information:
  Interest paid.............................................  $ 302,800    $   154,387
  Income taxes paid.........................................         --          4,643
  Non-cash investing activities:
     Equipment acquired through trade.......................      2,333          9,192

                            See accompanying notes.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reporting Entity

     The accompanying 1995 financial statements include the accounts of Snider Broadcasting Corporation and its wholly-owned subsidiary, Cornerstone Broadcasting Corporation (Snider). The accompanying 1996 financial statements include these accounts combined with those of CDB Broadcasting Corporation
(CDB), a company affiliated through common ownership and management. CDB was incorporated and began operations May 17, 1996 . All significant intercompany transactions and accounts have been eliminated.

  Nature of Operations

     Snider and CDB operate FM radio stations in the Central Arkansas market area.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Depreciation of property and equipment is calculated using the accelerated and modified accelerated cost recovery systems. Depreciation calculated under these methods does not differ significantly from amounts calculated under methods and lives which conform to generally accepted accounting principles.

     Estimated useful lives of property and equipment are as follows:

                                                              YEARS
                                                              -----
Tower.......................................................  5-10
Radio, office and computer equipment........................  3- 7
Vehicle.....................................................     5

  Intangible Assets

     The excess of cost over carrying value of assets acquired for Snider Broadcasting Corporation is being amortized over 40 years using the straight-line method. The excess of cost over carrying value of assets acquired of CDB Broadcasting Corporation is being amortized over 15 years using the straight-line method.

     The non-compete agreement is being amortized over 24 months using the straight-line method. Start-up costs are being amortized over five years using the straight-line method.

  Asset Impairment

     In the event that facts and circumstances indicate that the carrying value of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value or a value based on discounted cash flows is required.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  Income Taxes

     Snider incurred net operating losses from the date of its incorporation on January 1, 1985 through 1991. At December 31, 1996 there are approximately $610,000 of net operating loss carryforwards available for federal income tax purposes. These loss carryforwards will expire beginning in the year 2000 if not previously used to offset future net taxable income. In addition, Snider has approximately $3,600 in general business credit carryforwards that expire in 2000 and 2001.

     Snider provides for deferred income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement provides for a liability approach under which deferred income taxes are based on enacted tax laws and rates applicable to the periods in which the taxes become payable.

     CDB has elected to be treated as an S corporation for federal income tax purposes and is subject to similar treatment for state income tax purposes. Under this election, income and losses of CDB are reported in the income tax returns of the stockholders. As a result, no provision for income taxes for CDB is reflected in the accompanying combined financial statements.

  Statement of Cash Flows

     For purposes of the statement of cash flows, the Companies consider cash on hand and deposits in financial institutions with initial maturities of three months or less as cash.

  Concentrations of Credit Risk

     Most of the Companies' business activity is with customers located within the central region of Arkansas. The Companies' grant credit to their customers in the normal course of business, ordinarily without collateral requirements.

  Reclassifications

     Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 basis of presentation.

(2) PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995 and 1996 consists of the following:

                                                          1995           1996
                                                        --------       --------
Tower.................................................  $ 89,909       $104,642
Radio equipment.......................................   186,059        404,648
Office equipment......................................    67,357         95,921
Computer equipment....................................    37,727         52,604
Vehicle...............................................    20,113          9,859
                                                        --------       --------
                                                         401,165        667,674
Less accumulated depreciation.........................   341,459        375,388
                                                        --------       --------
                                                        $ 59,706       $292,286
                                                        ========       ========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(3) NOTES PAYABLE -- STOCKHOLDERS:

     Notes payable -- stockholders at December 31, 1995 consist of unsecured demand notes payable to stockholders of Snider bearing interest at 10.25% at December 31, 1995.

(4) NOTE PAYABLE -- BANK:

     Note payable-bank represents a short-term, $3,000,000 credit facility shared by Snider and CDB. The note matures June 12, 1997, and is secured by substantially all assets of the Companies and by guarantees of the Companies stockholders.

     The agreement requires the maintenance of certain ratios related to leverage and debt service. In addition, the agreement contains certain covenants, the most restrictive of which prohibit or restrict the Companies' ability to incur additional debt; pledge assets; merge, consolidate or sell assets; make certain "restricted" investments or loans and advances; dispose of certain assets; make distributions to its stockholders; and engage in transactions with their affiliates.

     At December 31, 1996, the Companies were in technical default with respect to a required leverage ratio and certain reporting requirements, however the Companies had not defaulted on any required principal or interest payments and were in compliance with all other ratios required under the agreement. These technical defaults permit the lender to accelerate the scheduled due date of the debt. Management anticipates the note to be extended during June 1997 with a new maturity date of December 1997.

(5) LONG-TERM DEBT:

     Long-term debt at December 31, 1995 consists of the following:

                                                                 1995
                                                              ----------
Variable rate (9.0% at December 31, 1995); note payable to
  Nationsbank of Texas, N.A.................................  $  169,500
Variable rate (10.0% at December 31, 1995) unsecured,
  subordinated note payable to Snider Communications
  Corporation, an affiliate; payable on demand..............   1,291,759
10.0% note payable; payable $4,067 monthly, including
  interest through February 1999; secured by real estate and personal property of Snider and guaranteed by stockholders of Snider and by a member of the immediate family of
  Snider's majority stockholder.............................     132,012
                                                              ----------
                                                               1,593,271
Less current portion........................................     206,781
                                                              ----------
Long-term debt, less current portion........................  $1,386,490
                                                              ==========

     The note payable to affiliate of $1,291,759 at December 31, 1995 was classified as long-term due to such affiliate waiving its right to demand payment during the immediately following year.

(6) STOCKHOLDERS EQUITY:

     Snider Broadcasting Corporation has 1,000 shares of no par value common stock authorized and 85 shares issued and outstanding.

     CDB Broadcasting Corporation has 1,000 shares of no par value common stock authorized, issued and outstanding.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(7) RETIREMENT PLAN:

     During 1995, Snider adopted a 401(k) savings plan which covers substantially all employees who have completed one year of service and attained the age of 21. Participating employees may contribute from 1% to 15% of their compensation. Snider matches 25% of the first 4% contributed by participating employees. Matching contributions totaled $3,950 and $3,727 for the years ended December 31, 1995 and 1996, respectively.

(8) INCOME TAXES:

     The provision for income taxes at December 31, 1995 and 1996, consists of the following:

                                                          1995            1996
                                                        ---------       --------
Current:
  Federal.............................................  $   2,117       $     --
  State...............................................         --         10,329
                                                        ---------       --------
                                                            2,117         10,329
                                                        ---------       --------
Deferred:
  Federal.............................................    155,754         84,429
  State...............................................     32,802          4,709
  Decrease in valuation allowance.....................   (188,556)       (86,841)
                                                        ---------       --------
                                                               --          2,297
                                                        ---------       --------
Provision for income taxes............................  $   2,117       $ 12,626
                                                        =========       ========

     The income tax provision computed at the federal statutory rate on pretax income differs from the reported tax provision due to the decrease in the valuation allowance, effect of graduated rates and non-deductible expenses, and the results of operations of CDB reported to stockholders for income tax purposes.

     The components of the net deferred tax liability at December 31, 1995 and 1996 follows:

                                                         1995            1996
                                                       ---------       ---------
Deferred tax assets:
  Federal............................................  $ 295,680       $ 213,291
  State..............................................      4,319              --
                                                       ---------       ---------
  Valuation allowance................................   (299,999)       (213,158)
                                                       ---------       ---------
                                                              --             133
                                                       ---------       ---------
Deferred tax liabilities:
  Federal............................................         --           2,040
  State..............................................         --             390
                                                       ---------       ---------
                                                              --           2,430
                                                       ---------       ---------
Net deferred tax liability...........................  $      --       $  (2,297)
                                                       =========       =========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(9) COMMITMENTS AND CONTINGENCIES:

     The Companies lease office space, office equipment, broadcasting equipment and tower facilities under operating leases expiring in 1993 through 1999. Total rent expense under these agreements was $61,939 in 1995 and $61,159 in 1996.

     Snider has commitments to pay the former owner of one of its radio stations consulting fees and amounts due under a non-compete agreement. These commitments extend through February 1999. Payments related to these commitments totaled $64,733 for each of the years ended December 31, 1995 and 1996.

     Future commitments under noncancelable operating leases, consulting and non-compete agreements at December 31, 1996 are as follows:

1997......................................................  $138,557
1998......................................................    75,607
1999......................................................    20,569
2000......................................................     9,780
                                                            --------
                                                            $244,513
                                                            ========

(10) RELATED PARTY TRANSACTIONS:

     Interest expense in 1995 and 1996, respectively, includes $144,132 and $56,846 related to the Company's note payable to an affiliate (Note 5). Included in accrued expenses at December 31, 1995 is accrued interest payable of $708 related to the note.

     The Company leases a subcarrier bandwidth of Snider to an affiliate to transmit paging and weather information under an operating lease, cancelable upon six months written notice, expiring in 2000 and requiring monthly lease payments. Total rental income recognized under this lease was $12,000 in 1995 and $30,000 in 1996.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                  MAY 31, 1997
                                  (UNAUDITED)

                          ASSETS
Current assets:
  Cash......................................................  $    16,874
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $13,110....................................      539,057
  Other.....................................................       16,652
                                                              -----------
          Total current assets..............................      572,583
Property and equipment, at cost less accumulated
  depreciation of $421,330..................................      284,067
Other assets:
  Excess of cost over carrying value of net assets acquired,
     less accumulated amortization of $149,287..............      778,340
  Start-up costs, net of accumulated amortization of
     $14,663................................................       55,723
  Non-compete agreement, less accumulated amortization of
     $22,917................................................       77,083
                                                              -----------
          Total other assets................................      911,146
                                                              -----------
                                                              $ 1,767,796
                                                              ===========
          LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable--bank........................................  $ 2,635,000
  Accounts payable--trade...................................      277,793
                    --affiliate.............................       27,782
  Income taxes payable......................................        2,461
  Accrued expenses..........................................       13,056
  Accrued interest payable..................................       42,216
  Deferred income taxes.....................................        4,245
                                                              -----------
          Total current liabilities.........................    3,002,553
Stockholders' deficit:
  Common stock..............................................       75,313
  Retained deficit..........................................   (1,310,070)
                                                              -----------
          Total stockholders' deficit.......................   (1,234,757)
                                                              -----------
                                                              $ 1,767,796
                                                              ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $  937,865
  Barter accounts...........................................      65,293
                                                              ----------
          Total revenue.....................................   1,003,158
Less direct charges--commissions............................     107,208
                                                              ----------
Gross profit................................................     895,950
                                                              ----------
Operating expenses:
  Technical department......................................      28,843
  Program department........................................     193,887
  Sales department..........................................     222,007
  General and administrative................................     246,680
  Consulting and non-compete................................      26,972
  Goodwill amortization.....................................      18,351
  Depreciation and amortization.............................      91,903
                                                              ----------
          Total operating expenses..........................     828,643
                                                              ----------
Operating income............................................      67,307
                                                              ----------
Other income (expense):
  Interest expense..........................................     (90,723)
  Rent......................................................      12,500
                                                              ----------
          Total other income (expense)......................     (78,223)
                                                              ----------
Loss before income taxes....................................     (10,916)
Provision for income taxes..................................      12,856
                                                              ----------
Net loss....................................................  $  (23,772)
                                                              ==========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

                                                          COMMON      RETAINED
                                                           STOCK       DEFICIT         TOTAL
                                                          -------    -----------    -----------
Balance--December 31, 1996..............................  $75,313    $(1,286,298)   $(1,210,985)
Net loss................................................       --        (23,772)       (23,772)
                                                          -------    -----------    -----------
Balance--May 31, 1997...................................  $75,313    $(1,310,070)   $(1,234,757)
                                                          =======    ===========    ===========

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1997
                                  (UNAUDITED)

Cash flows from operating activities:
  Net loss..................................................    $ (23,772)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation.........................................       45,942
       Amortization.........................................       64,313
       Deferred income taxes................................        1,948
       Net changes in operating assets and liabilities:
          Accounts receivable--trade........................     (134,431)
          Other assets......................................          640
          Accounts payable--trade...........................       56,906
          Accrued expenses..................................      (38,064)
          Accrued interest payable..........................       31,502
                                                                ---------
            Net cash provided by operating activities.......        4,984
                                                                ---------
Cash flows from investing activities:
  Capital expenditures......................................      (35,523)
                                                                ---------
            Net cash used in investing activities...........      (35,523)
                                                                ---------
Cash flows from financing activities:
  Repayment of borrowings...................................       (2,408)
                                                                ---------
            Net cash used in financing activities...........       (2,408)
                                                                ---------
Net decrease in cash........................................      (32,947)
Cash:
  Beginning of period.......................................       49,821
                                                                ---------
  End of period.............................................    $  16,874
                                                                =========
Supplemental cash flows information:
  Interest paid.............................................    $  59,229
  Income taxes paid.........................................       16,250
  Equipment acquired by trade...............................        2,200

                See accompanying notes to financial statements.

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                     NOTE TO COMBINED FINANCIAL STATEMENTS
                                  MAY 31, 1997
                                  (UNAUDITED)

(1) SUBSEQUENT EVENT

     On June 2, 1997, Snider Broadcasting Corporation and Subsidiary CDB Broadcasting Corporation (the "Company") entered into local marketing agreements ("LMA") with Citadel Broadcasting Company ("Citadel") whereby Citadel pays $97,335 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. On the same date, the Company also entered into an Asset Purchase Agreement and a Merger Agreement with Citadel, upon the consummation of which Citadel will acquire radio stations KESR-FM and KIPR-FM. The LMA shall terminate upon the closing of the Merger Agreement and the Asset Purchase Agreement or the termination of the Merger Agreement and the Asset Purchase Agreement, unless terminated earlier pursuant to the default provisions of the LMA. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the month ended June 30, 1997 are included in the financial statements of Citadel and are summarized as follows:

Net broadcasting revenues...................................  $247,783
Station operating expenses..................................   169,569

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                             COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

ASSETS
Current assets:
  Cash......................................................  $   74,209
  Accounts receivable--trade, net of allowance for doubtful
     accounts of $6,000.....................................     384,567
  Other.....................................................     113,716
                                                              ----------
          Total current assets..............................     572,492
Property and equipment, at cost less accumulated
  depreciation of $346,745..................................      69,855
Other assets:
  Excess of cost over carrying value of net assets acquired, less accumulated
     amortization of $122,816...............................     304,370
  Start-up costs, less accumulated amortization of $2,023...      78,900
                                                              ----------
          Total other assets................................     383,270
                                                              ----------
                                                              $1,025,617
                                                              ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable--bank........................................  $1,737,408
  Accounts payable--trade...................................     137,490
  Income taxes payable......................................       3,889
  Accrued expenses..........................................      16,638
  Accrued interest payable..................................      19,132
                                                              ----------
          Total current liabilities.........................   1,914,557
Stockholders' deficit:
  Common stock..............................................      75,313
  Retained deficit..........................................    (964,253)
                                                              ----------
          Total stockholders' deficit.......................    (888,940)
                                                              ----------
                                                              $1,025,617
                                                              ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Revenue:
  Announcements and programs................................  $  974,107
  Barter accounts...........................................      62,690
                                                              ----------
          Total revenue.....................................   1,036,797
Less direct charges--commissions............................     136,184
                                                              ----------
Gross profit................................................     900,613
                                                              ----------
Operating expenses:
  Technical department......................................      27,973
  Program department........................................     156,515
  Sales department..........................................     181,298
  General and administrative................................     209,999
  Ratings enhancement.......................................       7,657
  Consulting and non-compete................................      32,366
  Goodwill amortization.....................................       5,340
  Depreciation and amortization.............................      18,925
                                                              ----------
          Total operating expenses..........................     640,073
                                                              ----------
Operating income............................................     260,540
Other income (expense):
  Interest expense..........................................     (82,076)
  Loss on sale of property and equipment....................        (458)
  Rent......................................................      15,000
                                                              ----------
          Total other income (expense)......................     (67,534)
                                                              ----------
Income before income taxes..................................     193,006
Provision for income taxes..................................       5,165
                                                              ----------
Net income..................................................  $  187,841
                                                              ==========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

                                                             COMMON     RETAINED
                                                              STOCK      DEFICIT        TOTAL
                                                             -------   -----------   -----------
Balance--December 31, 1995.................................  $75,213   $(1,152,094)  $(1,076,881)
Common stock issued........................................      100                         100
Net income.................................................                187,841       187,841
                                                             -------   -----------   -----------
Balance--June 30, 1996.....................................  $75,313   $  (964,253)  $  (888,940)
                                                             =======   ===========   ===========

                 SNIDER BROADCASTING CORPORATION AND SUBSIDIARY
                          CDB BROADCASTING CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income................................................  $   187,841
     Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation.........................................       14,256
       Amortization.........................................        8,800
       Loss on sale of property and equipment...............          458
       Net changes in operating assets and liabilities:
          Accounts receivable--trade........................      (79,413)
          Other assets......................................      (62,851)
          Accounts payable--trade...........................       28,084
          Accrued expenses..................................        5,884
          Accrued interest payable..........................        4,584
                                                              -----------
            Net cash provided by operating activities.......      107,643
                                                              -----------
Cash flows from investing activities:
  Capital expenditures......................................      (25,688)
  Proceeds from sale of assets..............................          825
  Business acquisition costs................................      (50,000)
  Start-up costs............................................      (80,923)
                                                              -----------
     Net cash used in investing activities..................     (155,786)
                                                              -----------
Cash flows from financing activities:
  Repayment of borrowings--bank.............................     (169,500)
                         --affiliates.......................   (1,291,759)
                         --others...........................     (184,710)
  Proceeds from borrowings..................................    1,737,408
  Common stock issued.......................................          100
                                                              -----------
     Net cash provided by financing activities..............       91,539
                                                              -----------
Net increase in cash........................................       43,396
Cash:
  Beginning of period.......................................       30,813
                                                              -----------
  End of period.............................................  $    74,209
                                                              ===========
Supplemental cash flows information:
  Interest paid.............................................  $    77,492
                                                              ===========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Maranatha Broadcasting Company, Inc.:

     We have audited the accompanying balance sheet of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division (the "Company") as of December 31, 1996, and the related statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maranatha Broadcasting Company, Inc.'s Radio Broadcasting Division as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
September 29, 1997

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                                 BALANCE SHEET
                    DECEMBER 31, 1996 AND SEPTEMBER 15, 1997

                                                              DECEMBER 31,       SEPTEMBER 15,
                                                                  1996               1997
                                                              ------------       -------------
                                                                                  (UNAUDITED)
                           ASSETS
Current assets:
  Accounts receivable, net of reserves of $20,000...........   $ 366,278           $ 293,143
  Equipment.................................................     213,800             220,562
  Accumulated depreciation..................................    (140,828)           (155,828)
                                                               ---------           ---------
                                                                  72,972              64,734
  Broadcast license.........................................      10,325               9,895
                                                               ---------           ---------
     Total assets...........................................   $ 449,575           $ 367,772
                                                               =========           =========

              LIABILITIES AND DIVISION EQUITY
Current Liabilities:
  Accounts payable..........................................   $  11,944           $   9,630
  Trade payable.............................................      10,000                  --
  Accrued compensation and commissions......................      18,091              12,537
  Customer deposits.........................................      16,447              16,964
                                                               ---------           ---------
     Total current liabilities..............................      56,482              39,131
Commitments and contingencies
  Division equity...........................................     393,093             328,641
                                                               ---------           ---------
     Total liabilities and division equity..................   $ 449,575           $ 367,772
                                                               =========           =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  STATEMENT OF OPERATIONS AND DIVISION EQUITY
   YEAR ENDED DECEMBER 31, 1996 AND THE EIGHT AND ONE-HALF-MONTH PERIOD ENDED
                               SEPTEMBER 15, 1997

                                                              DECEMBER 31,       SEPTEMBER 15,
                                                                  1996               1997
                                                              ------------       -------------
                                                                                  (UNAUDITED)
Revenue:
  Net broadcasting revenue..................................   $2,066,271         $1,375,243
  Subcarrier rental.........................................       48,796             37,333
                                                               ----------         ----------
                                                                2,115,067          1,412,576
Operating expenses:
  Technical expenses........................................       75,265             54,366
  Program expenses..........................................      191,363            135,229
  Selling expenses..........................................      893,721            656,039
  General and administrative expenses.......................      279,090            213,382
  Management fee and corporate overhead allocation..........      139,379             55,966
  Bad debts.................................................       62,868             51,511
  Depreciation and amortization.............................       20,148             15,430
                                                               ----------         ----------
          Total operating expenses..........................    1,661,834          1,181,923
                                                               ----------         ----------
Net income..................................................      453,233            230,653
Division equity, beginning of period........................      421,384            393,093
Transfers to parent.........................................     (481,524)          (295,105)
                                                               ----------         ----------
Division equity, end of period..............................   $  393,093         $  328,641
                                                               ==========         ==========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                            STATEMENT OF CASH FLOWS
   YEAR ENDED DECEMBER 31, 1996 AND THE EIGHT AND ONE-HALF MONTH PERIOD ENDED
                               SEPTEMBER 15, 1997

                                                              DECEMBER 31,    SEPTEMBER 15,
                                                                  1996            1997
                                                              ------------    -------------
                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income................................................   $ 453,233        $ 230,653
  Adjustment to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization........................      20,148           15,430
       Changes in assets and liabilities:
       Decrease in accounts receivable......................      25,809           73,135
       Decrease in accounts payable and accruals............        (740)         (17,351)
                                                               ---------        ---------
          Net cash provided by operating activities.........     498,450          301,867
                                                               ---------        ---------
Cash flows from investing activities:
  Purchase of radio equipment...............................     (16,926)          (6,762)
                                                               ---------        ---------
          Net cash used in investing activities.............     (16,926)          (6,762)
                                                               ---------        ---------
Cash flows from financing activities:
  Cash transfers to parent..................................    (481,524)        (295,105)
                                                               ---------        ---------
          Net cash used in financing activities.............    (481,524)        (295,105)
                                                               ---------        ---------
  Net change in cash........................................          --               --
Cash, beginning of period...................................          --               --
                                                               ---------        ---------
Cash, end of period.........................................   $      --        $      --
                                                               =========        =========

                See accompanying notes to financial statements.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
   (INFORMATION AS OF SEPTEMBER 15, 1997 AND FOR THE EIGHT AND ONE-HALF-MONTH
                                     PERIOD
                            THEN ENDED IS UNAUDITED)

(1) NATURE OF BUSINESS AND ORGANIZATION

     Radio Broadcasting (the "Company") is a division of the Maranatha Broadcasting Company, Inc. ("Maranatha"). Maranatha is a television and radio broadcaster with facilities located in Allentown, Pennsylvania. The Company's operations and facilities are integrated with those of Maranatha. Maranatha provides management, accounting and certain administrative services for the Company and charges them for these services based upon a percentage of utilization which management believes is reasonable. Total allocated administrative costs were $418,469 and $296,416 for the year ended December 31, 1996 and the eight and one-half months ended September 15, 1997, respectively. Maranatha collects and retains all cash generated by the Radio Broadcasting Division.

     The Radio Broadcasting Division provides credit to customers, substantially all of whom are regional businesses engaged in a variety of industries and services. The Division broadcasts in the Allentown, Bethlehem, Easton region of Eastern Pennsylvania as WLEV (formerly WFMZ) and broadcasts, through a translator, in Reading, Pennsylvania as WLEV.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Equipment

     Equipment is carried at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of 5 to 7 years. Maintenance and repairs are charged to operations as incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue

     Net broadcasting revenue is presented net of agency commissions and is recognized when the advertisements are broadcast.

  Trade Transactions

     Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed. An asset and liability are recorded at the fair market value of the goods or services received.

  Accounts Receivable

     The division generally extends 60 day credit terms to its advertisers and maintains an allowance for uncollectible accounts based upon past experience.

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Broadcast License

     The broadcast license and translator license were recorded at cost and amortized over 15 years; the license has been fully amortized.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes

     Maranatha has elected by consent of its shareholders to be taxed under the provisions of Subchapter S for federal and state income tax purposes. Under those provisions, Maranatha does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company's taxable income. Accordingly, these financial statements do not contain a provision for income taxes.

  Interim Financial Information

     The financial statements as of September 15, 1997 and for the eight and one-half months ended September 15, 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results to be achieved for the full fiscal year.

  Division Equity

     Division equity at December 31, 1996 consists of accumulated earnings of $5,629,473 less distributions to Maranatha of $5,216,380.

(3) CONTINGENT LIABILITIES AND COMMITMENTS

     Maranatha has certain debt and a revolving line of credit, which is secured by all the assets of Maranatha, including the assets of the Radio Broadcasting Division, as follows:

                                                   DECEMBER 31,       SEPTEMBER 15,
                                                       1996               1997
                                                   ------------       -------------
                                                                       (UNAUDITED)
Total notes and debt payable.....................   $ 506,886           $ 826,648
Less current portion.............................    (190,286)           (183,670)
                                                    ---------           ---------
Total long-term debt.............................   $ 316,600           $ 642,978
                                                    =========           =========
Revolving line of credit.........................   $      --           $      --
                                                    =========           =========

     The notes and line of credit bear interest primarily at the lender's prime rate which was 8.25% and 8.5% at December 31, 1996 and September 15, 1997, respectively. One of the notes bears interest at a fixed rate of 7.90%. Maranatha is in compliance with the debt covenants as of September 15, 1997. Proceeds from debt issuance were used to enhance Maranatha's television operations.

     The Division leases its Reading translator site and Reading sales office under operating leases with future minimum monthly payments of $800 through November 1998. The Division has also entered into lease

                      MARANATHA BROADCASTING COMPANY, INC.
                          RADIO BROADCASTING DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

agreements to provide sub-channel broadcast frequency to two lessees. The future revenue under the lease terms is as follows:

1997......................................................  $ 48,796
1998......................................................    50,516
1999......................................................    39,121
2000......................................................    39,817
2001......................................................    23,891
                                                            --------
                                                            $202,141
                                                            ========

(4) AGREEMENT OF SALE

     On July 15, 1997, Maranatha entered into an asset purchase agreement with Citadel Broadcasting Company ("CBC") and a wholly-owned subsidiary of CBC to sell the assets and broadcast license of the Radio Broadcasting Division to CBC for $23,000,000 plus the broadcasting assets of a radio station (WEST-AM in Easton, Pennsylvania) owned by CBC and a wholly-owned subsidiary of CBC.

     On September 15, 1997 Maranatha entered into a local marketing agreement
(LMA) with Citadel Broadcasting Company (Citadel) whereby Citadel pays $25,000 per month to the Company in exchange for supplying specified programming to the brokered stations and marketing all commercial advertising time of the brokered stations, subject to the Company's right to control the content of all programming. In compliance with the LMA, the broadcasting revenue and station operating expenses of the Company for the 15-day period from September 16, 1997 to September 30, 1997 are included in the financial statements of Citadel.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Pacific Northwest Broadcasting Corporation
Boise, Idaho

     We have audited the accompanying combined balance sheet of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the related combined statements of operations, changes in owners' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Pacific Northwest Broadcasting Corporation and Affiliates as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ BALUKOFF, LINDSTROM & CO., P.A.

Boise, Idaho
September 25, 1997

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                 ASSETS
Current assets:
  Cash......................................................  $   220,381
  Trade accounts receivable, net of allowance for doubtful
     accounts of $25,000....................................    1,079,835
  Other accounts receivable.................................       57,692
  Prepaid expenses..........................................      189,395
  Accrued interest receivable...............................       18,169
  Current portion of notes receivable.......................      488,880
                                                              -----------
     Total current assets...................................    2,054,352
Other assets:
  AM and FM broadcast licenses..............................    4,497,916
  Notes receivable, less current portion....................    3,011,778
  Noncompete agreements.....................................      354,441
  Equipment deposits and other assets.......................       39,250
  Deferred taxes............................................       42,443
                                                              -----------
                                                                7,945,828
Property and equipment, at cost
  Land and improvements.....................................      130,011
  Leasehold improvements....................................       61,744
  Towers and antennas.......................................      402,710
  Transmitters and transmitter buildings....................      508,444
  Studio and technical equipment............................      915,007
  Automobiles...............................................       44,930
  Furniture and office equipment............................      360,595
                                                              -----------
                                                                2,423,441
  Accumulated depreciation..................................     (992,576)
                                                              -----------
                                                                1,430,865
                                                              -----------
                                                              $11,431,045
                                                              ===========
                     LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   268,401
  Accrued expenses..........................................      259,479
  Accrued taxes payable.....................................       12,520
  Current portion of notes payable to related parties.......      106,868
  Current portion of long-term debt.........................    1,195,717
                                                              -----------
     Total current liabilities..............................    1,842,985
Long-term debt:
  Notes payable to related parties, less current portion....    1,155,817
  Notes payable, less current portion.......................    7,184,057
                                                              -----------
                                                                8,339,874
Deferred revenue............................................      235,395
Owners' equity:
  Convertible preferred stock, nonvoting, par value $1,000
     per share, 5% non cumulative, authorized 3,500 shares,
     issued and outstanding 1,396.8 shares..................    1,396,800
  Common stock, voting, no par value, authorized 10,000
     shares, issued and outstanding 3,766.6 shares..........      475,677
  Members' equity...........................................       61,176
  Accumulated deficit.......................................     (920,862)
                                                              -----------
                                                                1,012,791
                                                              -----------
                                                              $11,431,045
                                                              ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

Revenues:
  Revenues..................................................  $5,404,307
  Less agency and representative commissions................     772,233
                                                              ----------
                                                               4,632,074
Expenses:
  Transmission..............................................     223,366
  Programming and production................................   1,476,235
  Sales.....................................................     816,459
  General and administrative................................   1,599,675
  Advertising...............................................     150,696
                                                              ----------
                                                               4,266,431
                                                              ----------
     Income from operations.................................     365,643
Nonoperating income (expense)
  Gain on sale of assets....................................     198,581
  Noncompete revenue........................................     184,508
  Interest income...........................................     321,759
  Interest expense..........................................    (566,783)
                                                              ----------
                                                                 138,065
                                                              ----------
     Income before income taxes.............................     503,708
Income tax expense..........................................     182,480
                                                              ----------
     Net income.............................................  $  321,228
                                                              ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                               PREFERRED     COMMON     SHAREHOLDER    ACCUMULATED   MEMBERS'
                                 STOCK        STOCK      RECEIVABLE      DEFICIT      EQUITY      TOTAL
                               ----------   ---------   ------------   -----------   --------   ----------
Balance at January 1, 1996...  $1,396,800   $ 591,302     $(85,445)    $(1,180,914)  $    --    $  721,743
  Common stock redemption,
    125 shares...............          --    (115,625)          --              --        --      (115,625)
  Decrease in shareholder
    receivable...............          --          --       85,445              --        --        85,445
  Net income.................          --          --           --         260,052    61,176       321,228
                               ----------   ---------     --------     -----------   -------    ----------
Balance at December 31,
  1996.......................  $1,396,800   $ 475,677     $     --     $  (920,862)  $61,176    $1,012,791
                               ==========   =========     ========     ===========   =======    ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

Cash flows from operating activities:
  Net income................................................  $ 321,228
  Adjustments to reconcile net income to net cash provided
     by operating activities Amortization...................     55,427
     Depreciation...........................................     71,926
     Noncompete revenue.....................................   (134,508)
     Noncompete expense.....................................     89,257
     Provision for bad debts................................     14,029
     Gain on sale of assets.................................   (198,581)
     Legal expense paid directly by bank....................     10,200
     Changes in operating assets and liabilities
       Trade accounts receivable............................   (604,884)
       Other accounts receivable............................     (5,319)
       Prepaid expenses.....................................     21,658
       Prepaid income tax...................................      7,739
       Accrued interest receivable..........................      9,794
       Equipment deposits and other assets..................    (14,258)
       Deferred taxes.......................................    169,936
       Accounts payable.....................................     90,761
       Accrued expenses.....................................     82,996
       Accrued taxes payable................................     12,520
                                                              ---------
          Net cash used by operating activities.............        (79)
Cash flows from investing activities:
  Payments on receivable from shareholders..................         39
  Loans made to shareholders................................   (491,256)
  Payments on notes receivable..............................    773,885
  Payments for acquisition of stations......................    (63,360)
  Proceeds from sale of assets..............................    190,244
  Additions to property and equipment.......................   (152,300)
                                                              ---------
          Net cash provided by investing activities.........    257,252
Cash flows from financing activities:
  Decrease in bank overdraft................................   (118,289)
  Payments on notes payable.................................   (282,906)
  Borrowings on notes payable to related parties............    400,000
  Payment on notes payable to related parties...............    (35,597)
                                                              ---------
          Net cash provided by financing activities.........    (36,792)
                                                              ---------
          Net increase in cash..............................    220,381
Cash at beginning of year...................................         --
                                                              ---------
          Cash at end of year...............................  $ 220,381
                                                              =========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     The Company operates AM and FM radio stations in southwestern Idaho. Revenues received from local advertisers and national agencies advertising in the southwestern Idaho market account for the majority of revenues.

  Principles of Combination

     The financial statements include the accounts of Pacific Northwest Broadcasting Corporation (PNWB) and its wholly owned subsidiary, (Richardson Broadcasting Company), and Wilson Group, LLC (Wilson), a limited liability company which has common ownership. Wilson operates as an Idaho limited liability company and its members have limited personal liability for the obligations or debts of the entity. Wilson will terminate no later than December 31, 2072. Intercompany accounts and transactions have been eliminated in combination.

  Allocation of Earnings

     Wilson operates two broadcast signals--KIZN and KZMG. Earnings from these two signals are reported on the balance sheet as increases or decreases in members' equity. The other broadcast signals--KBOI, KQFC and KKGL--are operated by PNWB. Their earnings are reported as increases or decreases in the accumulated deficit account.

  Cash

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

  Depreciation

     Depreciation of property and equipment is provided using the straight line method over the estimated useful lives of the assets, which range from 3 to 50 years.

  Amortization

     Costs related to obtaining AM and FM broadcast licenses are amortized using the straight line method over fifteen years. Accumulated amortization relating to these licenses was $133,852 at December 31, 1996.

     Costs related to the noncompete agreements are amortized using the straight-line method over five years, the term of the agreement. Accumulated amortization relating to the noncompete agreements was $171,848 at December 31, 1996.

  Deferred Revenue

     Deferred revenue consists of a noncompete agreement and will be earned over the life of the agreement (7 years).

  Revenue Recognition and Trade Transactions

     Broadcast revenue is recognized when the advertisements are broadcast. Revenue from trade transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and trade expense is recognized when merchandise is consumed or services are performed.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

  Advertising

     The Company expenses advertising costs as they are incurred.

  Income Taxes

     Income taxes are provided for the tax effects of PNWB transactions reported in the financial statements and consist of taxes currently due or recoverable and deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Differences between financial and income tax reporting relate to accumulated depreciation, installment sales, basis in subsidiary's stock, allowance for doubtful accounts, deferred compensation, noncompete amortization and shareholder interest payable.

     No provision has been made for the tax effects of the Wilson transactions since Wilson is taxed as a partnership and taxes are the responsibility of the individual members.

  Estimates

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from these estimates.

  Concentrations of Credit Risk

     In the normal course of business, the Company extends unsecured credit to customers principally national advertising agencies and companies in the southwestern Idaho market. The Company also has demand deposits on hand in financial institutions which exceed applicable FDIC insurance.

  Acquisitions and Local Marketing Agreement

     In October, 1996, the Company acquired two radio stations in Boise, Idaho for $5,000,000. This acquisition was accounted for using the purchase method of accounting. The purchase price has been allocated to the assets purchased based upon fair values as agreed to with the seller.

     The Company operated the two radio stations under a Local Marketing Agreement (LMA) for six months prior to the acquisition. Under the terms of the LMA, the expenses of operating the stations (other than depreciation or amortization of assets) were the obligation of the Company and the Company received the revenues generated by the stations.

NOTE B--NOTES RECEIVABLE

     The Company sold radio stations in Medford, Oregon, Chico, California, and Eugene, Oregon in prior years and financed the sale of the radio stations to the buyers. In 1996, the Company sold two radio stations and a building in Pocatello, Idaho, and financed the sale. Each of the sales agreements included provisions which restrict the Company from competing in markets served by the radio stations which were sold. The

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

noncompete agreements extend for periods up to seven years from the dates of the sales. The terms of the notes are as follows:

Note receivable from broadcasting company for Pocatello
  stations at $4,003 per month through March 1997 and
  $11,592 per month thereafter including interest at 8.5%,
  due March 2002, secured by substantially all assets of the
  Pocatello stations........................................  $  564,993

Note receivable from broadcasting company for Pocatello
  building at $2,405 per month, including interest at 8.5%,
  due March 2002, secured by real estate....................     108,884

Note receivable from broadcasting company for Chico and
  Eugene stations at monthly payments ranging from $37,033
  to $53,204 including interest at 7.71%, due September
  2002, secured by substantially all assets of the
  stations..................................................   2,826,781
                                                              ----------
                                                               3,500,658
Less current portion........................................     488,880
                                                              ----------
                                                              $3,011,778
                                                              ==========

NOTE C--LONG-TERM DEBT

     Long-term debt is summarized as follows:

To banks:

  Note payable to bank, monthly payments of interest only at prime plus 1%, secured by substantially all of the
  Company's assets. The interest rate at December 31, 1996
  was 9.25%.................................................  $8,000,000

To individuals:
  Note payable to former shareholder at $1,205 per month
  including interest at 8% through January 2003,
  unsecured.................................................      69,440

  Note payable to former shareholder at $991 per month
  including interest at 10% through June 2000, unsecured....      35,002

  Note payable to former shareholder at $3,033 per month
  including interest at 8% through January 2006,
  unsecured.................................................     234,457

  Note payable to former shareholder at $375 per month
  through January 2006......................................      40,875

  Unsecured notes payable to related party, due on demand...       7,772

  Unsecured notes payable to related parties at $4,446 per
  month including interest at 9% through August 2018........     208,093

  Unsecured notes payable to related party, due on demand
  including interest at 7.5%................................      53,372

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

Notes payable to related parties, secured by certain notes receivable and guaranteed by principal shareholder, payable in monthly installments, including interest as follows:

               MONTHLY           INTEREST
             INSTALLMENTS         RATES                      DUE DATES
             ------------        --------                    ---------
                $5,077             8.0%          January 1, 2005..................  $  679,945
                $  470             8.0%          January 1, 2005..................      58,820
                $  470             8.0%          January 1, 2005..................      58,820
                $  470             8.0%          January 1, 2005..................      58,821
                $  440             8.0%          January 1, 2005..................      58,956
                $  381             8.0%          January 1, 2005..................      50,989
            Accrued interest due to related parties...............................      27,097
                                                                                    ----------
                                                                                     9,642,459
            Less current portion..................................................   1,302,585
                                                                                    ----------
                                                                                    $8,339,874
                                                                                    ==========

     Maturities in future years are: 1997--$1,302,585, 1998--$2,589,369;
1999--$4,454,088; 2000--$106,077; 2001--$1,018,430 and thereafter--$171,910.

     The note payable to the bank limits the amount of new debt and operating leases to not more than a total of $50,000 without lender's approval.

     The bank issued a commitment letter to refinance $7,000,000 of the $8,000,000 obligation in 1997, including a bridge loan of $2,000,000 and a term loan of $5,000,000. The bridge loan has terms which include interest at prime plus 1% and a maturity date of February 28, 1998. Requirements of the term loan include interest at prime plus 1%, due August 31, 1999 and monthly payments of approximately $77,000 (using an interest rate of 9.25%). The current portion and scheduled maturities have been adjusted to reflect the intended refinance.

NOTE D--RELATED PARTY TRANSACTIONS

     Interest expense paid to related parties amounted to $187,646 in 1996. The Company leases land, office facilities, and equipment from certain shareholders and officers of the Company. Rental expense paid to related parties amounted to $99,588 in 1996.

NOTE E--LEASE COMMITMENTS

     The Company leases radio transmitter sites, buildings, music and airtime under noncancellable leases with terms in excess of one year. Future minimum payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consisted of the following at December 31, 1996:

1997........................................................  $206,120
1998........................................................   201,980
1999........................................................   133,202
2000........................................................    31,300
2001........................................................    11,150
Thereafter..................................................   105,850
                                                              --------
Total minimum lease payments................................  $689,602
                                                              ========

     Rental expense amounted to $245,589 in 1996.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE F -- INCOME TAXES

     The provision for income taxes results from continuing operations and includes the following components:

Federal
          Current tax provision.............................  $     --
          Deferred tax provision............................   147,548
                                                              --------
                                                               147,548
State
          Current tax provision.............................    12,544
          Deferred tax provision............................    22,388
                                                              --------
                                                                34,932
                                                              --------
Total income tax expense....................................  $182,480
                                                              ========

     The components of the net deferred tax asset at December 31, 1996 are as follows:

                                                               FEDERAL     STATE       TOTAL
                                                              ---------   --------   ---------
Deferred tax liability from:
  Taxable temporary differences.............................  $(255,017)  $(60,004)  $(315,021)
Deferred tax asset from:
  Deductible temporary differences..........................    105,662     22,049     127,711
  Operating loss carryforward...............................    205,289         --     205,289
  Tax credit carryforward...................................     83,214      2,793      86,007
  Valuation allowance.......................................    (61,543)        --     (61,543)
                                                              ---------   --------   ---------
                                                                332,622     24,842     357,464
                                                              ---------   --------   ---------
Deferred tax asset (liability)..............................  $  77,605   $(35,162)  $  42,443
                                                              =========   ========   =========

     The following reconciles the federal tax provision with the expected provision by applying statutory rates to income before income taxes:

Federal tax expense at statutory rate.......................  $171,261
Effect of state taxes.......................................   (13,701)
Nondeductible expenses......................................     2,861
Partnership income..........................................   (20,800)
Other.......................................................     7,927
                                                              --------
Federal income tax expense..................................  $147,548
                                                              ========

     For income tax purposes, operating losses and tax credit carryovers used and available are as follows at December 31, 1996:

                                                            USED     AVAILABLE
                                                          --------   ---------
Net operating loss, federal.............................  $379,789   $710,617
Alternative minimum tax credit..........................        --     21,671
General business credit.................................        --     61,543

     The federal net operating losses expire during 2004 through 2010. The general business credits expire during 1998 through 2000. The alternative minimum tax credits can be carried forward indefinitely.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE G -- DEFINED CONTRIBUTION PLAN

     The Company maintains a 401(k) plan covering all employees over the age of twenty-one who have completed one year of service. The Company matches 10% of an employee's contribution. Contributions to the plan were $7,022 in 1996.

NOTE H -- CONVERTIBLE PREFERRED STOCK

     The preferred stockholders have the option to convert the preferred stock into common stock prior to December 31, 2002 on the basis of five shares of common stock for each share of preferred stock redeemed. The holders of preferred stock do not have voting rights. Preferred stock is redeemable at par. Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

NOTE I -- CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended December 31, 1996 is as follows:

Interest paid...............................................  $   347,933
Taxes paid (net of refunds).................................  $    (7,718)
Noncash financing and investing activities:
  Purchase of shareholder's common stock and payment of
     deferred compensation:
     Common stock redeemed..................................  $   115,625
     New debt incurred......................................     (295,000)
     Deferred compensation paid.............................      179,375
                                                              -----------
                                                              $        --
                                                              ===========
  Sale of assets:
     Proceeds from sale of property and equipment...........  $   689,000
     Increase in notes receivable...........................     (689,000)
                                                              -----------
                                                              $        --
                                                              ===========
  Payment of shareholder receivable with reduction in
     shareholder note payable:
     Notes payable reduced..................................  $ 1,000,000
     Note payable created...................................       (7,772)
     Shareholder receivable paid............................     (992,228)
                                                              -----------
                                                              $        --
                                                              ===========
  Refinancing company and shareholder debt and acquisition
     of radio stations:
     Proceeds from new debt.................................  $ 8,000,000
     Payments on existing debt..............................   (2,557,188)
     Broadcast licenses acquired............................   (4,100,000)
     Property and equipment acquired........................     (800,000)
     Noncompete agreement...................................     (100,000)
     Debt repayment on behalf of shareholder................     (415,972)
     Loan fees..............................................      (80,000)
     Legal fees.............................................      (10,200)
                                                              -----------
          Net cash paid for acquisition                       $   (63,360)
                                                              ===========

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         DECEMBER 31, 1996 -- CONTINUED

NOTE J--SUBSEQUENT EVENTS

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission (FCC) approval and is secured by a letter of credit. Approval is expected in 1997 and the payment is expected to be received subsequent to approval.

     Subsequent to December 31, 1996, the shareholders of PNWB and the members of Wilson have signed letters of intent to sell the capital stock of PNWB, the operating assets of Wilson and a building owned by a shareholder to Citadel Broadcasting Company (Citadel). The transactions are subject to approval of the FCC. Under the letters of intent, the Company will enter into a LMA with Citadel which will allow Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA will continue until closing of the sales of the stock of PNWB and the assets of Wilson. The sale of the stock of PNWB will not close prior to January 1, 1998 and the sale of the assets of Wilson will not close prior to April 18, 1998. The sale price of $28,500,000 for the stock, assets and building is payable in cash, or, if Citadel's parent consummates an initial public offering prior to closing, such price is payable in cash totaling $25,650,000 and stock of $2,850,000. The agreement to purchase the stock of PNWB requires, among other things, that certain minimum levels of net asset value be met on the date of closing.

     The Company made payments of notes payable amounting to approximately $1,800,000 subsequent to year end in advance of the payment due dates. Additionally, the Company received approximately $2,600,000 in full payment of certain notes receivables subsequent to December 31, 1996.

     Subsequent to year end, the preferred stockholders converted all of their preferred stock to common stock at the ratio of five shares of common stock for each share of preferred stock.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                        UNAUDITED COMBINED BALANCE SHEET
                                OCTOBER 31, 1997

                                  ASSETS
Current assets:
  Cash......................................................    $   457,658
  Trade accounts receivable, net of allowance for doubtful
    accounts of $25,000.....................................      1,033,958
  Other accounts receivable.................................         47,171
  Prepaid expenses..........................................         92,255
  Prepaid income tax........................................          5,880
  Accrued interest receivable...............................          2,119
  Current portion of notes receivable.......................        132,952
                                                                -----------
         Total current assets...............................      1,771,993
Other Assets:
  AM and FM broadcast licenses..............................      4,382,008
  Notes receivable, less current portion....................        525,244
  Noncompete agreements.....................................        266,170
  Equipment deposits and other assets.......................         43,509
  Deferred taxes............................................          5,452
                                                                -----------
                                                                  5,222,383
Property and equipment, at cost:
  Land and improvements.....................................        324,647
  Leasehold improvements....................................         63,063
  Towers and antennas.......................................        402,710
  Transmitters and transmitter buildings....................        513,002
  Studio and technical equipment............................        951,467
  Automobiles...............................................         44,930
  Furniture and office equipment............................        382,019
                                                                -----------
                                                                  2,681,838
  Accumulated depreciation..................................     (1,109,093)
                                                                -----------
                                                                  1,572,745
                                                                -----------
                                                                $ 8,567,121
                                                                ===========
                      LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $   203,805
  Accrued expenses..........................................        181,856
  Current portion of notes payable to related parties.......         71,720
  Current portion of long-term debt.........................      6,533,928
                                                                -----------
         Total current liabilities..........................      6,991,309
Long-term debt:
  Notes payable to related parties, less current portion....        832,523
  Notes payable, less current portion.......................        284,301
                                                                -----------
                                                                  1,116,824
Deferred revenue............................................        123,305
Owners' equity:
  Common stock, voting, no par value, authorized 20,000
    shares, issued and outstanding 10,750.6 shares..........      1,872,477
  Shareholder receivable....................................       (531,500)
  Accumulated deficit.......................................       (852,164)
  Members' deficit..........................................       (153,130)
                                                                -----------
                                                                    335,683
                                                                -----------
                                                                $ 8,567,121
                                                                ===========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                   UNAUDITED COMBINED STATEMENT OF OPERATIONS
                       TEN MONTHS ENDED OCTOBER 31, 1997

Revenues:
  Revenues..................................................  $5,717,702
  Less agency and representative commissions................     796,360
                                                              ----------
                                                               4,921,342
Expenses:
  Transmission..............................................     233,678
  Programming and production................................   1,640,619
  Sales.....................................................     874,358
  General and administrative................................   1,622,242
  Advertising...............................................     137,386
                                                              ----------
                                                               4,508,283
                                                              ----------
          Income from operations............................     413,059
Nonoperating income (expense):
  Loss on sale of assets....................................     (65,639)
  Noncompete revenue........................................     112,090
  Interest income...........................................     121,846
  Interest expense..........................................    (694,674)
                                                              ----------
                                                                (526,377)
                                                              ----------
          Loss before income taxes..........................    (113,318)
Income tax expense..........................................      32,290
                                                              ----------
          Net loss..........................................  $ (145,608)
                                                              ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

           UNAUDITED COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                       TEN MONTHS ENDED OCTOBER 31, 1997

                                 PREFERRED      COMMON     SHAREHOLDER    ACCUMULATED   MEMBERS'
                                   STOCK        STOCK       RECEIVABLE      DEFICIT      DEFICIT      TOTAL
                                -----------   ----------   ------------   -----------   ---------   ----------
Balance at January 1, 1997....  $ 1,396,800   $  475,677    $      --      $(920,862)   $  61,176   $1,012,791
  Preferred stock
    conversion................   (1,396,800)   1,396,800           --             --           --           --
  Increase in shareholder
    receivable................           --           --     (531,500)            --           --     (531,500)
  Net income (loss)...........           --           --           --         68,698     (214,306)    (145,608)
                                -----------   ----------    ---------      ---------    ---------   ----------
Balance at October 31, 1997...  $        --   $1,872,477    $(531,500)     $(852,164)   $(153,130)  $  335,683
                                ===========   ==========    =========      =========    =========   ==========

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                   UNAUDITED COMBINED STATEMENT OF CASH FLOWS
                       TEN MONTHS ENDED OCTOBER 31, 1997

Cash flows from operating activities:
  Net loss..................................................  $  (145,608)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization...........................................      115,908
     Depreciation...........................................      116,517
     Noncompete revenue.....................................     (112,090)
     Noncompete expense.....................................       88,271
     Provision for bad debts................................       20,284
     Loss on sale of assets.................................       65,639
     Changes in operating assets and liabilities:
       Trade accounts receivable............................       25,593
       Other accounts receivable............................       10,521
       Prepaid expenses.....................................       97,140
       Prepaid income tax...................................       (5,880)
       Accrued interest receivable..........................       16,050
       Equipment deposits and other assets..................       (4,259)
       Deferred taxes.......................................       36,991
       Accounts payable.....................................      (64,596)
       Accrued expenses.....................................      (77,623)
       Accrued taxes payable................................      (12,520)
                                                              -----------
          Net cash provided by operating activities.........      170,338
Cash flows from investing activities:
  Loans made to shareholders................................     (531,500)
  Advances on notes receivable..............................      (59,836)
  Payments on notes receivable..............................    2,902,298
  Proceeds from sale of assets..............................       61,100
  Additions to property and equipment.......................     (385,136)
                                                              -----------
          Net cash provided by investing activities.........    1,986,926
Cash flows from financing activities:
  Payments on notes payable.................................   (1,561,545)
  Payments on notes payable to related parties..............     (358,442)
                                                              -----------
          Net cash used by financing activities.............   (1,919,987)
                                                              -----------
          Net increase in cash..............................      237,277
          Cash at beginning of period.......................      220,381
                                                              -----------
          Cash at end of period.............................  $   457,658
                                                              ===========
Supplemental disclosure of cash flow information:
  Interest paid.............................................  $   703,382
  Taxes paid................................................  $    13,699

                            See accompanying notes.

           PACIFIC NORTHWEST BROADCASTING CORPORATION AND AFFILIATES

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                OCTOBER 31, 1997

NOTE A--UNAUDITED INTERIM FINANCIAL STATEMENTS

     The combined balance sheet as of October 31, 1997 and the combined statements of operations, changes in owners' equity, and cash flows for the ten month period ended October 31, 1997 are unaudited. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of Pacific Northwest Broadcasting Corporation and Affiliates, (the Company) and the results of operations, changes in owners' equity, and cash flows. These interim unaudited combined financial statements should be read in conjunction with the audited combined financial statements. The combined results of operations for the ten months ended October 31, 1997 are not necessarily indicative of results to be expected for the full year.

NOTE B--AGREEMENT TO REDIRECT SIGNAL

     The Company has entered into an agreement to redirect certain of the Company's broadcast signals in exchange for a payment of $2,000,000. The agreement is subject to Federal Communications Commission approval and is secured by a letter of credit.

NOTE C--SALES AGREEMENTS

     On September 29, 1997, the shareholders of Pacific Northwest Broadcasting Corporation (PNWB) and the members of Wilson Group, LLC (Wilson) signed various agreements to sell the capital stock of PNWB, the operating assets of Wilson and a building of the controlling owner to Citadel Broadcasting Company (Citadel). In conjunction with the agreements, the Company entered into a Local Marketing Agreement (LMA) with Citadel which allowed Citadel use of the property and equipment of the radio stations in exchange for a fee. The LMA continued until the closing of the sale of the assets of Wilson. The sale of the stock of PNWB closed February 12, 1998 and the sale of the assets of Wilson closed on April 21, 1998. The sales price of $28,500,000 for the stock, assets and building was paid in cash.

NOTE D--SUBSEQUENT EVENT

     On February 12, 1998, PNWB entered into an assignment and distribution agreement with Wilson Properties, L.P., the sole shareholder. This agreement transferred certain obligations and assets to the shareholder and resulted in a net dividend of $245,301. The agreement also assigned the right to collect the proceeds from the agreement to redirect broadcast signals described in Note B.

     The dividend is summarized as follows:

Cash........................................................  $   655,089
Accounts receivable.........................................    1,534,460
Notes receivable............................................    5,636,732
Real property...............................................      312,872
Other assets................................................       30,902
Debt........................................................   (7,681,981)
Accounts payable and accrued expenses.......................     (242,773)
                                                              -----------
Dividend....................................................  $   245,301
                                                              ===========

                          INDEPENDENT AUDITORS' REPORT

The Partners
Wicks Radio Group
(a division of Wicks Broadcast Group Limited Partnership)

     We have audited the accompanying balance sheet of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997, and the related statements of operations and changes in division equity, and cash flows for the year then ended. These financial statements are the responsibility of Wicks Radio Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

McLean, Virginia
December 15, 1998

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                                                              (UNAUDITED)
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
                           ASSETS
Cash and cash equivalents...................................  $   104,940     $   326,168
Accounts receivable, net of allowance for doubtful accounts
  of $286,811 at December 31, 1997 and $311,650 at September
  30, 1998..................................................    2,123,972       3,126,098
Prepaid expenses and other assets...........................       58,099         203,819
                                                              -----------     -----------
     Total current assets...................................    2,287,011       3,656,085
Property and equipment, net.................................    4,617,141       6,277,822
Intangible assets, net......................................   25,047,120      38,242,931
                                                              -----------     -----------
     Total assets...........................................  $31,951,272     $48,176,838
                                                              ===========     ===========

              LIABILITIES AND DIVISION EQUITY
Current liabilities -- accounts payable and accrued
  expenses..................................................  $   489,238     $   513,650
Deferred income taxes.......................................      560,000         530,000
                                                              -----------     -----------
     Total liabilities......................................    1,049,238       1,043,650
Division equity.............................................   30,902,034      47,133,188
                                                              -----------     -----------
     Total liabilities and division equity..................  $31,951,272     $48,176,838
                                                              ===========     ===========

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

            STATEMENTS OF OPERATIONS AND CHANGES IN DIVISION EQUITY

                                                                                   (UNAUDITED)
                                                                 YEAR ENDED     NINE MONTHS ENDED
                                                                DECEMBER 31,      SEPTEMBER 30,
                                                                    1997              1998
                                                                ------------    -----------------
Revenues:
  Broadcast revenues........................................    $12,751,347        $13,837,308
  Other revenue.............................................        346,790            500,346
                                                                -----------        -----------
Gross revenues..............................................     13,098,137         14,337,654
  Less -- agency commissions................................     (1,320,388)        (1,387,370)
                                                                -----------        -----------
Net revenue.................................................     11,777,749         12,950,284
Operating costs:
  Station operating expenses................................      8,269,884          8,668,765
  Depreciation and amortization.............................      2,301,180          3,052,064
  Corporate overhead........................................      1,008,602            587,049
                                                                -----------        -----------
                                                                 11,579,666         12,307,878
Net income before income taxes..............................        198,083            642,406
Income taxes (benefit)......................................        (40,000)           (30,000)
                                                                -----------        -----------
Net income..................................................        238,083            672,406
Division equity, beginning of period........................     23,281,430         30,902,034
Net corporate transfers.....................................      7,382,521         15,558,748
                                                                -----------        -----------
Division equity, end of period..............................    $30,902,034        $47,133,188
                                                                ===========        ===========

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                                (UNAUDITED)
                                                               YEAR ENDED    NINE MONTHS ENDED
                                                              DECEMBER 31,     SEPTEMBER 30,
                                                                  1997             1998
                                                              ------------   -----------------
Cash flows from operating activities:
  Net income................................................  $   238,083      $    672,406
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    2,301,180         3,052,064
     Deferred tax benefit...................................      (40,000)          (30,000)
     (Increase) decrease in receivables.....................       65,154        (1,002,126)
     Increase in prepaid expenses and other current
       assets...............................................      (50,794)         (145,720)
     Increase (decrease) in accounts payable and accrued
       expenses.............................................   (1,515,667)           24,412
                                                              -----------      ------------
       Net cash provided by operating activities............      997,956         2,571,036
                                                              -----------      ------------
Cash flows used in investing activities:
  Purchase of property and equipment........................     (369,460)         (145,157)
  Acquisition of broadcast properties.......................   (8,672,770)      (17,763,399)
                                                              -----------      ------------
Cash flows used in investing activities.....................   (9,042,230)      (17,908,556)
                                                              -----------      ------------
Cash flows provided by financing activities -- net corporate
  transfers.................................................    7,382,521        15,558,748
                                                              -----------      ------------
Net increase (decrease) in cash and cash equivalents........     (661,753)          221,228
Cash and cash equivalents, beginning of period..............      766,693           104,940
                                                              -----------      ------------
Cash and cash equivalents, end of period....................  $   104,940      $    326,168
                                                              ===========      ============

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS DESCRIPTION

     The Wicks Radio Group (the "Broadcast Group") is a division of Wicks Broadcast Group Limited Partnership (the "Partnership"). The Broadcast Group consists of the thirteen radio stations (8 FMs and 5 AMs) serving the Charleston, SC and Binghamton, NY markets as of December 31, 1997. In January 1998, the Broadcast Group acquired an additional three stations (2 FMs and 1
AM). See note 3.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For the purposes of the statement of cash flows, cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of such investments approximates cost.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.

  Intangible Assets and Recovery of Long-Lived Assets

     Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete and the excess of costs over the fair value of net assets acquired. Amortization expense is computed on a straight-line basis over the estimated lives of the assets which range from 2-15 years.

     The Partnership's policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Partnership recognizes an impairment loss when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset. The measurement of the impairment losses to be recognized is based upon the difference between the fair value and the carrying amount of the assets.

  Income Taxes

     The Broadcast Group is generally not an entity subject to income taxes. The Broadcast Group's income or loss is passed through to the Partnership and the related tax attributes are deemed to be distributed to, and to be reportable by, the partners of the Partnership on their respective income tax returns.

     However, the Broadcast Group contains the Partnership's subsidiary, Regional Group, Inc. Regional Group, Inc. and its subsidiaries are Subchapter C corporations, and are, therefore, responsible for the income taxes attributable to their profit and losses.

     Income taxes for Regional Group, Inc. and its subsidiaries are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized into income in the period that includes the enactment date. The income tax benefit is a result of the amortization of the deferred tax liability.

  Revenues

     Broadcasting revenues are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

  Barter Transactions

     Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.

  Corporate Overhead

     A number of overhead services are maintained centrally by the Partnership and are allocated to its business units based on the benefits provided. These services include most of the costs associated with the human resources function and certain general and administrative costs of the corporate function such as accounting and finance, treasury and legal.

     In addition, the Partnership provides for the working capital needs of the Broadcast Group. There is no borrowing arrangement between the Partnership and the Broadcast Group. Accordingly, no interest expense is recorded in the accompanying financial statements. However, all of the assets of the Broadcast Group have been pledged as collateral on the Partnership's credit facility.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     A significant portion of the Broadcast's Group accounts receivable are due from advertising agencies.

  Unaudited Interim Financial Information

     The unaudited balance sheet, statements of operations and changes in division equity, and cash flows as of September 30, 1998 and for the nine months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period including the year ending December 31, 1998.

(3) ACQUISITION OF BROADCAST RADIO STATIONS

     In December 1997, the Partnership acquired certain broadcasting assets of WBUB-FM (St. George, South Carolina) and WXTC-AM (Charleston, South Carolina) and upgraded the frequency of one of its existing FM stations in the Charleston, South Carolina, market through a swap of broadcast license rights.

     In January 1998, the Partnership acquired certain broadcasting assets of WMDH-FM and WMDH-AM (Muncie, Indiana) and WWKI-FM (Kokomo, Indiana).

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

     Total consideration paid for these acquisitions including costs of acquisitions was approximately $8,673,000 in 1997 and $17,764,000 (unaudited) in 1998. These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date, as determined by an independent appraiser. The allocation of the purchase price is summarized as follows:

                                                                              (UNAUDITED)
                                                                   1997          1998
                                                                ----------    -----------
Land........................................................    $   68,000    $   107,000
Property and equipment......................................     2,260,000      2,194,000
Intangible assets...........................................     6,345,000     15,463,000
                                                                ----------    -----------
Total consideration paid....................................    $8,673,000    $17,764,000
                                                                ==========    ===========

(4) PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                                              (UNAUDITED)
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Land........................................................  $   168,615     $   275,318
Building and improvements...................................      267,370         989,413
Office equipment, furniture, and fixtures...................      430,259         581,724
Broadcast and production equipment..........................    4,980,885       6,432,008
Vehicles....................................................       81,137          94,660
                                                              -----------     -----------
                                                                5,928,266       8,373,123
Less accumulated depreciation...............................   (1,311,125)     (2,095,301)
                                                              -----------     -----------
                                                              $ 4,617,141     $ 6,277,822
                                                              ===========     ===========

(5) INTANGIBLE ASSETS AND AMORTIZATION

     Intangible assets are comprised of the following:

                                                                                         (UNAUDITED)
                                                         USEFUL LIFE    DECEMBER 31,    SEPTEMBER 30,
                                                          IN YEARS          1997            1998
                                                         -----------    ------------    -------------
FCC licenses.........................................         15        $14,548,860      $23,996,860
Network affiliations.................................         15          1,372,056        2,869,114
Goodwill.............................................         15          9,721,115       14,239,756
Non-compete agreements...............................        2-5            725,000          725,000
Other intangibles....................................       2-15          2,113,348        2,113,348
                                                                        -----------      -----------
                                                                         28,480,379       43,944,078
Less accumulated amortization........................                    (3,433,259)      (5,701,147)
                                                                        -----------      -----------
                                                                        $25,047,120      $38,242,931
                                                                        ===========      ===========

(6) DEFERRED INCOME TAXES

     The Partnership had established a deferred tax liability arising from the acquisition of Regional Group, Inc. of $600,000. This liability was attributable to the difference between the book basis of Regional Group, Inc. and the carryover basis of the former shareholders at the acquisition date. As the liability was principally

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

attributable to the book/tax difference in long-term tangible and intangible assets, the deferred tax liability was classified as a long-term liability. The Broadcast Group recognized an income tax benefit of $40,000 in 1997 and $30,000 for the nine months ended September 30, 1998 as a result of amortization of the deferred tax liability.

(7) LEASES

     The Broadcast Group leases certain property and equipment under noncancelable operating lease agreements. Rental expense was approximately $261,000 for the year ended December 31, 1997.

     Future minimum lease payments under noncancelable operating leases are approximately:

                YEAR ENDING DECEMBER 31:
                ------------------------
1998....................................................  $  308,000
1999....................................................     239,000
2000....................................................     188,000
2001....................................................     153,000
2002....................................................     153,000
Thereafter..............................................     675,000
                                                          ----------
                                                          $1,716,000
                                                          ==========

(8) SUBSEQUENT EVENT

     In November 1998, the Partnership entered into an agreement with Citadel Broadcasting Company ("Citadel") to sell the Wicks Radio Group to Citadel for approximately $77 million, subject to approval from the Federal Communications Commission.

             ------------------------------------------------------
             ------------------------------------------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   15
Use of Proceeds.......................   21
Capitalization........................   22
Pro Forma Financial Information.......   23
Selected Historical Financial Data....   35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   37
Business..............................   44
The Pending Transactions..............   69
Management............................   72
Certain Transactions..................   79
Principal Stockholders................   82
Description of Indebtedness...........   84
The Exchange Offer....................   90
Description of the Notes..............   99
Certain U.S. Federal Income Tax
  Consequences........................  123
Plan of Distribution..................  127
Legal Matters.........................  127
Independent Auditors..................  127
Available Information.................  128

UNTIL           (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                  $115,000,000

CITADEL LOGO
             CITADEL BROADCASTING COMPANY
             ---------------------------------------------------

                               OFFER TO EXCHANGE

                        9-1/4% Senior Subordinated Notes
                                    Due 2008
                                      for
                        9-1/4% Senior Subordinated Notes
                                   Due 2008,
    which have been registered under the Securities Act of 1933, as amended.
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                                         , 199

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502 of the Nevada General Corporation Law (the "NGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 78.7502 of the NGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 78.7502 of the NGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph.

     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law.

     Any indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Article VI of Citadel Broadcasting Company's Restated Articles of Incorporation provides as follows:

          To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

     Citadel Broadcasting Company's Bylaws further implement the permissive provisions of Section 78.751 of the NGCL discussed above.

     As permitted by Section 78.037 of the NGCL, Article V of Citadel Broadcasting Company's Restated Articles of Incorporation provides as follows:

          To the full extent permitted by General Corporation Law of State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders.

     Section 78.037 currently provides that any such provision of a corporation's articles of incorporation may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the NGCL.

     Citadel Broadcasting Company maintains insurance to protect persons entitled to indemnification pursuant to its amended and Restated Articles of Incorporation and Bylaws and the NGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the NGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(A) EXHIBITS

 EXHIBIT
 NUMBER                      DESCRIPTION OF EXHIBIT(1)
 -------                     -------------------------
2.1         Asset Purchase Agreement dated November 23, 1998 by and
            among Wicks Broadcast Group Limited Partnership, WBG License
            Co., L.L.C., Butternut Broadcasting Company, Inc., WBG
            Binghamton License Co., Inc. and Citadel Broadcasting
            Company (incorporated by reference to Exhibit 2.1 to Citadel
            Broadcasting Company's Amendment No. 1 to Current Report on
            Form 8-K/A filed December 16, 1998).
2.2         Stock Purchase Agreement dated September 29, 1997 among
            Pacific Northwest Broadcasting Corporation, Wilson
            Properties, L.P. and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.1 to Citadel
            Broadcasting Company's Amendment No. 1 to Registration
            Statement No. 333-36771 on Form S-4).
2.3         Asset Purchase Agreement dated September 29, 1997 among
            Wilson Group LLC, Citadel Broadcasting Company and Citadel
            License, Inc. (incorporated by reference to Exhibit 2.2 to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
2.4         Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WFMZ-FM)
            (incorporated by reference to Exhibit 2.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
2.5         Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WEST-AM)
            (incorporated by reference to Exhibit 2.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
2.6         Merger Agreement dated as of June 2, 1997 among Snider
            Corporation, Ted L. Snider, Sr., Jane J. Snider, Citadel
            Communications Corporation and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
2.7         Merger Agreement dated as of June 2, 1997 among Snider
            Broadcasting Corporation, Ted L. Snider, Jr., Calvin G.
            Arnold, Citadel Communications Corporation and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            2.6 to Citadel Broadcasting Company's Registration Statement
            No. 333-36771 on Form S-4).
2.8         Asset Purchase Agreement dated as of June 2, 1997 among CDB
            Broadcasting Corporation, CDB License Corporation and
            Citadel Broadcasting Company (incorporated by reference to
            Exhibit 2.7 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
2.9         Agreement of Purchase and Sale dated March 17, 1997 by and among Tele-Media Broadcasting Company, Tele-Media
            Broadcasting Company of Centre Region, Tele-Media
            Broadcasting Holding Corporation and their respective
            shareholders and Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.19 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
3(i)(a)     Restated Articles of Incorporation of Citadel Broadcasting
            Company (incorporated by reference to Exhibit 3(i)(a) to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
3(i)(b)     Amendment to Certificate of the Designations, Voting Powers
            Preferences and Relative, Participating, Optional and Other
            Special Rights and Qualifications, Limitations or
            Restrictions of the 13-1/4% Series A Exchangeable Preferred
            Stock and the 13-1/4% Series B Exchangeable Preferred Stock
            of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
3(i)(c)     Articles of Incorporation of Citadel License, Inc.
            (incorporated by reference to Exhibit 3(i)(c) to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
3(ii)(a)    Bylaws of Citadel Broadcasting Company, as amended
            (incorporated by reference to Exhibit 3(ii)(a) to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
3(ii)(b)    Bylaws of Citadel License, Inc. (incorporated by reference to Exhibit 3(i)(c) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
4.1         Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the form of 10-1/4% Senior
            Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
            Company's Registration Statement No. 333-36771 on Form S-4).
4.2         Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the form of 13-1/4% Exchange
            Debentures due 2009 included therein (incorporated by
            reference to Exhibit 4.2 to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
4.3         Amendment to Certificate of the Designations, Voting Powers
            Preferences and Relative, Participating, Optional and Other
            Special Rights and Qualifications, Limitations or
            Restrictions of the 13-1/4% Series A Exchangeable Preferred
            Stock and the 13-1/4% Series B Exchangeable Preferred Stock
            of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
4.4         Indenture dated as of November 19, 1998 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the form of 9-1/4% Senior
            Subordinated Notes due 2008 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
            Company's Current Report on Form 8-K filed November 30,
            1998).
9           Amended and Restated Voting Trust Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment
            Partners, L.P., Harlan Levy, as Trustee, and J. Walter
            Corcoran and Christopher Hall (incorporated by reference to
            Exhibit 9 to Citadel Broadcasting Company's Amendment No. 1
            to Registration Statement No. 333-36771 on Form S-4).
5           Opinion of Eckert Seamans Cherin & Mellott, LLC, including consent.*
8           Opinion of Eckert Seamans Cherin & Mellott, LLC regarding
            certain Federal income tax matters, including consent.*
10.1        Employment Agreement dated as of June 28, 1996 among
            Lawrence R. Wilson, Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.1 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
10.2        Citadel Communications Corporation 1996 Equity Incentive
            Plan, as amended (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
10.3        Citadel Communications Corporation Nonqualified Stock Option
            Agreement made and entered into as of June 28, 1996 between
            Citadel Communications Corporation and Lawrence R. Wilson
            (incorporated by reference to Exhibit 10.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.4        Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of December 21, 1994
            (incorporated by reference to Exhibit 10.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.5        Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of February 21, 1994
            (incorporated by reference to Exhibit 10.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.6        Joint Sales Agreement dated as of December 15, 1995 among
            Pourtales Radio Partnership, Pourtales Holdings, Inc.,
            Springs Radio, Inc., KVUU/KSSS, Inc. and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            10.6 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
10.7        Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, among Citadel Communications Corporation,
            Baker, Fentress & Company, Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Thomas
            E. Van Pelt, Jr., ABRY Broadcast Partners II, L.P., ABRY
            Citadel Investment Partners, L.P., Oppenheimer & Co., Inc.,
            Finova Capital Corporation, Lawrence R. Wilson, Claire
            Wilson, Donna L. Heffner and Stuart Stanek (incorporated by reference to Exhibit 10.11 to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.8        First Amendment to the Second Amended Stockholders Agreement
            dated as of December 31, 1996 among Citadel Communications
            Corporation, ABRY Broadcast Partners II, L.P., ABRY/ Citadel
            Investment Partners, L.P., Baker, Fentress & Company,
            Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, Finova Capital Corporation,
            The Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust u/a/d 2-15-94, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.12 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.9        Second Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of March 17, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            Illinois, Christopher J. Perry, Robert F. Perille, M. Ann
            O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
            Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital
            Corporation, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.13 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.10       Third Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of September 26, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, Finova Capital Corporation, The Endeavour
            Capital Fund Limited Partnership, Joseph P. Tennant, The
            Schafbuch Family Trust, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Lawrence R. Wilson and
            Claire Wilson (incorporated by reference to Exhibit 10.14 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.11       Fourth Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of October 15, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Finova
            Capital Corporation, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr., Jane
            J. Snider, Ted L. Snider, Jr., Calvin G. Arnold, Lawrence R.
            Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.17 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.12       Fourth Amended and Restated Voting Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., Baker Fentress & Company,
            Finova Capital Corporation, Oppenheimer & Co., Inc., The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr.,
            Jane L. Snider, Ted L. Snider, Jr., Calvin Arnold, Lawrence
            R. Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.15 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
10.13       Amended and Restated Loan Agreement dated as of July 3, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            FINOVA Capital Corporation and the Lenders party thereto
            (incorporated by reference to Exhibit 10.18 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.14       First Amendment to Loan Instruments dated July 15, 1997
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.28 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.15       Second Amendment to Loan Instruments dated September 25,
            1997 among Citadel Broadcasting Company, Citadel License,
            Inc., Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.29 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.16       Third Amendment to Loan Instruments dated October 15, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.30 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.17       Fourth Amendment to Loan Instruments dated November 4, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.31 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.18       Fifth Amendment to Loan Instruments dated December 24, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.32 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.19       Sixth Amendment to Loan Instruments dated February 12, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.33 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.20       Seventh Amendment to Loan Instruments dated March 24, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.34 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.21       Eighth Amendment to Loan Instruments dated April 21, 1998
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.35 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.22       Ninth Amendment to Loan Instruments dated September 15, 1998 among Citadel Communications, Citadel Broadcasting Company,
            Citadel License, Inc., FINOVA Capital Corporation and the
            Lenders party thereto (incorporated by reference to Exhibit
            10.1 to Citadel Broadcasting Company's Quarterly Report on
            Form 10-Q for the fiscal quarter ended September 30, 1998).
10.23       Tenth Amendment to Loan Instruments dated November 3, 1998 among Citadel Communications Corporation, Citadel
            Broadcasting Company, Citadel License, Inc., FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to Citadel Broadcasting Company's
            Current Report on Form 8-K filed November 30, 1998).
10.24       Eleventh Amendment to Loan Instruments dated November 17,
            1998 among Citadel Communications Corporation, Citadel
            Broadcasting Company, Citadel License, Inc., FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's
            Current Report on Form 8-K filed November 30, 1998).
10.25       Twelfth Amendment to Loan Instruments dated November 19,
            1998 among Citadel Communications Corporation, Citadel
            Broadcasting Company, Citadel License, Inc., FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.3 to Citadel Broadcasting Company's
            Current Report on Form 8-K filed November 30, 1998).
10.26       Agreement Not to Compete made as of December 31, 1996
            between DVS Management Inc. and Citadel Communications
            Corporation (incorporated by reference to Exhibit 10.20 to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
10.27       Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.24 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.28       Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.25 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.29       Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of January 1, 1996
            (incorporated by reference to Exhibit 10.26 to Citadel
            Broadcasting Company's Annual Report on Form 10-K for the
            fiscal year ended December 31, 1997).
10.30       Purchase Agreement dated November 12, 1998 among Citadel
            Broadcasting Company, Citadel Communications Corporation,
            Prudential Securities Incorporated and BT Alex. Brown
            Incorporated.*
10.31       Registration Rights Agreement dated November 19, 1998 among
            Citadel Broadcasting Company, Citadel License, Inc.,
            Prudential Securities Incorporated and BT Alex. Brown
            Incorporated.*
12          Deficiency of Earnings to Fixed Charges and Preferred Stock
            Dividends.*
21          Subsidiaries of Citadel Broadcasting Company (incorporated by reference to Exhibit 21 to Citadel Broadcasting Company's
            Registration Statement No. 33336771 on Form S-4).
23.1        Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinions filed herewith as Exhibit 5 and Exhibit 8).
23.2        Consent of KPMG Peat Marwick LLP*

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
23.3        Consent of KPMG Peat Marwick LLP*
23.4        Consent of KPMG Peat Marwick LLP*
23.5        Consent of Deloitte & Touche, LLP*
23.6        Consent of Erwin & Company*
23.7        Consent of Balukoff, Lindstrom & Co., P.A.*
23.8        Consent of KPMG Peat Marwick LLP*
24          Power of Attorney (included on signature page).*
25          Statement of Eligibility on Form T-1 of Trustee (9-1/4%
            Senior Subordinated Notes due 2008).*
27          Financial Data Schedule*
99.1        Form of Letter of Transmittal to Tender for Exchange 9-1/4%
            Senior Subordinated Notes due 2008.*
99.2        Form of Exchange Agent Agreement between Citadel
            Broadcasting Company and The Bank of New York, as Exchange
            Agent.*

---------------

(1) In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act of 1934, as amended, the Registrant's file number under such Act is 333-36771.

* Filed Herewith.

(b) FINANCIAL STATEMENT SCHEDULES

     None

ITEM 22. UNDERTAKINGS

     The Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of other securities being registered which remain unsold at the termination of the offering.

     The Registrants undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The Registrants undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence
R. Wilson and Donna L. Heffner and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, in the State of Arizona, on December 16, 1998.

                                          CITADEL BROADCASTING COMPANY

                                          By: /s/ LAWRENCE R. WILSON
                                            ------------------------------------
                                              Lawrence R. Wilson
                                              Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 16, 1998.

                     SIGNATURES                                              TITLE
                     ----------                                              -----

/s/ LAWRENCE R. WILSON                                   Chairman of the Board and Chief Executive
-----------------------------------------------------      Officer (Principal Executive Officer)
Lawrence R. Wilson

/s/ DONNA L. HEFFNER                                     Vice President and Chief Financial Officer
-----------------------------------------------------      (Principal Financial and Accounting Officer)
Donna L. Heffner

/s/ PATRICIA DIAZ DENNIS                                 Director
-----------------------------------------------------
Patricia Diaz Dennis

/s/ SCOTT E. SMITH                                       Director
-----------------------------------------------------
Scott E. Smith

/s/ TED L. SNIDER, SR.                                   Director
-----------------------------------------------------
Ted L. Snider, Sr.

/s/ JOHN E. VON SCHLEGELL                                Director
-----------------------------------------------------
John E. von Schlegell

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence
R. Wilson and Donna L. Heffner and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, in the State of Arizona, on December 16, 1998.

                                          CITADEL BROADCASTING COMPANY

                                          By: /s/ LAWRENCE R. WILSON
                                            ------------------------------------
                                              Lawrence R. Wilson
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 16, 1998.

                     SIGNATURES                                              TITLE
                     ----------                                              -----

/s/ LAWRENCE R. WILSON                                   Chairman of the Board and Chief Executive
-----------------------------------------------------      Officer and President (Principal Executive
Lawrence R. Wilson                                         Officer)

/s/ DONNA L. HEFFNER                                     Vice President and Chief Financial Officer
-----------------------------------------------------      (Principal Financial and Accounting Officer)
Donna L. Heffner

/s/ PATRICIA DIAZ DENNIS                                 Director
-----------------------------------------------------
Patricia Diaz Dennis

/s/ SCOTT E. SMITH                                       Director
-----------------------------------------------------
Scott E. Smith

/s/ TED L. SNIDER, SR.                                   Director
-----------------------------------------------------
Ted L. Snider, Sr.

/s/ JOHN E. VON SCHLEGELL                                Director
-----------------------------------------------------
John E. von Schlegell

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                      DESCRIPTION OF EXHIBIT(1)
 -------                     -------------------------
2.1         Asset Purchase Agreement dated November 23, 1998 by and
            among Wicks Broadcast Group Limited Partnership, WBG License
            Co., L.L.C., Butternut Broadcasting Company, Inc., WBG
            Binghamton License Co., Inc. and Citadel Broadcasting
            Company (incorporated by reference to Exhibit 2.1 to Citadel
            Broadcasting Company's Amendment No. 1 to Current Report on
            Form 8-K/A filed December 16, 1998).
2.2         Stock Purchase Agreement dated September 29, 1997 among
            Pacific Northwest Broadcasting Corporation, Wilson
            Properties, L.P. and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.1 to Citadel
            Broadcasting Company's Amendment No. 1 to Registration
            Statement No. 333-36771 on Form S-4).
2.3         Asset Purchase Agreement dated September 29, 1997 among
            Wilson Group LLC, Citadel Broadcasting Company and Citadel
            License, Inc. (incorporated by reference to Exhibit 2.2 to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
2.4         Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WFMZ-FM)
            (incorporated by reference to Exhibit 2.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
2.5         Asset Purchase Agreement dated as of July 15, 1997 among
            Maranatha Broadcasting Company, Inc., Citadel Broadcasting
            Company and Citadel License, Inc. (relating to WEST-AM)
            (incorporated by reference to Exhibit 2.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
2.6         Merger Agreement dated as of June 2, 1997 among Snider
            Corporation, Ted L. Snider, Sr., Jane J. Snider, Citadel
            Communications Corporation and Citadel Broadcasting Company
            (incorporated by reference to Exhibit 2.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
2.7         Merger Agreement dated as of June 2, 1997 among Snider
            Broadcasting Corporation, Ted L. Snider, Jr., Calvin G.
            Arnold, Citadel Communications Corporation and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            2.6 to Citadel Broadcasting Company's Registration Statement
            No. 333-36771 on Form S-4).
2.8         Asset Purchase Agreement dated as of June 2, 1997 among CDB
            Broadcasting Corporation, CDB License Corporation and
            Citadel Broadcasting Company (incorporated by reference to
            Exhibit 2.7 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
2.9         Agreement of Purchase and Sale dated March 17, 1997 by and among Tele-Media Broadcasting Company, Tele-Media
            Broadcasting Company of Centre Region, Tele-Media
            Broadcasting Holding Corporation and their respective
            shareholders and Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.19 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
3(i)(a)     Restated Articles of Incorporation of Citadel Broadcasting
            Company (incorporated by reference to Exhibit 3(i)(a) to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
3(i)(b)     Amendment to Certificate of the Designations, Voting Powers
            Preferences and Relative, Participating, Optional and Other
            Special Rights and Qualifications, Limitations or
            Restrictions of the 13-1/4% Series A Exchangeable Preferred
            Stock and the 13-1/4% Series B Exchangeable Preferred Stock
            of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
3(i)(c)     Articles of Incorporation of Citadel License, Inc.
            (incorporated by reference to Exhibit 3(i)(c) to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
3(ii)(a)    Bylaws of Citadel Broadcasting Company, as amended
            (incorporated by reference to Exhibit 3(ii)(a) to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
3(ii)(b)    Bylaws of Citadel License, Inc. (incorporated by reference to Exhibit 3(i)(c) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
4.1         Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the form of 10-1/4% Senior
            Subordinated Notes due 2007 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
            Company's Registration Statement No. 333-36771 on Form S-4).
4.2         Indenture dated as of July 1, 1997 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the form of 13-1/4% Exchange
            Debentures due 2009 included therein (incorporated by
            reference to Exhibit 4.2 to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
4.3         Amendment to Certificate of the Designations, Voting Powers
            Preferences and Relative, Participating, Optional and Other
            Special Rights and Qualifications, Limitations or
            Restrictions of the 13-1/4% Series A Exchangeable Preferred
            Stock and the 13-1/4% Series B Exchangeable Preferred Stock
            of Citadel Broadcasting Company (incorporated by reference to Exhibit 3(i)(b) to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
4.4         Indenture dated as of November 19, 1998 among Citadel
            Broadcasting Company, Citadel License, Inc. and The Bank of
            New York, as Trustee, with the form of 9-1/4% Senior
            Subordinated Notes due 2008 included therein (incorporated by reference to Exhibit 4.1 to Citadel Broadcasting
            Company's Current Report on Form 8-K filed November 30,
            1998).
9           Amended and Restated Voting Trust Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment
            Partners, L.P., Harlan Levy, as Trustee, and J. Walter
            Corcoran and Christopher Hall (incorporated by reference to
            Exhibit 9 to Citadel Broadcasting Company's Amendment No. 1
            to Registration Statement No. 333-36771 on Form S-4).
5           Opinion of Eckert Seamans Cherin & Mellott, LLC, including consent.*
8           Opinion of Eckert Seamans Cherin & Mellott, LLC regarding
            certain Federal income tax matters, including consent.*
10.1        Employment Agreement dated as of June 28, 1996 among
            Lawrence R. Wilson, Citadel Broadcasting Company and Citadel
            Communications Corporation (incorporated by reference to
            Exhibit 10.1 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
10.2        Citadel Communications Corporation 1996 Equity Incentive
            Plan, as amended (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
10.3        Citadel Communications Corporation Nonqualified Stock Option
            Agreement made and entered into as of June 28, 1996 between
            Citadel Communications Corporation and Lawrence R. Wilson
            (incorporated by reference to Exhibit 10.3 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.4        Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of December 21, 1994
            (incorporated by reference to Exhibit 10.4 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.5        Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of February 21, 1994
            (incorporated by reference to Exhibit 10.5 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.6        Joint Sales Agreement dated as of December 15, 1995 among
            Pourtales Radio Partnership, Pourtales Holdings, Inc.,
            Springs Radio, Inc., KVUU/KSSS, Inc. and Citadel
            Broadcasting Company (incorporated by reference to Exhibit
            10.6 to Citadel Broadcasting Company's Registration
            Statement No. 333-36771 on Form S-4).
10.7        Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, among Citadel Communications Corporation,
            Baker, Fentress & Company, Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Thomas
            E. Van Pelt, Jr., ABRY Broadcast Partners II, L.P., ABRY
            Citadel Investment Partners, L.P., Oppenheimer & Co., Inc.,
            Finova Capital Corporation, Lawrence R. Wilson, Claire
            Wilson, Donna L. Heffner and Stuart Stanek (incorporated by reference to Exhibit 10.11 to Citadel Broadcasting Company's
            Registration Statement No. 333-36771 on Form S-4).
10.8        First Amendment to the Second Amended Stockholders Agreement
            dated as of December 31, 1996 among Citadel Communications
            Corporation, ABRY Broadcast Partners II, L.P., ABRY/ Citadel
            Investment Partners, L.P., Baker, Fentress & Company,
            Oppenheimer & Co., Inc., Bank of America Illinois,
            Christopher J. Perry, Robert F. Perille, M. Ann O'Brien,
            Ford S. Bartholow, Jeffrey M. Mann, Matthew W. Clary, Sheryl
            E. Bartol, Andrea P. Joselit, Finova Capital Corporation,
            The Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust u/a/d 2-15-94, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.12 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.9        Second Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of March 17, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            Illinois, Christopher J. Perry, Robert F. Perille, M. Ann
            O'Brien, Ford S. Bartholow, Jeffrey M. Mann, Matthew W.
            Clary, Sheryl E. Bartol, Andrea P. Joselit, Finova Capital
            Corporation, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Babson
            Capital Partners Limited Partnership, Tal Johnson, Edward T.
            Hardy, Ralph W. McKee, Lawrence R. Wilson and Claire Wilson
            (incorporated by reference to Exhibit 10.13 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.10       Third Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of September 26, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker,
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, Finova Capital Corporation, The Endeavour
            Capital Fund Limited Partnership, Joseph P. Tennant, The
            Schafbuch Family Trust, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Lawrence R. Wilson and
            Claire Wilson (incorporated by reference to Exhibit 10.14 to
            Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.11       Fourth Amendment to the Second Amended and Restated
            Stockholders Agreement dated as of October 15, 1997 among
            Citadel Communications Corporation, ABRY Broadcast Partners
            II, L.P., ABRY/Citadel Investment Partners, L.P., Baker
            Fentress & Company, Oppenheimer & Co., Inc., Bank of America
            National Trust and Savings Association, Christopher J.
            Perry, Robert F. Perille, M. Ann O'Brien, Ford S. Bartholow,
            Jeffrey M. Mann, Matthew W. Clary, Sheryl E. Bartol, Andrea
            P. Joselit, The Endeavour Capital Fund Limited Partnership,
            Joseph P. Tennant, The Schafbuch Family Trust, Finova
            Capital Corporation, Babson Capital Partners Limited
            Partnership, Tal Johnson, Edward T. Hardy, Ralph W. McKee,
            Philip J. Urso, Phillip Norton, Richard Poholek, Karen
            Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen, Mark
            Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr., Jane
            J. Snider, Ted L. Snider, Jr., Calvin G. Arnold, Lawrence R.
            Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.17 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
10.12       Fourth Amended and Restated Voting Agreement dated as of
            October 15, 1997 among Citadel Communications Corporation,
            ABRY Broadcast Partners II, L.P., Baker Fentress & Company,
            Finova Capital Corporation, Oppenheimer & Co., Inc., The
            Endeavour Capital Fund Limited Partnership, Joseph P.
            Tennant, The Schafbuch Family Trust, Babson Capital Partners
            Limited Partnership, Tal Johnson, Edward T. Hardy, Ralph W.
            McKee, Philip J. Urso, Phillip Norton, Richard Poholek,
            Karen Kutniewski, Thomas Jenkins, Jeff Thompson, Pat Bowen,
            Mark Urso, M. Linda Urso, Juliet Rice, Ted L. Snider, Sr.,
            Jane L. Snider, Ted L. Snider, Jr., Calvin Arnold, Lawrence
            R. Wilson and Claire Wilson (incorporated by reference to
            Exhibit 10.15 to Citadel Broadcasting Company's Amendment
            No. 1 to Registration Statement No. 333-36771 on Form S-4).
10.13       Amended and Restated Loan Agreement dated as of July 3, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            FINOVA Capital Corporation and the Lenders party thereto
            (incorporated by reference to Exhibit 10.18 to Citadel
            Broadcasting Company's Registration Statement No. 333-36771
            on Form S-4).
10.14       First Amendment to Loan Instruments dated July 15, 1997
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.28 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.15       Second Amendment to Loan Instruments dated September 25,
            1997 among Citadel Broadcasting Company, Citadel License,
            Inc., Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.29 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.16       Third Amendment to Loan Instruments dated October 15, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.30 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.17       Fourth Amendment to Loan Instruments dated November 4, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.31 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.18       Fifth Amendment to Loan Instruments dated December 24, 1997 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.32 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.19       Sixth Amendment to Loan Instruments dated February 12, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.33 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.20       Seventh Amendment to Loan Instruments dated March 24, 1998 among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.34 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.21       Eighth Amendment to Loan Instruments dated April 21, 1998
            among Citadel Broadcasting Company, Citadel License, Inc.,
            Citadel Communications Corporation, FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.35 to Citadel Communications
            Corporation's Amendment No. 1 to Registration Statement No.
            333-51011 on Form S-1).
10.22       Ninth Amendment to Loan Instruments dated September 15, 1998 among Citadel Communications, Citadel Broadcasting Company,
            Citadel License, Inc., FINOVA Capital Corporation and the
            Lenders party thereto (incorporated by reference to Exhibit
            10.1 to Citadel Broadcasting Company's Quarterly Report on
            Form 10-Q for the fiscal quarter ended September 30, 1998).
10.23       Tenth Amendment to Loan Instruments dated November 3, 1998 among Citadel Communications Corporation, Citadel
            Broadcasting Company, Citadel License, Inc., FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to Citadel Broadcasting Company's
            Current Report on Form 8-K filed November 30, 1998).
10.24       Eleventh Amendment to Loan Instruments dated November 17,
            1998 among Citadel Communications Corporation, Citadel
            Broadcasting Company, Citadel License, Inc., FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.2 to Citadel Broadcasting Company's
            Current Report on Form 8-K filed November 30, 1998).
10.25       Twelfth Amendment to Loan Instruments dated November 19,
            1998 among Citadel Communications Corporation, Citadel
            Broadcasting Company, Citadel License, Inc., FINOVA Capital
            Corporation and the Lenders party thereto (incorporated by reference to Exhibit 10.3 to Citadel Broadcasting Company's
            Current Report on Form 8-K filed November 30, 1998).
10.26       Agreement Not to Compete made as of December 31, 1996
            between DVS Management Inc. and Citadel Communications
            Corporation (incorporated by reference to Exhibit 10.20 to
            Citadel Broadcasting Company's Registration Statement No.
            333-36771 on Form S-4).
10.27       Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.24 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.28       Deschutes Option Exchange Agreement dated as of December 31,
            1996 by and between Citadel Communications Corporation and
            Edward T. Hardy (incorporated by reference to Exhibit 10.25 to Citadel Broadcasting Company's Amendment No. 1 to
            Registration Statement No. 333-36771 on Form S-4).
10.29       Form of Citadel Communications Corporation Stock Option
            Agreement for grants effective as of January 1, 1996
            (incorporated by reference to Exhibit 10.26 to Citadel
            Broadcasting Company's Annual Report on Form 10-K for the
            fiscal year ended December 31, 1997).
10.30       Purchase Agreement dated November 12, 1998 among Citadel
            Broadcasting Company, Citadel Communications Corporation,
            Prudential Securities Incorporated and BT Alex. Brown
            Incorporated.*

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBIT
 -------                       ----------------------
10.31       Registration Rights Agreement dated November 19, 1998 among
            Citadel Broadcasting Company, Citadel License, Inc.,
            Prudential Securities Incorporated and BT Alex. Brown
            Incorporated.*
12          Deficiency of Earnings to Fixed Charges and Preferred Stock
            Dividends.*
21          Subsidiaries of Citadel Broadcasting Company (incorporated by reference to Exhibit 21 to Citadel Broadcasting Company's
            Registration Statement No. 33336771 on Form S-4).
23.1        Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinions filed herewith as Exhibit 5 and Exhibit 8).
23.2        Consent of KPMG Peat Marwick LLP*
23.3        Consent of KPMG Peat Marwick LLP*
23.4        Consent of KPMG Peat Marwick LLP*
23.5        Consent of Deloitte & Touche, LLP*
23.6        Consent of Erwin & Company*
23.7        Consent of Balukoff, Lindstrom & Co., P.A.*
23.8        Consent of KPMG Peat Marwick LLP*
24          Power of Attorney (included on signature page).*
25          Statement of Eligibility on Form T-1 of Trustee (9-1/4%
            Senior Subordinated Notes due 2008).*
27          Financial Data Schedule*
99.1        Form of Letter of Transmittal to Tender for Exchange 9-1/4%
            Senior Subordinated Notes due 2008.*
99.2        Form of Exchange Agent Agreement between Citadel
            Broadcasting Company and The Bank of New York, as Exchange
            Agent.*

---------------

(1) In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act of 1934, as amended, the Registrant's file number under such Act is 333-36771.

* Filed Herewith.